Exhibit 1.12

Notice to U.S. Investors

The proposed transaction relates to the securities of CaixaBank, S.A. and Bankia, S.A., both companies incorporated in Spain. Information distributed in connection with the proposed transaction and the related shareholder vote is subject to Spanish disclosure requirements that are different from those of the United States. Financial statements and financial information included herein are prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed transaction, since the companies are located in Spain and some or all of their officers and directors are residents of Spain. You may not be able to sue the companies or their officers or directors in a Spanish court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares otherwise than under the proposed transaction, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed transaction.

The ordinary shares of CaixaBank, S.A. have not been and are not intended to be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States of America except pursuant to an applicable exemption from the registration requirements of such Act.

CaixaBank Group
Financial Statements

2019

Consolidated financial statements and consolidated Management Report that the Board of Directors, at a meeting held on 20 February 2020, agreed to submit to the Annual General Meeting.

Translation of financial statements originally issued and prepared in Spanish. This English version is a translation of the original in Spanish for information purposes only. In the event of a discrepancy, the original Spanish-language version prevails.

This version of our report is a free translation from the original, which was prepared in Spanish. All possible care has been taken to ensure that the translation is an accurate representation of the original. However, in all matters of interpretation of information, views or opinions, the original language version of our report takes precedence over this translation.

Independent auditor’s report on the consolidated annual accounts

To the shareholders of CaixaBank, S.A.:

Report on the consolidated annual accounts

Opinion

We have audited the consolidated annual accounts of CaixaBank, SA (the Parent company), and its subsidiaries (the Group), which comprise the balance sheet as at December 31, 2019, and the income statement, statement of other comprehensive income, statement of total changes in equity, cash flow statement and related notes, all consolidated, for the year then ended.

In our opinion, the accompanying consolidated annual accounts present fairly, in all material respects, the equity and financial position of the Group as at December 31, 2019, as well as its financial performance and cash flows, all consolidated, for the year then ended, in accordance with International Financial Reporting Standards as adopted by the European Union (IFRS-EU) and other provisions of the financial reporting framework applicable in Spain.

Basis for opinion

We conducted our audit in accordance with legislation governing the audit practice in Spain. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the consolidated annual accounts section of our report.

We are independent of the Group in accordance with the ethical requirements, including those relating to independence, that are relevant to our audit of the consolidated annual accounts in Spain, in accordance with legislation governing the audit practice. In this regard, we have not rendered services other than those relating to the audit of the accounts, and situations or circumstances have not arisen that, in accordance with the provisions of the aforementioned legislation, have affected our necessary independence such that it has been compromised.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated annual accounts of the current period. These matters were addressed in the context of our audit of the consolidated annual accounts as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

PricewaterhouseCoopers Auditores, S.L.. P° de la Alameda, 35 Bis, 46023 Valencia, España
Tel.: +34 963 036 900 / +34 902 021 111, Fax: +34 963 036 901, www.pwc.es 1

R.M. Madrid hoja 87 250-1, folio 75 torrio 9 267, libro 8.054, sección 3a
Inscrita en el R.O.A.C. con el numero S0242 – CIF B-79 031290

CaixaBank, S.A. and subsidiaries

Key audit matter	How our audit addressed the key audit matter
Cred it risk impairment and Impairment arising from foreclosures

Determining credit risk impairment and impairment arising from foreclosures is one of the most significant and complex estimates in the preparation of the accompanying consolidated annual accounts, which entails a process involving judgements and estimates, as well as mass data processing, performed on the basis of the different types of these assets. It has therefore been a key matter in our audit.

The evaluation of credit risk impairment is based on both individual and collective estimates of covers and, in this case, by using the Group’s different internal models based on the different portfolios, or segments of credit risk.

The valuation models employed require a high level of judgement and estimation to determine expected credit risk impairment losses, considering aspects such as:

•    Classification of loan portfolios based on risk and asset type.

•    Staging of impaired assets or those showing a significant increase in risk.

•    Use of assumptions that have a significant impact on credit risk provisions recognised, such as macroeconomic scenarios and related probability of occurrence, expected life of the loan and existence of prepayments, among others.

Our work has included the participation of internal specialists in credit risk models and valuations of real estate assets arising from foreclosures and has focused on analyzing, evaluating and verifying internal control, as well as performing tests of detail on the estimation of impairment.

As regards the internal control system. we have carried out the following procedures, among others:

•    Verification of the compliance of work policies and procedures and approved internal models with applicable regulatory requirements and the Group’s governance model.

•    Review of the periodic assessment of risks and follow-up alerts by Group management, as well as the actual performance of the periodic review of borrower files to monitor classification and, where applicable, recognise impairment.

•    Review of the process of monitoring and updating appraisals that support the value of collaterals related to loan operations and real estate assets, furnished by different valuation firms and agencies.

CaixaBank, S.A. and subsidiaries

Key audit matter	How our audit addressed the key audit matter
Cred it risk impairment and Impairment arising from foreclosures

•    Building of model parameters, such as probability of impairment and impairment loss.

•    The realisable value of guarantees related to granted loans on the basis of the information and/or appraisal value provided by different valuation firms. In some cases, when the assets are of low exposure and risk, statistics methodologies are used to update appraisals.

The estimation of the impairment of real estate assets arising from the lending business, awarded to the Group through dation in payment, purchase or a court proceeding, is based on internal methodologies for the evaluation of the recoverable amount of this type of assets, estimating fair value adjusted for costs to sell and including a discount on the reference value based on the Group’s historical experience in the sale of similar assets. Fair value is estimated using the information and/or appraised value furnished by valuation firms and agencies.

Group management periodically recalibrates its internal models to optimise their predictive capacity. If applicable, the variables or algorithms employed are updated and backtesting processes are carried out to compare expected loss estimates with actual data.

See Notes 2, 3.3, 14, 20, 21 y 40.2 to the accompanying consolidated annual accounts regarding credit risk and impairment arising from foreclosures, and see Notes 36 y 39 to the accompanying consolidated annual accounts regarding profit and loss during the year.

We have also performed the following tests of detail:

•    Review of methodology and verification of the main models with respect to: i) calculation and segmentation methods; ii) loan staging criteria; iii) estimation of expected loss parameters (probability of impairment and realisable value of collateral); iv) reliability and consistency of historical and prospective information employed; and v) recalibration and backtesting of the internal models.

•    Review of the functioning of the calculation engine and recalculation of collective provisions in credit risk impairment estimation models for certain loan portfolios; comparison with Group management’s findings.

•    Review of a sample of borrower files analysed individually in order to assess classification, recognition and the recognition of any impairment losses.

•    Review of the methodology used to estimate sales costs, sales periods and reductions of guarantees, to estimate impairment arising from foreclosures.

•    Review of a sample of appraisals to check that they comply with prevailing legislation, are reasonable and are up to date.

•    Evaluation of whether the breakdown in the consolidated annual accounts is sufficient and adequate.

3

CaixaBank, S.A. and subsidiaries

Key audit matter	How our audit addressed the key audit matter
Credit risk impairment and Impairment arising from foreclosures

As a result of our testing of calculations and estimates of credit risk impairment and of the impairment of the real estate assets arising from foreclosures, we have not identified any differences, above a reasonable range, in the amounts recognised in the accompanying consolidated annual accounts.

Recoverability of deferred tax assets

Evaluating recoverability of deferred tax assets is a complex exercise that requires a high level of judgement and estimation and therefore we consider that Company management’s evaluation of the capacity to recover deferred tax assets is a key audit matter.

The Group’s policy is to recognise deferred tax assets only when it is considered likely that sufficient taxable income will be obtained in the future to recover them.

In this process, Management takes into account specific and complex aspects to assess both recognition and the subsequent capacity to recover the deferred tax assets recognised, based on the Group’s financial projections and business plans, supported by defined assumptions that are projected over a time horizon, and considering tax legislation applicable at all times.

Management also has the deferred tax asset recovery model reviewed by an independent external expert and periodic backtesting is carried out to assess model predictability.

See Notes 2 and 25 to the accompanying consolidated annual accounts.

Assisted by our tax specialists, we have documented our understanding and our review of the estimation process carried out by Group management, focusing our procedures on aspects such as:

•    Analysis of the tax strategy planned by Group management for the recoverability of deferred tax assets.

•    Review of the information used to draw up the business plan, as well as the economic and financial assumptions considered, and of the fulfilment of those assumptions and of the business plans prepared by means of backtesting.

•    Review of the assumptions employed in estimates made to calculate temporary differences, to check that they are complete, suitable and usable in the stipulated periods.

•    Follow-up of the recoverability of deferred tax assets and of the review performed by the Group’s independent tax expert.

•    Review of the reasonableness of the amounts of deferred tax assets deemed to be monetisable.

As a result of these procedures, we have obtained sufficient audit evidence to corroborate the estimates made by Group management of the recoverability of deferred tax assets.

4

CaixaBank, S.A. and subsidiaries

Key audit matter	How our audit addressed the key audit matter
Provisions for taxes, lawsuits and regulatory proceedings

In the ordinary course of business, the Group may become involved in administrative, court or arbitration proceedings of a tax, legal or regulatory nature.

In addition, there are other situations that have not yet resulted in any kind of judicial proceeding but which, however, have led to the recognition of provisions, such as aspects related to conduct with and compensation for customers.

In general, these proceedings end after a long period of time as they are complex processes under the legislation applicable to the jurisdiction in which the Group operates.

Group management, when deemed fit, recognises a provision for the outlay considered to be likely based on estimates made, applying prudent calculation procedures consistent with the uncertainty inherent in the obligations covered. Both the determination of the forecast results of the proceedings and the evaluation of the economic effect are complex and uncertain as regards the outcome and/or final amount.

Consequently, the recognition of provisions for litigation is one of the areas requiring the highest degree of judgement and estimation.

See Notes 2 and 23 to the accompanying consolidated annual accounts.

Our review of the estimation of provisions for tax, legal and regulatory proceedings carried out by Group management and our analysis and assessment of internal control over the process consisted of the following procedures:

•    Understanding of the litigation classification and provisioning policy in accordance with applicable accounting legislation.

•    Analysis of the main individual and, if applicable, collective lawsuits.

•    Obtainment of a confirmation letter from CaixaBank, S.A. legal counsel to verify their assessment of the expected outcome of the litigation, all the information, the correct recognition of the provision and any potential liabilities omitted.

•    Follow-up of developments in tax inspections in progress and analysis of the expected outcome of the most significant tax proceedings and of any contingencies related to the fulfilment of tax obligations for all periods open to inspection, assisted by our tax area specialists.

•    Analysis of the recognition and estimation of, and movements in, accounting provisions.

•    Examination of communications with regulators and analysis of regulatory inspections carried out and in progress.

•    Update, to the date of this report, of any additional information that might affect the claims, litigation and/or contingencies in progress at December 31. 2019.

5

CaixaBank, S.A. and subsidiaries

Key audit matter	How our audit addressed the key audit matter

Specifically for the provisions for customer compensation, our procedures focused on the following:

•    Understanding of the control environment, assessment and verification of the controls associated with the calculation and review of the provision for customer compensation, including the assumption process and approval, and findings of the estimates made.

•    Assessment of the methodology and assumptions used by Group management, checking that they are in line with market practice.

•    Sensitivity analysis of model results to possible changes in key assumptions.

Our findings show that, in general, Group management’s judgements and estimates when evaluating this type of provisions are supported and reasoned on the basis of available information.

Measurement of insurance contract liabilities

The CaixaBank Group engages in the life insurance business through its subsidiary VidaCaixa, S.A.U. de Seguros y Reaseguros, selling products basically in the Group’s bank branch network.

The Group recognises the liabilities associated with these insurance policies in accordance with IFRS 4 “Insurance contracts” which, in some cases, requires the use of judgements and estimates by Group management to properly measure insurance contract liabilities, and has therefore been a key matter in our audit.

We have gained an understanding of the process for estimating and recognising insurance contract liabilities that has included an assessment of the design and effectiveness of internal control related to this area, including the most relevant information system controls. Our procedures carried out in association with our team of actuarial specialists focused on aspects such as:

•    Understanding of the insurance contract liability calculation method, based on the nature of the products, as well as the consistent application of the method with respect to the previous year.

•    Verification of the proper recognition of insurance contract liabilities and changes during the period.

6

CaixaBank, S.A. and subsidiaries

Key audit matter	How our audit addressed the key audit matter

In particular, in the case of savings insurance, the Group’s management calculates the mathematical reserve using complex actuarial techniques based on critical calculation assumptions such as the technical interest rate, cost assumptions and biometric assumptions, in accordance with applicable accounting legislation.

See Notes 2 and 17 to the accompanying consolidated annual accounts.

•    Review of the completeness and reconciliation of the basic data employed in the technical actuarial calculations supporting insurance contract liabilities.

•    Verification of the application of interest rate, cost and biometric assumptions in line with applicable legislation and the Group’s experience.

•    Recalculation of the mathematical reserve for policies selected using sampling procedures.

As a result of the insurance contract liability measurement procedures described, we have not identified any differences, above a reasonable range, in the amounts recognised in the accompanying consolidated annual accounts.

Assessment of the control environment for information systems

The Group’s operations and business continuity, by nature, and particularly the process followed to prepare financial and accounting information, rely significantly on the information systems that form part of its technological structure, so an adequate control environment is critical to assure the Group’s business continuity and the correct processing of information, and has therefore been a key matter in our audit.

Additionally, as the systems become more complex, the risks associated with information technologies, the organisation and thus the information processed, increase.

In this regard, Group management has put in place the procedures deemed fit in the information system environment.

The effectiveness of the general internal control framework for the information systems is a key aspect to support the Group’s operations, as well as the bookkeeping, account closing and consolidation process.

Assisted by our information system and process specialists, our work has consisted of:

•    Evaluation of tile control environment associated with the information systems and applications that support the Group’s operations, as well as the recognition and processing of the Group’s accounting close. In this context, we have completed procedures to assess aspects such as the organisation and governance of the Information Systems Area, controls of application maintenance and development, physical and logical security, and system operation in the production environment.

7

CaixaBank, S.A. and subsidiaries

Key audit matter	How our audit addressed the key audit matter
In this context, it is necessary to assess aspects such as the organisation and governance of the Information Systems Area, controls of application maintenance and development, physical and logical security, and system operation.

•    We have carried out the following main procedures on the principal information systems identified and deemed relevant to the most significant business processes, previously defined, which support the Group’s operations, and to the financial information generation process, so as to analyse the integrity, accuracy and availability of the information:

o    Review of controls in connection with aspects derived from application operation, development. maintenance and security, as well as the definitions of policies on user profiles, access and segregation of functions of the users that access these systems.

o    Understanding of the key business processes, identification of automatic controls in the applications that support them and validation of the controls.

As regards the accounting and closing process in each of the Group’s information systems, we have carried out the following additional procedures:

•    Understanding and review of the process for generating manual and automatic account entries identified as non-standard, representing a risk.

•    Extraction, validation of completeness and filtering of account entries and analysis of their reasonableness.

•    Understanding and recalculation of certain calculations made by Group management and deemed to have the greatest impact, particularly those relating to the apportionment of interest on financial products (loans, credit lines and deposits) and of fee and commission income.

8

CaixaBank, S.A. and subsidiaries

Key audit matter	How our audit addressed the key audit matter
The results of our procedures were, in general, satisfactory and we identified no relevant aspects that could affect the accompanying consolidated annual accounts.
Other information: Consolidated management report

Other information comprises only the consolidated management report for the 2019 year, the formulation of which is the responsibility of the Parent company’s directors and does not form an integral part of the consolidated annual accounts.

Our audit opinion on the consolidated annual accounts does not cover the consolidated management report. Our responsibility regarding the information contained in the consolidated management report is defined in the legislation governing the audit practice, which establishes two distinct levels in this regard:

a)	A specific level applicable to the consolidated statement of non-financial information and certain information included in the Annual Corporate Governance Report, as defined in article 35.2 b) of Audit Act 22/2015, that consists of verifying solely that the aforementioned information has been provided in the management report or, if appropriate, that the consolidated management report includes the pertinent reference in the manner provided by the legislation and if not, we are required to report that fact.

b)	A general level applicable to the rest of the information included in the consolidated management report that consists of evaluating and reporting on the consistency between that information and the consolidated annual accounts as a result of our knowledge of the Group obtained during the audit of the aforementioned financial statements and does not include information different to that obtained as evidence during our audit, as well as evaluating and reporting on whether the content and presentation of that part of the consolidated management report is in accordance with applicable regulations. If, based on the work we have performed, we conclude that material misstatements exist, we are required to report that fact.

On the basis of the work performed, as described above, we have ascertained that the information mentioned in paragraph a) above has been provided in the consolidated management report and that the rest of the information contained in the consolidated management report is consistent with that contained in the consolidated annual accounts for the 2019 year, and its content and presentation are in accordance with the applicable regulations.

9

CaixaBank, S.A. and subsidiaries

Responsibility of the directors and the Audit and Control Committee for the consolidated annual accounts

The Parent company’s directors are responsible for the preparation of the accompanying consolidated annual accounts, such that they fairly present the consolidated equity, financial position and financial performance of the Group, in accordance with International Financial Reporting Standards as adopted by the European Union and other provisions of the financial reporting framework applicable to the Group in Spain, and for such internal control as the directors determine is necessary to enable the preparation of consolidated annual accounts that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated annual accounts, the Parent company’s directors are responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so.

The Parent company’s Audit and Control Committee is responsible for overseeing the process of preparation and presentation of the consolidated annual accounts.

Auditor’s responsibilities for the audit of the consolidated annual accounts

Our objectives are to obtain reasonable assurance about whether the consolidated annual accounts as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with legislation governing the audit practice in Spain will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated annual accounts.

As part of an audit in accordance with legislation governing the audit practice in Spain, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated annual accounts, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

10

CaixaBank, S.A. and subsidiaries

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the Parent company’s directors.

•	Conclude on the appropriateness of the Parent company’s directors’ use of the going concern basis of accounting and. based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated annual accounts or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the consolidated annual accounts, including the disclosures, and whether the consolidated annual accounts represent the underlying transactions and events in a manner that achieves fair presentation.

•	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated annual accounts. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with the Parent company’s Audit and Control Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Parent company’s Audit and Control Committee with a statement that we have complied with relevant ethical requirements, including those relating to independence, and we communicate with the Audit and Control Committee those matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with the Parent company’s Audit and Control Committee, we determine those matters that were of most significance in the audit of the consolidated annual accounts of the current period and are therefore the key audit matters.

We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter.

11

CaixaBank, S.A. and subsidiaries

Report on other legal and regulatory requirements

Report to the Parent company’s Audit and Control Committee

The opinion expressed in this report is consistent with the content of our additional report to the Parent company’s Audit and Control Committee dated February 21, 2020.

Appointment period

The General Ordinary Shareholders’ Meeting held on April 6, 2017 appointed us as auditors of the Group for a period of three years, as from the year ended December 31, 2018.

Services provided

Services other than audit services that have been provided to the Group are described in Note 35 of the notes to the accompanying consolidated annual accounts.

PricewaterhouseCoopers Auditores, S.L. (S0242)

PRICEWATERHOUSECOOPERS AUDITORES, S.L.

Original in Spanish signed by
Ramon Aznar Pascua (15414)

February 21, 2020

12

CAIXABANK GROUP FINANCIAL STATEMENTS AT 31 DECEMBER 2019

■	Consolidated balance sheet at 31 December 2019, 2018 and 2017, before appropriation of profit

■	Consolidated statement of profit or loss for the years ended 31 December 2019, 2018 and 2017

■	Consolidated statement of changes in equity for the years ended 31 December 2019, 2018 and 2017

◆	Consolidated statement of other comprehensive income

◆	Consolidated statement of total changes in equity

■	Consolidated statement of cash flows for the years ended 31 December 2019, 2018 and 2017

■	Notes to the consolidated financial statements for the year ended 31 December 2019

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

CONSOLIDATED BALANCE SHEET
ASSETS
(Millions of euros)
	NOTE	31-12-2019	31-12-2018 (*)	31-12-2017 (*)
Cash and cash balances at central banks and other demand deposits	10	15,110	19,158	20,155
Financial assets held for trading	11	7,370	9,810	10,597
Derivatives		6,194	8,707	8,162
Equity instruments		457	348	403
Debt securities		719	755	2,032
Financial assets not designated for trading compulsorily measured at fair value through profit or loss	12	427	704
Equity instruments		198	232
Debt securities		63	145
Loans and advances		166	327
Customers		166	327
Financial assets designated at fair value through profit or loss		1		6,500
Equity instruments				4,299
Debt securities		1		2,101
Loans and advances				100
Credit institutions				100
Financial assets at fair value with changes in other comprehensive income	13	18,371	21,888
Equity instruments		2,407	3,565
Debt securities		15,964	18,323
Available-for-sale financial assets	1			69,555
Equity instruments				2,883
Debt securities				66,672
Financial assets at amortised cost	14	244,702	242,582
Debt securities		17,389	17,060
Loans and advances		227,313	225,522
Central banks		6	5
Credit institutions		5,153	7,550
Customers		222,154	217,967
Loans and receivables	1			226,273
Debt securities				2,576
Loans and advances				223,697
Central banks				5
Credit institutions				7,374
Customers				216,318
Held-to-maturity investments	1			11,085
Derivatives - Hedge accounting	15	2,133	2,056	2,597
Fair value changes of the hedged items in portfolio hedge of interest rate risk	15	106	232	11
Investments in joint ventures and associates	16	3,941	3,879	6,224
Joint ventures		166	168	187
Associates		3,775	3,711	6,037
Assets under the insurance business	17	72,683	61,688	275
Tangible assets	18	7,282	6,022	6,480
Property, plant and equipment		4,915	3,210	3,076
For own use		4,915	3,210	3,076
Investment property		2,367	2,812	3,404
Intangible assets	19	3,839	3,848	3,805
Goodwill		3,051	3,051	3,051
Other intangible assets		788	797	754
Tax assets		11,113	11,264	11,005
Current tax assets		1,277	1,223	800
Deferred tax assets	25	9,836	10,041	10,205
Other assets	20	2,982	2,176	2,505
Inventories		54	57	878
Remaining other assets		2,928	2,119	1,627
Non-current assets and disposal groups classified as held for sale	21	1,354	1,239	6,069
TOTAL ASSETS		391,414	386,546	383,136
Memorandum items
Loan commitments given	26	71,132	63,953	61,190
Financial guarantees given	26	5,982	5,735	6,015
Other commitments given	26	21,226	19,339	19,461
Financial instruments loaned or delivered as collateral with the right of sale or pledge
Financial assets held for trading		165	469	1,053
Financial assets at fair value with changes in other comprehensive income		2,544	2,801
Available-for-sale financial assets				7,383
Financial assets at amortised cost		93,053	97,767
Loans and receivables				103,155
Held-to-maturity investments				3,600
Tangible assets acquired under a lease	18	1,495
(*) Presented for comparison purposes only (see Note 1)

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

CONSOLIDATED BALANCE SHEET
LIABILITIES
(Millions of euros)
	NOTE	31-12-2019	31-12-2018 (*)	31-12-2017 (*)
Financial liabilities held for trading	11	2,338	9,015	8,605
Derivatives		1,867	8,616	7,861
Short positions		471	399	744
Financial liabilities designated at fair value through profit or loss		1		8,241
Deposits				8,241
Customers				8,241
Other financial liabilities		1
Financial liabilities at amortised cost	22	283,975	282,460	280,898
Deposits		241,735	247,640	246,804
Central banks		14,418	29,406	31,681
Credit institutions		6,238	8,034	11,515
Customers		221,079	210,200	203,608
Debt securities issued		33,648	29,244	29,919
Other financial liabilities		8,592	5,576	4,175
Derivatives - Hedge accounting	15	515	793	793
Fair value changes of the hedged items in portfolio hedge of interest rate risk	15	1,474	1,244	1,410
Liabilities under the insurance business	17	70,807	61,519	50,999
Provisions	23	3,624	3,079	3,491
Pensions and other post-employment defined benefit obligations		521	458	598
Other long-term employee benefits		1,710	1,072	1,223
Pending legal issues and tax litigation		676	714	803
Commitments and guarantees given		220	355	357
Other provisions		497	480	510
Tax liabilities		1,296	1,351	1,416
Current tax liabilities		238	236	194
Deferred tax liabilities	25	1,058	1,115	1,222
Other liabilities	20	2,162	2,639	2,335
Liabilities included in disposal groups classified as held for sale		71	82	82
TOTAL LIABILITIES		366,263	362,182	358,270

Memorandum items
Subordinated liabilities
Financial liabilities at amortised cost	22	5,461	5,456	5,054
(*) Presented for comparison purposes only (see Note 1).

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

CONSOLIDATED BALANCE SHEET
EQUITY
(Millions of euros)
	NOTE	31-12-2019	31-12-2018 (*)	31-12-2017 (*)
SHAREHOLDERS' EQUITY	24	26,247	25,384	24,722
Capital		5,981	5,981	5,981
Share premium		12,033	12,033	12,033
Other equity items		24	19	10
Retained earnings		7,795	7,300	6,038
Other reserves		(1,281)	(1,505)	(594)
(-) Treasury shares		(10)	(10)	(12)
Profit/(loss) attributable to owners of the Parent		1,705	1,985	1,684
(-) Interim dividends	6		(419)	(418)
ACCUMULATED OTHER COMPREHENSIVE INCOME	24	(1,125)	(1,049)	(290)
Items that will not be reclassified to profit or loss		(1,568)	(1,336)	(402)
Actuarial gains or (-) losses on defined benefit pension plans		(474)	(396)	(402)
Share of other recognised income and expense of investments in joint ventures and associates		(83)	(75)
Fair value changes of equity instruments measured at fair value with changes in other comprehensive income		(1,011)	(865)
Failed fair value hedges of equity instruments measured at fair value with changes in other comprehensive income
Fair value changes of equity instruments measured at fair value with changes other comprehensive income [hedged instrument]		(58)
Fair value changes of equity instruments measured at fair value with changes in other comprehensive income [hedging instrument]		58
Items that may be reclassified to profit or loss		443	287	112
Foreign currency exchange		4	2	74
Hedging derivatives. Reserve of cash flow hedges [effective portion]		(34)	22	16
Fair value changes of debt securities measured at fair value with changes in other comprehensive income		486	317
Share of other recognised income and expense of investments in joint ventures and associates		(13)	(54)	(29)
Available-for-sale financial assets				51
Debt instruments				475
Equity instruments				(424)
MINORITY INTERESTS (non-controlling interests)	24	29	29	434
Accumulated other comprehensive income				(17)
Other items		29	29	451
TOTAL EQUITY		25,151	24,364	24,866
TOTAL LIABILITIES AND EQUITY		391,414	386,546	383,136

(*) Presented for comparison purposes only (see Note 1).

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

CONSOLIDATED STATEMENT OF PROFIT OR LOSS
(Millions of euros)
	NOTE	31-12-2019	31-12-2018 (*)	31-12-2017 (*)
Interest income	28	7,055	6,946	6,971
Financial assets at fair value with changes in other comprehensive income (1)		1,966	1,856	2,082
Financial assets at amortised cost (2)		4,972	4,902	4,752
Other interest income		117	188	137
Interest expense	29	(2,104)	(2,039)	(2,225)
NET INTEREST INCOME		4,951	4,907	4,746
Dividend income	30	163	146	127
Share of profit/(loss) of entities accounted for using the equity method	16	425	826	526
Fee and commission income	31	2,940	2,898	2,760
Fee and commission expenses	31	(342)	(315)	(261)
Gains/(losses) on derecognition of financial assets and liabilities not measured at fair value through profit or loss, net	32	240	126	169
Financial assets at amortised cost		2	(25)
Other financial assets and liabilities		238	151
Gains/(losses) on financial assets and liabilities held for trading, net	32	139	40	47
Other gains or losses		139	40
Gains/(losses) on financial assets not designated for trading compulsorily measured at fair value through profit or loss, net	32	(74)	61
Other gains or losses		(74)	61
Gains/(losses) from hedge accounting, net	32	45	39	(9)
Exchange differences (gain/loss), net		(52)	12	76
Other operating income	33	655	628	698
Other operating expenses	33	(1,041)	(1,152)	(1,128)
Income from assets under insurance and reinsurance contracts	33	884	939	823
Expenses from liabilities under insurance and reinsurance contracts	33	(328)	(388)	(352)
GROSS INCOME		8,605	8,767	8,222
Administrative expenses		(5,204)	(4,254)	(4,150)
Personnel expenses	34	(3,956)	(2,958)	(2,981)
Other administrative expenses	35	(1,248)	(1,296)	(1,169)
Depreciation and amortisation	18 and 19	(546)	(404)	(427)
Provisions or reversal of provisions	23	(186)	(441)	(762)
Impairment/(reversal) of impairment on financial assets not measured at fair value through profit or loss or net profit or loss due to a change	36	(425)	(126)	(949)
Financial assets at fair value with changes in other comprehensive income			(2)
Financial assets at amortised cost		(425)	(124)
Available-for-sale financial assets				(144)
Loans and receivables				(805)
Impairment/(reversal) of impairment on investments in joint ventures and associates.	1.8 and 16		(61)	5
Impairment/(reversal) of impairment on non-financial assets	37	(106)	(49)	(170)
Tangible assets		(80)	(17)	(53)
Intangible assets		(25)	(25)	(70)
Other		(1)	(7)	(47)
Gains/(losses) on derecognition of non-financial assets, net	16 and 38	55	(476)	(115)
Negative goodwill recognised in profit or loss	7			442
Profit/(loss) from non-current assets and disposal groups classified as held for sale not qualifying as discontinued operations	39	(116)	(149)	2
PROFIT/(LOSS) BEFORE TAX FROM CONTINUING OPERATIONS		2,077	2,807	2,098
Tax expense or income related to profit or loss from continuing operations	25	(369)	(712)	(378)
PROFIT/(LOSS) AFTER TAX FROM CONTINUING OPERATIONS		1,708	2,095	1,720
Profit/(loss) after tax from discontinued operations	1		(55)	(2)
PROFIT/(LOSS) FOR THE PERIOD		1,708	2,040	1,719
Attributable to minority interests (non-controlling interests)		3	55	35
Attributable to owners of the parent		1,705	1,985	1,684

(*) Presented for comparison purposes only (see Note 1).
(1) Also includes in 2019 and 2018 the interest on available-for-sale financial assets (IAS 39) linked to the insurance business and in 2017 the interest on available-for-sale financial assets (IAS 39).
(2) Also includes in 2019 and 2018 interest on loans and receivables (IAS 39) of the insurance business and in 2017 interest on loans and receivables (IAS 39).

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (PART A)
CONSOLIDATED STATEMENT OF OTHER COMPREHENSIVE INCOME
(Millions of euros)
	2019	2018 (*)	2017 (*)
PROFIT/(LOSS) FOR THE PERIOD	1,708	2,040	1,719
OTHER COMPREHENSIVE INCOME	(76)	(715)	(118)
Items that will not be reclassified to profit or loss	(232)	(517)	(4)
Actuarial gains or losses on defined benefit pension plans	(124)	(43)	(6)
Share of other recognised income and expense of investments in joint ventures and associates	(8)	(64)
Fair value changes of equity instruments measured at fair value with changes in other comprehensive income	(145)	(455)
Failed fair value hedges of equity instruments measured at fair value with changes in other comprehensive income
Fair value changes of equity instruments measured at fair value with changes in equity [hedged instrument]	(58)
Fair value changes of equity instruments measured at fair value with changes in equity [hedging instrument]	58
Income tax relating to items that will not be reclassified	45	45	2
Items that may be reclassified to profit or loss	156	(198)	(114)
Foreign currency exchange	2	(87)	86
Translation gains/(losses) taken to equity	2	(229)	86
Transferred to profit or loss		142
Cash flow hedges (effective portion)	(54)	15	1
Valuation gains/(losses) taken to equity	9	(60)	41
Transferred to profit or loss	(63)	75	(40)
Debt instruments classified as fair value financial assets with changes in other comprehensive income	325	(114)
Valuation gains/(losses) taken to equity	523	7
Transferred to profit or loss	(198)	(121)
Available-for-sale financial assets			(64)
Valuation gains/(losses) taken to equity			(111)
Transferred to profit or loss			47
Share of other recognised income and expense of investments in joint ventures and associates	41		(154)
Income tax relating to items that may be reclassified to profit or loss	(158)	(12)	17
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD	1,632	1,325	1,601
Attributable to minority interests (non-controlling interests)	3	76	61
Attributable to owners of the parent	1,629	1,249	1,540
(*) Presented for comparison purposes only (see Note 1).

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (PART B)
CONSOLIDATED STATEMENT OF TOTAL CHANGES IN EQUITY
(Millions of euros)
		EQUITY ATTRIBUTABLE TO THE PARENT									MINORITY INTERESTS
		SHAREHOLDERS' EQUITY
	NOTE	CAPITAL	SHARE PREMIUM	OTHER EQUITY	RETAINED EARNINGS	OTHER RESERVES	LESS: TREASURY SHARES	PROFIT/(LOSS) ATTRIBUTABLE TO THE OWNERS OF THE PARENT	LESS: INTERIM DIVIDENDS	ACCUMULATED OTHER COMPREHENSIVE INCOME	ACCUMULATED OTHER COMPREHENSIVE INCOME	OTHER ITEMS	TOTAL
OPENING BALANCE AT 31-12-2016		5,981	12,033	7	5,239	(717)	(14)	1,047	(177)	127		29	23,555
Effects of changes in accounting policies					220	233				(208)			245
Pension obligations	1				220	233				(208)			245
BALANCE AT 31-12-2016		5,981	12,033	7	5,459	(484)	(14)	1,047	(177)	(81)		29	23,800
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD								1,684		(144)	26	35	1,601
OTHER CHANGES IN EQUITY				3	579	(110)	2	(1,047)	(241)	(65)	(43)	387	(535)
Dividends (or remuneration to shareholders)					(359)				(418)			(1)	(778)
Purchase of treasury shares	24												(0)
Sale or cancellation of treasury shares	24						2						3
Transfers among components of equity					935			(1,047)	177	(65)	(43)	42
Other increase/(decrease) in equity				3	3	(110)						346	240
BALANCE AT 31-12-2017		5,981	12,033	10	6,038	(594)	(12)	1,684	(418)	(290)	(17)	451	24,866
Effects of changes in accounting policies	1					(538)				(23)	(4)	9	(556)
First application of IFRS 9	1					(538)				(23)	(4)	9	(556)
OPENING BALANCE AT 01-01-2018		5,981	12,033	10	6,038	(1,132)	(12)	1,684	(419)	(313)	(21)	460	24,309
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD								1,985		(736)	21	55	1,325
OTHER CHANGES IN EQUITY				9	1,262	(373)	2	(1,684)				(486)	(1,270)
Dividends (or remuneration to shareholders)	6				(478)				(419)			(5)	(902)
Purchase of treasury shares	24						(2)						(2)
Sale or cancellation of treasury shares	24						4						4
Transfers among components of equity					1,715			(1,684)	419			(450)
Other increase/(decrease) in equity				9	25	(373)						(31)	(370)
BALANCE AT 31-12-2018		5,981	12,033	19	7,300	(1,505)	(10)	1,985	(419)	(1,049)		29	24,364

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (PART B)
CONSOLIDATED STATEMENT OF TOTAL CHANGES IN EQUITY
(Millions of euros)
		EQUITY ATTRIBUTABLE TO THE PARENT									MINORITY INTERESTS
		SHAREHOLDERS' EQUITY
	NOTE	CAPITAL	SHARE PREMIUM	OTHER EQUITY ITEMS	RETAINED EARNINGS	OTHER RESERVES	LESS: TREASURY SHARES	PROFIT/(LOSS) ATTRIBUTABLE TO THE OWNERS OF THE PARENT	LESS: INTERIM DIVIDENDS	ACCUMULATED OTHER COMPREHENSIVE INCOME	ACCUMULATED OTHER COMPREHENSIVE INCOME	OTHER ITEMS	TOTAL
BALANCE AT 31-12-2018		5,981	12,033	19	7,300	(1,505)	(10)	1,985	(419)	(1,049)		29	24,364
OPENING BALANCE AT 01-01-2019		5,981	12,033	19	7,300	(1,505)	(10)	1,985	(419)	(1,049)		29	24,364
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD								1,705		(76)		3	1,632
OTHER CHANGES IN EQUITY				5	495	224		(1,985)	419			(3)	(845)
Dividends (or remuneration to shareholders)	6				(598)							(3)	(601)
Purchase of treasury shares	24						(8)						(8)
Sale or cancellation of treasury shares	24						8						8
Transfers among components of equity					1,566			(1,985)	419
Other increase/(decrease) in equity				5	(473)	224							(244)
BALANCE AT 31-12-2019		5,981	12,033	24	7,795	(1,281)	(10)	1,705		(1,125)		29	25,151

CONSOLIDATED STATEMENT OF CASH FLOWS (INDIRECT METHOD)
(Millions of euros)
	Note	2019	2018 (**)	2017 (**)
A) CASH FLOWS FROM/(USED IN) OPERATING ACTIVITIES		(6,453)	(4,878)	6,554
Profit/(loss) for the period (*)		1,708	2,040	1,719
Adjustments to obtain cash flows from operating activities		4,495	3,518	4,501
Depreciation and amortisation		546	404	427
Other adjustments		3,949	3,114	4,074
Net increase/(decrease) in operating assets		(8,780)	(9,438)	3,312
Financial assets held for trading		(1,743)	(169)	3,290
Financial assets not designated for trading compulsorily measured at fair value through profit or loss		277	118	0
Financial assets designated at fair value through profit or loss		(1)	0	(2,099)
Financial assets at fair value with changes in other comprehensive income		4,016	(1,056)	0
Available-for-sale financial assets			0	(713)
Financial assets at amortised cost		(5,879)	(9,258)	0
Loans and receivables			0	439
Other operating assets		(5,450)	927	2,395
Net increase/(decrease) in operating liabilities		(3,787)	(494)	(3,132)
Financial liabilities held for trading		1,333	410	(1,884)
Financial liabilities designated at fair value through profit or loss		1	0	2,264
Financial liabilities at amortised cost		(4,687)	1,996	(511)
Other operating liabilities		(434)	(2,900)	(3,001)
Income tax (paid)/received		(89)	(504)	154
B) CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES		(117)	5,301	(1,378)
Payments:		(822)	(1,219)	(4,056)
Tangible assets		(525)	(512)	(358)
Intangible assets		(232)	(224)	(227)
Investments in joint ventures and associates		(5)	(64)	(32)
Subsidiaries and other business units		0	(354)	(645)
Non-current assets and liabilities classified as held for sale		(60)	(65)	(31)
Held-to-maturity investments			0	(2,763)
Proceeds:		705	6,520	2,678
Tangible assets		340	798	153
Intangible assets		8	5	0
Investments in joint ventures and associates		9	1,302	2
Non-current assets and liabilities classified as held for sale		348	4,415	1,173
Other proceeds related to investing activities		0	0	1,350
C) CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES		2,521	(1,416)	1,721
Payments:		(2,869)	(8,006)	(6,157)
Dividends	6	(602)	(902)	(777)
Subordinated liabilities		0	(2,072)	(1,302)
Purchase of own equity instruments		(8)	(2)	0
Other payments related to financing activities		(2,259)	(5,030)	(4,078)
Proceeds:		5,390	6,590	7,878
Subordinated liabilities	22	0	2,250	2,150
Disposal of own equity instruments		8	4	2
Other proceeds related to financing activities		5,382	4,336	5,726
D) EFFECT OF EXCHANGE RATE CHANGES		1	(4)	(2)
E) NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS (A+B+C+D)		(4,048)	(997)	6,895
F) CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR		19,158	20,155	13,260
G) CASH AND CASH EQUIVALENTS AT END OF YEAR (E+F)		15,110	19,158	20,155
Cash		2,700	2,468	2,177
Cash equivalents at central banks		11,836	15,783	17,092
Other financial assets		574	907	886
TOTAL CASH AND CASH EQUIVALENTS AT END OF YEAR		15,110	19,158	20,155
(*) Of which: Interest received		7,080	7,057	7,425
Of which: Interest paid		1,951	2,100	2,404
Of which: Dividends received		578	456	535
(**)	Presented for comparison purposes only.

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE CAIXABANK GROUP AT 31 DECEMBER 2019

Index of explanatory notes Page

1. Corporate information, basis of presentation and other information	14
2. Accounting policies and measurement bases	25
3. Risk management	56
4. Capital adequacy management	126
5. Appropriation of profit	129
6. Shareholder remuneration and earnings per share	130
7. Business combinations, acquisition and disposal of ownership interests in subsidiaries	131
8. Segment information	132
9. Remuneration of key management personnel	135
10. Cash and cash balances at central banks and other demand deposits	142
11. Financial assets and liabilities held for trading	143
12. Financial assets not designated for trading compulsorily measured at fair value through profit or loss	145
13. Financial assets at fair value with changes in other comprehensive income	146
14. Financial assets at amortised cost	150
15. Derivatives - Hedge accounting (assets and liabilities)	154
16. Investments in joint ventures and associates	159
17. Assets and liabilities under the insurance business	164
18. Tangible assets	168
19. Intangible assets	170
20. Other assets and other liabilities	173
21. Non-current assets and disposal groups classified as held for sale	174
22. Financial liabilities	175
23. Provisions	180
24. Equity	188
25. Tax position	192
26. Guarantees and contingent commitments given	196
27. Other significant disclosures	198
28. Interest income	203
29. Interest expense	204
30. Dividend income	205
31. Fees and commissions	206
32. Gains/(losses) on financial assets and liabilities	207
33. Other operating income and expenses and assets and liabilities under insurance or reinsurance contracts	208

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

34. Personnel expenses	209
35. Other administrative expenses	211
36. Impairment or reversal of impairment on financial assets not measured at fair value through profit or loss	213
37. Impairment/(reversal) of impairment on non-financial assets	214
38. Gains/(losses) on derecognition of non-financial assets	215
39. Profit/(loss) from non-current assets and disposal groups classified as held for sale not qualifying as discontinued operations	216
40. Information on the fair value	217
41. Related party transactions	227
43. Statements of cash flows	235
Appendix 1 - CaixaBank investments in subsidiaries of the CaixaBank Group	236
Appendix 2 - CaixaBank stakes in agreements and joint ventures of the CaixaBank Group	238
Appendix 3 – Investments in associates of CaixaBank	239
Appendix 4 – Other tax details	241
Appendix 5 – Disclosure on the acquisition and disposal of ownership interests in subsidiaries in 2019	242
Appendix 6 – Annual banking report	243
Appendix 7 – Reconciliation of impacts of the 1st application of IFRS 9	246

1. Corporate information CaixaBank Group | 2019 Financial Statements

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

CAIXABANK, SA AND COMPANIES COMPRISING THE CAIXABANK GROUP

Notes to the financial statements for the year 2019

As required by current legislation governing the content of consolidated financial statements, these notes to the consolidated financial statements complete, extend and discuss the balance sheet, statement of profit or loss, statement of changes in equity and the statement of cash flows, and form an integral part of them to give a true and fair view of the equity and financial position of the CaixaBank Group at 31 December 2019, and the results of its operations, the changes in equity and the cash flows during the year then ended.

Notes to the financial statements for the year 2019 CaixaBank Group | 2019 Financial Statements

1. Corporate information, basis of presentation and other information

CaixaBank, S.A. (hereinafter, CaixaBank - its trade name - or the Entity), is a Spanish public limited company registered in the Commercial Register of Valencia, Volume 10370, Folio 1, Sheet V-178351, and in the Special Administrative Register of the Bank of Spain, under number 2100. The Legal Entity Identifier (LEI) of CaixaBank is 7CUNS533WID6K7DGFI87, and its tax ID (NIF) is A08663619. As of 1 July 2011, CaixaBank's shares are listed in on the securities exchanges of Madrid, Barcelona, Valencia and Bilbao, in their continuous markets. The registered office and tax address of CaixaBank is Calle Pintor Sorolla, 2-4 in Valencia.

The Entity's most relevant company milestones during its period of activity are:

The corporate purpose of CaixaBank mainly entails:

■	all manner of activities, operations, acts, contracts and services related to the banking sector in general, including the provision of investment services and ancillary services and performance of the activities of an insurance agency;

■	receiving public funds in the form of irregular deposits or in other similar formats, for the purposes of application on its own account to active credit and microcredit operations, and other investments, providing customers with services including dispatch, transfer, custody, mediation and others; and

■	acquisition, holding, enjoyment and disposal of all manner of securities and drawing up takeover bids and sales of securities, and of all manner of ownership interests in any entity or company.

CaixaBank and its subsidiaries comprise the CaixaBank Group (hereinafter "the CaixaBank Group" or "the Group”).

1. Corporate information CaixaBank Group | 2019 Financial Statements

CaixaBank is the parent company of the financial conglomerate formed by the Group's entities that are considered to be regulated, recognising CaixaBank as a significant supervised entity, whereby CaixaBank comprises, together with the credit institutions of its Group, a significant supervised group of which CaixaBank is the entity at the highest level of prudential consolidation.

As a listed bank, it is subject to oversight by the European Central Bank and the Spanish national securities market regulator (the Comisión Nacional del Mercado de Valores, CNMV), however, the entities of the Group are subject to oversight by supplementary and industry-based bodies.

Since CaixaBank is a Spanish commercial enterprise structured as a public limited company, it is therefore subject to the revised text of the Spanish Corporate Enterprises Act ("Corporate Enterprises Act"), enacted by Royal Legislative Decree 1/2010 of 2 July and its implementing provisions. Furthermore, given that it is a listed company, it is also governed by the revised text of the Securities Markets Act, approved by Royal Legislative Decree 4/2015, of 23 October, and its implementing provisions.

The Group’s consolidated financial statements have been prepared by the directors in accordance with the regulatory financial reporting framework applicable to the Group at 31 December 2019, which is set forth in the International Financial Reporting Standards adopted by the European Union (hereinafter, "IFRS-EU"). In preparing these statements, Bank of Spain Circular 4/2017 of 27 November has been taken into account, which constitutes the adaptation of the IFRS-EU to Spanish credit institutions, and subsequent amendments in force at the end of the financial year.

The financial statements, which were prepared from the accounting records of CaixaBank and the Group's companies, are presented in accordance with the regulatory financial reporting framework applicable to them and, in particular, with the accounting principles and rules contained therein and, accordingly, present fairly the Group’s equity, financial position, results of operations and cash flows for the financial year. The accompanying financial statements include certain adjustments and reclassifications required to apply the policies and criteria used by the Group companies on a consistent basis with those of CaixaBank.

The figures are presented in millions of euros unless another monetary unit is stated. Certain financial information in these notes was rounded off and, consequently, the figures shown herein as totals may differ slightly from the arithmetic sum of the individual figures given before them. Similarly, in deciding what information to disclose in this report, its materiality was assessed in relation to the annual financial data.

Standards and interpretations issued by the International Accounting Standard Board (IASB) that became effective in the year

On 1 January 2019 the Group adopted the following accounting standards:

STANDARDS AND INTERPRETATIONS THAT BECAME EFFECTIVE IN 2019

STANDARDS AND INTERPRETATIONS	TITLE
IFRS 16	Leases
Amendment to IFRS 9	Prepayment Features with Negative Compensation
IFRIC 23 interpretation *	Uncertainty over Income Tax Treatments
Amendment to IAS 28 **	Long-term Interests in Associates and Joint Ventures
Amendment to IAS 19 *	Plan Amendment, Curtailment or Settlement
Annual cycle of improvements	Annual Improvements Project for IFRS 2015-2017
(*) They have not had a significant effect on the Group.
■	IFRS 16 Leases

This standard establishes the principles applicable to the recognition, assessment and presentation of leases, as well as the disclosures in this regard. Its date of first application is 1 January 2019, when it replaced IAS 17 “Leases” and IFRIC 4 “Determining whether an arrangement contains a lease”, which applied until 31 December 2018. There are relevant differences as regards these standards, namely the accounting treatment given to the lessee, as there are no changes in terms of how these agreements are recognised by the lessor.

1. Corporate information CaixaBank Group | 2019 Financial Statements

The impact of the adoption of this standard on the Group is described in Note 1.4-“Comparison of information”, after considering the transitory measures for application of the standard.

■	Amendment to IFRS 9 “Prepayment Features with Negative Compensation”:

The IASB amended IFRS 9, whereby any financial assets containing early repayment or termination clauses that could lead to reasonable negative compensation for early contract termination can be measured at amortised cost or fair value through other comprehensive income.

■	Annual Improvements Project for IFRS 2015-2017

As part of this project, the IASB has amended IAS 12 which affects the tax impacts of the distribution of the profits generated. From 1 January 2019, the tax impacts of the distribution of profits generated are recognized in the line «Tax expense or income related to profit or loss from continuing operations» in the income statement for the year, when they were previously registered in Equity». This basically affects the distribution of discretionary coupons for the issues made. This change has not had a material impact or significant impact on the presentation of the comparative financial statements, so the restatement of them was not necessary.

Standards and interpretations issued by the IASB but not yet effective

At the date of authorisation for issue of these consolidated financial statements, following are the main standards and interpretations issued by the IASB but not yet effective, either because their effective date is subsequent to the date of the consolidated financial statements or because they had not yet been endorsed by the European Union:

STANDARDS AND INTERPRETATIONS ISSUED BY THE IASB BUT NOT YET EFFECTIVE

STANDARDS AND INTERPRETATIONS	TITLE	MANDATORY APPLICATION FOR ANNUAL PERIODS BEGINNING ON OR AFTER:
APPROVED FOR USE IN THE EU *
Amendment to IFRS 3	Definition of a business	1 January 2020
Amendment to IAS 39, IFRS 9 and IFRS 7	Interest rate benchmark reform	1 January 2020
Amendment to IAS 1 and IAS 8 **	Definition of material	1 January 2020

NOT APPROVED FOR USE
IFRS 17	Insurance Contracts	1 January 2021

(*) The Group has elected not to early adopt these standards, where possible, with the exception of the amendment to IAS 39, IFRS 9 and IFRS 7.
(**) The Group does not expect any relevant impacts arising from this implementation.

■	Amendment to IAS 39, IFRS 9 and IFRS 7

In the context of the global interest rate benchmark reform (IBORs), the IASB launched a project to review of the main IFRS standards affected, split into in two phases. The first phase focused on the accounting impacts before the replacement of the interest rate benchmarks, and finished with the publication in September 2019 of the Amendments to IAS 39, IFRS 9 and IFRS 7, which were approved at European level on 17 January 2020. It came into effect on 1 January 2020.

These amendments provide exceptions so entities do not have to abandon their hedging ratios in an environment of uncertainty regarding the long-term feasibility of some interest rate benchmarks. These exceptions are based, inter alia, on the ability to assume that the interest rate benchmark on which the hedged risk or the cash flows of the hedged item or of the hedging instrument is based, is not altered as a consequence of the reform.

1. Corporate information CaixaBank Group | 2019 Financial Statements

The Group has decided to early apply the amendments of phase one, although due to the fact that the majority of its hedging ratios are based on the Euribor index and that the latter has not been subject to replacement – rather on 31 December 2019 only its calculation methodology was changed –, the management deems that there is no uncertainty – at the time these consolidated financial statements are being drafted – as to whether it will disappear, which is why the details of information considered in the amendments do not apply.

■	IFRS 17 “Insurance contracts”

The standard sets out the requirements an entity must apply when accounting for insurance contracts issued and reinsurance contracts entered into. The currently approved effective date of this standard is 1 January 2021, and it will replace IFRS 4 Insurance Contracts, a temporary standard allowing for the continued use of local accounting practices, whereby insurance contracts are accounted for differently in different jurisdictions.

Through the publication of the Exposure Draft ED/2019/4 of Amendments to IFRS 17 in May 2019, the issuing agency of the IFRS has proposed – among others changes in the standard – a one-year deferral of its first application, with the effective date being established on 1 January 2022 (with a minimum of one-year comparative information). As a result of the ED consultation process, this decision – among other aspects – will be subjected to review in the IASB deliberation process, a view of which is scheduled for the end of the first quarter of 2020 and which will be implemented through the publication of the definitive ED in mid-2020.

As specified in note 2.21 for insurance operations, the Group's insurance companies have made use of the temporary exemption of the application of IFRS 9, thus, this standard is no longer in force for the insurance business by virtue of the application of EU Regulation 2017/1988. This regulation allows for the deferral of IFRS 9 for insurance companies that form part of a financial conglomerate, as stated in article 2, section 14 of Directive 2002/87/EC. This option was adopted by the CaixaBank Group for the financial investments of the Group's insurance companies (VidaCaixa and BPI Vida y Pensiones) from 1 January of 2018, as it fulfilled the conditions laid down by article 2 of the EU Regulation EU 2017/1988.

Implementation of IFRS 17 will standardise the accounting treatment for all insurance contracts, based on a measurement model using calculation assumptions updated at each reporting date (such as the discount rate, mortality and survival tables, and other variables).

The effects of changes in these assumptions could be recognised in either the income statement or in equity, based on the related nature and on whether the changes are associated with the provision of a service already rendered, or else entail a reclassification between insurance liability components recognised. With particular respect to insurance finance income or expenses as a result of changes in the discount rate, entities may choose to recognise them fully in the income statement or in equity.

For all non-onerous contracts, entities will recognise a contractual service margin over the period in which the entity provides insurance cover under a contract.

The Group launched an internal project at the end of 2017 to adapt to the new regulatory framework for insurance contracts, IFRS 17. The main aim is to take the necessary steps to adopt IFRS 17 in the affected insurance business so as to ensure compliance at the effective date, and assess the potential quantitative and qualitative impacts (e.g. on the business, infrastructure) sufficiently in advance in order to enhance their management.

The goal of the first phase of the project, conducted in the first half of 2018, was:

■	To draw up an approach to identify the key aspects of the new accounting standard, a diagnosis of different aspects to be analysed and an action plan to guarantee implementation of IFRS 17,

■	To ensure all quantitative and qualitative requirements are identified and planned to achieve implementation by the effective date,

■	To guarantee that the impact can be calculated before the effective date.

1. Corporate information CaixaBank Group | 2019 Financial Statements

In the second half of 2018, the second phase of the project began, which was basically focused on the creation of a detailed implementation plan (which includes products, systems, processes, organisation, etc.), the definition of those in charge and the determination of the deadlines. During 2019, major developments have been carried out in the execution of the implementation plan in fields such as the methodological analysis of the standard and modelling of the main insurance products, development of the systems – including integrating the technology solution in which the new calculations required by IFRS 17 will be made, and necessary adjustments to the current systems – and aspects related to the organisation and governance of the project, such as internal training with regard to the standard.

A number of teams have been involved in the project (Accounts, Actuarial, Solvency and Risk Control, Systems, Financial Accounting, Accounting Policies, etc.) who oversee day-to-day management and perform the necessary tasks. As part of the process of defining the project governance model, a Monitoring Committee has also been set up, comprising officers from the aforesaid areas, which controls and oversees the project and has decision-making powers.

The Project Management Committee – headed up by VidaCaixa in coordination with the Executive Financial Accounting, Control and Capital department – is the most senior decision-making and supervisory body for the project. It is responsible for any strategic decisions that need to be made at the highest level, and is the link between the management committees of VidaCaixa and CaixaBank.

The Entity's consolidated financial statements for 2019 were authorised for issue by the Board of Directors at a meeting held on 20 February 2020. They have not yet been approved by the Annual General Meeting, while it is expected that they will be approved without any changes. The financial statements of the previous year were approved by the Ordinary Annual General Meeting on 5 April 2019.

The preparation of the consolidated financial statements required the Board of Directors to make certain judgments, estimates and assumptions in order quantify certain assets, liabilities, revenues, expenses and obligations shown in them. These judgments and estimates mainly refer to:

■	The criterion for timing of recognition in profit and loss of income from ancillary activities provided (Note 2.10).

■	The measurement of goodwill and intangible assets (Note 2.15 and 19).

■	The term of the lease agreements and the discount rate used in the assessment of the lease liabilities (Note 2.18).

■	The fair value of assets, liabilities and contingent liabilities in the context of the purchase price allocation in business combinations.

■	Impairment losses on financial assets, and of the fair value of guarantees associated thereto, according to their classification in accounts, which entail the need to make judgments regarding: i) the consideration of “significant increase in credit risk” (SICR); ii) definition of default; and ii) the inclusion of forward-looking information (Notes 2.7 and 3.3.2.3).

■	The measurement of investments in joint ventures and associates (Note 16).

■	Determination of the share of profit/(loss) of associates (Note 16).

■	Actuarial assumptions used to measure liabilities arising from insurance contracts (Note 17).

■	The classification, useful life of and impairment losses on tangible assets and intangible assets (Notes 18 and 19).

■	Impairment losses on non-current assets and disposal groups classified as held for sale (Note 21).

■	Actuarial assumptions used to measure post-employment liabilities and commitments (Note 23).

■	The measurement of the provisions required to cover labour, legal and tax contingencies (Note 23).

■	The income tax expense based on the income tax rate expected for the full year and the capitalisation and recoverability of tax assets (Note 25).

■	The fair value of certain financial assets and liabilities (Note 40).

These estimates were made on the basis of the best information available at the date of authorisation for issue of the financial statements. However, events may occur that make it necessary for them to be changed in future periods. According to applicable legislation, the effects of these changes would be recognised prospectively in the corresponding statement of profit or loss.

1. Corporate information CaixaBank Group | 2019 Financial Statements

The 2018 and 2017 figures presented in the accompanying 2019 Financial Statements are given for comparison purposes only. In some cases, in order to facilitate comparability, the comparative information is presented in a summarised way, and the full information is available in the 2018 and 2017 financial statements.

IFRS 16 - Leases

As stated in this note in the "Basis of presentation" section, the Group has applied IFRS 16 from 1 January 2019. Along these lines, it has opted not to reassess whether an agreement is a lease or contains a leasing component in accordance with the standard's criteria, applying it solely for agreements that had been identified as leases according to the previous standard.

For leases in which the Group intervenes as lessee, previously classified as operational leases, the Group has opted to apply the new leasing criteria retroactively through the modified retrospective approach, whereby enabling an estimation of the value of the right of use by referencing the financial liability in operations; generating no adjustment in reserves whatsoever at 1 January 2019. Additionally, the Group has decided to exclude from the scope – in accordance with the simplifications considered in the new regulatory framework on financial information – lease agreements whose underlying asset is not real estate and whose term expires within the twelve months following the initial application date.

The main type of contracts identified for which a right-of-use asset and a lease liability had to be estimated at 1 January 2019 are real estate leases (office buildings) in connection with the operating activity.

For sale transactions with subsequent leasing carried out before 1 January 2019 in which the Group has acted as a seller-lessee, the subsequent lease has been recorded as any other existing operational lease at 1 January 2019.

The breakdowns, at 31 December 2018 and 2017, of balance sheet items referring to lease agreements in this report have not been restated, which is why it cannot be compared with the information referring to 31 December 2019.

The reconciliation between operational lease commitments at 31 December 2018 and the lease liabilities recorded on 1 January 2019 in application of IFRS 16 is as follows:

COMMITMENTS FOR OPERATIONAL LEASES
(Millions of euros)

COMMITMENTS FOR OPERATIONAL LEASES AT 31 DECEMBER 2018	1,890
Different processing of the lease term	(308)
Separation of non-leasing components	(66)
Other adjustments (includes the financial discount on future payments)	(108)
LEASE LIABILITIES AT 1 JANUARY 2019	1,409

Discount rate applied (according to the term) *
Spain	[0.10%-1.66%]
Portugal	[0.20%-0.90%]
(*) The difference in the discount rate applied for businesses in Spain and Portugal is mainly due to the term of the lease agreements in each of them.

1. Corporate information CaixaBank Group | 2019 Financial Statements

Amendment to the accounting treatment linked to defined benefit commitments

The restatement of balances formulated in the financial statements of the years ended 31 December 2016, 2017 and 2018 are set out below, as a result of the amendments that are specified below:

RESTATEMENT OF BALANCES - 31-12-2016
(Millions of euros)
	BALANCE AT 31-12-2016	AMENDMENT TO TREATMENT OF ASSETS HELD BY THE EMPLOYEE PF	AMENDMENT TO RECORDING OF ACTUARIAL GAINS AND LOSSES	BALANCE AT 31-12-2016 RESTATED
Tax assets	10,521	(40)		10,481
Deferred tax assets	9,643	(40)		9,603
TOTAL ASSETS	347,927	(40)		347,887
Liabilities under insurance contracts	45,804	1,142		46,946
Provisions	4,730	(1,492)		3,238
Pensions and other post-employment defined benefit obligations	2,029	(1,492)		537
Tax liabilities	1,186	65		1,251
Deferred tax liabilities	1,186	65		1,251
TOTAL LIABILITIES	324,372	(285)	0	324,087
Shareholders' equity	23,400	-	453	23,853
Retained earnings	5,239		220	5,459
Other reserves	(717)		233	(484)
Accumulated other comprehensive income	127	245	(453)	(81)
Items that may be reclassified to profit or loss	127	245	(453)	(81)
TOTAL EQUITY	23,555	245	0	23,800

1. Corporate information CaixaBank Group | 2019 Financial Statements

RESTATEMENT OF BALANCES - 31-12-2017
(Millions of euros)
	BALANCE AT 31-12-2017	AMENDMENT TO TREATMENT OF ASSETS HELD BY THE EMPLOYEE PF	AMENDMENT TO RECORDING OF ACTUARIAL GAINS AND LOSSES	BALANCE AT 31-12-2017 RESTATED	1st APPLICATION IFRS 9 (APPENDIX 7)	BALANCE AT 01-01-2018
Tax assets	11,055	(50)		11,005	243	11,248
Deferred tax assets	10,255	(50)		10,205	243	10,448
TOTAL ASSETS	383,186	(50)		383,136	(548)	382,588
Liabilities under the insurance business	49,750	1,248		50,998	8,241	59,239
Provisions	5,001	(1,510)		3,491	8	3,499
Pensions and other post-employment defined benefit obligations	2,108	(1,510)		598		598
Tax liabilities	1,388	29		1,417		1,417
Deferred tax liabilities	1,194	29		1,223		1,223
TOTAL LIABILITIES	358,503	(233)	0	358,270	8	358,278
Shareholders' equity	24,204	-	518	24,722	(539)	24,183
Retained earnings	5,554		484	6,038		6,038
Other reserves	(628)		34	(594)	(539)	(1,133)
Accumulated other comprehensive income	45	183	(518)	(290)	(23)	(313)
Items that will not be reclassified to profit or loss		116	(518)	(402)	(447)	(849)
Items that may be reclassified to profit or loss	45	67		112	424	536
TOTAL EQUITY	24,683	183	0	24,866	(556)	24,310

RESTATEMENT OF BALANCES - 31-12-2018
(Millions of euros)
	BALANCE AT 31-12-2018	AMENDMENT TO TREATMENT OF ASSETS HELD BY THE EMPLOYEE PF	AMENDMENT TO RECORDING OF ACTUARIAL GAINS AND LOSSES	BALANCE AT 31-12-2018 RESTATED
Tax assets	11,340	(76)		11,264
Deferred tax assets	10,117	(76)		10,041
TOTAL ASSETS	386,622	(76)		386,546
Liabilities under the insurance business	60,452	1,067		61,519
Provisions	4,610	(1,531)		3,079
Pensions and other post-employment defined benefit obligations	1,989	(1,531)		458
Tax liabilities	1,269	82		1,351
Deferred tax liabilities	1,033	82		1,115
TOTAL LIABILITIES	362,564	(382)	0	362,182
Shareholders' equity	24,836		548	25,384
Retained earnings	6,786		514	7,300
Other reserves	(1,539)		34	(1,505)
Accumulated other comprehensive income	(807)	306	(548)	(1,049)
Items that will not be reclassified to profit or loss	(904)	116	(548)	(1,336)
Items that may be reclassified to profit or loss	97	190		287
TOTAL EQUITY	24,058	306	0	24,364

Below follow the balances of the balance sheet headings at 31 December 2019 affected by the amendment of the aforementioned accounting policies, in the event that the same had not been carried out:

BALANCE SHEET PROFORMA BALANCES - 31-12-2019
(Millions of euros)
	BALANCE AT 31-12-2019	AMENDMENT TO TREATMENT OF ASSETS HELD BY THE EMPLOYEE PF	AMENDMENT TO RECORDING OF ACTUARIAL GAINS AND LOSSES	BALANCE AT 31-12-2019 PROFORMA
Tax assets	11,113	94		11,207
Deferred tax assets	9,836	94		9,930
TOTAL ASSETS	391,414	94		391,508
Liabilities under the insurance business	70,807	(1,196)		69,611
Provisions	3,624	1,617		5,241
Pensions and other post-employment defined benefit obligations	521	1,617		2,138
Tax liabilities	1,296	(42)		1,254
Deferred tax liabilities	1,058	(42)		1,016
TOTAL LIABILITIES	366,263	379		366,642
Shareholders' equity	26,247		(718)	25,529
Retained earnings	7,795		(664)	7,131
Other reserves	(1,281)		(54)	(1,335)
Accumulated other comprehensive income	(1,125)	(285)	718	(692)
Items that will not be reclassified to profit or loss	(1,568)	(190)	718	(1,040)
Items that may be reclassified to profit or loss	443	(95)		348
TOTAL EQUITY	25,151	(285)		24,866

1. Corporate information CaixaBank Group | 2019 Financial Statements

a)	Treatment of the assets held by the employee Pension Fund

In accordance with IAS 19, the assets of a plan that are eligible to be presented net of obligations arising out of defined benefit commitments include the assets held by an employee long-term benefit fund.

CaixaBank's defined benefit commitments have been arranged through the employees Pension Fund, which according to IAS 24 is a related party of the Group. To date, the Group did not apply the exception established in IAS 19 to consider assets held by a pension fund for employees as an eligible plan asset. For this purpose, the fund's assets can include insurance policies in which the fund acts as a policyholder and beneficiary.

At 31 December 2019 the Group has voluntarily decided to change its accounting policy with regard to the treatment of assets held by the employee Pension Fund, thus deeming them eligible plan assets, and as a result the rights of the same on the underwritten policies are considered.

The aforementioned change in accounting policy has been carried out retroactively at the start of the oldest comparison period presented, and conceptually it has involved the following:

■	Employee defined benefit commitments continue to be measured under IAS 19 with a continued approach as regards the acceptance of the various actuarial and financial assumptions (reviewed at each closure date). Nonetheless, as a different aspect, these are presented net of the value of the plan's assets, which in this case reflects the value of the policies underwritten between the Control Committee and the insurance company (VidaCaixa). For these purposes, the value of the plan assets is calculated by updating the flows using the same assumption as that used to measure the obligations. This calculation methodology remains in place with regard to the methodology being used for the purpose of CaixaBank's individual balance sheet.

■	The changes deriving from the changes over time of the net commitment liability continues to be recorded under "Other comprehensive income".

■	The investments, in public debt, held in the VidaCaixa balance sheet, the purpose of which is to hedge the flows deriving from policy obligations, continue to be consolidated as to date, with the only difference being that they are considered to be financial instruments under policies underwritten by the Control Committee, and independent part of the CaixaBank Group in accordance with IAS 19.

1. Corporate information CaixaBank Group | 2019 Financial Statements

■	As a result of the foregoing, the consolidated financial statements feature VidaCaixa's mathematical technical provisions (estimated using the interest rate of affected investments as the discount rate) that were previously adjusted in the consolidation process, as well as the public debt investments mentioned in the previous point.

CaixaBank's management deems the aforementioned change to offer more representative information with regard to the Group's financial situation and the way in which defined benefit guarantees are arranged. Specifically, and considering the current interest rate context, the cost in equity and volatility of the previous accounting policy applied to date merely reflected the cost of the opportunity of failing to hedge these commitments at the time of outsourcing. In other words, the greater financial disbursement that the insurer had to make in order to guarantee the payment of the defined benefit commitments using the public debt portfolio.

b)	Recognition of actuarial gains and losses

In order to improve the accurate picture of the Group's financial statements, during 2019, the accounting recognition criterion of the actuarial gains and losses has been amended, whereby the new presentation more suitably reflects the impacts on equity deriving from the measurement of the assets and liabilities linked to the Group's pension commitments. Following on from this, the actuarial losses and gains previously recognised at each closing date under the heading “Shareholders' equity - Retained earnings” are now shown under the heading “Accumulated Other Comprehensive Income – Items that will not be reclassified to profit or loss - Actuarial gains or losses on defined benefit pension plans”.

IFRS 9

The Group applied IFRS 9 for the first time on 1 January 2018. This led to changes to the classification and measurement modifications of certain items on the balance sheet at 31 December 2017. The impacts of the first application are specified in Appendix 7.

The nature of the most significant operations carried out by the Group do not have a relevant cyclical or seasonal nature within a single financial year.

At year-end, the Group held no direct ownership interest equal to or greater than 5% of the capital or voting rights in any credit institution other than the investments and subsidiaries and associates listed in Appendices 1 and 3.

In this year, the Entity complied with the minimum reserve ratio required by applicable regulations.

Agreement of sale to Lone Star

1	Repurchase of Servihabitat Servicios Inmobiliarios, SL (Servihabitat)

On 8 June 2018, CaixaBank reached an agreement with the company SH Findel, S.À.R.L. (subsidiary company of TPG Sixth Street Partners) to repurchase 51% of the share capital of Servihabitat at a price of EUR 176.5 million. After this purchase, which obtained the necessary authorisations and which was closed on 13 July 2018, the Group now holds 100% of the share capital of Servihabitat.

1. Corporate information CaixaBank Group | 2019 Financial Statements

As a result of the combination of businesses, Servihabitat is now consolidated through the method of global integration, for accounting purposes, from 1 July 2018. The impact on equity and profit of the difference between the acquisition date and the date that control was effectively obtained (13 July 2018) was not significant. This operation involved the emergence of the following impacts on the Group's income statement:

A	A review of the carrying amount of the prior stake in Servihabitat (49%) by virtue of the update of the valuation of this share, consistent with the sale offer accepted by the Group with regard to the operation announced on 28 June 2018 and described in the following section. It resulted in the recording of a EUR 52 million loss under the heading "Impairment/(reversal) of impairment on investments in joint ventures and associates" of the accompanying consolidated income statement.

B	The recognition of a loss amounting to EUR 152 million under the heading "Provisions or reversal of provisions" in the accompanying consolidated income statement, corresponding to the difference between the transaction price (EUR 176.5 million) and the fair value of the share purchased in 51% of Servihabitat, estimated in the context of the sale of this share to Lone Star.

Similarly, the result generated by this stake as a consequence of its business combination in July 2018 until sold, after the implementation of the transaction described in the following section, was classified under "Profit/(loss) after tax from discontinued operations" in the consolidated income statement.

2	Agreement of sale to Lone Star

On 28 June 2018, CaixaBank arranged to sell 80% of its real estate portfolio to a company owned by Lone Star Fund X and Lone Star Real Estate Fund V. This transaction mainly includes the portfolio of real estate assets available for sale on 31 October 2017, as well as 100% of the share capital of Servihabitat. The gross value of the real estate assets at 31 October 2017 used for the sale was approximately EUR 12,800 million, the net carrying amount of which was approximately EUR 6,700 million.

The Group transferred the aforementioned portfolio, together with 100% of Servihabitat, to a new company (Coral Homes, S.L.), 80% of which was subsequently sold to Lone Star, retaining a 20% stake through BuildingCenter. The overall impact of the sale operation on the consolidated statement of profit or loss (including, expenses, taxes and other costs) was EUR -48 million after tax and +15 basis points in the fully-loaded CET1 ratio at 31 December 2018.

Guarantees given in the operation

The sale agreed with Lone Star comprised a representations and warranties clause as regards the ownership of the transferred assets which, under certain circumstances, may be subject to claims brought against the Group until June 2020.

At 31 December 2019 and 2018, the Group did not deem there to be a material impact on equity as a result of the existence of these clauses.

The operations – in addition to those stated in the rest of the notes – that have taken place between the close and the formulation thereof are set out below.

Issuances of debt securities

On 17 January 2020, CaixaBank issued preferred senior debt for the amount of EUR 1,000 million over 5 years with an annual return of 0.43%, equivalent to midswap + 58 basis points.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

2. Accounting policies and measurement bases

The principal accounting policies and measurement bases used in the preparation of the consolidated financial statements of the Group for 2019 were as follows:

In addition to data relating to the parent company, the consolidated financial statements contain information on subsidiaries, joint ventures and associates. The procedure for integrating the assets and liabilities of these companies depends on the type of control or influence exercised.

Subsidiaries

The Group considers as subsidiaries companies over which it has the power to exercise control. Control is evidenced when it has:

■	power to direct the relevant activities of the investee, i.e. the rights (legal or by-law provisions or through agreements) that confer the ability to direct the activities of the investee that significantly affect the investee’s returns,

■	the present (practical) ability to exercise the rights to exert power over the investee to affect its returns, and,

■	exposure, or rights, to variable returns from its involvement with the investee.

In general, voting rights give the ability to direct the relevant activities of an investee. To calculate voting rights, all direct and indirect voting rights, as well as potential voting rights (e.g. call options on equity instruments of the investee) are considered. In some circumstances, a company may have power to direct the activities without holding a majority of the voting rights.

In these cases, the investor considers whether it has the practical ability to direct the relevant activities unilaterally (financial and operating decisions, or appointing and remunerating governing bodies, among others).

The subsidiaries are consolidated, without exception, on the grounds of their activity, using the full consolidation method, which consists of the aggregation of the assets, liabilities, equity, income and expenses of a similar nature included in their separate financial statements. The carrying amount of direct and indirect investments in the share capital of subsidiaries is eliminated in proportion to the percentage of ownership in the subsidiaries held by virtue of these investments. All other balances and transactions between consolidated companies are eliminated on consolidation.

The share of third parties in the equity and profit or loss is shown under “Minority interests (non-controlling interests)” in the balance sheet and in “Profit/(loss) attributable to minority interests (non-controlling interests)” in the statement of profit or loss.

The results of subsidiaries acquired during the year are consolidated from the date of acquisition. Similarly, the results of subsidiaries that are no longer classified as subsidiaries in the year are consolidated at the amount generated from the beginning of the year up to the date on which control is lost.

Acquisitions and disposals of investments in subsidiaries without a change of control are accounted for as equity transactions, with no gain or loss recognised in the statement of profit or loss. The difference between the consideration paid or received and the decrease or increase in the amount of minority interests, respectively, is recognised in reserves.

According to IFRS 10, on loss of control of a subsidiary, the assets, liabilities, minority interests and other items recognised in valuation adjustments are derecognised, and the fair value of the consideration received and any remaining investment recognised. The difference is recognised in the statement of profit or loss.

Regarding non-monetary contributions to jointly controlled entities, the IASB recognised a conflict in standard between IAS 27, under which on the loss of control, any investment retained is measured at fair value and the full gain or loss on the transaction is recognised in the statement of profit or loss, and paragraph 48 of IAS 31 and the interpretation SIC 13, which, for transactions under their scope, restrict gains and losses to the extent of the interest attributable to the other equity holders of the jointly controlled entity. The Group has elected to apply, in a consistent manner, the provisions of IAS 27 to transactions under the scope of these standards.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Relevant information on these entities is disclosed in Appendix 1.The above information is based on the most recent data available (actual or estimated) at the time of preparation of these Notes.

Joint ventures

The Group considers as joint ventures those which are controlled jointly under a contractual arrangement, by virtue of which, decisions on relevant activities are made unanimously by the entities that share control with rights over the net assets.

Investments in joint ventures are accounted for using the “equity method”, i.e. in the proportion to the Entity’s share of the assets of the investee, after adjusting for dividends received and other equity eliminations.

Relevant information on these entities is disclosed in Appendix 2.The above information is based on the most recent data available (actual or estimated) at the time of preparation of these Notes.

Associates

Associates are companies over which the Group exercises significant direct or indirect influence, but which are not subsidiaries or joint ventures. In the majority of cases, significant influence is understood to exist when the company holds 20% or more of the voting rights of the investee. If it holds less than 20%, significant influence is evidenced by the circumstances indicated in IAS 28. These include representation on the board of directors, participation in policy-making processes, material transactions between the entity and its investee, interchange of managerial personnel or the provision of essential technical information.

Exceptionally, those not considered associates are companies in which more than 20% of the voting rights is held, but it can clearly be demonstrated that significant influence does not exist and, therefore, the Group lacks the power to govern the entity’s financial and operation policies. Based on these criteria, at the end of the year, the Group held certain equity investments for very insignificant amounts, ranging from 20% to 50% classified under “Financial assets at fair value with changes in other comprehensive income”.

Investments in associates are accounted for using the equity method, i.e. in the proportion to the share of the assets of the investee, after adjusting for dividends received and other equity eliminations. The profits and losses arising from transactions with an associate are eliminated to the extent of the Group's interest in the share capital of the associate.

The amortisation of intangible assets with a finite useful life identified as a result of a Purchase Price Allocation (PPA) is recognised with a charge to “Share of profit/(loss) of entities accounted for using the equity method” in the statement of profit or loss.

The Group has not used the financial statements of companies accounted for using the equity method that refer to a different date than that of the Group's Parent.

Relevant information on these entities is disclosed in Appendix 3.The above information is based on the most recent data available (actual or estimated) at the time of preparation of these Notes.

Erste Group Bank AG

The most representative investment in which it has significant influence with a stake of less than 20% is Erste Group Bank AG (Erste, Erste Group Bank or Erste Bank. There is a preferred partnership agreement between Erste’s controlling shareholder (the Erste Foundation) and CaixaBank that confirms the amicable nature and long-term outlook of the investment, a corporate and sales collaboration agreement between Erste Bank and CaixaBank. Under this agreement, CaixaBank i) can appoint two directors to Erste's Supervisory Board; ii) it votes in the General Committee of Shareholders in the same sense as the Erste Foundation only as regards to the choice of members of the Supervisory Board and iii) it is one of the Austrian bank's stable shareholders, alongside a group of Austrian savings banks and some of their foundations, and the WSW holding company, jointly holding a share of around 30% of the capital.

Structured entities

A structured entity is that which has been designed so that voting or similar rights are not the dominant factor in deciding its control, such as when any voting rights relate to administrative tasks only and the relevant activities are directed by means of contractual arrangements. In any case, the Group also uses the percentage of voting rights as an indicator for the purpose of measuring the existence of control in entities of this nature.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Where the Group creates or holds ownership interests in entities to provide customers access to investments or transfer certain risks to third parties, it analyses whether it has control over the investee and, therefore, whether it should or should not be consolidated.

■	Consolidated structured entities:

To determine whether there is control over a structured entity and, therefore whether it should be consolidated, the Group analyses the contractual rights other than voting rights. For this, it considers the purpose and design of each entity and, inter alia, evidence of the ability to direct the relevant activities, potential indications of special relationships or the ability to affect the returns from its involvement.

With regard to securisation funds, the Group is highly exposed to variable returns and has decision-making power over the entity, directly or through an agent. Information on these funds, the financial support given to the vehicles and the reason are detailed in Note 28.2.

At year-end, there were no agreements to provide additional financial support to other types of consolidated structured entities than those described.

■	Unconsolidated structured entities:

The Group creates vehicles to provide its customers access to certain investments or to transfer risks or for other purposes. These vehicles are not consolidated, as the Group does not have control and as the criteria for consolidation set out in IFRS 10 are not met.

At year-end, the Group did not have any significant interests in or provide financial support to unconsolidated structured entities.

Business combinations

Accounting standards define business combinations as the combination of two or more entities within a single entity or group of entities. “Acquirer” is defined as the entity which, at the date of acquisition, obtains control of another entity.

For business combinations in which the Group obtains control, the cost of the combination is calculated. Generally, it will be the fair value of the consideration transferred. This consideration includes the assets transferred by the acquirer, the liabilities assumed by the acquirer to former owners of the acquiree and the equity interests issued by the acquirer.

In addition, the acquirer recognises, at the acquisition date, any difference between:

i)	the aggregate of the fair value of the consideration transferred, of the minority interests and the previously held equity interest in the company or business acquired, and

ii)	the net amount of the identifiable assets acquired and liabilities assumed, measured at their fair value.

The positive difference between i) and ii) is recognised under “Intangible assets – Goodwill” in the balance sheet provided it is not attributable to specific assets or identifiable intangible assets of the company or business acquired. Any negative difference is recognised under “Negative goodwill recognised in profit or loss” in the statement of profit or loss.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Classification of the financial assets

The criteria established by the regulatory framework for accounting for classifying financial instruments is set out below:

Investments in equity instruments are an exception to the aforementioned general assessment criteria. In general, the Group irrevocably exercises the option in the initial recognition by including – in the portfolio of financial assets at fair value with changes in other comprehensive income – investments in equity instruments that are not classified as held for trading and that, in the event of not exercising this option, would be classified as financial assets compulsorily measured at fair value through profit or loss.

With respect to the evaluation of the business model, this does not depend on the intentions for an individual instrument, but rather the determination is made for a set of instruments, taking into account the frequency, amount and calendar of sales in previous financial years, the reasons for said sales and expectations of future sales. The infrequent or insignificant sales, those near to the maturity of the asset and driven by increased credit risk of the financial assets or to manage the concentration risk, among others, can be compatible with the model of holding assets to receive contractual cash flows.

More specifically, the fact that the Group expects to make regular sales, focusing on loans (or similar financial assets) that have experienced a drop in credit risk levels, is not inconsistent with how those loans are classified under a business model that holds financial assets to receive contractual cash flows. These sales are not counted for the purpose of determining the frequency of sales and their materiality will, therefore, remain separate from the tracking ratios.

If a financial asset contains a contractual condition under which the schedule or amount of its contractual cash flows can be modified (e.g. if the asset can be redeemed in advance or if maturity can be extended), the Group determines whether the contractual cash flows generated by the instrument over its life are solely principal and interest payments on the outstanding principal. To this end, the contractual cash flows that may be generated before and after the change to the schedule or the amount of the contractual cash flows are taken into consideration.

In turn, in the case of a financial asset with a periodic adjustment of the interest rate, but where the frequency of this adjustment does not match the term of the reference interest rate (e.g., the interest rate is adjusted every three months to the one-year rate), at the time of the initial recognition, the Group assesses this mismatch in the interest component to determine whether the contractual cash flows represent solely principal and interest payments on the amount of principal outstanding.

The contractual conditions that, at the time of the initial recognition, have a minimum effect on the cash flows or depend on exceptional and highly unlikely events taking place (such as liquidation of the issuer) do not prevent the asset from being classified in the amortised cost portfolio or fair value portfolio with changes recorded in other comprehensive income.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Classification of the financial liabilities

Financial liabilities are classified under: “Financial liabilities held for trading”, “Financial liabilities designated at fair value through profit or loss” and “Financial liabilities measured at amortised cost”, unless they must be presented under “Liabilities included in disposal groups classified as held for sale” or relate to “Fair value changes of the hedged items in portfolio hedge of interest rate risk” or “Derivatives - Hedge accounting”, which are presented separately.

Particularly, the portfolio "Financial liabilities at amortised cost": includes financial liabilities not classified as financial liabilities held for trading or as other financial liabilities at fair value through profit or loss. The balances recognised in this category, irrespective of the substances of the contractual arrangement and maturity of such liabilities, arise from the ordinary capture activities of credit institutions.

Initial recognition and measurement

Upon initial recognition, all financial instruments are recognised at fair value. For the financial instruments that are not registered at fair value through profit or loss, the fair value amount is adjusted, adding or deducting transaction costs directly attributable to the acquisition or issuance thereof. In the case of financial instruments at fair value through profit or loss, the directly attributable transaction costs are immediately recognised in the statement of profit or loss.

The transaction costs are defined as expenses directly attributable to the acquisition or drawdown of a financial asset, or to the issuance or assumption of a financial liability, which would not have been incurred if the Group had not made the transaction. These include fees paid to intermediaries (such as prescribers); mortgage arrangement expenses borne by the Group and part of the personnel expenses in the Risk Acceptance Centres. Under no circumstances are the internal administrative costs or those deriving from prior research and analysis considered transaction costs.

The Group uses analytical accounting tools to identify direct and incremental transaction costs of asset operations. These costs are included in determining the effective interest rate, which is reduced for financial assets, thus, the costs are accrued throughout the duration of the transaction.

Subsequent measurement of the financial assets

After its initial recognition, the Group measures a financial asset at amortised cost, at fair value with changes in other comprehensive income, at fair value through profit or loss, or at cost.

The receivables for trading operations that do not have a significant financing component and the commercial loans and short-term debt instruments that are initially measured by the price of the transaction or its principal, respectively, continue to be measured by said amount less the correction of value due to estimated impairment as described in Note 2.7.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Income and expenses of the financial assets and liabilities

The income and expenses of financial instruments are recognised according to the following criteria:

Reclassifications between financial instrument portfolios

According to the provisions set out in IFRS 9, only in the event the Group decides to change its financial asset management business model, would all the affected financial assets be reclassified. This reclassification would be carried out prospectively from the date of the reclassification. In accordance with the IFRS 9 approach, in general, changes in the business model occur very infrequently. Financial liabilities cannot be reclassified between portfolios.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

The Group uses financial derivatives as a financial risk management tool, mainly interest rate risk in the banking book (see Note 3). When these transactions meet certain requirements, they qualify for hedge accounting.

Since 1 January 2018, the Group has applied the provisions of IFRS 9 relating to hedge accounting, since it is deemed that this option best suits the risk management strategy of the Group, since there are changes with respect to IAS 39 in a number of areas, such as hedged items, hedging instruments, the accounting of the time value of options and the assessment of effectiveness, which enable the expansion of the transactions to which hedge accounting is applied and facilitate the application of hedge accounting.

When a transaction is designated as a hedge, this is done at inception of the transaction or of the instruments included in the hedge and a technical note of the transaction is documented in accordance with the regulations in force. The hedge accounting documentation duly identifies the hedging instrument or instruments, and the hedged item or forecast transaction, the nature of the risk to be hedged and the way in which the Group assesses whether the hedging relationship meets the requirements of hedging effectiveness (together with the analysis of the causes of failed protection and the way in which the coverage ratio is determined).

For the purpose of verifying the effectiveness requirement:

A	there must be an economic relationship between the hedged item and the hedging instrument;

B	the credit risk of the hedged item's counterparty or of the hedging instrument should not have a dominant effect on changes in value resulting from said economic relationship; and

C	it is essential to comply with the coverage ratio of the hedging accounting relationship, which is defined as the relationship between the quantity of the hedged item and the quantity of the hedging instrument, and it must be the same as the coverage ratio used for management purposes.

Fair value hedges

Fair value hedges hedge the exposure to changes in fair value of financial assets and liabilities or unrecognised firm commitments, or an identified portion of such assets, liabilities or firm commitments, that is attributable to a particular risk and could affect the statement of profit or loss.

In fair value hedges, the gains or losses on the hedging instrument or on the hedged item for the portion attributable to the hedged risk are recognised in an asymmetrical way according to whether the hedged element is a debt instrument or an equity instrument:

■	Debt instruments: In fair value hedges, the gains or losses on the hedging instrument or on the hedged item for the portion attributable to the hedged risk are recognised in the statement of profit or loss, in the "Gains/(losses) from hedge accounting, net" section. Particularly, in fair value macro-hedges, gains or losses arising on the hedged items are balanced in “Assets – Fair value changes of the hedged items in portfolio hedge of interest rate risk” or “Liabilities – Fair value changes of the hedged items in portfolio hedge of interest rate risk” depending on the substance of the hedged item, rather than in the items under which the hedged items are recognised.

■	Equity instruments: the gains or losses on the hedging instrument or on the hedged item for the portion attributable to the hedged risk are recognised in the section "Accumulated other comprehensive income – Items that will not be reclassified to profit or loss – Failed fair value hedges of equity instruments measured at fair value with changes in other comprehensive income" of the balance sheet.

When hedging derivatives no longer meet the requirements for hedging accounting, they are reclassified as trading derivatives. The amount of the previously registered adjustments to the hedged item is attributed as follows:

■	Debt instruments: they are recognised in the heading "Gains/(losses) from hedge accounting, net" of the statement of profit or loss using the effective interest rate method at the date hedge accounting is discontinued.

■	Equity instruments: are reclassified to reserves under the heading "Accumulated other comprehensive income – Elements that will not be reclassified to profit or loss – Failed fair value hedges of equity instruments measured at fair value with changes in other comprehensive income" of the balance sheet.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Cash flow hedges

Cash flow hedges hedge exposure to variability in cash flows that is attributable to a particular risk associated with a recognised financial asset or liability or with a highly probable forecast transaction and could affect profit or loss.

The amount adjusted on the hedging item is recognised in “Accumulated other comprehensive income – Items that may be reclassified to profit or loss – Hedging derivatives. Reserve of cash flow hedges [effective portion]" where they will remain until the forecast transaction occurs, at which point it will be recognised in "Gains/(losses) from hedge accounting, net" of the statement of profit or loss. However, if it is expected that the transaction will not be carried out, it will be recognised immediately in the statement of profit or loss.

In cash flow hedges, the portion of the hedging instrument that qualifies as an effective hedge is recognised temporarily in “Accumulated other comprehensive income – Items that may be reclassified to profit or loss – Hedging derivatives. Cash flow hedges” in equity until the hedged transactions occur. At this moment, the amounts previously recognised in equity are taken to the statement of profit or loss in a symmetrical manner to the hedged cash flows. The hedged items are recognised using the methods described in Note 2.2, without any changes for their consideration as hedged instruments.

A financial asset and a financial liability are offset and the net amount presented in the balance statement when, and only when, the Entity has a legally enforceable right to set off the recognised amounts and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously, taking the following into consideration:

■	The legally enforceable right to set off the recognised amounts should not be contingent on a future event and must be legally enforceable in all circumstances, including cases of default or insolvency of any or all of the counterparties.

■	Settlements that meet the following requirements are considered equivalent to 'net settlement': they totally eliminate or result in insignificant credit and liquidity risk; and settlement of the asset and liability is made in a single settlement process.

A breakdown of the offset transactions are presented below:

OFFSETTING OF ASSETS AND LIABILITIES
(Millions of euros)
	31-12-2019			31-12-2018				31-12-2017
	GROSS AMOUNT RECORDED (A)	OFFSET AMOUNT (B)	NET AMOUNT IN BALANCE SHEET (C=A-B)	GROSS AMOUNT RECORDED (A)	OFFSET AMOUNT (B)	NET AMOUNT IN BALANCE SHEET (C=A-B)		GROSS AMOUNT RECORDED (A)	OFFSET AMOUNT (B)	NET AMOUNT IN BALANCE SHEET (C=B-A)
Trading derivatives *	4,188	4,188	0			0		24	24	0
Loans and advances *	2,372	2,372	0
Loans and advances (Reverse repurchase agreement)**	990	990	0	1,012	1,012	0		6,729	6,729	0
Loans and advances (Tax lease transaction)	572	572	0	410	410	0		244	244	0
TOTAL ASSETS	8,122	8,122	0	1,422	1,422	0	0	6,997	6,997	0
Trading derivatives *	8,015	8,015	0			0		221	24	197
Financial liabilities at amortised cost (Other financial liabilities)*		(1,455)	1,455
Financial liabilities at amortised cost (Tax lease)	991	990	1	2,595	1,012	1,583		6,993	6,729	264
Financial liabilities at amortised cost (Repurchase agreement) **	572	572	0	410	410	0		244	244	0
TOTAL LIABILITIES	9,578	8,122	1,456	3,005	1,422	1,583		7,458	6,997	461

(*) With regard to offsetting the trading derivatives held via clearing houses LCH and EUREX, the offsetting criteria established in IAS 32 have been met since 31 December 2019.
(**) Collateral exchange operations implemented through repos, whereby separate cancellation is not permitted. They are generally carried out at 12 months.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

All or part of a financial asset is derecognised when the contractual rights to the cash flows from the financial asset expire or when the entity transfers the asset to an unrelated third party.

The accounting treatment of transfers of financial assets depends on the extent to which the risks and rewards associated with ownership of the transferred assets are transferred to third parties:

■	If all the risks and rewards of ownership of the transferred asset are substantially transferred (such as in the case of, among others: unconditional sales, a sale with an option to repurchase the financial asset at its fair value at the time of repurchase, a sale of a financial asset together with a put or call option that is deep out of the money, or asset securitisations in which the transferor does not retain any subordinated loans and does not provide any type of credit enhancement to the new owners), it is derecognised, and any rights or obligations retained or arising as a result of the transfer are simultaneously recognised.

■	If the risks and rewards of ownership of the transferred financial asset are substantially retained (such as in the case of, among others: sale and repurchase transactions where the repurchase price is a fixed price or the sale price plus a lender’s return, a securities lending agreement under which the borrower has the obligation to return the securities or similar), it is not derecognised and continues to be measured by the same criteria used before the transfer and the following are recognised:

◆	A financial liability equal to the consideration received, which is subsequently measured at amortised cost, unless it meets the requirements to be classified under other liabilities at fair value through profit or loss; and

◆	The income generated on the transferred (but not derecognised) financial asset and the expenses of the new financial liability, without offsetting.

■	If substantially all the risks and rewards of ownership of the transferred financial asset are neither transferred nor retained (such as in the case of, among others, a sale of a financial asset together with a put or call option that is neither deep-in-the-money nor deep-out-of-the-money, securitisations in which the transferor assumes a subordinated loan or other type of credit enhancement for part of the transferred asset), the following distinction is made:

◆	If the transferor does not retain control over the financial asset transferred, it is derecognised and any right or obligation retained or arising from the transfer is recognised; or

◆	If the transferor retains control over the financial asset transferred, it continues to recognise the asset for an amount equal to its exposure to changes in value of the asset, recognising a liability associated with the financial asset transferred. The net amount of the transferred asset and the associated liability shall be the amortised cost of the rights and obligations retained, if the asset is measured at amortised cost, or at fair value of the rights and obligations retained, if the transferred asset is measured at fair value.

According to the terms of the transfer agreements in place, virtually the entire portfolio of loans and receivables securitised by the Group does not need to be written off the balance sheet.

Financial liabilities shall equally be derecognised when the obligation specified in the contract is discharged or cancelled or expires.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Financial guarantees given

Financial guarantees are defined as contracts whereby the issuer thereof undertakes to make specific payments to reimburse the creditor for the loss incurred when a specific debtor fails to meet its payment obligations, irrespective of the legal form of the obligation, such as deposits (including those to participate in auctions and tenders), financial and technical guarantees, irrevocable documentary credits, insurance contracts or credit derivatives.

Financial deposits comprise all manner of deposits that directly or indirectly guarantee debt securities such as loans, credit facilities, finance leases and deferred payment arrangements for all types of debt.

All these operations are recognised under the memorandum item “Guarantees given” in the balance sheet.

Financial guarantees and guarantee contracts are recognised upon execution at fair value plus transaction costs, which is equal to the premium received plus the present value of the future cash flows, under "Financial assets at amortised cost” with a balancing entry in “Financial liabilities at amortised cost – Other financial liabilities” or “Other liabilities”. Fair value changes of the contracts are recognised as financial income in the statement of profit or loss.

Financial guarantee and guarantee contract portfolios, regardless of the guarantor, instrumentation or other circumstances, are reviewed periodically so as to determine the credit risk to which they are exposed and, if appropriate, estimate any provision required. The credit risk is determined by applying criteria similar to those established for quantifying impairment losses on debt securities measured at amortised cost as set out in Note 23, except in the case of technical guarantees, where the criteria set out in Note 2.20 are applied.

Provisions set aside for this type of arrangement are recognised under "Provisions – Commitments and guarantees given" on the liability side of the balance sheet, and under "Provisions – Other provisions"; as regards the latter, if the financial guarantees given are classified as written-off operations pending execution by third parties. Additions to and reversals of provisions are recognised in “Provisions or reversal of provisions” in the statement of profit or loss.

Should it become necessary to establish provisions for these financial guarantees, any fees that may accrue on these transactions in future which would be recognised in “Financial liabilities at amortised cost – Other financial liabilities” are reclassified to “Provisions – Commitments and guarantees given”.

Financial guarantees received

No significant guarantees or collateral were received with regard to which there is authorisation to sell or repledge without default by the owner of the guarantee or collateral, except for the collateral inherent to the Group's treasury activity (see Note 3.12).

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

The Group applies the requirements on impairment of debt instruments that are measured at amortised cost and at fair value with changes in other comprehensive income, as well as other exposures that involve credit risk, such as loan commitments given, financial guarantees given and other commitments given.

The aim of the regulatory accounting framework requirements as regards impairment is to ensure recognition of the credit losses of operations, assessed collectively or individually, considering all the reasonable and substantiated information available, including information of a prospective nature.

Impairment losses on debt instruments in the period are recognised as an expense under the heading "Impairment or reversal of impairment losses on financial assets not measured at fair value through profit or loss or net profit or loss due to a change" in the statement of profit or loss. The impairment losses of debt instruments at amortised cost are recognised against a corrective account of provisions that reduces the carrying amount of the asset, whereas those of instruments at fair value with changes in other comprehensive income are recognised against accumulated other comprehensive income.

The hedges to cover impairment losses in exposures involving credit risk other than debt instruments are recorded as a provision under the heading "Provisions – Commitments and guarantees given" on the liabilities side of the balance sheet. Additions to and reversals of these hedges are recognised charged under the heading “Provisions or reversal of provisions” in the statement of profit or loss.

For the purpose of recording the hedging for impairment losses of debt instruments, the following definitions must be taken into account in advance:

A	Credit losses: these correspond to the difference between all the contractual cash flows owed to the Group in accordance with the financial asset's contract and all the cash flows that it is due to receive (i.e. all the insufficiency of cash flows), discounted at the original effective interest rate or, for financial assets that were purchased with or that originated with credit impairment, discounted at the effective interest rate adjusted to reflect credit quality, or the interest rate on the date referred to in the financial statements in the case of a variable rate.

In the case of the granted loan commitments, the contractual cash flows that would be owed to the Group in the event the loan commitment were drawn down are compared to the cash flows that it would expect to receive if the commitment were drawn down. In the case of financial guarantees given, the payments that the Group expects to receive are taken into account, less the cash flows that are expected to be received from the guaranteed holder.

The Group estimates the cash flows of the operation during its expected life taking into account all the contractual terms and conditions of the operation (such as early repayment, extension, redemption and other similar options). In extreme cases when it is not possible to reliably estimate the expected life of the operation, the Group uses the remaining contractual term of the operation, including extension options.

The cash flows taken into account include those deriving from the sale of collateral, taking into account the cash flows that would be obtained from the sale thereof, less the amount of the costs required to obtain them, maintenance and their subsequent sale, or other credit improvements that form an integral part of the contractual conditions, such as financial guarantees received.

If the Group's current non-performing asset reduction strategy expects loan sales and other accounts receivable whose credit risk has increased (exposure classified at Stage 3), then the Group will retain any asset affected by this strategy under the model for retaining assets to receive their contractual cash flows, thus they are measured and classified in the portfolio of "Financial assets at amortised cost", provided that their flows only include payments of principal and interest. Similarly, until they no longer intend to make sales, the corresponding credit risk provision takes into account the price to be received from a third party.

B	Expected credit losses: these are the weighted average of the credit losses, using as weighting the respective risks of default events. The following distinction will be taken into account:

■	Expected credit losses during the life of the operation: these are expected credit losses resulting from all the possible default events during the expected life of the operation.

■	Expected credit losses at twelve months: these are the part of the credit losses expected during the life of the operation corresponding to the expected credit losses resulting from any default events during the twelve months following the reference date.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

The amount of the hedges to cover impairment loss is calculated according to whether there has been a significant increase in credit risk since the operation's initial recognition, and whether a default event has occurred:

The Group classifies as impairments the debt instruments, whether due or not, for which after analysing them individually, it considers the possibility of recovery to be remote and proceeds to derecognise them, without prejudice to any actions that may be initiated to seek collection until their contractual rights are extinguished definitively by expiry of the statute-of-limitations period, forgiveness or any other cause.

This category includes i) non-performing operations due to customer arrears older than four years, or, before the end of the four-year period when the amount not secured by effective guarantees is fully covered for more than two years, and ii) operations made by borrowers declared to be insolvent which have entered or will enter the liquidation phase. In both cases, the operations are not considered to be write-offs if they have effective collateral that covers at least 10% of its gross carrying amount.

Notwithstanding the above, to reclassify operations to this category before these terms expire, the Group must demonstrate these operations' remote recuperability.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Based on the Group's experience of recoveries, it deems the recovery of the remaining balance of mortgage operations remote when there is no additional collateral once the good has been recovered, and therefore, the aforementioned remainder is classified as a write-off.

When the contractual cash flows of a financial asset are modified or the financial asset is replaced with another, and the modification or exchange does not cause it to be derecognised from the balance sheet, the Group recalculates the gross carrying amount of the financial asset, taking into account the modified flows and the effective interest rate applicable before the modification, and recognises any difference that emerges as a loss or gain due to a change in the profit or loss of the period. The amount of the directly attributable transaction costs raises the carrying amount of the modified financial asset and it will be amortised during the remainder of its life, which will require the company to recalculate the effective interest rate.

Regardless of its subsequent classification, in the event that an operation is bought with or originates with credit impairment, its hedging would be equal to the accumulated amount of the changes in the credit losses after the initial recognition and the interest income of these assets would be calculated by applying the effective interest rate adjusted to reflect credit quality at the amortised cost of the instrument.

According to the provisions of the regulation, these relate to operation in which the customer has, or will foreseeably have, financial difficulty in meeting its payment obligations under the contractually agreed terms and, therefore, has amended the agreement, cancelled the agreement and/or arranged a new operation.

These operations may derive from:

■	A new transaction (refinancing operation) granted that fully or partially cancels other transactions (refinanced operations) previously granted by any Group company to the same borrower or other companies forming part of its economic group that become up-to-date on its payments for previously past-due loans.

■	The amendment of the contractual terms of an existing operation (restructured operations) that changes its repayment schedule (grace periods, extension of loan maturities, reduction in interest rates, changes in the repayment schedule, extension of all or part of the capital on maturity, etc.).

■	The activation of contract clauses agreed at source that extend the debt repayment terms (flexible grace period).

■	The partial cancellation of the debt without the contribution of funds by the customer (foreclosure, purchase or received in lieu of payment of the collateral, or forgiveness of capital, interest, fees and commissions or any other cost relating to the loan extended to the borrower).

The existence of previous defaults is an indication of financial difficulty. Unless otherwise demonstrated, a restructuring or refinancing operation is assumed to exist when the amendment to contractual terms affects operations that have been past due for more than 30 days at least once in the three months prior to the amendment. However, previous defaults are not a requirement for an operation to be classified as refinanced or restructured.

The cancellation of an operation, changes in the contractual terms or the activation of clauses that delay payments when the customer is unable to meet future repayment obligations can also be classified as refinancing/restructuring.

In contrast, debt renewals and renegotiations may be granted when the borrower does not have, or is not expected to have, financial difficulties; i.e. for business reasons, not to facilitate repayments.

For an operation to be classified as such, the borrower must have the capacity to obtain credit from the market, at the date in question, for a similar amount and on similar terms to those offered by the Bank. In turn, these terms must be adjusted to reflect the terms offered to borrowers with a similar risk profile.

In general, refinanced or restructured operations and new operations carried out for refinancing are classified in the watch-list performing category. However, according to the particular characteristics of the operation they may be classified as non-performing when they meet the general criteria for classifying debt securities as such, and specifically i) operations backed by an unsuitable business plan, ii) operations that include contractual clauses that delay repayments in the form of interest-only periods

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

longer than 24 months, and iii) operations that include amounts that have been removed from the balance sheet having been classified as unrecoverable that exceed the coverage applicable according to the percentages established for operations in the watch-list performing category.

Refinanced or restructured operations and new operations carried out for refinancing are classified as watch-list performing for a trial period until all the following requirements are met:

■	After reviewing the borrower’s asset and financial position it is concluded that they are unlikely to have financial difficulties and therefore it is highly probable that they will meet their obligations vis-a-vis the entity in both time and form.

■	A minimum period of two years has elapsed from the date of authorisation of the restructuring or refinancing operation, or, if later, from the date of its reclassification from the non-performing category.

■	The borrower has covered all the principal and interest payments from the date of authorisation of the restructuring or refinancing operation, or, if later, from the date of its reclassification from the non-performing category. Additionally: i) the borrower has made regular payments of an amount equivalent to the whole amount (principal and interest) falling due at the date of the restructuring or refinancing operation, or that were derecognised as a result of it; or ii) when it is deemed more appropriate given the nature of the operations, the borrower complies with other objective criteria that demonstrate their payment capacity.

If there are contractual clauses that may delay repayments, such as grace periods for the principal, the operation will remain classified as watch-list performing until all criteria are met.

■	The borrower must have no other operations with past due amounts for more than 30 days at the end of the period.

When all the above requirements are met, the operations are no longer classified as refinancing, refinanced or restructured operations in the financial statements.

During the previous trial period, further refinancing or restructuring of the refinancing, refinanced or restructured operations, or the existence of amounts that are more than 30 days overdue in these operations, will mean that the operations are reclassified as non-performing for reasons other than arrears, provided that they were classified in the non-performing category before the start of the trial period.

Refinanced and restructured operations and new operations carried out for refinancing remain classified as non-performing until they meet the general criteria for debt instruments; specifically the following requirements:

■	A period of one year has elapsed from the refinancing or restructuring date.

■	The borrower has covered all the principal and interest payments (i.e. they are up to date on payments) thereby reducing the renegotiated principal, from the date of authorisation of the restructuring or refinancing operation, or, if later, from the date of its reclassification to the non-performing category.

■	The borrower has made regular payments of an amount equivalent to the whole amount (principal and interest) falling due at the date of the restructuring or refinancing operation, or that were derecognised as a result of it, or, when it is deemed more appropriate given the nature of the operations, the borrower complies with other objective criteria that demonstrate their payment capacity.

■	The borrower has no other operations with past due amounts for more than 90 days at the date the refinancing or restructured operation is reclassified to the watch-list performing category.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

The Group’s functional and presentation currency is the euro. Consequently, all non-euro balances and transactions are foreign currency balances and transactions.

All foreign currency transactions are recorded, on initial recognition, by applying the spot exchange rate between the functional currency and the foreign currency.

At the end of each reporting period, foreign currency monetary items are translated to euros using the average exchange rate prevailing on the spot currency market at the end of each period. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated to euros using the exchange rate at the date of acquisition. Non-monetary items measured at fair value in a foreign currency are translated to euros using the exchange rates at the date when the fair value is determined.

Unmatured forward foreign exchange purchase and sale transactions not considered as hedges are translated to euros at the year-end exchange rates on the forward currency market.

The exchange rates used in translating the foreign currency balances to euros are those published by the European Central Bank (ECB) at 31 December of each year.

The exchange differences arising on the translation of foreign currency balances and transactions to the reporting currency of the Group are generally recognised under “Exchange differences (net)” in the statement of profit or loss. However, exchange differences arising on changes in the value of non-monetary items are recognised under “Equity – Accumulated other comprehensive income – Items that may be reclassified to profit or loss – Exchange differences” in the balance sheet, and exchange differences arising on financial instruments classified as at fair value through profit or loss are recognised in the statement of profit or loss with no distinction made from other changes in fair value.

Income and expenses are translated at the closing exchange rate of each month.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

The main policies applied to recognise income and expenses are as follows:

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

In particular the Group adheres to the following stages:

As for the accounting of the costs related to the contracts, the costs of obtaining a contract are those which the Group incurs to obtain a contract with a customer and which it would not have incurred if the Group had not entered into said contract.

They are recognised as an asset if they are directly related to a contract that can be identified specifically and the Group expects to recover them. In this case, they are amortised systematically and consistent with the transfer to the customer of the contractually related goods or services. However, if the asset's repayment period is equal to or less than one year, these costs are not recognised as an asset and are recorded as an expense.

Collective investment institutions and pension funds managed by Group companies are not presented on the face of the Group's balance sheet since the related assets are owned by third parties. The fees and commissions earned in the period from this activity are included under “Fee and commission income” in the statement of profit or loss.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Employee benefits include all forms of consideration given in exchange for services rendered to the Group by employees or for benefits payable after completion of employment. They can be classified into the following categories:

Short-term employee benefits

These are employee benefits (other than termination benefits) which fall due wholly within 12 months after the end of the period in which the employees render the related service. It includes wages, salaries and social security contributions; paid annual leave and paid sick leave; profit-sharing and bonuses; and non-monetary benefits payable to employees such as medical care, housing, cars and free or subsidised goods or services.

The cost of services rendered is recognised under "Administrative expenses – Personnel expenses" of the statement of profit or loss, except for part of the personnel costs of the Risk Acceptance Centres which are presented as a smaller financial margin of the operations to which they are associated and certain incentives for the personnel of the branch network for the marketing of products, including insurance policies, which are also presented with a reduced financial margin or under the heading of expenses from liabilities under insurance reinsurance contracts.

Credit facilities made available to employees at below market rates are considered to be non-monetary benefits and are calculated as the difference between market rates and the rates agreed with employees. The difference is recognised under “Administrative expenses – Personnel expenses” with a balancing entry under “Interest income” in the statement of profit or loss.

Remuneration to employees based on equity instruments

The delivery of shareholder equity instruments to employees as payment for their services – when such a delivery is made upon completion of a specific period of services – is recognised as a services expense, insomuch as it is provided by employees, with a balancing entry under the heading "Shareholders' Equity - Other equity items" elements.

On the date the equity instruments are granted, these services – as well as the corresponding equity increase – will be measured at the fair value of the services received, unless it cannot be reliably estimated, in which case they will be measured indirectly with reference to the fair value of the granted equity instruments. The fair value of these equity instruments will be determined on the date they are granted.

When external market conditions are established – among the requirements laid down in the remuneration agreement –, their performance will be taken into account when estimating the fair value of the granted equity instruments. In turn, variables that are not considered market variables are not taken into account when calculating the fair value of granted equity instruments, but they are considered when determining the number of instruments to be delivered. Both effects will be recognised in the statement of profit or loss and in the corresponding increase in equity.

In the case of share-based payment transactions that are cash-settled, an expense with a balancing entry will be recorded on the liabilities side of the balance sheet. Up to the date on which the liability is settled, this liability will be measured at its fair value, recognising value changes in the profit/(loss) for the period.

As an exception to the provision of the previous paragraph, share-based payment transactions that have a net-settlement feature to satisfy tax withholding obligations will be classified in their entirety as share-based payment transactions settled through equity instruments if, in the absence of the net-settlement feature, they have been classified as such.

Post-employment benefits

Post-employment benefits are all those undertaken with employees, to be paid after completion of their employment with the Group. They include: retirement benefits, such as pensions and one-off retirement payments; and other post-employment benefits, such as post-employment life insurance and post-employment medical care, at the end of the employment relationship.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Defined contribution plans

The post-employment obligations with employees are deemed to be defined contribution obligations when the Group makes pre-determined contributions to a separate entity or pension fund and has no legal or constructive obligation to make further contributions if the separate entity or fund cannot pay the employee benefits relating to the service rendered in the current and prior periods. Defined contribution plans each year are recognised under “Administrative expenses – Personnel expenses” in the statement of profit or loss. Post-employment obligations that do not meet the aforementioned conditions are considered defined benefit obligations.

Defined benefit plans

The present value of defined benefit post-employment obligations, net of the value of plan assets, is recorded under “Provisions – Pensions and other post-employment defined benefit obligations” in the balance sheet.

Plan assets are defined as follows:

■	The assets held by a long-term employee benefit fund, and

■	Qualifying insurance policies; those issued by an insurer that it is not a related part of the Group.

In the case of the assets held by a benefit fund, they must be assets:

■	Held by a fund that is legally separate from the Group and exists solely to pay or finance employee benefits, or

■	They are solely available to pay or finance post-employment remuneration, they are not available to cover the debts of Group creditors (not even in the event of bankruptcy), and they cannot be returned to the Group unless (i) the remaining assets of the plan are sufficient to meet all the related employee benefit obligations of the plan or CaixaBank, or (ii) are used to reimburse it for post-employment benefits the Group has already paid to employees.

In the case of insurance policies, the defined benefit commitments assured through policies taken out with the entities that are not considered related parties also meet the requirements to be considered plan assets.

The value both of the assets held by a pension fund, as well as qualifying insurance policies is recognised as a decrease in the value of the liabilities under “Provisions – Pensions and other post-employment defined benefit obligations”. When the value of plan assets is greater than the value of the obligations, the net positive difference is recognised under “Other assets”.

The assets and liabilities of subsidiaries that include the mathematical provisions of the policies taken out directly by CaixaBank are included on consolidation. Therefore, in this process the amount under “Liabilities under insurance contracts” is deducted and the investments in financial instruments under policies are registered.

Post-employment benefits are recognised as follows:

■	Service cost is recognised in the statement of profit or loss and includes the following:

◆	Current service cost, understood as the increase in the present value of obligations arising from employee service in the current period, recognised under "Administrative expenses – Personnel expenses".

◆	Past service cost, resulting from amendments to existing post-employment benefits or the introduction of new benefits, and the cost of curtailments, recognised under "Provisions or reversal of provisions".

◆	Any gain or loss arising on settlement of a plan is recognised in "Provisions or reversal of provisions".

■	The net interest on the net defined benefit post-employment benefit liability/(asset), understood to be the change during the period in the net defined benefit liability/(asset) that arises from the passage of time, is recognised in "Interest expense", or "Interest income" if it results in income, in the statement of profit or loss.

■	Remeasurements of the net liability/(asset) for defined benefit post-employment benefits are recognised in "Accumulated other comprehensive income" in the balance sheet. It includes:

◆	Actuarial gains and losses arising in the period from differences between the previous actuarial assumptions and what has actually occurred and from changes in the actuarial assumptions used.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

◆	The return on plan assets, excluding the amounts included in the net interest on the liability/(asset) for defined benefit post-employment benefits.

◆	Any change in the impact of the asset ceiling, excluding the amounts included in the net interest on the liability/(asset) for defined benefit post-employment benefits.

In addition to the accounting policy change stated in Note 1, the accounting recognition criterion of the actuarial gains and losses on equity deriving from the measurement of the assets and liabilities to the Group's pension commitments have been amended during 2019. Following on from this, the actuarial losses and gains previously recognised under the heading “Shareholders' equity - Retained earnings” and “Shareholders' equity - Other reserves” are now shown under the heading “Accumulated Other Comprehensive Income – Items that will not be reclassified to profit or loss - Actuarial gains or losses on defined benefit pension plans”.

Other long-term employee benefits

Other long term employee benefits, understood as obligations with pre-retired employees (those who have ceased rendering services but who, without being legally retired, continue to enjoy economic rights vis-à-vis the Entity until they acquire the status of legally retired), long-service bonuses and similar items, are treated for accounting purposes, where applicable, as established for defined benefit post-employment plans, except that the actuarial gains and losses are recognised in "Provisions or reversal of provisions" in the statement of profit or loss.

Termination benefits

These benefits are payable as a result of an Entity’s decision to terminate an employee’s employment before the normal retirement date, a valid expectation raised in the employee or an employee’s decision to accept voluntary redundancy in exchange for those benefits.

A liability and an expense for termination benefits are recognised when there is no realistic possibility of withdrawing the offer to pay the termination benefits or when the costs for restructuring – which involves the payment of termination benefits – are recognised. These amounts are recognised as a provision under "Provisions – Other long-term employee benefits” in the balance sheet until they are settled.

In the case of payments of over 12 months, the same treatment is applied as for the other long-term employee benefits.

The expense for Spanish income tax is considered to be a current expense and is recognised in the statement of profit or loss, except when it results from a transaction recognised directly in equity, in which case the corresponding tax effect is recognised in equity.

Income tax expense is calculated as the sum of the current tax for the year resulting from applying the tax rate to the taxable profit for the year and any changes in deferred tax assets and liabilities recognised in the year in the statement of profit or loss, less any allowable tax deductions.

Temporary differences, tax loss carryforwards pending offset and unused tax deductions are recognised as deferred tax assets and/or deferred tax liabilities. The amounts are recognised at the tax rates that are expected to apply when the asset is realised or the liability is settled.

All tax assets are recognised under “Tax assets” in the balance sheet as current, for amounts to be recovered in the next 12 months, or deferred, for amounts to be recovered in future reporting periods.

Similarly, tax liabilities are recognised in “Tax liabilities" in the balance sheet, also by current and deferred. Current tax liabilities include the amount of tax payable within the next 12 months and deferred tax liabilities as the amount expected to be paid in future periods.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Deferred tax liabilities arising from temporary differences related to investments in subsidiaries, associates or joint ventures are not recognised when the Group is able to control the timing of the reversal of the temporary difference and, in addition, it is probable that the temporary difference will not reverse.

Deferred tax assets are only recognised when it is probable that they will be reversed in the foreseeable future and it is estimated that there is sufficient taxable profit against which they can be used.

Property, plant and equipment for own use

They include the amount of property, land, furniture, vehicles, IT equipment and other facilities owned or acquired under a lease, as well as assets leased out under and operating lease.

Property, plant and equipment for own use includes assets held by the Group for present or future administrative uses or for the production or supply of goods and services that are expected to be used over more than one financial period.

Investment property

It reflects the carrying amounts of land, buildings and other constructions – including those received by the Bank for the total or partial settlement of financial assets that represent collection rights vis-a-vis third parties – owned to obtain rental income or gains through sale.

Tangible assets are generally stated at acquisition cost less accumulated depreciation and any impairment losses determined by comparing the carrying amount of each item to its recoverable amount.

Depreciation is calculated using the straight-line method on the basis of the acquisition cost of the assets less their net carrying value. Land is not depreciated since it is considered to have an indefinite life.

The depreciation charge is recognised with a balancing entry under “Depreciation and amortisation” in the statement of profit or loss and is calculated basically using the depreciation rates set out in the table below, which are based on the years of estimated useful life of the various assets.

USEFUL LIFE OF TANGIBLE ASSETS
(Years)
ESTIMATED USEFUL LIFE
Constructions
Buildings	16 - 50
Facilities	8 - 25
Furniture and fixtures	4 - 50
Electronic equipment	3 - 8
Other	7 - 14

At the end of each reporting period, the Group assesses tangible assets for any indications that their net carrying amount exceeds their recoverable amount, understood as fair value less costs to sell and value in use.

Any impairment loss determined is recognised with a charge to “Impairment/(reversal) of impairment on non-financial assets – Tangible assets” in the statement of profit or loss and a reduction to the carrying amount of the asset to its recoverable amount. After the recognition of an impairment loss, the depreciation charges for the asset in future periods are adjusted in proportion to its revised carrying amount and remaining useful life.

Similarly, when there are indications of a recovery in the value of the assets, a reversal of the impairment loss recorded in prior periods is recognised and the depreciation charge for the asset in future periods is adjusted. In no circumstances may the reversal of an impairment loss on an asset raise its carrying amount above that which it would have if no impairment losses had been recognised in prior years.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Likewise, the estimated useful lives of tangible assets are reviewed each year or whenever indications are noted which make it advisable to do so and, where appropriate, the depreciation charges are adjusted in the statement of profit or loss of future years.

Upkeep and maintenance expenses are recognised under “Administrative expenses – Other administrative expenses” in the statement of profit or loss. Similarly, operating income from investment properties is recognised under “Other operating income” in the statement of profit or loss and the related operating expenses under “Other operating expenses”.

Intangible assets are identifiable non-monetary assets without physical substance acquired from third parties or developed internally.

Goodwill

Goodwill represents the payment made by the acquirer in anticipation of future economic benefits from assets that are not capable of being individually identified and separately recognised. Goodwill is only recognised in the acquisition of a business combination for valuable consideration.

In business combinations, goodwill arises as the positive difference between:

■	the consideration transferred plus, as appropriate, the fair value of any previously-held equity interest in the acquiree and the amount of minority interests; and

■	the net fair value of the identifiable assets acquired less the liabilities assumed.

Goodwill is recognised in "Intangible assets – Goodwill" and is not amortised.

At the end of each reporting period or whenever there are indications of impairment, an estimate is made of any impairment that reduces the recoverable amount to below carrying amount and, where there is impairment, the goodwill is written down with a balancing entry in "Impairment/(reversal) of impairment on non-financial assets – Intangible assets" in the statement of profit or loss. Impairment losses recognised for goodwill are not reversed in a subsequent period.

Other intangible assets

This includes the amount of other identifiable intangible assets, such as assets arising in business combinations and computer software.

Other intangible assets have an indefinite useful life when, based on an analysis of all the relevant factors, it is concluded that there is no foreseeable limit to the period over which the asset is expected to generate net cash inflows for the Group, and a finite useful life in all other cases.

Intangible assets with an indefinite life are not amortised. However, at the end of each reporting period, or whenever there is any indication of impairment, the remaining useful lives of the assets are reviewed in order to determine whether they continue to be indefinite and, if this is not the case, to take the appropriate steps.

Intangible assets with a finite useful life are amortised over the useful life, applying policies similar to those followed for the depreciation of tangible assets.

Any impairment losses on assets with either indefinite or finite useful lives are recognised with a balancing entry in “Impairment/(reversal) of impairment on non-financial assets – Intangible assets” in the statement of profit or loss. The policies for recognising impairment losses on these assets and for reversing impairment losses recognised in prior years are similar to those for tangible assets.

Software

Software is recognised as an intangible asset when, among other requirements, it is capable of being used or sold, and it is identifiable and its ability to generate future economic benefits can be demonstrated.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Expenses incurred during the research phase are recognised directly in the statement of profit or loss for the period in which they are incurred, and cannot subsequently be capitalised.

Almost all software recorded under this chapter of the balance sheet has been developed by third parties and is amortised with an average useful life of between 4 and 15 years.

This item in the balance sheet includes non-financial assets held for sale in the ordinary course of business, that are in the process of production, construction or development for such sale, or that are to be consumed in the production process or in the rendering of services.

Inventories are measured at the lower of cost, including borrowing costs, and net realisable value. Net realisable value is defined as the estimated selling price less the estimated costs of production and the estimated costs necessary to make the sale. The accounting principles and measurement bases applied to assets received as payments of debts classified under this item are the same as those set out in Note 2.17. These assets are classified as Level 2 in the fair value hierarchy.

The cost of inventories of items that are not ordinarily interchangeable and of goods and services produced and segregated for specific projects is determined individually, while the cost of other inventories is assigned mainly by using the First-In-First-Out method (FIFO) or weighted average cost formula, as appropriate.

Any write-downs to inventories or subsequent reversals of write-downs are recognised under “Impairment/(reversal) of impairment on non-financial assets – Other” in the statement of profit or loss for the year in which the write-down or reversal occurs.

When inventories are sold, the carrying amount of those inventories is derecognised and an expense recognised in the statement of profit or loss for the period in which the related revenue is recognised. The expense is recognised under “Other operating expenses” in the statement of profit or loss.

Assets recognised under this heading in the balance sheet reflect the carrying amount of individual assets or disposal groups, or assets that form part of a line of business that will be disposed of (discontinued operation) whose sale is highly probable in their present condition within one year from the reporting date. Assets that will be disposed of within a year but where disposal is delayed by events and circumstances beyond the Group’s control may also be classified as held for sale, when there is sufficient evidence that the Company is still committed to selling them. The carrying amount of these assets will be recovered principally through a sale transaction.

Specifically, real estate or other non-current assets received as total or partial settlement of debtors’ payment obligations in credit operations are recognised under "Non-current assets and disposal groups classified as held for sale" unless it has been decided to make continuing use of the assets.

The Group has centralised the ownership of virtually all the real estate assets acquired or foreclosed in payment of debts in its subsidiary BuildingCenter, SAU, in a bid to optimise management.

Non-current assets classified as held for sale are generally measured initially at the lower of the carrying amount of the financial assets and their fair value less costs to sell the asset to be foreclosed:

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

■	To estimate provisions for the financial assets, the estimated fair value less the costs to sell the asset to be foreclosed are taken as the recoverable value of the guarantee when the Company’s sales experience attests to its ability to realise this asset at fair value. This recalculated carrying amount is compared with the previous carrying amount and the difference is recognised as an increase or a release of provisions as appropriate.

■	To determine the fair value less the costs to sell the asset to be foreclosed, the Company uses the market value extended in the full individual ECO appraisal at the time of foreclosure or reception. Internal valuation models are used to calculate the adjustment to be applied to this market value in order to estimate the discount on the reference price and the costs to sell. These in-house models factor in prior sales experience for similar assets in terms of price and volume.

When the fair value less costs to sell exceeds the carrying amount, the Group recognises the difference in the statement of profit or loss, as an impairment reversal, up to the limit of the impairment accumulated as from the initial recognition of the foreclosed asset.

After the initial recognition, the Group compares the carrying amount with the fair value less costs to sell, recognising any possible additional impairment in the statement of profit or loss. For this purpose, the main valuation used to estimate fair value is updated by the Group. In line with the procedure followed in the initial recognition process, the Group also applies an adjustment, based on the internal models, to the main valuation.

Impairment losses on an asset or disposal group are recognised under "Profit/(loss) from non-current assets and disposal groups classified as held for sale not qualifying as discontinued operations, net" in the statement of profit or loss. Gains on a non-current asset held for sale resulting from subsequent increases in fair value (less costs to sell) increase its carrying amount and are recognised in the same statement of profit or loss item up to an amount equal to the previously recognised impairment losses.

Non-current assets held for sale are not depreciated while they are classified as held for sale.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

The means of identifying and accounting for leasing operations in which the Group acts as lessor or lessee, are set out below:

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

Contingent assets arise from unplanned or other unexpected events that give rise to the possibility of an inflow of economic benefits. Contingent assets are not recognised in financial statements, except where an inflow of economic benefits is practically certain. If there is a probable inflow of economic benefits, the group discloses the contingent asset.

Contingent assets are assessed continually to ensure that developments are appropriately reflected in the financial statements.

Provisions cover present obligations at the date of preparation of the financial statements arising from past events which could give rise to a loss considered likely to occur; and is certain as to its nature but uncertain as to its amount and/or timing.

The financial statements include all the material provisions with respect to which it is considered more likely than not that the obligation will have to be settled. Provisions are recognised on the liability side of the balance sheet in accordance with the obligations covered.

Provisions, which are quantified based on the best information available on the consequences of the event giving rise to them and are re-estimated at the end of each reporting period, are used for specific expenditures for which the provision was originally recognised. Provisions are fully or partially reversed when the obligations cease to exist or are reduced.

The tax contingency policy is to set aside provisions for the possible tax expense and late-payment interest arising from the income tax assessments initiated by the tax authorities for the main applicable taxes, irrespective of whether an appeal has been lodged. Meanwhile, provisions are made for legal suits, in those instances where there is over a 50% probability of losing the case.

When there are present obligations but they are not likely to give rise to an outflow of resources, they are recorded as contingent liabilities. Contingent liabilities may develop in a way not initially expected. Therefore, they are assessed continually to determine whether an outflow of resources embodying economic benefits has become probable. If it becomes more probable than not that an outflow of future economic benefits will be required, a provision is recognised in the balance sheet.

Provisions are recognised under "Provisions" on the liability side of the balance sheet in accordance with the obligations covered. Contingent liabilities are recognised under memorandum items in the balance sheet.

Financial instruments

The Group's insurance companies (VidaCaixa and BPI Vida y Pensiones) have made use of the temporary exemption from IFRS 9, which is why its financial instruments are presented in accordance with IAS 39 in the heading "Assets under the insurance business" of the accompanying balance sheet (see Notes 1 and 17).

Classification of financial assets and liabilities

Financial assets are presented in the balance sheet, grouped in the section "Assets under the insurance business" in different categories in which they are classified for management and assessment purposes, and which are described below:

■	"Financial assets and liabilities held for trading": This item mainly comprises financial assets or liabilities acquired or issued for the purpose of selling in the short term or which are part of a portfolio of identified financial instruments managed together and for which there is evidence of a recent pattern of short-term profit-taking. Financial liabilities held for trading also comprise short positions arising from sales of assets acquired temporarily under a non-optional reverse repurchase agreement or borrowed securities. Also included as financial assets or liabilities held for trading are derivative assets and liabilities that do not meet the definition of a financial guarantee contract and have not been designated as hedging instruments.

■	"Financial assets and liabilities designated at fair value through profit and loss": includes, where applicable, financial instruments designated upon initial recognition, e.g. hybrid financial assets or liabilities mandatorily measured in full at fair value, or with financial derivatives, the purpose of which is to mitigate the exposure to changes in fair value, or managed as a group with financial liabilities and derivatives to mitigate the overall exposure to interest rate risk. In general, the category

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

includes all financial assets and liabilities when such designation eliminates or significantly reduces a measurement or recognition inconsistency (accounting mismatches) that would otherwise arise. Financial instruments in this category must be subject at all times to an integrated and consistent measurement system, management and control of risks and returns permitting verification that risk has effectively been mitigated. Financial assets and liabilities may only be included in this category on the date they are acquired or originated.

■	"Available-for-sale financial assets": includes debt securities and equity instruments not classified under any of the preceding categories.

■	"Loans and receivables": includes financing granted to third parties through ordinary lending and credit activities carried out by said subsidiaries, their receivables from policyholders and for debt securities not quoted in an active market.

Measurement of the financial assets

All financial instruments are initially recognised at their fair value, which, unless there is evidence to the contrary, is the transaction price.

Subsequently, at a specified date, the fair value of a financial instrument is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. The most objective reference for the fair value of a financial instrument is the price that would be paid for it on an active, transparent and deep market. Accordingly, the quoted or market price is used.

If there is no market price, fair value is estimated on the basis of the price established in recent transactions involving similar instruments and, in the absence thereof, of valuation techniques commonly used by the international financial community, always taking into account the specific features of the instrument to be measured and, in particular, the various types of risk associated with it.

Any changes in fair value of financial instruments, except for trading derivatives, due to the accrual of interest and similar items, are recognised in the statement of profit or loss of the year of the accrual. Dividends received from other companies are recognised in the statement of profit or loss of the year in which the right to receive the dividend is established.

Changes in fair value after initial recognition for reasons other than those indicated in the preceding paragraph are treated as described below based on the category of financial asset or financial liability:

■	Financial instruments classified as “Financial assets held for trading”, “Financial assets designated at fair value through profit or loss”, “Financial liabilities held for trading” and “Financial liabilities designated at fair value through profit or loss” are measured initially at fair value, with any changes in fair value recognised with a balancing entry in the statement of profit or loss.

■	In turn, financial instruments classified as "Available-for-sale financial assets" are initially measured at fair value, with subsequent changes, net of the related tax effect, recognised with a balancing entry in "Equity – Accumulated other comprehensive income – Items that may be reclassified to profit or loss – Available-for-sale financial assets” and “Equity – Accumulated other comprehensive income – Items that may be reclassified to profit or loss – Foreign currency exchange” in the balance sheet.

■	Derivatives are recognised in the balance sheet at fair value. When derivatives are entered into, in the absence of evidence to the contrary, fair value is the transaction price. The derivative is recognised as an asset if the fair value is positive and a liability if it is negative. For derivatives classified in Levels 1 and 2 of the fair value hierarchy (see section on "Fair value of financial instruments" of this Note), if the price differs from the fair value when the derivative is entered into, the difference is recognised immediately in the statement of profit or loss.

Subsequent changes in fair value of derivatives are recognised in the statement of profit or loss, except with cash flow hedges, in which case they are recognised under "Equity – Accumulated other comprehensive income – Items that may be reclassified to profit or loss – Hedging derivatives. Cash flow hedges.

Derivatives embedded in other financial instruments or in other contracts are treated as separate derivatives when their risks and characteristics are not closely related to those of the instrument or host contract, provided a reliable fair value can be attributed to the embedded derivative taken separately.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

■	Financial instruments classified as “Loans and receivables” and “Financial liabilities at amortised cost” are measured at amortised cost. Amortised cost is acquisition cost, minus principal repayments and plus or minus the cumulative amortisation (as reflected in the statement of profit or loss by the effective interest rate method) of any difference between the initial amount and the maturity amount. And, in the case of assets, minus any allowances for impairment.

The effective interest rate is the discount rate that exactly equates the initial value of a financial instrument to the estimated cash flows for all items until the instrument matures or is cancelled. For fixed-rate financial instruments, the effective interest rate coincides with the contractual interest rate plus any commission or transaction costs included in its yield. Where the fixed rate of interest is contingent, the Group includes it in the estimate of the effective interest rate only if it is highly probable that the triggering event will be reached. For floating-rate financial instruments, the effective interest rate is calculated as a fixed rate until the next reference rate reset.

Reclassifications between financial instrument portfolios

At the close of the financial year, the amounts of financial assets under IAS 39 processing reclassified in previous financial years were not significant.

Impairment of financial assets (IAS 39)

A financial asset is considered to be impaired when there is objective evidence of an adverse impact on the future cash flows that were estimated at the transaction date, where the borrower is unable or will be unable to meet its obligations in time or form, or when the asset’s carrying amount may not be fully recovered. However, a decline in fair value to below the cost of acquisition is not in itself evidence of impairment.

As a general rule, the carrying amount of impaired financial instruments is adjusted with a charge to “Impairment or reversal of impairment on financial assets not measured at fair value through profit or loss and net profit or loss due to a change” in the statement of profit or loss for the period in which the impairment becomes evident. The reversal, if any, of previously recognised impairment losses is recognised in the same item in the statement of profit or loss for the period in which the impairment no longer exists or has decreased.

For the case of debt instruments at amortised cost, the categories specified in section 2.7 remain, although the calculation of the hedges is based on the provisions of IAS 39. The calculated hedging or provision is defined as the difference between the gross carrying amount of the transaction and the estimated value of future expected cash flows, discounted at the original effective interest rate of the transaction. Effective guarantees received are taken into consideration. For the purposes of estimating hedging, the amount of the risk for debt instruments is the gross carrying amount, and for off-balance exposures, the estimated value of the disbursements.

Both transactions classified as not bearing appreciable risk and those that, due to their type of collateral, are classified as not bearing appreciable risk, could have 0% hedging. This percentage will only be applied to the hedged risk.

The accounting policy referring to the recognition of losses due to impairment of the categories of available-for-sale instruments is described below:

■	Debt securities classified as available for sale: the market value of quoted debt securities is deemed to be a reliable estimate of the present value of their future cash flows.

When there is objective evidence that the negative differences arising on measurement of these assets are due to impairment, they are removed from “Equity – Accumulated other comprehensive income – Items that may be reclassified to profit or loss – Available-for-sale financial assets” and the cumulative amount considered impaired at that date is recognised in the statement of profit or loss. If all or part of the impairment loss is subsequently reversed, the reversed amount is recognised in the statement of profit or loss for the period in which the reversal occurs.

■	Equity instruments classified as available for sale: When there is objective evidence of impairment, such as a fall of 40% of its fair value or a situation of continued losses over a period of more than 18 months, the unrealised losses are recognised in accordance with the impairment loss recognition criteria applied to debt securities classified as available for sale, with the exception that any recovery arising on these losses is recognised under “Equity – Accumulated other comprehensive income – Items that may be reclassified to profit or loss – Available-for-sale financial assets”.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

When testing for impairment, the Group considers whether there are any legal, market, technological or other factors in the environment in which the assessed entity operates that could suggest the cost of the investment will not be recovered. The price volatility of each security is also individually considered to determine what share may be recovered through the sale thereof on the market. These considerations may result in different thresholds for certain securities or sectors to those mentioned in the previous paragraph.

■	Equity instruments measured at cost: the impairment loss on equity instruments measured at cost is the positive difference between the carrying amount and the present value of the expected future cash flows discounted at the market rate of return for similar securities. In estimating the impairment of this type of asset, account is taken of the equity of the investee, except for “Accumulated other comprehensive income” due to cash flow hedges, determined on the basis of the latest approved balance sheet, adjusted for the unrealised gains at the measurement date. Impairment losses are recognised in the statement of profit or loss for the period in which they arose, as a direct reduction of the cost of the instrument.

Assets under insurance and reinsurance contracts

Furthermore, the chapter "Assets under the insurance business – under insurance and reinsurance contracts" of the balance sheet also covers the amounts that the consolidated companies have the right to receive that originate from reinsurance contracts that they hold with third parties, and more specifically, the share of the reinsurance in the technical provisions constituted by the consolidated insurance companies.

Insurance contract liabilities

The chapter "Liabilities under the insurance business" of the balance sheet covers the technical provisions of the direct insurance and of the accepted reinsurance recorded by the consolidated companies to cover the obligations originating from insurance contracts that they hold that are in force at the close of the period. The main components of technical provisions are as follows:

■	Unconsumed premiums and risk in progress:

◆	The provision for unearned premiums includes the proportion of premiums written in the year that must be allocated to the period between the close of the reporting period and the expiry of the policy period.

◆	The provision for unexpired risks is designed to complement the provision for unearned premiums by the amount which is not sufficient to cover the measurement of all the risks and expenses corresponding to the coverage period not elapsed at the end of the period.

■	Life insurance provision: consists mainly of the mathematical provisions of the insurance contracts and the provision for unearned premiums of insurance contracts with a period of coverage equal to or less than one year. Mathematical provisions represent the excess of the current actuarial value of the future obligations of subsidiary insurance companies over that of the premiums which the policyholder must satisfy.

■	Relating to life insurance when the policyholder assumes the investment risk: they correspond to the technical provisions of insurance contracts where the investment risk is born by the policyholder.

■	Claims: this represents the total amount of outstanding liabilities on claims occurring before the end of the reporting period. The Group calculates this provision as the difference between the total estimated or exact cost of the claims that have occurred and are pending declaration, settlement or payment, including external and internal expenses for handling and processing the files, and the combined amount of the amounts already paid as a result of the claims.

■	Provisions for bonuses and rebates: these include the benefits accrued to the policyholders or beneficiaries and not yet assigned at the end of the reporting period. Not included is the effect of allocating part of the unrealised gains on the investment portfolio to policyholders.

Technical provisions linked to risks assigned to reinsurers are calculated on the basis of the reinsurance contracts entered into and by applying criteria similar to those used for direct insurance.

Additionally, the Group has applied the accounting option provided for in IFRS 4 named "shadow accounting", whereby the insurer is permitted to change its accounting policies so that a recognised but unrealised gain or loss on an asset related to insurance contracts affects those measurements of liabilities under insurance contracts in the same way as a realised gain or loss does. The related adjustment to the insurance liability (or deferred acquisition costs or intangible assets) shall be recognised in the statement

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

of profit or loss in other comprehensive income if, and only if, the unrealised gains or losses are recorded in other recognised income and expense.

The Group carries out an annual liability adequacy test in order to identify any provision shortfall and to make the related provision. Otherwise, if the result of the liability adequacy test shows that the provisions recognised were adequate or that excess provisions were recognised, the Group adopts the principle of prudence as established in IFRS 4. The liability adequacy test consists of assessing liabilities under insurance contracts based on the most up-to-date estimates of future cash flows from their contracts in relation to the assets covered. In this respect, it determines:

■	The difference between the carrying amount of the insurance contracts less any related deferred acquisition costs and any related intangible assets, and the present value of contractual cash flows from the insurance contracts and any related cash flows, such as claims handling costs, as well as cash flows resulting from embedded options and guarantees.

■	The difference between the carrying amount and the present value of projected cash flows from the financial assets related to the insurance contracts.

The future estimated cash flows arising from insurance contracts and affected financial assets are discounted subject to a yield curve of assets with high credit quality (Spanish sovereign debt). In order to estimate future cash flows arising from insurance contracts, the surrender rates observed in the portfolio in accordance with the average over the last three years for Pensión 2000 and PPA, and the average observed over the last five years for other products are taken into consideration. In addition, sensitivity exercises are carried out with regard to the discount curve used. This sensitivity analysis consists of entering a drop in the interest rate of 100, 150 and 200 basis points of the discount curve used, and an increase of 80, 100 and 200 basis points.

The Group does not unbundle any deposit component of insurance contracts. This unbundling is voluntary. In addition, the fair value of the policyholders’ option to surrender insurance contracts is estimated to be zero, otherwise it is measured as part of the value of the insurance contract liabilities.

The following terms are used in the presentation of the statement of cash flows:

■	Cash flows: inflows and outflows of cash and cash equivalents, which are short-term, highly liquid investments that are subject to an insignificant risk of changes in value.

■	Operating activities: the indirect method is used to present cash flows from operating activities, which are the principal revenue-producing activities of credit institutions and other activities that are not investing or financing activities.

■	Investing activities: the acquisition, sale or other disposal of long-term assets, such as equity investments and strategic investments, and other investments not included in cash and cash equivalents.

■	Financing activities: activities that result in changes in the size and composition of equity and liabilities that do not form part of operating activities, such as subordinated financial liabilities. The issues placed on the institutional market are classified as financing activities, whereas the issues placed on the Spanish retail market are classified as operating activities.

This statement presents the income and expense recognised as a result of the Group’s activity in the period, with a distinction between those taken to profit or loss in the statement of profit or loss and other comprehensive income directly in equity.

2 . Accounting policies and measurement bases CaixaBank Group | 2019 Financial Statements

This statement presents all changes in the Group’s consolidated equity, including those due to accounting policy changes and error corrections. This statement presents a reconciliation between the carrying amount of each component of equity at the beginning and the end of the period, grouping movements by nature under the following headings:

■	Adjustments due to accounting policy changes and error corrections: includes changes in equity as a result of the retrospective restatement of financial statement balances on account of changes in accounting policies or for correction of errors.

■	Total comprehensive income: represents the aggregate of all items recognised in the statement of changes in equity part A) Comprehensive income, outlined above.

■	Other changes in equity: includes the remaining items recognised in equity, such as capital increases or decreases, distribution of dividends, treasury share transactions, equity-based payments, transfers between equity items, and any other increase or decrease in equity.

Particularly, the headings 'Accumulated gains' and 'Other reserves' contain:

■	The shareholder equity heading, 'Accumulated gains', includes, at year-end, undistributed gains from the appropriation of the profit/loss of the companies of the consolidated group, and income coming from the sale of investments classified in 'Financial assets at fair value with changes in other comprehensive income – Equity instruments', among others.

■	The shareholder equity heading, 'Other reserves', includes, at year-end, the implications of the 1st application of accounting regulations, the application of the profit/(loss) of companies consolidated using the equity accounting method, net of the dividends distributed to companies of the consolidated group, the remuneration of issuances with certain characteristics, and gains/losses deriving from operations with own shares, among others.

3. Risk management CaixaBank Group | 2019 Financial Statements

3. Risk management

The following risk factors had a significant influence on the Group's management in 2019, due to their impact during the year and their long-term implications for the Group:

■	Macroeconomic environment

◆	Global economy

In 2019, the global economy has faced a considerable surge in uncertainty due to economic and geopolitical factors which, to a great extent, were already in operation in 2018. In terms of the economy, firstly, the doubts cast surrounding the speed and risks entailing the slowdown of the Chinese economy have featured prominently. Up to now, this slowdown has been gradual and the authorities still have mechanisms to temper its intensity. However, there are still concerns regarding the imbalances afflicting Spain. Similarly, the economic downturn experienced by the main developed economies results in a second factor burdening growth. This dynamic comes, on one hand, from the maturity of the economic cycle and, on the other hand, from idiosyncratic factors belonging to each country. Thus, in the US, the gradual fading of the boost from tax measures implemented at the end of 2017 and the start of 2018 is beginning to show in the economy. In the Eurozone, the manufacturing sector, and in particular the automobile sector, continues to undergo complicated circumstances.

The US's protectionist swing, which has remained active throughout 2019, has featured notably on the geopolitical front. Similarly, there has been a slight rise in tensions between the US and the European Union (EU) after the World Trade Organization's ruling in favour of the US with regard to a case of public aid granted to Airbus by the EU, which has enabled the US to impose tariffs on a range of European products. Nonetheless, it is worth stating that at the end of the year a trade agreement between the US and China now looks more likely, although only following a tough and lengthy negotiation phase that is bound to generate uncertainty until an agreement is hammered out.

These risk sources are reflected in the behaviour of the financial markets which, after the strong juncture of volatility experienced at the end of 2018, showed new aversion to risk in the summer, when the stock exchanges of the main developed economies fell due to poor financial data and to the worsening of commercial activity between the US and China. In such a context, and faced with the outlook of a more accommodative monetary policy that is sensitive to risk balance worsening, the interest rates of sovereign bonds fell significantly (to all-time lows in the case of Europe).

◆	Eurozone

The Eurozone's risk context has been marked by geopolitical factors, mainly linked to the difficulties of reaching an agreement for the United Kingdom's withdrawal. These political uncertainties come in addition to the economic downturn that began in 2018, which has been exacerbated in 2019, partly due to the aforementioned plight suffered by the manufacturing sector and the automobile sector, in particular. Thus, after growing 1.9% in 2018, it is estimated that the sector will have only grown 1.1% in 2019 and that it will maintain a similar pace in 2020.

In the face of this context of a downturn in macroeconomic conditions, the main central banks have repositioned their monetary policies. Thus, given that inflationary pressures are relatively contained within the US, and faced with the outlook of an economic downturn, the Federal Reserve cut rates three times throughout 2019 and, furthermore, in order to stall possible cash-flow problems on the market, initiated new bond purchases. The ECB launched a new stimulus package in September 2019, with a 10-bp reduction in the deposit rate (supplemented by a tiering system), new bond purchases (EUR 20 billion a month), lower interest rates for TLTROs (operations offering long-term financing to the financial sector) and it was stated that the stimulus will continue until inflation approaches its target. Although the measures are of a lower magnitude than those of the past, they emphasise that the environment of low rates will be extended for a long period of time.

◆	Spain

In 2019, the Spanish economy's growth rate has maintained the trend it began in 2018, and continues along a slight reduction (although it remains above the Eurozone's average rate of growth). Thus, Spain's economy has grown 2.0% in 2019 and GDP is expected to rise by 1.5% in 2020. The reason for this slowdown is, on one hand, the aforementioned

3. Risk management CaixaBank Group | 2019 Financial Statements

decline in the international outlook, which has effected the performance of external demand, and, on the other hand, lower growth of domestic demand, as a result of the behaviour of consumers who are warier about the macroeconomic outlook. Similarly, public finances have continued to improve: the public deficit stood at 2.5% of GDP in 2018, a drop of half a point in a year, which brought Spain out of its excessive deficit situation, with the forecast further 2-tenth reduction for cyclical effects this year. However, public debt remains at high levels, close to 100% of the GDP. As this is an overview, it is worth stating that the downside risks surrounding the macroeconomic scenario are not insignificant. Those present in the international setting – such as the trade disputes between the US and China, and the UK's withdrawal process from the EU – feature most prominently. In Spain, the formation of a new coalition government after a year dominated by election dates represents a factor of stability.

◆	Portugal

The Portuguese economy has slowed down to a certain extent due to reduced internal demand, in such a way that the growth rate for the whole of 2019 was 1.9%, slightly lower than in 2018 (2.4%). Nonetheless, the overall assessment of the Portuguese financial situation remains positive: the public accounts continue to improve, the job market is prospering, and consumer confidence remains at high levels. The good performance of the economy is reflected in the country's risk premium, which has fallen significantly in 2019. As regards the political arena, the Socialist Party won the elections on 6 October 2019 without reaching an absolute majority. It is expected that economic policy will be a continuation of the previous administration, and thus that public accounts will continue to improve. With this undercurrent, the strong growth rate shown by the real estate market is a source of concern. Although most indicators forecast a gradual moderation, given the importance of non-residents for the sector, the possibility of a sharper correction in the event that the declining international environment generates a risk aversion juncture entailing a withdrawal of foreign investment should not be ruled out.

■	Regulatory changes

The regulatory outline on which the Group's business model lies is crucial to its development, whether in terms of methodological or management processes. Thus, regulatory analysis represents a key point in the Group's agenda.

The main developments and enquiries open in the field of risks during 2019 are shown below:

©	On 21 February 2019 the Congress of Deputies approved the Property Credit Contract Regulatory Act (Ley 5/2019 reguladora de los contratos de crédito inmobiliario – LCI), reducing the expenses associated with changes in mortgage contracts and establishing measures to improve transparency in the conditions. Thus, the process of transposing the Directive 2014/17/EU of the European Parliament and of the Council closed of 4 February 2014. Similarly, on 26 April the Ministry of Economy and Business completed the CLI with the approval of a Royal Decree and a Ministerial Order[1] developing aspects as the transparency of information; calculating the financial loss and reference indexes and rates to apply; the training and skills requirements of commercial staff; and the criteria applicable to related marketing.

CaixaBank – in due time and in a suitable manner – has fulfilled the appropriate measures, carrying out necessary adjustments to internal procedures and standards, and suitably training personnel in order to ensure the correct marketing of the products affected under the standard (see section 3.2.3. Risk Culture).

©	Approval and publication in the Official Journal of the European Union (OJ) of the “Proposal of CRDV Package”: once the trilogue was completed during first few months of the year, the review started in November 2016 by the European Commission of the “banking package” that covers the texts CRD V, CRR II, BRRD II and SRMR II was approved on 16 April in the plenary session of the European Parliament[2]. The review basically transposes the standards agreed by the Basel Committee on Banking Supervision (prior to the 2017 agreement on the completion of Basel III, the adaptation of which has begun to be addressed as of the second half of 2019). This legislative package entered into force on 27 June 2019, with December 2020 as the deadline for Spain to transpose the directives, whilst the majority of changes included in the CRR II are applicable from June 2021 (December 2020 in the case of the SRMR II).

1 Royal Decree 309/2019, of 26 April, which partially enacts Act 5/2019, of 15 March, which governs real estate credit contracts and adopts other financial measures, and Order ECE/482/2019, of 26 April, which amends Order EHA/1718/2010, of 11 June, which governs and controls the advertising of banking services and products, and Order EHA/2899/2011, of 28 October, on the transparency of banking services and customer protection.

2 The initials refer to the Capital Requirements Regulation and Directive (CRR/CRD), the Bank Recovery and Resolution Directive (BRRD), and the Single Resolution Mechanism Regulation (SRMR).

3. Risk management CaixaBank Group | 2019 Financial Statements

©	Brexit, Contingency Action Plan: the Agreement on the Withdrawal of the United Kingdom from the European Union, of 24 January 2020, entered into force on 1 February 2020. The treaty established a transition period until 31 December 2020, during which EU legislation will still be applied in the United Kingdom and allowing activities to continue with this country as they have until now. Furthermore, the European Banking Association (EBA), the Prudential Regulation Authority (PRA) and the Financial Conduct Authority (FCA) have agreed to a memorandum of understanding (MoU) establishing the bases in terms of cooperation and exchange of information between EU authorities and the United Kingdom.

©	In the context of the Action Plan to reduce NPLs by the European Council, on 19 June the EBA launched the consultation process on its draft Guidelines on loan origination and monitoring regarding the granting, monitoring and internal governance of loans, focusing on aspects such as transparency and borrower affordability assessment. The main goal of the guidelines, which is, in principle, due to come into force in June 2020, is to ensure that institutions have robust and prudent standards for credit risk taking, management and monitoring, and that newly originated loans are of high credit quality, ensuring the possibility of loans becoming non-performing in the future is reduced, while respecting consumers' rights.

In the interest of maintaining the best standards of the market and consumer protection, CaixaBank has played a special role in analysing the implications of the guidelines subject to consultation and anticipation of the final provision of the standard.

On 22 August the ECB published a statement in which it updated its supervisory forecast regarding prudential provisions due to the new non-performing exposures (NPEs). The supervisor has adapted its Pillar 2 expectations for certain exposures converted into NPEs starting from 1 April 2018, aligning them on the calendar with the Pillar 1 requirement recently added to the CRR as regards minimum coverage for these NPEs (known as the prudential backstop).

The Group, aligned with the aim of reducing the current and future accumulation of doubtful positions, has carried out various initiatives, such as the sale of non-productive assets, as well as activities with the aim of improving the early NPL admission and management processes in order to reduce entries and adapt RAF metrics to ensure a comfortable compliance with regulatory requirements.

©	EBA response, on 5 August and 4 December, to the European Commission's Call of Advice on the assessment of the implementation of the finalisation of Basel III reforms by the Basel Committee on Banking Supervision. Both reports set out policy recommendations: in the fields of credit risk, operational and output floor in the first, and the Fundamental Review of the Trading Book (FRTB), the credit valuation adjustment (CVA) risk framework and an assessment of the macroeconomic impact, in the second. They notably feature, for example, the EBA's negative stance vis-a-vis the maintenance of European specifics as the factor for supporting SMEs in credit risk, and CVA scope exclusions in the field of counterparty credit risk; they are in favour of the implementation –without alterations– of the Basel Committee's proposal.

On 10 October the European Commission began the reference period, the result of which – together with the EBA's response to the Call of Advice – will be considered in the process of transposition to European standards.

CaixaBank maintains an active role, both internally and externally, in the debate on the standard, carrying out successive exercises on assessment and contrasting of reasonableness in congruence with the implications and demands of other regulatory deployments.

■	Strategic events

Strategic Events are the most relevant adverse occurrences that may represent a medium-term threat to the CaixaBank Group. Only events that the entity is exposed to due to causes that are external to its strategy are considered, even if the severity of their impact can be mitigated through management.

In order to be able to anticipate and manage their effects, in this sense, the following most relevant strategic events identified in this financial year are listed below:

◆	Uncertainties in relation to the geopolitical and macroeconomic environment

3. Risk management CaixaBank Group | 2019 Financial Statements

Economic perspectives point to a gentle deceleration of economic growth in forthcoming years in Spain, but the loss of trust or the emergence or aggravation of geopolitical events could cause a stronger slowdown than expected. Among other effects, this scenario would lead to diminished demand for loans and advances and the deterioration of credit quality.

Mitigating factors: an event of this nature could have a relevant financial impact. In this regard, the Group understands that such risks are sufficiently managed by its levels of capital and liquidity, validated by compliance with both external and internal stress exercises, and reported in the annual internal capital and liquidity adequacy assessment processes.

◆	Persistence of an environment of low interest rates

Although market expectations suggest the very gradual recovery of interest rates in the years to come, we cannot rule out the possibility that the current environment of ultra-low rates may go on for longer than expected, and that they may even decrease further.

Mitigating factors: the effects of an environment of persistently low interest rates could result in the materialisation of the structural interest rate risk and the business risk. The Group manages and controls both risks by continually monitoring compliance with the budget, measuring the impact on the economic value of the balance sheet and on the financial margin, according to generally accepted methodologies within the industry, and through the permanent analysis of the offer of new products and services that are betters suited to this environment from a perspective of balancing returns and risk.

◆	New competitors with the possibility to disrupt

There is an expectation that the competence of newcomers will increase, such as Fintechs, Agile Banks, Global Asset Managers and Bigtechs with the potential to disrupt in terms of competence or services. This could lead to the disaggregation and disintermediation of the chain of value, which in turn would lead to an impact on margins and crossed sales, given that we would be competing with more agile, flexible companies with very light cost structures. All of this could be worsened if the regulatory requirements applicable to these new competitors were not the same as those in place for current credit institutions.

Mitigating factors: the Group considers new entrants a threat, whilst also seeing an opportunity for collaboration, learning and stimulus to meet the objectives of digitalisation and business transformation established in the Strategic Plan. The Group periodically monitors the main newcomers and the BigTech movements within the industry. The Group also has Imagin as a first-rate value proposal that it will continue to leverage. With respect to the competition from Bigtechs, the Group is committed to improving the customer experience with the added value resulting from its social sensitivity (bits and trust), whilst suggesting potential collaboration approaches (open banking).

◆	Cybersecurity

The volume and severity of cybersecurity events increased in 2019. In parallel, regulators and supervisors have escalated the priority of this field.

Mitigating factors: the Group is also well aware of the importance and extent of the existing threat, and thus is constantly reviews the technological environment and applications: in its aspects of integrity and confidentiality of information, as well as the availability of systems and business continuity, both with planned reviews and continuous auditing by monitoring the defined risk indicators. Furthermore, the Group is conducting the analyses needed to adapt its security protocols to new challenges, and has defined a new strategic plan for information security, so that it can remain on the cutting edge of information protection in accordance with the best market standards.

◆	Risks related to climate change

Conceptually, the risks associated with climate change are classified as physical risks and transitional risks. The former emerge as a result of climatic and geological events and changes in the balance of ecosystems, and can be gradual or abrupt. They can entail physical damage to assets (infrastructures, properties), disruptions in production or supply and/or changes in the productivity of economic activities (agriculture, energy production). Meanwhile, transitional risks are associated with the fight against climate change and the transition towards a low-carbon economy. They include factors such as regulatory changes, the development of alternative energy-efficient technologies, changes in market preferences or reputational factors associated to activities with a high impact.

3. Risk management CaixaBank Group | 2019 Financial Statements

Mitigating factors:

CaixaBank actively manages environmental risks and those associated to climate through the different lines of activity of its Road Map, including:

©	Implementing an Environmental Risk Management Policy

©	Defining and deploying environmental and climate change governance to supervise fulfilment of the Group's objectives

©	Risk Metrics, ensuring that they comply with the risk appetite defined, applicable regulations and stakeholder expectations.

©	External Reporting in accordance with applicable regulations and best practices.

©	Communication that effectively and transparently provides the information required by stakeholders on this matter.

©	Taxonomy: structure and categorise customers, products and services from an environmental and climate change perspective, in accordance with global standards and regulatory requirements currently being developed.

©	Business opportunities: ensure that CaixaBank capitalises on current and future business opportunities relating to sustainable funding/investment under the framework of the Environmental Strategy, including the issuance of sustainable and/or green bonds.

Specifically, in relation to modelling physical and transitional risks, since mid-2019, CaixaBank has participated in the second pilot project of UNEP FI to implement the recommendations of the TCFD (Taskforce on Climate-related Financial Disclosures) in the banking sector (TCFD Banking Pilot Phase II) with a focus on developing methodologies and tools to analyse physical and transitional climate-related risk scenarios.

◆	Pressure from the legal, regulatory or supervisory environment.

The risk of increased pressure from the legal, regulatory or supervisory environment are some of the risks identified in the risk self-assessment that could entail a higher impact in the short-medium term. Specifically, we have observed a need to continually monitor new legislative proposals and changes to regulations in force, given the high activity of legislators and regulators in the financial sector; there is a greater concern to minimise errors in the consulting processes regarding different legal issues and regulatory interpretation; reducing the lawsuit management shortcomings; and improving the management of the requirements of regulators/supervisors and of the penalty proceedings that may be brought.

Greater concern is also placed on personal data privacy and protection and in compliance with regulations and standards related to activities carried out by employees or agents that may harm the interests and rights of our customers.

Mitigating factors: As part of the risks of the Group Taxonomy, its management and control is regularly monitored. Following on from this, the monitoring indicators of its risk appetite have also been improved by the management and governance bodies.

3. Risk management CaixaBank Group | 2019 Financial Statements

The main features of the Group’s risk management and control framework are described below to provide a comprehensive overview thereof:

3. Risk management CaixaBank Group | 2019 Financial Statements

3.2.1. Governance and organisation

The organisational diagram in relation to the governance of the Group's risk management is displayed below:

3. Risk management CaixaBank Group | 2019 Financial Statements

The Chief Risks Officer (CRO) is a member of the Management Committee, and is the person ultimately responsible for coordinating the management, monitoring and control of the Group's risks. The CRO operates independently of the business areas and has full access to the Governing Bodies of the Group.

One of the General Management's most important missions, in collaboration with other areas of the Group, is to head up the process of implementing instruments across the entire branch network to ensure integral risk management, the ultimate aim being to attain a balance between the risks assumed and the expected returns.

The Corporate Risk Management Function, as the element responsible for the development and implementation of the risk management and control framework and the second line of defence (see Note 3.2.4.), acts independently of the risk-taking areas and has direct access to the Group’s Governing Bodies, especially the Risk Committee, reporting regularly to its members on the status of the Group’s risk profile and any expected changes thereof.

3.2.2. Strategic risk management system

The Group has a strategic risk management system in place to identify, measure, monitor, control and report risks that is based on the following processes:

Risk Assessment

The Group conducts a risk self-assessment process every six months, seeking to:

■	Identify, assess, classify and internally report significant changes in inherent risks assumed in its environment and business model.

■	Make a self-assessment of its risk management, control and governance capacity, as a tool to help detect best practices and weaknesses in relation to risks.

The result of this self-assessment is reported at least annually, first to the Global Risk Committee and then to the Risk Committee, before finally being submitted to the Board of Directors for approval.

The Risk Assessment is one of the main sources for identifying strategic events (see note 3.1. Environment and risk factors).

3. Risk management CaixaBank Group | 2019 Financial Statements

Corporate Risk Taxonomy

The Group has a Corporate Risk Taxonomy that facilitates the internal and external monitoring and reporting of risks:

3. Risk management CaixaBank Group | 2019 Financial Statements

The Corporate Risk Taxonomy is subject to ongoing review, particularly on risks of a material impact. The taxonomy is reported at least annually, first to the Global Risk Committee and then to the Risk Committee, before finally being submitted to the Board of Directors for approval.

3. Risk management CaixaBank Group | 2019 Financial Statements

Risk Appetite Framework

The Risk Appetite Framework (RAF) is a comprehensive and forward-looking tool used by the Board of Directors to determine the types and thresholds of risk it is willing to assume in achieving the Group's strategic objectives. These goals are not only displayed through risk tolerance levels but the RAF also considers minimum risk appetite statements, such as the tax risk monitoring under legal risk covered in the Corporate Risk Taxonomy. The RAF therefore sets the risk appetite for the Bank's activities.

3. Risk management CaixaBank Group | 2019 Financial Statements

Risk planning

The Group has institutional processes in place for assessing – from a risk viewpoint – changes to the balance sheet (current, future and hypothetical) in stress scenarios. The Group plans the expected performance of the different factors and ratios that define the future risk profile, as part of the current Strategic Plan, the compliance of which is regularly monitored.

Additionally, changes in this profile are evaluated for potential stress scenarios, in both internal and regulatory tests (ICAAP, ILAAP, EBA stress tests). In this way, the management team and governing bodies are provided with an overview of the Group’s resilience in the face of internal and/or external events.

3.2.3. Risk Culture

General risk management principles

The general principles guiding risk management in the Group can be summarised as follows:

■	Risk is inherent to the Group’s business

■	Risk is the ultimate responsibility of the Board of Directors

■	Involvement of the entire organisation

■	Management throughout the full cycle of transactions

■	Joint decision-making, with an authorisation system always requiring approval by two employees

■	Independence of business and operating units

■	Approval based on the borrower’s repayment ability and an appropriate return.

■	The use of standard criteria and tools

■	Decentralised decision-making

■	Use of advanced techniques

■	Allocation of appropriate reserves

■	Ongoing training and development of responsibilities.

Training

In the area of Risks, Senior Management defines the content of all training for functions supporting the Board/Senior Management covering specific matters that help high-level decision-making, as well as the rest of the organisation's functions, especially as regards branch network personnel. This is carried out to ensure: communication of the RAF throughout the whole organisation; the decentralisation of decision-making; the updating of risk analysis competencies; and optimisation of risk quality.

The Group structures its training programme through the Risk School. It sees training as a strategic tool to provide support to business areas, whilst providing a conduit for disseminating the Group's risk policies, providing training, information and tools for all of the personnel. This proposal comprises a training circuit for specialising in risk management. This is linked to the professional development of the entire workforce from Retail Banking staff through to specialists in any field.

3. Risk management CaixaBank Group | 2019 Financial Statements

The figures for the Group's main training initiatives in the field of promoting risk culture are as follows:

RISK CULTURE AND TRAINING
COURSE	TITLE	GROUP TRAINED	NUMBER OF INDIVIDUALS YEAR
Basic Banking Risk course (fourth edition)	Basic level university qualification	Generalist managers and staff from the business network of branches and other stakeholders who may need a basic knowledge of the organisation’s risk management criteria to carry out their work	272
Postgraduate diploma in Banking Risk Analysis (seventh edition)	University diploma	Business network branch deputy managers and managers and other stakeholders who, given their role, may be involved in approving loans or may require in-depth knowledge of risk	318
Specialist training in risks for AgroBank branches (first edition)	Speciality	Employees that make up the AgroBank branch network	1,957
Specialist training in risks for BusinessBank branches (first edition)	Speciality	Employees that make up the BusinessBank branch network	277
Specialist training in risks for Private Banking branches (first edition)	Speciality	Employees that make up the Private Banking network	552
New training in Property Credit Contract Act 5/2019 (first and second edition)	University qualification	A refresher course on the new act 5/2019 intended for employees that comprise the Retail, Business and Risk network	9,842

Communication

Promoting the corporate risk culture is a key element for maintaining a robust and coherent framework in line with the Group's risk profile. The corporate risk intranet is a particularly relevant tool in this regard, providing a dynamic environment for directly communicating key updates in the risk environment. It is notable for its content on news, institutional information, sector information and training.

Performance assessment and remuneration

As described in the RAF section, the Group works to ensure that the motivation of its employees is consistent with its risk culture and compliance with the levels of risk that the Board is prepared to take on.

Along these lines, there are compensation schemes directly linked to the annual progress of the RAF metrics and which are specified in the Annual Remunerations Report.

3.2.4. Internal Control Framework

The Group has an Internal Control Framework in accordance with: i) the EBA Guidelines on Internal Governance of 21 March 2018, implementing internal governance requirements established in Directive 2013/36/EU of the European Parliament, and ii) with other regulatory guidelines on control functions applicable to financial institutions and to the recommendations of the CNMV, providing a reasonable degree of assurance that the Group will achieve its objectives.

Additionally, CaixaBank has completed the establishment – in the Group's interest – of general activity principles and criteria in practically all its activity fields, through the approval of the corresponding corporate policies. These policies have been forwarded to the subsidiaries that – within their scope of autonomy and responsibilities – have adapted, applied and developed them, taking into account their applicable specific regulatory field.

3. Risk management CaixaBank Group | 2019 Financial Statements

The guidelines for the Group's Internal Control Framework are set out in the Internal Corporate Control Policy and are structured around the "three lines of defence" model, in line with regulatory guidance and best practices in the sector:

First line of defence

It comprises the business lines (risk-taking areas) and supporting functions that bring about the Group's exposure to risks during the course of its activity. They take risks and are responsible for their ongoing management. They are responsible for developing and maintaining effective controls over their businesses, and for identifying, managing and measuring, controlling, mitigating and reporting the main risks that arise throughout their activity. Among other activities, their tasks include the identification, assessment and notification of exposures, considering the bank's risk appetite, the authorised risk limits and policies, procedures and controls in place.

3. Risk management CaixaBank Group | 2019 Financial Statements

The manner in which the business line carries out its responsibilities must reflect the Bank's current risk culture, as defined by the Board of Directors.

These functions may be embedded in the business units and support areas. However, when a situation's complexity, intensity or need for focus require it, specific control units with greater specialism are set up to ensure that the risks are properly controlled.

Second line of defence

The functions included in the second line of defence act independently of the business units and comprise:

■	The establishment of risk management and control policies in coordination with the first line of defence, assessing their subsequent compliance.

■	The identification, measurement and monitoring of the risks (including emerging risks), contributing to the definition and implementation of risk indicators aligned with the RAF.

■	They coordinate the compliance and monitoring of strategic risk management processes: Risk Assessment, the Corporate Risk Taxonomy and the RAF.

■	Regular monitoring of the effectiveness of first line of defence indicators and second line of defence indicators, in relation to the established risk profiles.

■	Following up control weaknesses that are identified, as well as establishing and implementing Action Plans.

■	Performing independent checks on the internal models.

The activities of the second line of defence, in the same way as i) the identified weaknesses, ii) the monitoring of action plans and iii) the opinion on the adequacy of the control environment in the Group, are regularly reported to the bodies responsible for the control environment, following the established hierarchy, as well as to supervisory bodies.

The second line of defence is organised among the Risk Management Function (RMF) and Compliance. The RMF comprises the following areas:

■	Corporate Risk Management Function & Planning (CRMF)

The CRMF is responsible for identifying, measuring, assessing, managing and reporting the risks under its remit, having a comprehensive view of all the Group's risks. For that purpose, all the aspects considered as relevant for exercising its responsibilities that are implemented by second line of defence functions without hierarchical dependency will be reported to the CRMF.

In addition, on matters that fall within its remit, the CRMF: i) monitors the internal organisation of the second line of defence, general plans and activities, and assessed their effectiveness; ii) oversees the appropriate scaling of the second line of defence in order to ensure effective management of its responsibilities, monitors its objectives as well as improvement projects relating to risk management and monitoring processes and systems; and iii) provides assurance to Management and Governing Bodies that risk control policies and procedures are in place in the organisation, and that they are designed correctly and applied effectively, evaluating the risk control environment. In addition, the CRMF must strengthen coordination mechanisms of Risk Management Units of the first, second and third lines of defence, as necessary.

3. Risk management CaixaBank Group | 2019 Financial Statements

Model Validation and Risk (MVR)

The CaixaBank Internal Validation Function is carried out by the Model Validation and Risk unit, which reports to the RMF. Its objective is to issue an independent technical report on the suitability of internal models used for internal management purposes, and/or of a regulatory nature, within the Group. Its scope of action includes reviewing the methodological aspects, the integration into management (adaptation of the use of models, among others), verifying the existence of an IT environment with sufficient data quality, and other transversal aspects (such as governance of the model or other documental aspects).

The Validation Function's activities are aligned with regulatory requirements of the various oversight mechanisms.

The findings of any Validation Function review activity are used as the basis for an overall opinion and issuance of recommendations, where necessary.

Additionally, since 2019, the Model Risk Function, located in the same Department, oversees deployment of the Model Risk Management Framework from a transversal perspective, including model identification, their governance and risk model monitoring as key pillars.

■	Internal Financial Control (IFC)

The Internal Financial Control department, which falls within the Executive Financial Accounting, Control and Capital department, is functionally integrated into the RMF and performs functions as the second line of defence in relation to the following risks: i) business; ii) Eligible own funds/capital adequacy; iii) impairment of other assets; and iv) the reliability of the financial information.

As regards Compliance (C),

The Office of Compliance is a function that is dependent upon the CEO and reports directly, within the scope of its activities, to Senior Management, to Governance Bodies and to supervisory bodies (Bank of Spain, ECB, Executive Service of the Commission for the Prevention of Money Laundering and Monetary Offences SEPBLAC, Treasury, CNMV and other bodies).

The Compliance supervision model is based on four main management mechanisms: i) defining and maintaining a detailed taxonomy of risks in each area of activity; ii) Annual compliance plan, where the activities for overseeing and reviewing internal procedures are determined according to their criticality; iii) monitoring gaps (control deficiencies or regulatory breaches) identified, either by the first line of defence, via the activities integrated in the Compliance Plan, or by reports from external experts, reports on the inspections of the supervisory bodies, customer complaints, etc. and improvement Action Plans, which are subject to regular monitoring; iv) reporting and scaling of the relevant information, monitoring inspections or deficiencies in the area of Compliance.

Furthermore, the Compliance function carries out advisory activities on the matters that fall under its responsibility, and carries out actions to develop and transform the Compliance “culture”. This is done by redesigning technology-based processes, through awareness-raising and communication plans conducted throughout the organisation, and through training activities, establishing a compulsory regulatory training plan which is linked to the annual bonus.

Another activity that is undertaken is to ensure that best practices in integrity and rules of conduct are followed. To do this, among other things, a confidential whistle-blowing channel is provided.

Third line of defence

In order to establish and preserve the function's independence, Internal Audit Executive Management functionally reports to the Chair of the Board of Director's Audit and Control Committee, without prejudice to the fact that it must report to the Chairman of the Board of Directors for the due compliance of duties.

3. Risk management CaixaBank Group | 2019 Financial Statements

Internal Audit has a rule book governing how it operates, which has been approved by the Board of Directors. It establishes that it is an independent and objective assurance and consultation function, established to add value and improve operations. Its objective is to provide reasonable assurance to Senior Management and the Governing Bodies with regard to:

■	The effectiveness and efficiency of internal control systems in offsetting the risks associated with the Group's activities;

■	Compliance with prevailing legislation, especially the requirements of Supervisors and the appropriate application of the defined RAF.

■	Compliance with internal policies and regulations, and alignment with best practices and uses in the sector, for adequate internal governance of the Group.

■	The reliability and integrity of financial and operational information, including the effectiveness of Internal Control over Financial Reporting (ICFR).

Its main supervisory functions include:

■	The adequacy, effectiveness and implementation of policies, regulations and procedures.

■	The effectiveness of controls.

■	Adequate measurement and monitoring of first line of defence and second line of defence indicators.

■	The existence and correct implementation of action plans to remedy shortcomings in controls.

■	The validation, monitoring and assessment of the control environment by the second line of defence.

Its functions also include: i) preparing the multi-year Annual Audit Plan based on risk assessments, which includes regulatory requirements and tasks and projects requested by Senior Management/the Management Committee and the Audit and Control Committee; ii) reporting regularly on the conclusions of the work carried out and shortcomings identified to Governing Bodies, Senior Management, external auditors, supervisors and other applicable control and management areas; and iii) adding value by preparing recommendations to address weaknesses detected in reviews and monitoring their implementation by the appropriate centres.

3. Risk management CaixaBank Group | 2019 Financial Statements

3.3.1. Overview

Credit risk corresponds to a decrease in the value of the CaixaBank Group’s assets due to uncertainty about a customer's or counterparty’s ability to meet its obligations to the Group. It is the Group's most significant risk financial activity, based on banking and insurance marketing, treasury operations and long-term equity instruments.

The maximum credit risk exposure of the financial instruments included under the financial instruments headings on the asset side of the balance sheet, including counterparty risk, are set out below:

MAXIMUM EXPOSURE TO CREDIT RISK
(Millions of euros)
	31-12-2019		31-12-2018
	MAXIMUM EXPOSURE TO CREDIT RISK	HEDGING	MAXIMUM EXPOSURE TO CREDIT RISK	HEDGING
Financial assets held for trading (Note 11)	1,176		1,103
Equity instruments	457		348
Debt securities	719		755
Financial assets not designated for trading compulsorily measured at fair value through profit or loss (Note 12)	427		704
Equity instruments	198		232
Debt securities	63		145
Loans and advances	166		327
Financial assets at fair value with changes in other comprehensive income (Note 13)	18,371		21,888
Equity instruments	2,407		3,565
Debt securities	15,964		18,323
Financial assets at amortised cost (Note 14)	249,408	(4,706)	248,299	(5,717)
Debt securities	17,395	(6)	17,064	(4)
Loans and advances	232,013	(4,700)	231,235	(5,713)
Central banks	6		5
Credit institutions	5,155	(2)	7,550
Customers	226,852	(4,698)	223,680	(5,713)
Trading derivatives and hedge accounting	3,854		3,906
Assets under the insurance business (Note 17)	72,683		61,688
TOTAL ACTIVE EXPOSURE	345,919	(4,706)	337,588	(5,717)
TOTAL GUARANTEES GIVEN AND CONTINGENT COMMITMENTS (*)	98,340		89,027	(355)
TOTAL	444,259	(4,706)	426,615	(6,072)
(*) The CCF (Credit Conversion Factors), for guarantees given and loan commitments, at 31 December 2019 and 2018, amount to EUR 71,818 and EUR 59,416 million.

3. Risk management CaixaBank Group | 2019 Financial Statements

The maximum exposure to credit risk is the gross carrying amount, except in the case of derivatives, which is the exposure value according to the mark-to-market method, which is calculated as the sum of:

■	Current exposure: the highest value between zero and the market value of an operation or of a portfolio of operations in a set of operations that can be offset with a counterparty that would be lost in the event of non-payment of the counterparty, assuming that none of the value of the operations will be recovered in the event of insolvency or settlement beyond the collateral received.

■	Potential risk: variation of the credit exposure as a consequence of the future changes of the valuations of operations that can be offset with a counterparty during the residual term until maturity.

Regarding its ordinary business, the group gears its lending activity towards meeting the funding needs of households and businesses in an environment with a medium-low credit risk profile, in line with the RAF, while maintaining its position of leadership in loans to individuals and SMEs, as well as providing more value-added services to the large companies segment.

The following principles and policies support the credit risk management at the Group:

■	An appropriate relationship between income and the expenses borne by consumers.

■	Documentary proof of the information provided by the borrower and the borrower’s capital adequacy.

■	Pre-contractual information and information protocols that are appropriate to the personal circumstances and characteristics of each customer and operation.

■	An appropriate independent assessment of real estate collateral.

3.3.2. Credit risk cycle

The full credit risk management cycle covers the entire life of the transaction, from feasibility studies and the approval of risks as per established criteria, to monitoring solvency and returns and, ultimately, to recovering non-performing assets. Diligent management of each of these stages is essential to successful recovery.

3.3.2.1. Approval and granting

The process for admitting and approving new loans is based on the analysis of four key issues: the parties involved, the purpose of the loan, the ability to repay and the characteristics of the transaction.

The electronic-file-based power system assigns an approval level by default to employees holding a position of responsibility according to the delegation established by Management as the standards associated with their position.

The authority system is based on the study of four key parameters:

■	Amount: the amount applied for plus any risk already granted. The amount of the operation is defined through two alternative methods according to the sector to which the operations belong:

◆	Product-weighted loss: based on the expected-loss calculation formula, it takes into account the risk appetite according to the nature of each product. This system is used for applications where the principal borrower is a legal person.

◆	Nominal: it factors in the nominal amount and guarantees of risk operations. It applies to individuals.

■	Guarantee: the group of assets and/or funds pledged to secure fulfilment of a repayment obligation.

■	General Risk Policy: raft of policies identifying and assessing the relevant variables of each type of transaction. They mainly involve specific processing with reference to operations of a small relative amount, refinancing, person's alerts, risk monitoring activity, debt ratios and scoring diagnosis.

■	Term: term of the requested transaction, correlated with the purpose of the transaction. There are specific policies according to the type of operation and its term, which require a higher level of authority for their approval.

In order to streamline the loan approval process for individuals and self-employed workers, there is a risk approval centre that handles applications from individuals and commits to providing a response within 48 hours. In addition, applications are pre-approved in certain cases through specific channels. Furthermore, applications by legal entities are distributed on a regional level via Risk Acceptance Centres (RACs), which manage the applications within their power levels, and transfer them to specialised Central Service centres in the event the application exceeds their powers. Except those that can be approved at branch level or by

3. Risk management CaixaBank Group | 2019 Financial Statements

the Business Area Manager, the risk of operations can only be approved when countersigned by a business manager and risk manager.

In particular, the internal organisation of Business Risk Approvals at Central Services is based on the following specialised structure, according to the type of risk and marketing channel:

■	Corporate Risk: centralises business groups with annual turnover above EUR 200 million in Corporate centres.

■	Business Risk: legal persons or business groups with turnover up to EUR 200 million and those with turnover over EUR 200 million not managed by Corporate centres.

■	Real Estate Risk: covers developers in any segment, regardless of turnover, and real estate investment companies.

■	Tourism and Agri-food Risk: covers all companies and business groups that operate in the tourism and food and agriculture sectors. It also includes self-employed professionals in the farming sector.

■	Project Finance: includes all transactions presented under the project finance scheme.

■	Institutional Banking: comprises autonomous or central government institutions, town councils and local institutions in regional capitals or towns with more than 30,000 inhabitants, and members of economic groups or management groups whose representative/parent meets the aforementioned criteria.

■	Sovereign, Country and Financial Institution risk: responsible for granting and managing country risk and banking risk inherent in funding transactions for the various segments.

■	Individual Risk Approval: centralises the granting of loans to individuals (retail customers and self-employed professionals, the latter not including self-employed professionals in the farming sector).

Lastly, the Permanent Credit Committee holds the power to approve individual operations up to EUR 100 million, provided the accumulated risk with the customer is equal to or lower than EUR 150 million and, in general, it holds powers to approve operations that involve exceptions to the characteristics of those that can be approved in branches and in the RACs. In the event of exceeding the aforementioned amounts, the power of approval corresponds to the Executive Committee.

On the other hand, there are policies, methods and procedures for studying and granting loans, or responsible lending, as required in Act 2/2011 on Sustainable Economy and Order EHA/2899/2011 on transparency and protection of customers of banking services, or the more recent Property Credit Contract Regulatory Act 5/2019, of 15 March.

For pricing purposes, all the factors associated with the operation will be considered. In other words, costs involving structure, financing, customer historical profitability and expected loss of the operation. In addition to these costs, operations must provide a minimum contribution to economic capital requirements, which will be calculated net of tax.

Tools related to pricing and RAR (Risk-Adjusted Return) allow the highest standards to be reached in controlling the balance between risk and return, making it possible to identify the factors determining the returns of each customer more easily and, thus, to analyse customers and portfolios in accordance with their adjusted returns.

The Chief Business Officer is responsible for approving the prices of the operations. Following on from this, the determination of the prices is subject to a power system focused on obtaining minimum compensation and, additionally, on establishing margins according to different businesses.

3.3.2.2. Mitigation of the risk

The Group's credit risk management profile is characterised by a prudent granting policy, at a price in keeping with the conditions of the borrower and suitable hedges/guarantees. In any case, long-term operations must have more robust guarantees due to the uncertainty deriving from the passing of time. These guarantees should never be used to substitute a lack of repayment capacity or an uncertain outcome for the operation.

For accounting purposes, effective guarantees or collateral are collateral and personal guarantees that can be demonstrated as valid as risk mitigators, according to: i) the amount of time required for their enforcement; ii) the ability to realise the guarantees; and iii) the experience in realising the same. The different types of guarantees and collateral, along with the policies and procedures in their management and assessment, are as follows:

■	Personal guarantees: most of these relate to risk operations with companies in which the collateral provided by the shareholders, irrespective of whether they are individuals or legal entities, is considered relevant. For individuals, collateral is

3. Risk management CaixaBank Group | 2019 Financial Statements

estimated on the basis of asset declarations. Where the backer is a legal entity, it is analysed as the borrower for the purposes of the approval process.

■	Collateral: the main types of collateral accepted are:

◆	Guarantees pledged or set up for the solvency of holders and guarantors: they notably include the pledge of operations of liabilities or the intermediated balances. To be admitted as collateral, financial instruments must, among other requirements: i) be free of liens and charges; ii) their contractual definition must not restrict their pledge; and iii) their credit quality or change in value must not be related to the borrower. The pledge remains in place until the loan matures, it is repaid early, or it is derecognised.

◆	Mortgage guarantees or those affecting to specific goods: this is a real right on immovable property given as security for an obligation.

Internal policies establish the following:

■	The procedure for approval of guarantees and the requirements for drawing up operations, e.g. the documentation that must be supplied to the Group and the mandatory legal certainty of this documentation.

■	The review processes for the appraisals registered, in order to ensure proper monitoring and control of the guarantees. Regular processes are also carried out to check and confirm the appraisal values, in order to detect any anomalies in the procedures used by the valuation companies supplying the Group.

■	The outlay policy, mainly concerning property development and self-development operations.

■	The loan-to-value (LTV) of the operation. The capital to be granted in mortgage operations is limited to percentages of the value of the guarantee, which is defined as the lowest of the appraisal value and, if the transaction is a purchase, the value shown on the official deed. IT systems calculate the level of approval required for each type of transaction.

■	Credit derivatives: guarantors and counterparty. The Group occasionally uses credit derivatives, contracted with entities with a high credit level and protected by collateral contracts, to hedge against credit risk.

The breakdown of guarantees received in the approval of the Group's lending transactions is as follows:

CATEGORISATION BY STAGE OF THE AFFECTED GUARANTEES AND CREDIT INVESTMENT (*)
(Millions of euros)
	31-12-2019			31-12-2018			01-01-2018 (**)
	GROSS AMOUNT	ALLOWANCES FOR IMPAIRMENT	VALUE OF COLLATERAL	GROSS AMOUNT	ALLOWANCES FOR IMPAIRMENT	VALUE OF COLLATERAL	GROSS AMOUNT	ALLOWANCES FOR IMPAIRMENT	VALUE OF COLLATERAL
Stage 1:	201,418	(574)	288,562	194,618	(688)	290,246	191,744	(966)	317,649
Unsecured loans	85,996	(374)	0	78,459	(320)	0	75,395	(907)
Real estate collateral	108,218	(116)	281,058	110,276	(201)	284,512	107,094	(119)	301,993
Other collateral	7,204	(84)	7,504	5,883	(167)	5,734	9,255	60	15,656
Stage 2:	15,541	(708)	21,552	16,328	(741)	24,636	15,663	(589)	14,415
Unsecured loans	5,270	(378)	0	4,883	(339)	0	5,974	(445)
Real estate collateral	9,833	(249)	21,109	10,856	(302)	24,099	9,050	(130)	14,018
Other collateral	438	(81)	443	589	(100)	537	639	(14)	397
Stage 3:	8,387	(3,416)	9,929	10,733	(4,292)	15,605	13,781	(6,018)	15,456
Unsecured loans	2,257	(1,658)	0	2,614	(1,550)	0	3,630	(2,946)
Real estate collateral	5,962	(1,656)	9,831	7,897	(2,630)	15,527	9,896	(2,931)	15,352
Other collateral	168	(102)	98	222	(112)	78	255	(141)	104
LOANS	225,346	(4,698)	320,043	221,679	(5,721)	330,487	221,188	(7,573)	347,520
Stage 1:	1,672			2,015	(6)	0	1,870	(5)
ADVANCES	1,672	0	0	2,015	(6)	0	1,870	(5)	0
TOTAL	227,018	(4,698)	320,043	223,694	(5,727)	330,487	223,058	(7,578)	347,520

(*) Includes loans and advances to customers under the headings "Financial assets at amortised cost" (Note 14) and "Financial assets not designated for trading compulsorily measured at fair value through profit or loss" (Note 12)
(**) See Note 1.4 - Comparison of information

On the other hand, counterparty risk mitigation measures are specified in section 3.3.5.

3. Risk management CaixaBank Group | 2019 Financial Statements

3.3.2.3. Monitoring and measurement of credit risk

The Group has a monitoring and measurement system that guarantees the coverage of any borrower and/or operation through methodological procedures adapted to the nature of each holder and risk:

①	Borrower monitoring processes

The aim is to determine the quality of the risk assumed with the borrower ("Monitoring Rating") and actions that need to be taken according to the result, including the estimation of impairment. The targets of risk monitoring are the borrowers that hold the debt instruments and off-balance sheet exposures that bear credit risk, and the profit or loss is a reference for the future granting policy.

The Credit Risk Monitoring Policy is prepared based on the type and specific nature of the exposure, segregated into differentiated areas, in accordance with the various credit risk measurement methods.

3. Risk management CaixaBank Group | 2019 Financial Statements

The Monitoring Rating is an assessment of each customer’s situation and risks. The different ratings are, from best to worse: imperceptible, low, medium, medium-high and non-performing; and they can be generated manually (in the case of the scope of borrowers under individualised monitoring) or automatically (for the rest).

According to the scope of monitoring and rating relating to the borrowers, monitoring can be:

■	Individualised: applied to exposures of a significant amount and/or that have specific characteristics. The monitoring of major risks leads to the issuance of group monitoring reports, concluding in a monitoring rating for the borrowers in the group.

■	Collective: The ratings are obtained by combining a statistical model, referred to as the Early Alert Model (EAM), the Probability of Default (PD) calibrated with a forward-looking view (consistent with the PD used to calculate the credit risk hedges) and other relevant alerts. Both the EAM and the PD are obtained at least on a monthly basis, and daily in the case of the alerts.

Furthermore, the EAM and PD models are subject to the Model Policy of the Group and they must fulfil the requirements included therein.

②	Quantification and assessment of credit risk

Credit risk quantifies losses that might derive from failure by borrowers to comply with their financial obligations, based on two concepts: expected loss and unexpected loss.

■	Expected Loss (EL): This is the average or mathematical expectation of potential anticipated losses calculated by multiplying the three following factors: probability of default (PD), exposure at default (EAD) and loss given default (LGD).

■	Unexpected loss: potential unforeseen loss caused by variability in losses with respect to the estimated expected loss. It can occur due to sudden changes in cycles or alterations in risk factors, and the dependence between the credit risk for the various debtors. Unexpected losses have a low probability and large amount, and should be absorbed by the Group's own funds. The calculation of unexpected loss is also mainly based on the operation's PD, EAD and LGD.

Credit risk parameters are estimated based on the historical default experience. To do so, the Bank has a set of tools and techniques for the specific needs of each type of risk, described below according to how they affect the three factors for calculating the expected loss:

■	EAD: an estimate of the outstanding debt in the event of default by the customer. This measurement is significant for financial instruments with a repayment structure that varies according to customer drawdowns (in general, any revolving credit product).

The estimate is based on observing internal default experience, relating the drawdown levels upon default to drawdown levels over the 12 preceding months. To build the model, several variables are considered, such as product type, term to maturity and customer characteristics.

■	PD: the Group uses management tools covering virtually all of its lending business to help predict the probability of default associated with each borrower.

These tools, implemented in the branch network and the risk monitoring and granting channels, were developed on the basis of NPL experience and include the measurements required to fine-tune the results both to the business cycle, with a view to securing relatively stable measures in the long term and to recent experience and future projections. The models can be classified according to their orientation toward the product or customer:

◆	Product-oriented tools are used mainly within the scope of authorisation of new retail banking operations (approval scorings) and take account of the debtor’s characteristics, information deriving from the customer relationship, internal and external alerts, as well as the specific characteristics of the operation to determine its probability of default.

◆	Customer-oriented tools assess the debtor’s probability of default. They comprise behavioural 'scoring' models for monitoring the risk of individuals and ratings or companies.

3. Risk management CaixaBank Group | 2019 Financial Statements

Rating tools for companies are specific according to the customer segment. The rating process for micro-enterprises and SMEs, in particular, is based on a modular algorithm, which rates three different sets of data: the financial statements, the information drawn from dealings with customers, internal and external alerts and certain qualitative factors.

As regards large corporations, the Group has models that require the expert judgment of analysts and seek to replicate and be coherent with the ratings of rating agencies. In view of the lack of sufficient frequency of internal default rates for drawing up purely statistical models, the models in this segment were built in line with the Standard & Poor’s methodology, enabling the public global default rates to be used, making the methodology much more reliable.

The customers are scored and rated on a monthly basis in order to keep the credit rating up-to-date, except for the rating of large corporations, which is updated at least annually, or in the event significant events that can alter credit quality. For legal entities, the financial statements and qualitative information is updated periodically to achieve the maximum level of coverage of the internal rating.

■	LGD: quantifies the unrecoverable debt in the event of customer default.

The historic loss given default is calculated using internal information, taking into account the cash flows associated with contracts from the moment of default. The models allow different loss given defaults to be obtained based on the guarantee, the loan to value ratio (LTV), the product type, the borrower's credit quality and, for uses in which it is required by regulation, the recessional conditions of the economic cycle. An estimate is also made of the indirect expenses (office staff, infrastructure costs and similar) associated with the recovery process. In the case of large corporations, loss given default also includes elements of expert judgment, coherent with the rating model.

In addition to regulatory use to determine the Group's minimum own funds and the calculation of hedges, the credit risk parameters (PD, LGD and EAD) are used in a number of management tools, e.g. the risk-adjusted return calculation tool, pricing tools, customer pre-qualification tools, as well as in monitoring tools and alert systems.

③	Defining the accounting classification

The accounting classification of operations with credit risk among the different Stages of IFRS 9 is defined in the event of a default and/or significant increase in credit risk (SICR) since the operation's initial recognition.

It will be considered that there has been an SICR –and therefore the operations will be classified as Stage 2– when there are weaknesses that may involve assuming significantly higher losses than expected at the time the loan is granted. To identify weaknesses in operations and borrowers, the Group has the monitoring and rating processes described in ②. The following shall be considered a weakness: a significant deterioration in the monitoring rating or a relative increase of relevant PD with respect to the start of the operation.

In addition, the following operations will be classified as Stage 2: i) operations included in sustainability agreements that have not reached the end of their trial period; ii) refinancing, refinanced or restructured operations that should not be reclassified as non-performing and that are still in the trial period; iii) operations made by insolvent borrowers that should not be classified as Stage 3 or write-offs; and iv) operations with amounts past due of over 30 days, unless proven otherwise.

Unless they are identified as refinancing, refinanced or restructured operations, those that no longer meet the conditions to qualify for Stage 2 will be classified as Stage 1.

With respect to refinancing, refinanced or restructured operations that classify as Stage 2 due to failing to proceed to classify them as Stage 3 on the date of refinancing or restructuring or due to having been reclassified from the Stage 3 category, they will remain identified as Stage 2 for a probationary period until they meet all the following requirements: i) it is concluded that they are unlikely to have financial difficulties and therefore it is highly probable that they will meet their obligations vis-a-vis the entity in both time and form; ii) a minimum period of two years has elapsed from the date of authorisation of the restructuring or refinancing operation, or, if later, from the date of its reclassification from Stage 3; iii) one of the borrowers must have no other operations with past due amounts for more than 30 days at the end of the trial period; and iv) the borrower has covered all the principal and interest payments from the date of authorisation of the restructuring or refinancing operation, or, if later, from the date of its reclassification from stage 3.

Furthermore, the borrower must have made regular payments of an amount equivalent to the whole amount (principal and interest) falling due at the date of the restructuring or refinancing operation, or that were derecognised as a result of it, or when it

3. Risk management CaixaBank Group | 2019 Financial Statements

is deemed more appropriate given the nature of the operations that the borrower complies with other objective criteria that demonstrate their payment capacity. This implies that there are no contractual clauses that may delay repayments, such as grace periods for the principal.

It will be considered that there has been a default and, therefore, an operation will be classified at Stage 3 when – regardless of the borrower and the guarantee – there is an amount overdue (capital, interests or contractually agreed costs) by more than 90 days, as well as the operations of all other holders when operations with past due amounts of over 90 days account for more than 20% of the amounts pending collection.

Operations classified in Stage 3 due to the customer being non-performing will be reclassified to Stage 1 or Stage 2 when, as a result of collecting part of the overdue amounts, the reasons that caused their classification as Stage 3 disappear and there remain no reasonable doubts regarding their full repayment by the borrower for other reasons.

Additionally, the following operations will be classified as Stage 3: i) operations with legally demanded balances; ii) operations in which the collateral execution process has been initiated; iii) operations made by insolvent borrowers that should not be classified as write-offs; iv) refinancing, refinanced or restructured operations classifiable as non-performing including those that having been classified as non-performing before the trial period, are refinanced or restructured or that have amounts that are more than 30 days past-due; and v) operations with borrowers who, after an individualised review, pose reasonable doubts regarding full repayment (principal and interest) in the contractually agreed terms.

Unless they are identified as refinancing, refinanced or restructured operations, those classified as Stage 3 for reasons other than the customer being non-performing can be reclassified to Stage 1 or Stage 2 if, as a result of an individualised study, the reasonable doubts regarding their full repayment by the holder in the contractually agreed terms disappear and there are no amounts overdue by more than ninety days on the date of reclassification to Stage 1 or Stage 2.

In the case of refinanced, restructured or refinancing operations, in order to consider the credit quality of the operation to have improved and, therefore, to proceed to reclassify it to Stage 2, all the following criteria must be verified in general: i) a period of one year has elapsed from the refinancing or restructuring date; ii) the borrower has covered all the principal and interest payments (i.e. the operation has no overdue amounts) thereby reducing the renegotiated principal, from the date of authorisation of the restructuring or refinancing operation, or, if later, from the date of its reclassification to the non-performing category; iii) furthermore, regular payments must have been made of an amount equivalent to the whole amount (principal and interest) falling due at the date of the restructuring or refinancing operation, or that were derecognised as a result of it, or when it is deemed more appropriate given the nature of the operations that the borrower complies with other objective criteria that demonstrate their payment capacity; and iv) one of the borrowers must have no other operations with past due amounts for more than 90.

The exposures of borrowers declared subject to bankruptcy proceedings without an application for liquidation shall be reclassified to Stage 2 if the borrower has paid at least 25% of the credit from the entity that is affected by the bankruptcy proceedings (once the agreed debt reduction, if any, has been deducted), or if two years have elapsed since the order approving the creditors’ agreement was registered with the Commercial Register, provided that this agreement is being faithfully performed and the equity and financial situation of the corporation dispels any doubts regarding full repayment of its debts, all unless interest has been agreed that is noticeably lower than the market rate.

The process for determining the borrower's accounting classification is specified below:

■	Single Name: These borrowers are constantly assessed as regards the existence of evidence or indications of impairment, as well as a potential significant increase in credit risk (SICR) from the initial recognition, and losses associated with the assets of this portfolio are assessed.

In order help with the proactive management of evidence and indications of impairment and a significant increase in risk, the Group has developed triggers, for borrowers and for the operation, that are grouped according to the sector to which they belong, since the latter conditions the type of information required to analyse the credit risk and the sensitivity to the changes of variables indicative of the impairment. The triggers are an indication of impairment of the asset affecting the customer or the operations. These triggers are assessed by the analyst to determine the classification of the customer's operations in Stage 2 or Stage 3:

◆	Global triggers:

3. Risk management CaixaBank Group | 2019 Financial Statements

©	Financial difficulties of the issuer or debtor: subjective doubtful triggers (i.e. unfavourable financial information on the debtor, measured via various ratios on their financial statements) and triggers of a minimum of Stage 2 (due to deterioration of the monitoring rating).

©	A breach of contract, such as a default or delinquency in interest or principal payments: Stage 3 triggers (i.e. non-payments exceeding 90 days) and triggers of a minimum of Stage 2 (non-payments exceeding 30 days).

©	In the event of financial difficulties, the borrowers are given concessions or advantages that would otherwise not be considered. Trigger of a minimum of Stage 2 (refinancing).

©	Probability of the borrower declaring bankruptcy or restructuring. Stage 3 trigger (declaration of insolvency).

©	Market triggers. There are triggers referring to identifying financial difficulties of the debtor or issuer, referring to breaches of contractual clauses or to the disappearance of an active market for the financial security.

◆	Specific triggers: For sectors such as property developers, project finance and public administrations.

In cases in which, in the opinion of the analyst, contracts are classified as Stage 2 or Stage 3, the expert calculation of the specific provision is used.

■	Other contracts (not Single Name): as previously stated, when the borrower's monitoring rating has significantly deteriorated or when there is a relative increase of relevant PD with respect to the start of the operation, the Entity proceeds to classify the contract at accounting Stage 2. For these purposes, the classification is revised on a monthly basis, using the most recent monitoring rating and PD classification, which are also updated at least monthly.

All other classification criteria in Stage 2 or Stage 3 are also revised monthly.

④	Determining the accounting hedge

The aim of the IFRS 9 requirements as regards impairment is to ensure recognition of the expected credit losses of operations, assessed collectively or individually, considering all the reasonable and substantiated information available, including forward-looking information.

Principles for measuring expected credit losses for the purpose of defining the credit risk loss hedges

The calculated accounting hedging or provision is defined as the difference between the gross carrying amount of the operation and the estimated value of future expected cash flows, discounted at the original effective interest rate of the operation, considering the effective guarantees received.

The Group estimates the expected credit losses of an operation so that these losses reflect:

A	a weighted and non-biased amount, determined through the assessment of a series of possible results;

B	the time value of the money, and

C	the reasonable and substantial information that is available at the reference date, at no disproportionate cost or effort, on past events, current conditions and forecasts of future economic conditions.

In line with applicable rules, the hedging calculation method is set according to whether the borrower is individually significant and its accounting category.

■	If, in addition to being individually significant, the customer has operations that are non-performing (whether for reasons of delinquency or for other reasons) or in Stage 2, the specific allowances for the non-performing operations will be estimated through a detailed analysis of the status the borrower and the expected flows, which will be assessed using discounted future cash flow models based on forecasts that estimate the customer's capacity to generate future flows from their activities.

3. Risk management CaixaBank Group | 2019 Financial Statements

■	In all other cases, hedging is estimated collectively using internal methodologies, subject to the Policy of Models and Parameters in force, based on past experience of portfolio defaults and recoveries, and factoring in the updated and adjusted value of the effective guarantees. Additionally, future economic condition predictions will be considered under various scenarios.

To determine hedging for credit losses of portfolios under collective analysis, models are used to estimate the PD; probability of correcting defaulting cycles (specifically its complementary measurement, PNC); loss given loss (LGL) in the event of no correction; recoverable value models for mortgage guarantees (haircuts); and adjustments to include lifetime or forward-looking effects, according to the agreement's accounting classification.

The models used are re-estimated or re-trained every six months, and they are executed monthly in order to properly reflect the current economic environment at any given time. This makes it possible to reduce the differences between estimated loss and recent observations. The models will include an unbiased view of the potential forward-looking evolution to determine the expected loss, taking into account further relevant macroeconomic factors: i) GDP growth, ii) the unemployment rate, iii) 12-month Euribor and iv) changes in property prices. Following on from this, the Group generates a baseline scenario, as well as a range of potential scenarios that make it possible to perform a weighted adjustment of the estimated expected loss, based on its probability.

The calculation process is structured in two steps:

◆	Setting the basis for the calculation of allowances, in two steps:

•	Calculation of the exposure amount, which is the sum of the gross carrying amount at the time of calculation plus off-balance sheet amounts (available or exposure) expected to be disbursed when the borrower fulfils the conditions to be considered non-performing.

•	Calculation of the recoverable value of the effective guarantees linked to the exposure. In order to establish the recoverable value of these guarantees, for real estate collateral the models estimate the amount of the future sale of the collateral, which is discounted from the total expenses incurred until the moment of the sale.

◆	Establishing the hedging to be applied on the basis for the calculation of allowances:

This calculation factors in the probability of the borrower defaulting on the operation obligations, the probability of the situation being remedied or resolved and the losses that would occur if this did not happen.

For insignificant portfolios where it is considered that the internal model approach is not suitable due to the processes involved or a lack of past experience, the Group may use the default coverage rates established in the current national regulations.

Transactions classified as not bearing appreciable risk and those that, due to their type of collateral, are classified as not bearing appreciable risk, could have 0% accounting hedging. In the case of the latter, this percentage will only be applied to the guaranteed part of the risk.

The hedges estimated individually or collectively must be consistent with the way in which the categories into which the operations can be classified are processed. In other words, the hedging level for an operation must be higher than the hedging level that would correspond to it, if it were classified in another category of a lower credit risk.

The necessary improvements detected in the backtesting and benchmarking exercises are also incorporated into the review cycles. Similarly, the models developed are documented so they can be replicated by a third party. The documentation contains key definitions, information regarding the process of acquiring samples and data processing, methodological principles and results obtained, as well as the comparison of said results with those of previous years.

CaixaBank has a total of 81 models, in order to obtain the parameters necessary to calculate the hedges using a collective analysis. For each of the risk parameters, different models can be used to adapt to each type of exposure. Specifically, the models include those indicated below:

3. Risk management CaixaBank Group | 2019 Financial Statements

◆	18 Scoring and Rating parameter models

◆	21 PD parameter models

◆	10 EAD parameter models

◆	19 PNC parameter models

◆	9 LGL parameter models

◆	3 Haircut parameter models

◆	1 LT/FL (Life-time/Forward-looking) transformation parameter model

Other subsidiaries also have additional internal models. Banco BPI, SA (Banco BPI or BPI) has a total of 56 and CaixaBank Payments & Consumer has a total of 52.

3. Risk management CaixaBank Group | 2019 Financial Statements

Incorporation of forward-looking information into the expected loss models

The projected variables considered are as follows:

FORWARD-LOOKING MACROECONOMIC INDICATORS (*)
(% Percentages)
	SPAIN			PORTUGAL
	2020	2021	2022	2020	2021	2022
GDP growth
Baseline scenario	1.5	1.5	1.4	1.8	1.7	1.6
Upside range	2.3	2.6	1.9	1.8	2.8	2.4
Downside range	0.6	0.3	0.9	1.8	0.1	0.2
Unemployment rate
Baseline scenario	12.6	11.5	10.3	6.4	6.1	6.0
Upside range	12.1	10.0	8.4	6.4	5.4	4.6
Downside range	13.6	13.7	12.9	6.4	7.9	8.3
Interest rates (**)
Baseline scenario	(0.30)	(0.11)	0.29	(0.34)	(0.34)	(0.05)
Upside range	(0.25)	0.08	0.54	(0.34)	(0.24)	0.15
Downside range	(0.35)	(0.35)	(0.30)	(0.34)	(0.34)	(0.34)
Evolution of property prices
Baseline scenario	3.2	3.0	2.9	7.4	6.1	3.8
Upside range	4.7	5.8	4.9	7.4	8.5	6.1
Downside range	1.2	(0.4)	0.9	7.4	1.3	0.3

(*) Source: CaixaBank Research
(**) The 12-month Euribor is used in the case of Spain (average for the period) and the 6-month Euribor for Portugal (end of the period).

The weighting of the scenarios considered in each of the financial years for each sector is as follows:

WEIGHTING OF OCCURRENCE OF THE CONSIDERED SCENARIOS
(% percentages)
	BASELINE SCENARIO	UPSIDE SCENARIO	DOWNSIDE SCENARIO
Spain	40	30	30
Portugal	40	30	30

In accordance with the principles of the applicable accounting standard, the hedging level factors in a forward-looking (12-month) or life-time vision, according to the accounting classification of the exposure.

The Group has carried out a sensitivity exercise on the expected loss based on the changes of the key hypotheses applied in isolation to calculate the expected loss. Along these lines, the estimated sensitivity to a change in the GDP growth forecast, as the most relevant macroeconomic figure, for the following twelve months is shown below:

ANALYSIS ON SENSITIVITY TO EXPOSURE
(Millions of euros)
	VARIATION IN EXPECTED LOSS IN SPAIN	VARIATION IN EXPECTED LOSS IN PORTUGAL
GDP growth *
+0.5%	(59)	(2)
-0.5%	59	2

(*) GDP-focused sensitivity calculation which, by its nature, enables the effect of rest of the macroeconomic indicators to be gathered jointly, given their high level of interdependence.

The models and the estimates on macro-economic variations are periodically reviewed to detect possible impairment in the quality of the measurements. This continual risk assessment provides information on the distribution of risk exposure in the various portfolios with respect to creditworthiness, expressed as a probability of default.

3.3.2.4. NPL management

Given the mechanisms of the Group's credit risk cycle, the quality in the risk approval and monitoring processes guarantees compliance with the conditions set out when operations are granted that generate exposure to this risk. Thus, although the positions requiring activation of alternative management circuits are scant, the recovery activity is a top priority in the Group's risk management, particularly in recent years, given the goal of both curtailing the current volume of non-performing positions as well as the future generation thereof. In this sense, it has strengthened the governance model and the operational framework on the management of problematic assets, and has a comprehensive view of the whole life cycle associated with the default recoveries process and management of foreclosed assets.

The branch network is responsible for managing NPLs and recoveries, starting out as a preventive activity before default or before an obligation falls due, and ends with recovery or definitive write-off. The disaggregated nature and specialisation of the branch network make it possible to gain knowledge of customers' situations and to detect the first indications of impairment in solvency, thus allowing appropriate measures to be adopted more diligently. Following on from this, the operations and their associated guarantees are monitored and, where applicable, claims are brought to recover the debt according to the following principles: i) prevention with the early detection of default risk; ii) activities intended to help the customer find solutions to situations of

3. Risk management CaixaBank Group | 2019 Financial Statements

payment irregularities, considering its relationship; and iii) the utmost anticipation to reach a better stance to deal with the debtor and other creditors.

Knowledge of and proximity to the customer enable especially vulnerable social situations to be managed in a differentiated way, frequently caused by an adverse macroeconomic environment experienced years ago. In this respect, the Group has also adhered to the Code of Good Practices for the viable restructuring of mortgage debts on primary residences included in Royal Decree-Act 6/2012 and its subsequent amendments, on measures to strengthen the protection of mortgage borrowers, debt restructuring and subsidised housing rentals. In this field, it has developed an Aid Plan and customised solutions for customers who are undergoing current economic hardships, who are willing to collaborate and have good historic behaviour. All these actions contribute to better progress in the default rate and strengthen the Group's connection and commitment to its customers.

The Group's policies and strategies in relation to problematic assets in the real estate development segment

The underlying criterion guiding the Group’s management of problematic assets in the real estate development segment is to help borrowers meet their obligations.

First, with the commitment of shareholders and the borrower, the Group studies the possibility of granting grace periods so that the financed land can be developed, ongoing property development can be finalized and finished units can be sold. The analysis places special importance on the feasibility of projects, thereby avoiding a higher investment for real estate whose sale is not reasonably assured.

With regard to refinancing operations, the aim is to add new guarantees to reinforce those already in place. The policy is to not exhaust the current margin of value provided by the initial guarantees with further mortgages.

Lastly, when there is no reasonable possibility that the borrower can continue to maintain its position, the mortgaged asset is acquired. The acquisition price is calculated by relying on an appraisal conducted by an appraisal firm registered on the Bank of Spain's official register. When the acquisition price is lower than the outstanding debt, the loan is written down to the foreclosure value.

Foreclosed assets

BuildingCenter is the Group's company responsible for the ownership of property assets in Spain, which basically originate from streamlining of the Group's credit activity through any of the following ways: i) acquisition at auctions held after assets have been foreclosed, mainly in relation to mortgage loans; ii) acquisition of mortgaged real estate assets of individuals, with the subsequent subrogation and cancellation of the debts; and iii) acquisition of real estate assets of companies, mainly real estate developers, to cancel their debts.

The acquisition process includes conducting full legal and technical reviews of the properties using the committees appointed for such purpose.

In all cases, purchase prices are based on appraisals performed by appraisal firms approved by the Bank of Spain and in accordance with the parameters set forth in the approved internal rules.

The strategies undertaken for the sale of these assets are as follows:

■	Individual sale: through Servihabitat Servicios Inmobiliarios, with which there is a servicing contract until 31 December 2023, for multi-channel marketing activities via its own branches, the external collaboration of the network of real-estate agents and an active presence on the Internet. This marketing activity comes in addition to a key factor: support in prescribing properties generated by the branch network.

■	Institutional sales: the Group takes into account institutional operations of sales of asset portfolios to other specialised companies.

■	Completion of housing developments: a number of minor measures to improve some of these developments are made to ensure they can be sold. These measures are performed using the synergies of the Group.

■	In-house property development: restricted to very specific transactions where the asset’s quality and characteristics mean that developing the asset is the clearest and most secure means to recovering the investment.

3. Risk management CaixaBank Group | 2019 Financial Statements

■	Rental: it is a means of benefiting from rising demand and generating recurring income, as well as creating added value on the property in the event of its future institutional sale.

The table below shows foreclosed assets by source and type of property:

FORECLOSED REAL ESTATE ASSETS 31-12-2019 (*)
(Millions of euros)
	GROSS CARRYING AMOUNT	ALLOWANCES FOR IMPAIRMENT (**)	OF WHICH: FROM FORECLOSURE	NET CARRYING AMOUNT
Real estate acquired from loans to real estate constructors and developers	1,534	(438)	(199)	1,096
Buildings and other completed constructions	1,396	(376)	(174)	1,020
Homes	1,226	(317)	(142)	909
Other	170	(59)	(32)	111
Buildings and other constructions under construction	29	(16)	(8)	13
Homes	15	(8)	(3)	7
Other	14	(8)	(5)	6
Land	109	(46)	(17)	63
Consolidated urban land	54	(16)	(6)	38
Other land	55	(30)	(11)	25
Real estate acquired from mortgage loans to homebuyers	2,322	(542)	(237)	1,780
Other real estate assets or received in lieu of payment of debt	462	(143)	(46)	319
TOTAL	4,318	(1,123)	(482)	3,195

(*) Includes foreclosed assets classified as "Tangible assets – Investment property" amounting to EUR 2,094 million, net, and includes foreclosure rights deriving from auctions in the amount of EUR 142 million, net. Excludes foreclosed assets of Banco BPI, with a gross carrying amount of EUR 4 million, as this is not included in business in Spain.

(**) Cancelled debt associated with the foreclosed assets totalled EUR 5,450 million and total write-downs of this portfolio amounted to EUR 2,257 million, EUR 1,124 million of which are impairment allowances recognised in the balance sheet.

FORECLOSED REAL ESTATE ASSETS 31-12-2018 (*)
(Millions of euros)
	GROSS CARRYING AMOUNT	ALLOWANCES FOR IMPAIRMENT **	OF WHICH: FROM FORECLOSURE	NET CARRYING AMOUNT
Real estate acquired from loans to real estate constructors and developers	1,787	(494)	(215)	1,293
Buildings and other completed constructions	1,646	(435)	(193)	1,211
Buildings and other constructions under construction	29	(16)	(9)	13
Land	112	(43)	(13)	69
Real estate acquired from mortgage loans to homebuyers	2,314	(496)	(201)	1,818
Other real estate assets or received in lieu of payment of debt	468	(146)	(46)	321
TOTAL	4,569	(1,136)	(462)	3,432

(*) Includes foreclosed assets classified as "Tangible assets – Investment property" amounting to EUR 2,479 million, net, and includes foreclosure rights deriving from auctions in the amount of EUR 213 million, net. Excludes foreclosed assets of Banco BPI, with a gross carrying amount of EUR 27 million, as this is not included in business in Spain.
(**) Cancelled debt associated with the foreclosed assets totalled EUR 5,852 million and total write-downs of this portfolio amounted to EUR 2,420 million, EUR 1,136 million of which are impairment allowances recognised in the balance sheet.

3. Risk management CaixaBank Group | 2019 Financial Statements

FORECLOSED REAL ESTATE ASSETS 31-12-2017 (*)
(Millions of euros)
	GROSS CARRYING AMOUNT	ALLOWANCES FOR IMPAIRMENT **	OF WHICH: FROM FORECLOSURE	NET CARRYING AMOUNT
Real estate acquired from loans to real estate constructors and developers	9,889	(4,795)	(2,630)	5,094
Buildings and other completed constructions	5,275	(1,939)	(911)	3,336
Buildings and other constructions under construction	835	(463)	(176)	372
Land	3,779	(2,393)	(1,543)	1,386
Real estate acquired from mortgage loans to homebuyers	4,535	(1,342)	(618)	3,193
Other real estate assets or received in lieu of payment of debt	1,873	(778)	(375)	1,095
TOTAL	16,297	(6,915)	(3,623)	9,382

(*) Includes foreclosed assets classified as "Tangible assets – Investment property" amounting to EUR 3,030 million, net, and includes foreclosure rights deriving from auctions in the amount of EUR 473 million, net. Excludes foreclosed assets of Banco BPI, with a gross carrying amount of EUR 53 million, as this is not included in business in Spain.
(**) Cancelled debt associated with the foreclosed assets totalled EUR 20,083 million and total write-downs of this portfolio amounted to EUR 10,701 million, EUR 6,916 million of which are impairment allowances recognised in the balance sheet.

3.3.2.5 Refinancing policies

The Group has a detailed customer debt refinancing policy that contains the same general principles issued by the EBA for this type of operation.

The risk management procedures and policies applied allow for detailed monitoring of credit transactions. In this regard, any transaction uncovered whose terms may need to be changed due to evidence of impairment of the borrower’s solvency is marked appropriately so the associated provision for impairment at the date of the change is made. Therefore, as these transactions are correctly classified and valued according to the Group’s best judgment, no additional provisions emerge in relation to the impairment of refinanced loans.

Refinancing

The breakdown of refinancing by economic sector is as follows:

3. Risk management CaixaBank Group | 2019 Financial Statements

REFINANCING 31-12-2019
(Millions of euros)
	WITHOUT COLLATERAL		WITH COLLATERAL
					MAXIMUM AMOUNT OF THE COLLATERAL
	NO. OF OPERATIONS	GROSS CARRYING AMOUNT	NO. OF OPERATIONS	GROSS CARRYING AMOUNT	MORTGAGE COLLATERAL	OTHER COLLATERAL	IMPAIRMENT DUE TO CREDIT RISK (*)
Public administrations	23	179	415	68	47	0	(5)
Other financial corporations and individual entrepreneurs (financial business)	36	3	7	1	1	0	(1)
Non-financial corporations and individual entrepreneurs (non-financial business)	4,386	1,764	10,665	1,637	1,269	14	(1,007)
Of which: Financing for real estate construction and development (including land)	256	69	3,062	587	438	0	(153)
Other households	37,143	350	86,262	4,521	3,816	8	(847)
TOTAL	41,588	2,296	97,349	6,227	5,133	22	(1,860)
Of which: in Stage 3
Public administrations	13	3	137	12	7	0	(5)
Other financial corporations and individual entrepreneurs (financial business)	26	1	6	1	1	0	(1)
Non-financial corporations and individual entrepreneurs (non-financial business)	2,604	924	7,086	880	637	7	(916)
Of which: Financing for real estate construction and development (including land)	175	55	1,905	277	194	0	(118)
Other households	19,218	212	50,986	2,854	2,259	4	(771)
TOTAL STAGE 3	21,861	1,140	58,215	3,747	2,904	11	(1,693)

Memorandum items: Financing classified as non-current assets held for sale (*)
(*) Corresponds to "Non-current assets and disposal groups classified as held for sale".

REFINANCING OPERATIONS 31-12-2018
(Millions of euros)
	WITHOUT COLLATERAL		WITH COLLATERAL
					MAXIMUM AMOUNT OF THE COLLATERAL
	NO. OF OPERATIONS	GROSS CARRYING AMOUNT	NO. OF OPERATIONS	GROSS CARRYING AMOUNT	MORTGAGE COLLATERAL	OTHER COLLATERAL	IMPAIRMENT DUE TO CREDIT RISK (*)
Public administrations	51	145	445	73	40	0	(10)
Other financial corporations and individual entrepreneurs (financial business)	42	19	7	2	2	0	(13)
Non-financial corporations and individual entrepreneurs (non-financial business)	5,360	2,004	11,483	2,547	1,748	17	(1,531)
Of which: Financing for real estate construction and development (including land)	416	113	3,288	894	628	2	(294)
Other households	37,914	360	92,879	5,013	4,235	10	(947)
TOTAL	43,367	2,528	104,814	7,635	6,025	27	(2,501)
Of which: in Stage 3
Public administrations	13	6	144	15	3	0	(10)
Other financial corporations and individual entrepreneurs (financial business)	29	13	6	1	1	0	(13)
Non-financial corporations and individual entrepreneurs (non-financial business)	3,207	1,174	7,481	1,661	957	8	(1,430)
Of which: Financing for real estate construction and development (including land)	289	78	2,007	559	340	2	(264)
Other households	20,507	235	53,896	3,094	2,432	5	(868)
TOTAL STAGE 3	23,756	1,428	61,527	4,771	3,393	13	(2,321)

Memorandum items: Financing classified as non-current assets held for sale (*)
(*) Corresponds to "Non-current assets and disposal groups classified as held for sale".

3. Risk management CaixaBank Group | 2019 Financial Statements

REFINANCING OPERATIONS 31-12-2017
(Millions of euros)
	WITHOUT COLLATERAL		WITH COLLATERAL
					MAXIMUM AMOUNT OF THE COLLATERAL
	NO. OF OPERATIONS	GROSS CARRYING AMOUNT	NO. OF OPERATIONS	GROSS CARRYING AMOUNT	MORTGAGE COLLATERAL	OTHER COLLATERAL	IMPAIRMENT DUE TO CREDIT RISK (*)
Public administrations	54	181	466	78	53	0	(7)
Other financial corporations and individual entrepreneurs (financial business)	60	37	12	1	1	0	(26)
Non-financial corporations and individual entrepreneurs (non-financial business)	8,484	2,961	13,434	3,342	2,210	29	(1,880)
Of which: Financing for real estate construction and development (including land)	807	149	3,520	1,182	811	2	(416)
Other households	37,163	349	95,946	5,422	4,738	9	(731)
TOTAL	45,761	3,528	109,858	8,843	7,002	38	(2,644)
Of which: in stage 3
Public administrations	17	64	164	19	12	0	(7)
Other financial corporations and individual entrepreneurs (financial business)	45	26	11	1	1	0	(26)
Non-financial corporations and individual entrepreneurs (non-financial business)	6,542	1,742	9,830	2,253	1,443	16	(1,792)
Of which: Financing for real estate construction and development (including land)	711	113	2,361	843	522	2	(386)
Other households	22,702	247	60,548	3,507	2,937	6	(699)
TOTAL STAGE 3	29,306	2,079	70,553	5,780	4,393	22	(2,524)

Memorandum items: Financing classified as non-current assets held for sale *
(*) Corresponds to "Non-current assets and disposal groups classified as held for sale".

3.3.3. Concentration risk

In the Corporate Risk Taxonomy, concentration risk is included within credit risk, since it is the main risk source, although it covers all types of assets, as recommended by sector supervisors and they carry out best practices.

The Group has developed mechanisms to systematically identify its overall exposure with regard to a particular customer, product, industry or geographic location. Wherever it is considered necessary, limits on relative exposures have been defined, under the RAF.

Concentration in customers or in “major risks”

The Group monitors and ensures compliance with the regulatory limits (25% of eligible own funds) and the concentration risk appetite thresholds. At year-end, no breach of the defined thresholds had been observed.

Geographical and counterparty concentration

The Group monitors and reports – to the management and governance bodies – a full perspective of accounting positions, segregated by product and issuer/counterparty, classified under loans and advances, debt securities, equity instruments, derivatives and guarantees given, that complement the other positions of the Group and of the secured investment and pension funds.

3. Risk management CaixaBank Group | 2019 Financial Statements

Risk by geographic area is as follows:

CONCENTRATION BY GEOGRAPHICAL LOCATION 31-12-2019
(Millions of euros)
	TOTAL	SPAIN	PORTUGAL	REST OF THE EUROPEAN UNION	AMERICA	REST OF THE WORLD
Central banks and credit institutions	29,810	12,965	4,045	10,689	800	1,311
Public administrations	93,172	78,221	4,005	9,393	1,245	308
Central government	80,198	66,489	2,849	9,392	1,160	308
Other public administrations	12,974	11,732	1,156	1	85	0
Other financial corporations and individual entrepreneurs (financial business)	18,308	8,298	592	8,238	904	276
Non-financial corporations and individual entrepreneurs (non-financial business)	107,550	75,329	11,520	12,806	6,008	1,887
Real estate construction and development (including land)	6,201	5,653	540	7	0	1
Civil engineering	4,627	3,748	325	265	289	0
Other	96,722	65,928	10,655	12,534	5,719	1,886
Large corporations	61,717	37,943	6,620	10,863	4,747	1,544
SMEs and individual entrepreneurs	35,005	27,985	4,035	1,671	972	342
Other households	119,005	104,698	12,863	822	162	460
Home purchase	92,147	79,700	11,248	753	138	308
Consumer lending	16,436	15,143	1,226	25	11	31
Other	10,422	9,855	389	44	13	121
TOTAL	367,845	279,511	33,025	41,948	9,119	4,242
CONCENTRATION BY GEOGRAPHIC LOCATION 31-12-2018
(Millions of euros)
	TOTAL	SPAIN	PORTUGAL	REST OF THE EUROPEAN UNION	AMERICA	REST OF THE WORLD
Central banks and credit institutions	38,170	18,932	4,776	12,118	744	1,600
Public administrations	89,496	77,926	3,326	6,992	909	343
Other financial corporations and individual entrepreneurs (financial business)	16,159	7,154	489	7,602	726	188
Non-financial corporations and individual entrepreneurs (non-financial business)	99,032	74,371	11,041	7,377	4,597	1,646
Other households	121,950	107,273	12,304	1,819	167	387
TOTAL	364,807	285,656	31,936	35,908	7,143	4,164

CONCENTRATION BY GEOGRAPHIC LOCATION 31-12-2017
(Millions of euros)
	TOTAL	SPAIN	REST OF THE EUROPEAN UNION	AMERICA	REST OF THE WORLD
Central banks and credit institutions	37,393	21,801	13,243	776	1,573
Public administrations	83,899	72,595	10,983	26	295
Other financial corporations and individual entrepreneurs (financial business)	15,597	6,428	8,598	391	180
Non-financial corporations and individual entrepreneurs (non-financial business)	96,801	75,205	16,848	3,437	1,311
Other households	123,134	110,016	12,515	205	398
TOTAL	356,824	286,045	62,187	4,835	3,757

The breakdown of risk in Spain by Autonomous Community is as follows:

3. Risk management CaixaBank Group | 2019 Financial Statements

CONCENTRATION BY AUTONOMOUS COMMUNITY 31-12-2019
(Millions of euros)
	TOTAL	ANDALUSIA	BALEARIC ISLANDS	CANARY ISLANDS	CASTILE-LA MANCHA	CASTILE-LEON	CATALONIA	MADRID	NAVARRE	VALENCIAN COMMUNITY	BASQUE COUNTRY	OTHER (*)
Central banks and credit institutions	12,965	223			1	2	507	10,560		528	820	324
Public administrations	78,221	1,060	202	158	287	371	3,896	3,727	413	713	573	332
Central government	66,489
Other public administrations	11,732	1,060	202	158	287	371	3,896	3,727	413	713	573	332
Other financial corporations and individual entrepreneurs (financial business)	8,298	107	2	7	2	27	1,559	6,281	31	104	142	36
Non-financial corporations and individual entrepreneurs (non-financial business)	75,329	5,862	2,577	2,415	1,202	1,549	15,908	28,492	1,202	5,380	4,224	6,518
Real estate construction and development (including land)	5,653	630	199	237	22	163	1,339	2,087	171	390	171	244
Civil engineering	3,748	242	65	100	67	68	857	1,508	107	190	178	366
Other	65,928	4,990	2,313	2,078	1,113	1,318	13,712	24,897	924	4,800	3,875	5,908
Large corporations	37,943	1,053	1,328	946	260	456	6,370	19,628	420	2,005	2,857	2,620
SMEs and individual entrepreneurs	27,985	3,937	985	1,132	853	862	7,342	5,269	504	2,795	1,018	3,288
Other households	104,698	17,112	4,068	5,989	2,572	3,624	30,657	15,705	3,164	8,315	3,445	10,047
Home purchase	79,700	12,395	3,172	4,781	2,000	2,897	22,421	12,621	2,591	6,335	2,787	7,700
Consumer lending	15,143	2,773	578	913	357	416	4,739	1,817	356	1,281	409	1,504
Other	9,855	1,944	318	295	215	311	3,497	1,267	217	699	249	843
TOTAL	279,511	24,364	6,849	8,569	4,064	5,573	52,527	64,765	4,810	15,040	9,204	17,257

CONCENTRATION BY AUTONOMOUS COMMUNITY 31-12-2018
(Millions of euros)
	TOTAL	ANDALUSIA	BALEARIC ISLANDS	CANARY ISLANDS	CASTILE-LA MANCHA	CASTILE-LEON	CATALONIA	MADRID	NAVARRE	VALENCIAN COMMUNITY	BASQUE COUNTRY	OTHER (*)
Central banks and credit institutions	18,932	133			2	1	532	16,150	1	1,244	541	328
Public administrations	77,926	1,159	145	194	192	264	4,010	3,631	533	668	659	378
Other financial corporations and individual entrepreneurs (financial business)	7,154	55	2	9	4	61	1,346	5,301	17	142	180	36
Non-financial corporations and individual entrepreneurs (non-financial business)	74,371	5,799	2,054	2,414	1,267	1,522	15,873	29,105	1,150	4,706	3,882	6,600
Other households	107,273	17,824	4,138	6,201	2,678	3,725	30,975	16,151	3,325	8,506	3,451	10,300
TOTAL	285,656	24,970	6,339	8,818	4,143	5,573	52,736	70,338	5,026	15,266	8,713	17,642
(*) Includes autonomous communities that combined represent no more than 10% of the total

3. Risk management CaixaBank Group | 2019 Financial Statements

CONCENTRATION BY AUTONOMOUS COMMUNITY 31-12-2017
(Millions of euros)
	TOTAL	ANDALUSIA	BALEARIC ISLANDS	CANARY ISLANDS	CASTILE-LA MANCHA	CASTILE-LEON	CATALONIA	MADRID	NAVARRE	VALENCIAN COMMUNITY	BASQUE COUNTRY	OTHER (*)
Central banks and credit institutions	21,801	59				2	475	20,109		280	636	240
Public administrations	72,595	1,302	173	316	135	140	4,136	3,115	557	1,018	675	629
Other financial corporations and individual entrepreneurs (financial business)	6,428	88	4	9	3	18	1,129	5,054	2	60	15	45
Non-financial corporations and individual entrepreneurs (non-financial business)	75,205	5,711	1,956	2,421	1,211	1,645	15,326	30,924	1,271	5,098	3,547	6,094
Other households	110,016	18,358	4,258	6,426	2,763	3,782	31,802	16,551	3,437	8,636	3,474	10,530
TOTAL	286,045	25,518	6,391	9,172	4,112	5,587	52,868	75,753	5,267	15,092	8,347	17,538

3. Risk management CaixaBank Group | 2019 Financial Statements

Concentration by economic sector

Risk concentration by economic sector is subject to the RAF limits, differentiating between private business economic activities and public sector financing, and the channels of the internal report defined therein. Particularly, for the private business sector, a maximum concentration limit in any economic sector is established by aggregating the accounting positions recognised, excluding treasury repo/depo operations and those of the trading portfolio.

Loans to customers by activity were as follow (excluding advances):

CONCENTRATION BY ACTIVITY OF LOANS TO CUSTOMERS 31-12-2019
(Millions of euros)
	TOTAL	OF WHICH: MORTGAGE COLLATERAL	OF WHICH: OTHER COLLATERAL	SECURED LOANS. CARRYING AMOUNT BASED ON LATEST AVAILABLE APPRAISAL (LOAN TO VALUE)
				≤ 40%	> 40% ≤ 60%	> 60% ≤ 80%	> 80% ≤100%	>100%
Public administrations	11,066	415	353	131	184	211	167	75
Other financial corporations and individual entrepreneurs (financial business)	2,503	340	835	925	163	64	4	19
Non-financial corporations and individual entrepreneurs (non-financial business)	88,801	21,425	5,340	10,405	7,875	3,850	2,517	2,118
Real estate construction and development (including land)	5,864	5,147	70	1,494	1,828	900	637	358
Civil engineering	4,184	479	75	239	152	62	48	53
Other	78,753	15,799	5,195	8,672	5,895	2,888	1,832	1,707
Large corporations	45,068	4,663	3,074	3,153	1,591	1,207	756	1,030
SMEs and individual entrepreneurs	33,685	11,136	2,121	5,519	4,304	1,681	1,076	677
Other households	118,278	99,814	1,014	30,709	36,349	25,759	5,201	2,810
Home purchase	92,072	90,905	278	26,440	33,489	24,214	4,627	2,413
Consumer lending	16,415	3,278	396	1,767	1,066	540	202	99
Other	9,791	5,631	340	2,502	1,794	1,005	372	298
TOTAL	220,648	121,994	7,542	42,170	44,571	29,884	7,889	5,022

Memorandum items: Refinancing, refinanced and restructured transactions	6,663	5,275	101	987	1,288	1,972	640	489

CONCENTRATION BY ACTIVITY OF LOANS TO CUSTOMERS 31-12-2018
(Millions of euros)
	TOTAL	OF WHICH: MORTGAGE COLLATERAL	OF WHICH: OTHER COLLATERAL	SECURED LOANS. CARRYING AMOUNT BASED ON LATEST AVAILABLE APPRAISAL (LOAN TO VALUE)
				≤ 40%	> 40% ≤ 60%	> 60% ≤ 80%	> 80% ≤100%	>100%
Public administrations	11,425	438	387	107	223	254	148	93
Other financial corporations and individual entrepreneurs (financial business)	1,540	363	583	617	239	79	9	2
Non-financial corporations and individual entrepreneurs (non-financial business)	81,844	21,578	4,267	9,247	7,922	3,995	2,243	2,438
Other households	121,149	103,516	1,078	30,286	37,734	28,046	6,001	2,527
TOTAL	215,958	125,895	6,315	40,257	46,118	32,374	8,401	5,060

Memorandum items: Refinancing, refinanced and restructured transactions	7,662	6,195	200	1,156	1,547	2,279	797	616

3. Risk management CaixaBank Group | 2019 Financial Statements

CONCENTRATION BY ACTIVITY OF LOANS TO CUSTOMERS 31-12-2017
(Millions of euros)
	TOTAL	OF WHICH: MORTGAGE COLLATERAL	OF WHICH: OTHER COLLATERAL	SECURED LOANS. CARRYING AMOUNT BASED ON LATEST AVAILABLE APPRAISAL (LOAN TO VALUE)
				≤ 40%	> 40% ≤ 60%	> 60% ≤ 80%	> 80% ≤100%	>100%
Public administrations	11,745	668	285	153	258	378	89	75
Other financial corporations and individual entrepreneurs (financial business)	4,078	409	915	985	239	91	2	7
Non-financial corporations and individual entrepreneurs (non-financial business)	78,434	23,681	3,912	9,944	8,929	4,505	1,545	2,670
Other households	122,598	106,574	1,107	29,763	38,938	29,116	7,293	2,571
TOTAL	216,855	131,332	6,219	40,845	48,364	34,090	8,929	5,323

Memorandum items: Refinancing, refinanced and restructured transactions	9,727	7,330	325	1,286	1,894	2,323	1,215	937

BREAKDOWN OF LOANS AND ADVANCES TO CUSTOMERS BY TYPE
(Millions of euros)
	31-12-2019			31-12-2018			01-01-2018 *
	STAGE 1	STAGE 2	STAGE 3	STAGE 1	STAGE 2	STAGE 3	STAGE 1	STAGE 2	STAGE 3
Loan type and status
Public administrations	10,625	413	40	11,042	358	48	10,826	377	133
Other financial corporations	2,446	62	3	1,525	21	16	6,755	18	44
Loans and advances to companies and individual entrepreneurs	82,074	6,010	2,971	73,437	6,788	4,696	70,767	9,151	7,027
Real estate construction and development (including land)	8,711	1,020	680	8,351	1,211	1,147	7,184	1,744	1,877
Other companies and individual entrepreneurs	73,363	4,990	2,291	65,086	5,577	3,549	63,583	7,407	5,150
Other households	106,273	9,056	5,373	108,614	9,161	5,973	103,396	6,117	6,577
Home purchase	83,794	6,148	3,434	86,065	6,491	3,943	82,995	4,276	4,522
Other	22,479	2,908	1,939	22,549	2,670	2,030	20,401	1,841	2,055
TOTAL	201,418	15,541	8,387	194,618	16,328	10,733	191,744	15,663	13,781
(*) See Note 1.4 - Comparison of information

BREAKDOWN OF LOANS AND ADVANCES TO CUSTOMERS ACCORDING TO ARREARS STATUS

(Millions of euros)
	31-12-2019	31-12-2018	01-01-2018 *
By arrears status
Of which: default on payment of less than 30 days or up to date on payments	219,934	215,198	213,240
Of which: default on payment between 30 and 60 days	789	725	703
Of which: default on payment between 60 and 90 days	267	304	312
Of which: default on payment between 90 days and 6 months	614	608	839
Of which: default on payment between 6 months and 1 year	800	764	1,237
Of which: default on payment of more than 1 year	2,942	4,080	4,857
By interest rate type
Fixed	65,264	55,625	42,272
Floating	160,082	166,054	178,916
(*) See Note 1.4 - Comparison of information

3. Risk management CaixaBank Group | 2019 Financial Statements

BREAKDOWN OF HEDGES OF LOANS AND ADVANCES TO CUSTOMERS BY TYPE
(Millions of euros)
	31-12-2019			31-12-2018			01-01-2018 *
	STAGE 1	STAGE 2	STAGE 3	STAGE 1	STAGE 2	STAGE 3	STAGE 1	STAGE 2	STAGE 3
Public administrations	(6)		(6)	(10)		(13)			(100)
Other financial corporations	(5)	(1)	(2)	(1)		(21)	(77)	(22)	(86)
Loans and advances to companies and individual entrepreneurs	(257)	(328)	(1,669)	(350)	(410)	(2,317)	(782)	(472)	(4,063)
Real estate construction and development (including land)	(34)	(65)	(264)	(41)	(69)	(503)	(27)	(39)	(845)
Other companies and individual entrepreneurs	(223)	(263)	(1,405)	(309)	(341)	(1,814)	(755)	(433)	(3,218)
Other households	(306)	(379)	(1,739)	(327)	(331)	(1,941)	(107)	(95)	(1,769)
Home purchase	(152)	(152)	(1,000)	(164)	(162)	(1,212)	(15)	(44)	(1,026)
Other	(154)	(227)	(739)	(163)	(169)	(729)	(92)	(51)	(743)
TOTAL	(574)	(708)	(3,416)	(688)	(741)	(4,292)	(966)	(589)	(6,018)
Of which: identified individually		(92)	(621)		(148)	(1,256)		(139)	(2,001)
Of which: identified collectively	(574)	(616)	(2,795)	(688)	(593)	(3,036)	(966)	(450)	(4,017)

(*) See Note 1.4 - Comparison of information

Concentration according to credit quality

The methodology applied to assign credit ratings to fixed income issuances is based on:

■	Fixed-income instruments: the regulatory banking criteria defined in the CRD IV regulation and the CRR on capital requirements, and therefore, the second best rating of all those available is used, if more than two ratings are available.

■	Loan portfolio: certification of the internal classifications to the Standard & Poor's methodology.

The rating of Spanish sovereign debt is A at 31 December 2019, while in 2018 it was A- and in 2017 it was BBB+.

The risk concentration according to credit quality of credit risk exposures associated with debt instruments for the Group, at the end of the financial year, is stated as follows:

3. Risk management CaixaBank Group | 2019 Financial Statements

CONCENTRATION ACCORDING TO CREDIT QUALITY - 31-12-2019
(Millions of euros)

	GROUP (EXC. INSURANCE GROUP)										INSURANCE GROUP ***
	FA AT AMORTISED COST
	LOANS AND ADVANCES TO CUSTOMERS			DEBT SEC.				FINANCIAL GUARANTEES, LOAN COMMITMENTS AND OTHER COMMITMENTS GIVEN
	STAGE 1	STAGE 2	STAGE 3		FA HELD FOR TRADING *	FA NOT HELD FOR TRADING **	FA AT FV W/ CHANGES IN OTHER COMPREHENSIVE INCOME	STAGE 1	STAGE 2	STAGE 3	FA HELD FOR TRADING *	AVAILABLE-FOR-SALE FINANCIAL ASSETS *	LOANS AND RECEIVABLES *
AAA/AA+/AA/AA-	29,717	26	0		7		932	14,108	10	0	8	1,026
A+/A/A-	26,237	108	0	10,209	369		9,774	10,105	23	0	927	52,118	15
BBB+/BBB/BBB-	28,108	261	0	4,139	246	1	4,919	19,726	286	0	131	5,413	161
INVESTMENT GRADE	84,062	395	0	14,348	622	1	15,625	43,939	319	0	1,066	58,557	176
Allowances for impairment	(257)	(3)	0	0			(2)	(13)	0	0
BB+/BB/BB-	39,130	2,565	1	300	7	56	29	16,965	597	0		133
B+/B/B-	12,439	6,279	10	0	0		0	6,002	1,190	1
CCC+/CCC/CCC-	527	2,281	70	5	0		0	310	326	56
No rating	66,766	4,021	8,306	2,742	90	6	312	27,637	447	551		73	174
NON-INVESTMENT GRADE	118,862	15,146	8,387	3,047	97	62	341	50,914	2,560	608	0	206	174
Allowances for impairment	(317)	(705)	(3,416)	(6)				(33)	(16)	(158)
TOTAL	202,350	14,833	4,971	17,389	719	63	15,964	94,853	2,879	608	1,066	58,763	350

CONCENTRATION ACCORDING TO CREDIT QUALITY - 31-12-2018
(Millions of euros)
	GROUP (EXC. INSURANCE GROUP)											INSURANCE GROUP ***
	FA AT AMORTISED COST
	LOANS AND ADVANCES TO CUSTOMERS			DEBT SEC.				FINANCIAL GUARANTEES, LOAN COMMITMENTS AND OTHER COMMITMENTS GIVEN
	STAGE 1	STAGE 2	STAGE 3		FA HELD FOR TRADING *	FA NOT HELD FOR TRADING **	FA AT FV W/ CHANGES IN OTHER COMPREHENSIVE INCOME	STAGE 1	STAGE 2	STAGE 3		FA HELD FOR TRADING *	AVAILABLE-FOR-SALE FINANCIAL ASSETS *	LOANS AND RECEIVABLES *
AAA/AA+/AA/AA-	29,414	67	0	0	0	0	880	13,121	14	0	0	0	918	0
A+/A/A-	27,146	262	0	10,191	623	0	10,187	10,386	33	0	0	392	45,452	0
BBB+/BBB/BBB-	26,595	318	0	3,269	121	1	7,181	15,640	41	1	0	553	4,744	264
INVESTMENT GRADE	83,155	647	0	13,460	744	1	18,248	39,147	88	1		945	51,114	264
Allowances for impairment	(262)	(6)	0	0	0	0	0	(10)	0	0	0	0	0	0
BB+/BB/BB-	39,503	1,504	1	575	0	54	37	16,493	194	1	0	0	192	0
B+/B/B-	15,011	4,064	7	30	0	0	0	5,902	611	3	0	0	0	8
CCC+/CCC/CCC-	621	2,791	71	0	0	0	0	278	308	53	0	0	0	0
No rating	58,344	7,322	10,639	3,000	11	90	38	24,109	1,174	665	0	0	39	382
NON-INVESTMENT GRADE	113,479	15,681	10,718	3,605	11	144	75	46,782	2,287	722		0	231	390
Allowances for impairment	(433)	(735)	(4,277)	(5)	0	0	0	(59)	(27)	(259)	0	0	0	0
TOTAL	195,939	15,587	6,441	17,060	755	145	18,323	85,929	2,375	723		945	51,345	655

(*) DEBT SEC.: Debt securities
(**) Compulsorily measured at fair value through profit or loss
(***) Financial assets designated at fair value through profit or loss are not included, since they mainly include investments linked to life insurance products where the investment risk is borne by the policyholder (Unit-links).

3. Risk management CaixaBank Group | 2019 Financial Statements

CONCENTRATION ACCORDING TO CREDIT QUALITY 31-12-2017
(Millions of euros)
	LOANS AND RECEIVABLES - CUSTOMERS - LOANS AND ADVANCES AND FINANCIAL GUARANTEES	LOANS AND RECEIVABLES - DEBT SEC.	FINANCIAL ASSETS HELD FOR TRADING	AVAILABLE-FOR-SALE FINANCIAL ASSETS	HELD-TO- MATURITY INVESTMENTS
AAA/AA+/AA/AA-	43,189	17	0	588	0
A+/A/A-	38,658	70	221	1,902	0
BBB+/BBB/BBB-	51,630	482	1,787	63,727	11,071
INVESTMENT GRADE	133,477	569	2,008	66,217	11,071
BB+/BB/BB-	49,359	101	8	306	0
B+/B/B-	21,734	359	0	1	14
CCC+/CCC/CCC-	4,498	59	0	113	0
No rating	74,455	1,488	16	35	0
NON-INVESTMENT GRADE	150,046	2,007	24	455	14
TOTAL	283,523	2,576	2,032	66,672	11,085

DEBT SEC.: Debt securities

Concentration according to sovereign risk

The Group’s position in sovereign debt is subject to the general risk-taking policy, which ensures that all positions taken are aligned with the target risk profile:

■	The position in public, regional and local debt is subject to the general concentration and country risk limits established. Regular control procedures are in place for preventing new positions in countries in which there is a high risk concentration, unless express approval is given by the pertinent authority.

■	For fixed-income securities, a framework is in place regulating the solvency, liquidity and geographic location of all of the fixed-income issues and any similar transaction implying payment in cash for the buyer and the assumption of the issuer’s credit risk or related collateral. This control is exercised during the risk acceptance phase and throughout the life of the position in the portfolio.

■	Public debt positions held on the Treasury Desk are subject to the framework for market risk control and limits.

3. Risk management CaixaBank Group | 2019 Financial Statements

The carrying amounts of the main items related to sovereign risk exposure for the Group are set out below:

SOVEREIGN RISK EXPOSURE - 31-12-2019
(Millions of euros)
COUNTRY	GROUP (EXC. INSURANCE GROUP)						INSURANCE GROUP (***)
	RESIDUAL MATURITY	FA AT AMORTISED COST	FA HELD FOR TRADING	FA AT FV W/ CHANGES IN OTHER COMPREHENSIVE INCOME	FA NOT DESIGNATED FOR TRADING*	FL HELD FOR TRADING - SHORT POSITIONS	AVAILABLE-FOR-SALE FINANCIAL ASSETS	FA HELD FOR TRADING
Spain	Less than 3 months	904	39	97			168
	Between 3 months and 1 year	5,415	50	159		(61)	672	487
	Between 1 and 2 years	4,575	65	2,701		(78)	1,921
	Between 2 and 3 years	4,810	57	5,069	112	(103)	1,765
	Between 3 and 5 years	2,277	48	1,428		(42)	4,303
	Between 5 and 10 years	2,535	98	719		(54)	12,025
	Over 10 years	1,739	8			(10)	29,123
	TOTAL	22,255	365	10,173	112	(348)	49,977	487
Italy	Less than 3 months		1
	Between 1 and 2 years	501	2				206
	Between 2 and 3 years					(3)	30
	Between 3 and 5 years		59	268		(10)	910
	Between 5 and 10 years		16	1,182		(14)	1,001
	Over 10 years		30	1,059		(26)	3,354
	TOTAL	501	108	2,509		(53)	5,501
Portugal	Less than 3 months	5	4
	Between 3 months and 1 year	53		426			26	494
	Between 1 and 2 years	543	1				1
	Between 2 and 3 years	78	1				19
	Between 3 and 5 years	94		135			12
	Between 5 and 10 years	446		29			108	12
	Over 10 years	652
	TOTAL	1,871	6	590			166	506
US	Between 3 and 5 years			923
	TOTAL			923
Other **	Less than 3 months	101		1
	Between 3 months and 1 year	2					5
	Between 1 and 2 years	41					9
	Between 2 and 3 years	7					1
	Between 3 and 5 years	63					2
	Between 5 and 10 years	180					15
	Over 10 years	78					33
	TOTAL	472		1			65
TOTAL COUNTRIES		25,099	479	14,196	112	(401)	55,709	993

Of which: Debt securities		17,389	479	14,196	63		55,709	993
FA: Financial assets; FL: Financial liabilities; FV: Fair value
(*) Compulsorily measured at fair value through profit or loss
(**) Exposure to the United Kingdom is not significant
(***) Financial assets designated at fair value through profit or loss are not included, since they mainly include investments linked to life insurance products where the investment risk is borne by the policyholder (Unit-links).

3. Risk management CaixaBank Group | 2019 Financial Statements

SOVEREIGN RISK EXPOSURE - 31-12-2018
(Millions of euros)
COUNTRY	GROUP (EXC. INSURANCE GROUP)					INSURANCE GROUP (***)
	FA AT AMORTISED COST	FA HELD FOR TRADING	FA AT FV W/ CHANGES IN OTHER COMPREHENSIVE INCOME	FA NOT DESIGNATED FOR TRADING*	FL HELD FOR TRADING - SHORT POSITIONS	AVAILABLE-FOR-SALE FINANCIAL ASSETS	FA HELD FOR TRADING
Spain	22,106	605	14,194	273	(331)	44,262	393
Italy	502	17	1,342		(16)	3,959	2
Portugal	1,093	8	791			17	547
US			880
Other **	380		1			67
TOTAL COUNTRIES	24,081	630	17,208	273	(347)	48,305	942

Of which: debt securities	17,060	630	17,208	273	(347)	48,305	942

FA: Financial assets; FL: Financial liabilities; FV: Fair value
(*) Compulsorily measured at fair value through profit or loss
(**) Exposure to the United Kingdom is not significant
(***) Financial assets designated at fair value through profit or loss are not included, since they mainly include investments linked to life insurance products where the investment risk is borne by the policyholder (Unit-links).

SOVEREIGN RISK EXPOSURE - 31-12-2017
(Millions of euros)
COUNTRY	GROUP (EXC. INSURANCE GROUP)					INSURANCE GROUP ***
	LOANS AND RECEIVABLES	FA HELD FOR TRADING - DEBT SEC.	AVAILABLE-FOR-SALE FINANCIAL ASSETS	HELD-TO-MATURITY INVESTMENTS	FL HELD FOR TRADING - SHORT POSITIONS	AVAILABLE-FOR-SALE FINANCIAL ASSETS	FA HELD FOR TRADING
Spain	10,725	706	12,381	9,697	(639)	42,112	608
Italy		124	1,397		(31)	3,934
Portugal	1,054	93	3,311		(59)		3
Other **	310		1		(10)	71	341
TOTAL COUNTRIES	12,089	923	17,090	9,697	(739)	46,117	952

FA: Financial assets
FL: Financial liabilities
(**) Exposure to the United Kingdom is not significant
(***) Financial assets designated at fair value through profit or loss are not included, since they mainly include investments linked to life insurance products where the investment risk is borne by the policyholder (Unit-links).

3. Risk management CaixaBank Group | 2019 Financial Statements

3.3.4. Information regarding financing for real estate construction and development, home purchasing, and foreclosed assets

The main data regarding financing for real estate development, home purchasing and foreclosed assets are discussed below.

Financing for real estate construction and development

The tables below show financing for real estate developers and developments, including developments carried out by non-developers, business in Spain:

FINANCING FOR REAL ESTATE CONSTRUCTION AND DEVELOPMENT 31-12-2019
(Millions of euros)
	GROSS AMOUNT	ALLOWANCES FOR IMPAIRMENT LOSSES	CARRYING AMOUNT	EXCESS OVER THE MAXIMUM RECOVERABLE VALUE OF COLLATERAL

Financing for real estate construction and development (including land)	5,766	(208)	5,558	848
Of which: Non-performing	442	(135)	307	148

Memorandum items: Asset write-offs	2,387
Memorandum items: Loans to customers excluding public administrations (business in Spain) (carrying amount)	186,645

FINANCING FOR REAL ESTATE CONSTRUCTION AND DEVELOPMENT 31-12-2018
(Millions of euros)
	GROSS AMOUNT	ALLOWANCES FOR IMPAIRMENT LOSSES	CARRYING AMOUNT	EXCESS OVER THE MAXIMUM RECOVERABLE VALUE OF COLLATERAL

Financing for real estate construction and development (including land)	6,004	(428)	5,576	897
Of which: Non-performing	862	(347)	516	354

Memorandum items: Asset write-offs	2,784
Memorandum items: Loans to customers excluding public administrations (business in Spain) (carrying amount)	185,670

FINANCING FOR REAL ESTATE CONSTRUCTION AND DEVELOPMENT 31-12-2017
(Millions of euros)
	GROSS AMOUNT	ALLOWANCES FOR IMPAIRMENT LOSSES	CARRYING AMOUNT	EXCESS OVER THE MAXIMUM RECOVERABLE VALUE OF COLLATERAL

Financing for real estate construction and development (including land)	6,830	(637)	6,193	1,418
Of which: Non-performing	1,481	(549)	931	602

Memorandum items: Asset write-offs	3,816
Memorandum items: Loans to customers excluding public administrations (business in Spain) (carrying amount)	185,257

3. Risk management CaixaBank Group | 2019 Financial Statements

The tables below show the breakdown of financing for real estate developers and developments, including developments carried out by non-developers (business in Spain), by collateral:

FINANCING FOR REAL ESTATE DEVELOPERS AND DEVELOPMENTS BY COLLATERAL
(Millions of euros)
	GROSS AMOUNT
	31-12-2019	31-12-2018	31-12-2017
Without mortgage collateral	562	477	814
With mortgage collateral	5,204	5,527	6,016
Buildings and other completed constructions	3,370	3,774	4,336
Homes	2,277	2,556	2,811
Other	1,093	1,218	1,525
Buildings and other constructions under construction	1,370	1,185	931
Homes	1,306	1,056	840
Other	64	129	91
Land	464	568	749
Consolidated urban land	351	346	423
Other land	113	222	326
TOTAL	5,766	6,004	6,830

The following table presents financial guarantees given for real estate construction and development, including the maximum level of exposure to credit risk (i.e. the amount the Group could have to pay if the guarantee is called on).

FINANCIAL GUARANTEES
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Financial guarantees given related to real estate construction and development	107	93	175
Amount recognised under liabilities		0	55

The table below provides information on guarantees received from real estate development loans by classification of customer insolvency risk:

GUARANTEES RECEIVED FOR REAL ESTATE DEVELOPMENT TRANSACTIONS *
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Value of collateral	13,362	13,471	14,883
Of which: Guarantees non-performing risks	810	1,383	2,520

(*) The value of the guarantee is the lower amount of the collateral and the loan value, except for non-performing loans, in which it is fair value.

3. Risk management CaixaBank Group | 2019 Financial Statements

Financing for home purchases

The breakdown of home-purchase loans (business in Spain), as well as the annual financing granted to purchase homes from credit streamlining at the end of these financial years, is as follows:

LOANS GRANTED TO BUYERS OF FORECLOSED HOMES

(Millions of euros)
	2019	2018	2017
Financing granted in the year	190	527	344
Average percentage financed	92%	90%	87%

Home purchase loans with mortgage at these dates by the loan-to-value (LTV) ratio, based on the latest available appraisal, are as follows:

HOME PURCHASE LOANS BY LTV (*)
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	GROSS AMOUNT	OF WHICH: NON-PERFORMING	GROSS AMOUNT	OF WHICH: NON-PERFORMING	GROSS AMOUNT	OF WHICH: NON-PERFORMING
Not real estate mortgage secured	662	11	762	12	767	15
Real estate mortgage secured, by LTV ranges (**)	76,658	2,719	79,917	3,103	82,495	3,530
LTV ≤ 40%	21,717	207	21,374	224	21,111	228
40% < LTV ≤ 60%	28,491	367	30,022	412	31,420	517
60% < LTV ≤ 80%	18,964	543	20,668	595	22,425	800
80% < LTV ≤ 100%	4,002	519	4,348	591	4,462	699
LTV > 100%	3,484	1,083	3,505	1,281	3,077	1,285
TOTAL	77,320	2,730	80,679	3,115	83,262	3,545

(*) Includes financing for home purchases granted by subsidies Unión de Créditos para la Financiación Inmobiliaria, EFC, SAU (Credifimo) and Corporación Hipotecaria Mutual.
(**) LTV calculated according to the latest available appraisals. The ranges for non-performing transactions are updated in accordance with prevailing regulations.

3.3.5. Counterparty risk generated by transactions with derivatives, repos, securities lending and deferred settlement transactions

3.3.5.1. Monitoring and measurement of counterparty risk

Counterparty risk, being part of credit risk, quantifies the losses derived from the counterparty's potential default before the cash flows are definitively settled. It is calculated for transactions involving derivative instruments, repo agreements, securities lending and deferred settlement.

The approval of new transactions involving counterparty risk in CaixaBank is subject to an internal framework that enables rapid decision-making about assuming such risk, for both financial and other counterparties. Accordingly, in its business with financial

3. Risk management CaixaBank Group | 2019 Financial Statements

institutions, the Group has a credit approval system in place, in which the maximum authorised exposure to credit risk with an institutions (including counterparty risk) is determined by a complex calculation, mainly based on the institution's ratings and an analysis of its financial statements. In transactions with other counterparties, including retail customers, derivative transactions relating to asset applications (loan interest rate risk hedging) are approved jointly with the application. All other transactions are approved depending on whether the assigned risk limit is met, or depending on individual analysis. Approval of transactions corresponds to the risk areas responsible for loan analysis and approval.

CaixaBank has put in place a specific internal framework for risk with Central Counterparties (CCPs), specifying how the limits for such entities are determined, and how exposure is calculated to determine the available balance on this limit.

The definition of limits for counterparty risk is complemented by internal concentration limits, mainly for country and large exposure risks.

Counterparty risk relating to derivative transactions is quantitatively associated with the related market risk. Similarly, the equivalent credit exposure for derivatives is understood as the maximum potential loss over the life of an operation that the bank might incur should the counterparty default at any time in the future. This is calculated using Monte Carlo simulation with portfolio effect and offsetting of positions, as applicable, at a 95% confidence interval, based on stochastic models incorporating the volatility of the underlying and all of the characteristics of the operations.

Counterparty risk exposure for repos and securities lending is calculated in CaixaBank as the difference between the market value of the securities/cash granted to the counterparty and the market value of the securities/cash received from the counterparty as collateral, considering the applicable volatility adjustments in each case.

It also considers the mitigating effect of collateral received under Framework Collateral Agreements. In general, the methodology for calculating counterparty risk exposure described above is applied during the acceptance of new operations and in recurrent calculations on subsequent days.

Counterparty risk in the Group for financial counterparties is controlled through an integrated system that provides real-time data on the available exposure limit for any counterparty, product and maturity. For the remaining counterparties, counterparty risk is controlled through corporate applications, which contain both the limits of the lines of derivatives risk (if any) and credit exposure of derivatives and repos.

3.3.5.2. Mitigation techniques for counterparty risk

The main risk mitigation policies and techniques employed for counterparty risk with financial entities involve:

■	ISDA/CMOF contracts. Standardised contracts for global derivative operations with a counterparty. These explicitly provide for the possibility of offsetting the flows of outstanding collections and payments between the parties for all derivatives trading hedged by the contracts.

■	CSA contracts / CMOF appendix III. Agreements whereby each of the parties undertake to provide collateral (usually a cash deposit) as security for the net counterparty risk position arising from the derivatives traded between them, on the basis of a prior close-out netting agreement included in the clauses of the ISDA/CMOF contracts.

■	GMRA/ CME/ GMSLA contracts (repo agreements and securities lending). Agreements whereby the parties undertake to deliver collateral to each other for the net counterparty risk exposure arising from differences between the value of the sum accrued by simultaneous buying and selling of securities and the market value of the securities.

■	Break-up clauses. Such clauses provide for early termination of the agreement by one of the parties of its own free will, at a certain point in a contract. This mitigates counterparty risk by reducing the effective duration of the operations subject to the clause, or reducing the counterparty’s counterparty risk exposure.

■	Delivery-versus-payment in securities settlement systems. Systems that eliminate settlement risk with a counterparty, since clearing and settlement occur simultaneously and in an inseparable fashion. One major system is the CLS system for delivery-versus-payment in the case of simultaneous collection and payment flows in different currencies.

■	Central Counterparties (CCPs). The use of CCPs in derivatives and repo transactions can mitigate the associated counterparty risk, as these entities act as intermediaries on their own account between the two parties to the transaction, thus absorbing

3. Risk management CaixaBank Group | 2019 Financial Statements

the counterparty risk. The EMIR regulations set forth an obligation to clear certain OTC derivative contracts through these Central Counterparties, as well as to give notification of all transactions conducted.

For non-financial counterparties, the mitigation techniques for counterparty risk involve: ISDA/CMOF contracts, CSA contract/CMOF Appendix III and break-up clauses, pledges of financial guarantees and guarantees issued by counterparties with higher credit quality than the original counterparty in the operation.

Risk is often quantified by marking to market all outstanding transactions (normally on a daily basis). This entails revision and modification, as necessary, of the collateral delivered by the debtor. Meanwhile, the impact on collateral of a hypothetical downgrade to CaixaBank's rating would not be significant, as most of the collateral agreements do not include surcharges related to its rating.

3.3.6. Risk associated with the investee portfolio

The risk associated with equity investments (or "investees"), which in terms of regulations is included under credit risk for investments that are not classified in the held-for-trading portfolio, but which is individually included in the Corporate Taxonomy as a component of the Risk of Impairment of Other Assets, entails the possible loss or reduction in the Group's solvency through equity instruments caused by adverse movements in market prices, potential sales or investee insolvency with a medium to long-term horizon.

The way in which each share is methodologically processed for capital consumption will depend on: 1) the accounting classification of the share, for investments classified in the portfolio at fair value with changes in other comprehensive income, the calculation is carried out using the internal VaR model; and 2) the longevity strategy, for investments intended to be held on a long-term basis and, in some cases, there is a long-term link in their management, the most significant risk is credit risk, and, therefore, the PD/LGD approach is used whenever possible. If the requirements for applying the aforementioned methods are not met and/or there is not sufficient information, the simple risk-weight approach is applied in accordance with current regulations. In any case, for certain cases laid down in the regulation, the capital consumption will be subjected to potential deductions from own funds or a fixed weighting of 250%, as is the case for the significant financial investments.

As regards management, controlling and financial analysis of the main investees are performed through specialists exclusively responsible for monitoring changes in economic and financial data and for understanding and issuing alerts in the event of changes in regulations and fluctuations in competition in the countries and sectors in which the investees operate. These financial analysts also liaise with listed investees' investor relations departments and gather the information, including reports by third parties (e.g. investment banks, rating agencies) needed for an overall outlook of possible risks to the value of the shareholdings.

In general, with the most significant shareholdings, both the estimates of and actual data on investees’ contributions to income and shareholders’ equity (where applicable) are updated regularly. In these processes, the outlook for securities markets and analysts’ views (e.g. recommendations, target prices, ratings, etc.) are shared with Senior Management for regular comparison with the market.

3.4.1. Overview

The Group identifies market risk as the loss in value of assets or the increase in value of liabilities including in the trading portfolio due to fluctuations in interest rates, exchange rates, credit spread, external factors or prices on the markets where said assets/liabilities are traded.

Market risk encompasses almost all the Group's trading portfolio, as well as the deposits and repos arranged by trading desks for management.

Risk factors are managed according to the return-risk ratio determined by market conditions and expectations, the limits structure and the authorised operating framework.

3. Risk management CaixaBank Group | 2019 Financial Statements

3.4.2. Market risk cycle

3.4.2.1. Monitoring and measurement of market risk

On a daily basis, the responsible departments monitor the contracts traded, calculate how changes in the market will affect the positions held (daily marked-to-market results), quantify the market risk taken, monitor compliance with global limits and analyse the ratio of actual return to the risk undertaken. With the results obtained from these activities, they produce a daily report on position, risk quantification and the utilisation of risk thresholds, which is distributed to Senior Management, the officers in charge of its management, Model Validation and Risk and the Internal Audit division.

As a general rule, there are two types of measurements which constitute a common denominator and market standard for the measurement of market risk:

Sensitivity

Sensitivity represents risk as the impact a slight change in risk factors has on the value of positions, without providing any assumptions about the probability of such a change.

Value-at-risk (VaR)

The benchmark market risk measurement is VaR at 99% with a one-day time horizon for which the RAF defines a limit for trading activities of EUR 20 million (excluding the economic hedging CDS for the CVA, recognised for accounting purposes in the held-for-trading portfolio). Daily VaR is defined as the highest of the following three calculations:

■	Parametric VaR with a covariance matrix deriving from a 75-day window of history, giving more weight to recent observations. The parametric VaR technique is based on volatilities and matching fluctuations in the prices and interest and exchange rates of the assets comprising the portfolio.

■	Parametric VaR with a covariance matrix arising from historical performance over one year and equal weightings.

■	The historical VaR technique, which calculates the impact on the value of the current portfolio of historical changes in risk factors. Daily changes observed over the last year are taken into account, with a confidence interval of 99%. Historical VaR is an extremely useful system for completing the estimates obtained by the parametric VaR technique, since it does not include any assumptions on the statistical behaviour of risk factors. The parametric VaR technique assumes fluctuations that can be modelled using normal statistical distribution. Historical VaR is also an especially suitable technique since it includes non-linear relationships between the risk factors.

Moreover, since a downgrade in the credit rating of asset issuers can also give rise to adverse changes in market prices, quantification of risk is completed with an estimate of the losses arising from changes in the volatility of the credit spread on private fixed-income and credit derivative positions (spread VaR), which constitutes an estimate of the specific risk attributable to the security issuers. This calculation is made using a historical method while taking into account the potentially lower liquidity of these assets, with a confidence interval of 99%, and assuming absolute weekly variations in the simulation of credit spreads.

Total VaR results from the aggregation of VaR arising from fluctuations in interest rates, exchange rates (and the volatility of both) and from the spread VaR, which are aggregated on a conservative basis, assuming zero correlation between the two groups of risk factors, and the addition of VaR of the equities portfolio and VaR of the commodities portfolio (currently with no position), assuming in both cases a correlation of one with the other risk factor groups.

The table below shows the average 1-day VaR at 99% attributable to the various risk factors at CaixaBank. The consumption levels are moderate and are concentrated on corporate debt spread, risk in the interest rate curve, which includes the credit spread on sovereign debt, and share price volatility risk. The risk amounts for other factors have less significance.

PARAMETRIC VaR BY RISK FACTOR
(Millions of euros)
	TOTAL	INTEREST RATE	EXCHANGE RATE	SHARE PRICE	INFLATION	COMMODITY PRICE	CREDIT SPREAD	INTEREST RATE VOLATILITY	EXCHANGE RATE VOLATILITY	SHARE PRICE VOLATILITY
Average VaR 2019	1.23	0.37	0.14	0.23	0.25	0.00	0.46	0.07	0.11	0.35

3. Risk management CaixaBank Group | 2019 Financial Statements

The highest levels, up to a maximum of EUR 2.2 million, were reached in November, due to the punctual increase in the sensitivity of the portfolio from variations in inflation levels.

At BPI, the standard measurement for market risk is 10-day parametric VaR at 99%. In 2019, the average 1-day VaR and maximum 1-day VaR at 99% for BPI trading activities was EUR 0.06 million and EUR 0.16 million, respectively.

Additional measures to VaR

As an analysis measurement, the Group completes the VaR measurements with the following risk metrics, updated weekly:

■	Stressed VaR indicates the maximum loss on adverse movements in market prices based on a stressed historical period of one year, with a 99% confidence level and a daily time horizon (subsequently extrapolated to the regulatory horizon of 10 market days, multiplying by the root of 10). The stressed VaR calculation is leveraged by the same methodology and infrastructure as the historical VaR, with the only significant difference being the historical window selected.

■	The incremental default and migration risk reflects the risk related to changes in credit ratings or breach of positions in fixed-income instruments and credit derivatives in the trading portfolio, with a confidence level of 99.9%, a one-year time horizon, and a quarterly liquidity horizon, which is justified by the high liquidity of portfolio issuances. The estimate is made using Monte Carlo simulation of possible future states of external rating of the issuer and the issuance, based on transition matrices published by the main ratings agencies, where dependence between credit quality variations between the different issuers is modelled using Student’s t-distribution.

The maximum, minimum and average values of these measurements in this year, as well as their value at the close of the period of reference, are shown in the following table.

SUMMARY OF RISK MEASUREMENTS
(Millions of euros)
	MAXIMUM	MINIMUM	AVERAGE	LAST
1-day VaR	2.2	0.7	1.2	1.2
1-day Stressed VaR	10.5	2.7	5.5	5.2
Incremental risk	28.2	5.5	15.0	12.7

Capital requirements for market risk are determined using internal models as the sum of the 3 previous measurements, with a time horizon of 10 market days. It is displayed below:

CAPITAL REQUIREMENTS
(Millions of euros)
	LAST VALUE	60-DAY AVERAGE	EXCEEDED	MULTIPLIER	CAPITAL
10-day VaR	3.9	4.9	0	3	14.7
10-day Stressed VaR	16.4	16.6	0	3	49.9
Incremental risk	12.7	14.8	-	-	14.8
TOTAL (*)					79.3
(*) Charges for VaR and stressed VaR are identical and correspond to the maximum between the last value and the arithmetic mean of the last 60 values, multiplied by a factor depending on the number of times the actual daily result was less than the estimated daily VaR. Similarly, capital for Incremental Risk is the maximum of the last value and the arithmetic mean of the preceding 12 weeks.

3. Risk management CaixaBank Group | 2019 Financial Statements

Backtesting

To confirm the suitability of the estimates of the internal model, daily results are compared against the losses estimated under the VaR technique, which is what is referred to as backtesting. The risk estimate model is checked in two ways:

■	Through net or hypothetical backtesting, which relates the portion of the daily marked-to-market result of open positions at the close of the previous session to estimated VaR over a one-day time horizon, calculated on the basis of the open positions at the close of the previous session. This backtesting is the most appropriate means of performing a self-assessment of the methodology.

■	Gross (or actual) backtesting, which compares the total result obtained during the day (including intraday transactions) to VaR for a time horizon of one day, calculated on the basis of the open positions at the close of the previous session. This provides an assessment of the importance of intraday transactions in generating profit and estimating the risk.

The daily result used in both backtesting exercises does not include mark-ups, reserves, fees or commissions.

During the year, there were no excesses in the gross and net backtesting exercises:

3. Risk management CaixaBank Group | 2019 Financial Statements

Stress test

Lastly, two stress testing techniques are used on the value of the trading positions to calculate the possible losses on the portfolio in situations of extreme stress:

■	Systematic stress: this technique calculates the change in value of the portfolio in the event of a specific series of extreme changes in the main risk factors. It considers parallel interest rate shifts (rising and falling); changes at various points of the slope of the interest rate curve (steepening and flattening); variation of the spread between the instruments subject to credit risk and government debt securities (bond-swap spread); shifts in the EUR/USD curve differential; higher and lower volatility of interest rates; variation of the euro with respect to the USD, JPY and GBP; variation in exchange rate volatility, share prices; and higher and lower volatility of shares and commodities.

■	Historical scenarios: this technique addresses the potential impact of actual past situations on the value of the positions held.

■	Reverse stress test: a technique that assumes a high-vulnerability scenario given the portfolio's composition and determines what variations in the risk factors lead to this situation.

Based on the set of measures described above, the management of market risk on trading positions in markets is in accordance with the methodological and monitoring guidelines.

3.4.2.2. Mitigation of market risk

As part of the required monitoring and control of the market risks taken, there is a structure of overall VaR limits complemented by the definition sublimits, stressed VaR and incremental default and migration risk, Stress Test and Stop Loss results and sensitivities for the various management units that could assume market risk.

The risk factors are managed using economic hedges on the basis of the return/risk ratio determined by market conditions and expectations, always within the assigned limits.

Beyond the trading portfolio, fair-value hedge accounting is used, which eliminates potential accounting mismatches between the balance sheet and statement of profit or loss caused by the different treatment of hedged instruments and their hedges at market values. In the area of market risk, limits for each hedge are established and monitored, in this case expressed as ratios between total risk and the risk of the hedged items.

3. Risk management CaixaBank Group | 2019 Financial Statements

3.5.1. Overview

In a regulatory context, operational risk is defined as the possibility of incurring losses due to the failure or unsuitability of processes, people, internal systems and external events. Given the heterogeneity of the nature of operational events, CaixaBank does not record operational risk as a single element in the Corporate Risk Taxonomy, but rather it has included the following risks of an operational nature: Legal/Regulatory, Conduct, Technology, Reliability of financial information and Other operational risks. For each of these risks in the Taxonomy, the Group upholds the corresponding specific management frameworks, without prejudice to the additional existence of a comprehensive operational risk management framework.

The purpose of this comprehensive framework is to improve the quality of business management, supplying relevant information to allow decisions to be made that ensure the organisation's long-term continuity, the optimisation of processes and the quality of both internal and external customer service. To achieve this, various lines of work have been established:

■	To adopt measures to sustainably mitigate and reduce operational losses.

■	To ensure the organisation's long-term continuity.

■	To promote the establishment of systems for the ongoing improvement of the operating process and of the control structure.

■	To exploit operational risk management synergies.

■	To promote an operational risk management culture.

■	To comply with the current regulatory framework and requirements for the applicability of the management and calculation models chosen.

3.5.2. Operational risk cycle

Although the standardised method is used to calculate regulatory capital, the Group's operational risk measurement and management is based on policies, processes, tools and methodologies that are risk-sensitive, in line with market best practices.

Operational risks are structured into four categories or hierarchical tiers, from the most generic to the most specific and detailed:

■	Tier 1 and 2: of the regulations. Tier 1 comprises 7 subcategories (Internal Fraud, External Fraud, Employment practices and security in workplace, Customers, products and business practices, Damages to physical assets, business interruptions and system faults, Execution and Delivery and process management) and Tier 2 comprises 20 subcategories.

■	Tier 3: Internal Group level based on identification of the risks detailed.

■	Tier 4: Individual risks, obtained after assignment of a Tier 3 risk to a process or activity.

Operational risk is measured with the following aspects:

■	Qualitative measurement

Operational risks are subjected to self-assessments on an annual basis, which make it possible to: i) obtain greater knowledge of the operational risk profile and the new critical risk; and ii) maintain a standardised update process for the taxonomy of operational risks, which is the foundation upon which this risk's management is defined.

A series of expert workshops and meetings are also held to generate hypothetical extreme operational loss scenarios. The purpose is for these scenarios to be used to detect areas of improvement in the management and to supplement the available external and internal historical data on operational losses.

■	Quantitative measurement

The internal operational loss database is one of the key aspects for managing operational risk (and the future calculation of the capital for operational risk). With this aim in mind, the technological environment of the operational risk system provides all the functionality required and is fully integrated into the bank’s transactional and information systems.

An operational event is the implementation of an identified operational risk, an event that causes an operational loss. It is the concept around which the entire data model revolves in the Internal Database. Loss events are defined as each individual economic impact related to an operational loss or recovery.

Gross losses by type of risk are broken down as follows:

3. Risk management CaixaBank Group | 2019 Financial Statements

The internal historical data on operational losses is supplemented by external data. For this reason, the Group is registered with the ORX (Operational Riskdata eXchange) consortium, which anonymously exchanges operational loss information from banks on a worldwide level, and allows geographical subgrouping, among other functions, to manage risks (news service, working groups, methodological initiatives on operational risk). ORX requires its members to classify operational loss data using a series of parameters, both regulatory and proprietary. As a result, all of the parameters required by ORX are reported in events in the database.

■	Additionally, measurement using Operational Risk indicators (KRIs) is a quantitative/qualitative methodology that: i) enables us to anticipate the development of operational risks, taking a forward-looking approach to their management and ii) provide information on development of the operational risk profile and the reasons for this. A KRI is a metric that detects and anticipates changes in said risk; its monitoring and management is integrated in the operational risk corporate management tool. KRIs are not by nature a direct result of risk exposure. They are metrics that can be used to identify and actively manage operational risk.

3.5.3. Mitigation of operational risk

With the aim of mitigating the operational risk, the following have been defined: action plans that entail appointing a centre to be in charge, setting out the actions to be undertaken to mitigate the risk covered by the plan, the percentage or degree of progress, which is updated regularly, and the final commitment date. This allows mitigation through i) decreasing the frequency at which the events occur, as well as their impact; ii) holding a solid structure of sustained control in policies, methodologies, processes and systems and iii) integrating – into the everyday management of the Group – the information provided by operational risk management levers.

In addition, the corporate insurance programme for dealing with operational risk is designed to cover certain risks, and it is updated annually. Risk transfer depends on risk exposure, tolerance and appetite at any given time.

3. Risk management CaixaBank Group | 2019 Financial Statements

Legal and regulatory risk is defined as the potential loss or decrease in the profitability of the Group as a result of changes in the legislation, of the incorrect implementation of this legislation in the Group's processes, of the inappropriate interpretation of the same in various operations, of the incorrect management of court or administrative injunctions, or of the claims or complaints received.

It is managed according to certain operational principles, with a view to ensure that the appetite and risk tolerance limits defined in the Group's Risk Appetite Framework are respected.

In this regard, the entity constantly monitors and tracks regulatory changes, in pursuit of better legal security and legitimate interests. Here we highlight the main regulatory initiatives and consultation processes that the entity has participated in, given their relevance:

■	European Commission review of various Directives, specifically: i) the Consumer Credit Directive (CCD), ii) the Directive on Distance marketing of financial services: consumer protection, iii) the Directive and Regulations on capital requirements (CRD5 and CRR2), iv) the Bank Recovery and Resolution Directive (BRRD2), v) the Benchmarks Regulation (BMR), vi) the Markets in Financial Instruments Directive (MiFID 2) and the Insurance Distribution Directive (IDD) for the integration of sustainability factors and risks. The entity has also monitored the finalisation of Basel III agreements and their implementation, and the advances of a legislative framework used to drive sustainable finance within the European Union.

■	Within Spain, public consultations were carried out regarding the modification of the circular on the advertising of banking products and services, and the modification of the Order on Banking Transparency with respect to the obligation to report open-end credit associated with payment instruments, as well as the transposition of the Directive to promote the long-term involvement of shareholders.

■	The EBA Guidelines on security and technology (ICT) risk management are notable as regards technological hazards.

■	In terms of taxation, the bank addressed the consultation regarding the tax measures of the General State Budgets and the amendment to the General Tax Act, transposing the EU DAC 6 directive into Spanish law.

These activities are coordinated in the Regulation Committee, the body responsible for defining the Group's strategic stance in financial-regulation-related matters, driving the representation of the Entity's interests and coordinating the regular assessment of the regulatory initiatives and proposals that may affect the Group.

On the other hand, the Entity seeks to ensure the suitable implementation of standards. Thus, the following are noteworthy:

■	Property Credit Contract Regulatory Act (Ley reguladora de los contratos de crédito inmobiliario – LCI) 5/2019, of 15 March.

■	Royal Decree-Law 19/2018, of 23 November, concerning payment services and other urgent financial measures (PSD2).

■	Royal Decree-Law 19/2017, of 24 November, on basic payment accounts, payment account relocation and comparability of fees (PAD).

Along the same lines, the Legal Advisory service coordinates a set of committees (Transparency Committee, Privacy Committee), the purpose of which is the monitoring – in each of the bank's initiatives – of its adaptation to consumer protection and privacy standards.

In order to ensure the correct interpretation of the standards, in addition to work on the study of jurisprudence, and decisions of the statutory authorities, in order to adjust the bank's activity to such criteria, it also enquires as to when it is necessary for the relevant administrative authorities. For example:

■	In matters relating to tax, the Group has presented various binding tax enquiries for the ratification of interpretative criteria on Personal Income Tax deductibility of the fee for the administration and custody of shares in investment funds that meet certain requirements, determining the tax basis for VAT of the non-independent advisory service and simplified advice on funds, and VAT treatment of brokering in relation to certain financial services.

■	In matters relating to data protection, it has presented various enquiries to the Spanish Data Protection Agency on the status of Data Controller for the provision of financial services and the need to view Robinson Lists in the case of processing based on legitimate interest.

With regard to judicial processes, and taking into account the existing litigiousness, the Group has policies, criteria, analysis and monitoring procedures for these disputes. These enable the Entity to manage the defence of each of them individually, and to

3. Risk management CaixaBank Group | 2019 Financial Statements

identify and update the provisions necessary to cover a hypothetical outflow of economic resources, provided their occurrence is considered probable as a result of unfavourable rulings and administrative penalties against the Group, in or out of court (i.e. customer complaints) administrative sanctions, brought against the Group in the civil, criminal, tax, administrative and labour jurisdictions.

Insofar as operational risk is concerned, according to the regulatory definition, conduct risk is defined as the Group's risk arising from the application of conduct criteria that run contrary to the interests of its customers and stakeholders, or acts or omissions that are not compliant with the legal or regulatory framework, or with internal codes and rules, or with codes of conduct and ethical and good practice standards. The objective of the Group is: i) to minimise the probability of this risk occurring and ii) if it does, to detect, report and address the weaknesses promptly.

The management of conduct risk is not limited to any specific area, but rather the entire Group. All employees must ensure compliance with prevailing regulations, applying procedures that capture regulations in their activity.

In order to manage conduct risk, the bank encourages the awareness-raising and promotion of the values and principles set out in the Code of Business Conduct and Ethics, and its members and other employees and Senior Management must ensure that they are compliant as a core criterion guiding their day-to-day activities. Therefore, as the first line of defence, the areas whose business is subject to conduct risk implement and manage first-level indicators and controls to detect potential sources of risk and act effectively to mitigate them.

Also within the framework of the regulatory operational risk, technology risk is defined as the risk of losses due to hardware or software inadequacies or failures in technical infrastructure, due to cyberattacks or other circumstances, which could compromise the availability, integrity, accessibility and security of the infrastructures and data. The risk is broken down into 5 categories that affect ICT (Information and Communications Technology): i) availability; ii) information security; iii) operation and management of change; iv) data integrity; and v) governance and strategy.

Its current measurement is included in a monthly-monitored RAF indicator, calculated using individual indicators linked to the governance of information technologies, information security and technological contingencies. Regular reviews are carried out by sampling, which check the quality of the information and validate the methodology used in creating the indicators reviewed.

The governance frameworks available address this measurement, and have been designed according to leading international standards, applied in the areas of:

■	IT governance, designed and developed under the ISO 38500 standard.

■	Information security, designed and developed under the ISO 27001 standard.

■	Information Technology contingency, designed and developed under the ISO 27031 standard.

Specifically, business continuity refers to the capability of an organisation to continue delivery of products or services at acceptable predefined levels following a disruptive incident. Its management consists of identifying potential threats to the organisation and their impact on operations. It provides a framework for building organisational resilience with the capability for an effective response that safeguards the interests of its key stakeholders, reputation, brand, and value-creating activities.

3. Risk management CaixaBank Group | 2019 Financial Statements

Within this scope, CaixaBank has adopted and maintained a Business Continuity Management System (BCMS) based on the international ISO 22301 standard and certified by the British Standards Institution (BSI), with number BCMS 570347. Similarly, CaixaBank has been designated a critical infrastructure operator by virtue of the provisions of Act 8/2011 and is under the supervision of the National Centre for the Protection of Critical Infrastructures dependent on the State Secretary of Home Office Security.

Furthermore, CaixaBank holds a general emergency plan and various internal regulations on security measures, which include priority aspects such as: i) cybersecurity strategy; ii) the fight against customer fraud and internal fraud; iii) data protection; iv) security governance and disclosure; and v) supplier security.

Within the Risk Taxonomy, this means losses or damages caused by errors or faults in processes, due to external events, or actions of third parties outside the Group, whether accidentally or intentionally. It includes, among others, risk factors related to outsourcing, the use of quantitative models (model risk), the custody of securities or external fraud.

All of the Group's areas and companies are responsible for the set of other operational risks that arise within their respective remits. This implies identifying, assessing, managing, controlling and reporting the operational risks of their activity and helping the Group's Operational Risk Division to implement the management model.

The Corporate Policy on the management of outsourcing and its risks was approved in 2019, which covers the latest regulatory requirements with regard to these operations and provides significant support to the corporate governance of risks in outsourcing processes.

3. Risk management CaixaBank Group | 2019 Financial Statements

Financial information reliability risk is defined in the Corporate Risk Taxonomy as the risk of potential damage or loss, whether financial or other, stemming from possible deficiencies in the accuracy, integrity and approach to compiling the data needed to evaluate the financial position and assets of the Group. It is part of the set of regulatory operational risks.

The Group has Corporate Policies approved by the Board of Directors that establish the risk management and control framework, including:

■	the Corporate policy on disclosure and verification of financial information, that establishes the framework of control on the Group's relevant financial information disclosed to market.

■	the Corporate policy of Internal Control over Financial Reporting, that establishes the framework of governance, design, implementation and correct operation of the ICFR.

■	the Corporate Policy on Information Governance and Data Quality, that regulates data governance and filing of reports.

This risk is mainly managed by assessing whether the group's financial information complies with the following principles:

■	The transactions, facts and other events presented in the financial information in fact exist and were recorded at the right time (existence and occurrence).

■	The information includes all transactions, facts and other events in which the Group is the affected party (completeness).

3. Risk management CaixaBank Group | 2019 Financial Statements

■	The transactions, facts and other events are recorded and valued in accordance with applicable standards (valuation).

■	The transactions, facts and other events are classified, presented and disclosed in the financial information in accordance with applicable standards (presentation, disclosure and comparability).

■	The financial information shows, at the corresponding date, the entity’s rights and obligations through the corresponding assets and liabilities, in accordance with applicable standards (rights and obligations).

In order to manage and monitor the risk, the Group has implemented an internal control structure based on the aforementioned 3 lines of defence model:

■	The activities of 1st line of defence in the accounting closing process – a key pillar for preparing the financial information – include, among others, i) defining accounting criteria to apply in the Group as well as the processing of the unique corporate operations and transactions; ii) reviewing the reasonableness of the judgments and estimates as well as of the rest of the changes in accounting figures; iii) monitoring the implementation of new accounting circuits and standards as well as analysing the differences between estimated and actual impacts; iv) working on and controlling the applications and other manual processes; and v) coordinating the Group's companies to prepare the consolidated accounting closings.

■	The activities of 2nd line of defence include, among others, i) the monitoring and management of the Internal Control over Financial Reporting (ICFR); ii) advising on and/or defining criteria for the identification, monitoring, implementation and assessment of internal control over financial reporting; iii) reviewing compliance with the policies and iv) identifying and monitoring the internal control weaknesses identified.

■	The activities of 3rd line of defence include, among others, reviewing the reliability and integrity of financial reporting, including the effectiveness of the ICFR.

3. Risk management CaixaBank Group | 2019 Financial Statements

3.11.1. Structural interest rate risk

Risk defined as the negative impact on the economic value of balance sheet items or on financial income due to changes in the temporary structure of interest rates and their impact on asset and liability instruments and those off the Group's balance sheet not recognised in the trading book.

The management of this risk by the Group seeks to i) optimise the net interest margin and ii) maintain the economic value of the balance sheet, while at all times taking into account the metrics and thresholds of the risk appetite framework in terms of volatility of the financial margin and value sensitivity.

This risk is analysed considering a broad set of market-type scenarios, including the potential impact of all possible sources of interest rate risk in the banking book, i.e. repricing risk, curve risk, basis risk and optionality risk. Optionality risk considers automatic optionality related to the behaviour of interest rates and the optionality of customer behaviour, which is not only dependent on interest rates.

The Group applies best practices in the market and the recommendations of regulators in measuring interest rate risk, using various measurement techniques that make it possible to analyse the Group's positioning and its risk situation. These notably include:

3. Risk management CaixaBank Group | 2019 Financial Statements

■	Static gap: it shows the contractual distribution of maturities and interest rate reviews for applicable balance sheet and/or off-balance aggregates at a particular date. GAP analysis is based on comparing the values of the assets and liabilities reviewed or that mature in a particular period.

■	Sensitivity of net interest income: it shows the impact on the net income caused by changes in the interest rate curve as a result of the review of balance sheet transactions This sensitivity is determined by comparing a net interest income simulation in the event of various interest rate scenarios (immediate parallel and progressive movements of different intensities, as well as changes in slope). The most likely scenario, which is obtained using the implicit market rates, including the business trend and hedge management forecasts, is compared with other scenarios of rising or falling interest rates and parallel and non-parallel movements in the slope of the curve. The difference between these stressed net interest income figures compared to the baseline scenario give us a measure of the sensitivity, or volatility, of net interest income.

■	Balance sheet economic value: it is calculated as the sum of i) the fair value of net interest-rate sensitive assets and liabilities on the balance sheet; ii) the fair value of off-balance sheet products (derivatives); and iii) the net carrying amounts of non-interest-rate sensitive asset and liability items.

■	Economic value sensitivity: The economic value of sensitive balances on and off the balance sheet is reassessed under the various stress scenarios considered by the Group. The difference between this value and the economic value calculated at current market rates gives us a numeric representation of the sensitivity of economic value to the various scenarios employed.

■	Balance sheet VaR: defined as the maximum economic value that could be lost from the balance sheet in a certain period of time, applying market prices and volatilities as well as correlation effects using a specific confidence level and time horizon.

The sensitivities of net interest income and economic value are measurements that complement each other and provide an overview of the interest rate risk in the banking book, which focuses more on the short and medium term, in the case of net interest income, and on the medium and long term in the case of equity.

3. Risk management CaixaBank Group | 2019 Financial Statements

The tables below show – using a static gap – the breakdown of maturities and interest rate maturities and revaluations of sensitive items on the Group's balance sheet, at the close of the financial year:

MATRIX OF MATURITIES AND REVALUATIONS OF THE BALANCE SHEET SENSITIVE TO INTEREST RATES
(Millions of euros)
	1 YEAR	2 YEARS	3 YEARS	4 YEARS	5 YEARS	>5 YEARS	TOTAL
ASSETS
Interbank and Central Banks	15,808	0	1,104	80	0	45	17,037
Loans and advances to customers	166,695	16,621	5,559	4,949	3,215	18,960	215,999
Fixed income portfolio	6,845	7,932	8,625	1,132	1,512	4,979	31,025
TOTAL ASSETS	189,348	24,553	15,288	6,161	4,727	23,984	264,061
LIABILITIES
Interbank and Central Banks	20,293	684	239	73	34	247	21,570
Customer deposits	105,879	22,884	15,435	10,109	8,111	56,511	218,929
Issuances	6,532	2,641	2,416	6,050	5,497	13,227	36,363
TOTAL LIABILITIES	132,704	26,209	18,090	16,232	13,642	69,985	276,862
ASSETS LESS LIABILITIES	56,644	(1,656)	(2,802)	(10,071)	(8,915)	(46,001)	(12,801)
HEDGES	(22,324)	6,365	2,998	4,077	3,201	5,711	28
TOTAL DIFFERENCE	34,320	4,709	196	(5,994)	(5,714)	(40,290)	(12,773)

3. Risk management CaixaBank Group | 2019 Financial Statements

Below is the sensitivity of the net interest income and economic value to sensitive balance sheet assets and liabilities for a scenario of rising and falling interest rates of 100 basis points:

INTEREST RATE SENSITIVITY
(incremental % with respect to the market baseline scenario / implicit rates)
	+100 BP	-100 BP (3)
Net interest income (1)	6.8%	-3.0%
Economic value of equity for sensitive balance sheet aggregates (2)	6.1%	-5.3%

(1) Sensitivity of the 1-year NII of sensitive balance sheet aggregates.
(2) Sensitivity of economic value for sensitive balance sheet aggregates on Tier 1.

(3) In the case of falling-rate scenarios the applied internal methodology enables the interest rates to be negative. At the current level of rates, this methodology enables the falling shock to reach approximately -1%. For example, if the interest rates of the EONIA curve are -0.40% the interest rate levels that this curve could reach, in the shock of -100 basis points, is -1.40%.

With regard to measurement tools and systems, relevant information is obtained at the transaction level of the sensitive balance sheet transactions from each computer application used to manage the various products. This information is used to produce databases with a certain amount of aggregation in order to speed up the calculations without impairing the quality or reliability of the information or results.

The assets and liabilities management application is parameterised in order to include the financial specifics of the products on the balance sheet, using behavioural customer models based on historical information (pre-payment models). The sensitivity to interest rates – conditioned by the speed with which market rates are transposed and the expected terms to maturity – have been analysed for items without a contractual maturity date (demand accounts) on the basis of past experience of customer behaviour, including the possibility that the customer may withdraw the funds invested in this type of product. For other products, in order to define the assumptions for early termination, internal models are used which include behavioural variables of customers, products, seasonality and interest rate fluctuations.

The projection tool is also fed with growth data budgeted in the financial plan (volumes, products and margins) and information on the various market scenarios (interest and exchange rate curves), in order to perform a reasonable estimate of the risks associated with the net interest income and economic value of sensitive balance sheet aggregates.

To mitigate the interest rate risk in the banking book, the Group actively manages risk by arranging additional hedging transactions on financial markets to supplement the natural hedges generated on its own balance sheet as a result of the complementarity between the sensitivity to fluctuations in interest rates on deposits and on lending transactions arranged with customers or other counterparties.

The interest rate risk in the banking book assumed by the Group is substantially below levels considered significant under current regulations.

3.11.2. Exchange rate risk in the banking book

Exchange rate risk in the banking book corresponds to the potential risk in the assets affected by adverse movements in exchange rates.

The Group has foreign currency assets and liabilities in its balance sheet as a result of its commercial activity and its shares in foreign currencies, in addition to the foreign currency assets and liabilities deriving from the Group’s measures to mitigate exchange rate risk.

3. Risk management CaixaBank Group | 2019 Financial Statements

The equivalent euro value of all foreign currency assets and liabilities in the Group's balance sheet is as follows:

FOREIGN CURRENCY POSITIONS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Cash and cash balances at central banks and other demand deposits	419	524	512
Financial assets held for trading	2,314	1,852	1,124
Financial assets with changes in other comprehensive income	1,352	1,458	101
Financial assets at amortised cost	11,206	8,573	7,762
Equity Investments	108	94	668
Other assets	1,060	1,612	72
TOTAL FOREIGN CURRENCY ASSETS	16,459	14,113	10,239
Financial liabilities at amortised cost	8,878	7,899	8,113
Deposits	7,857	7,009	7,249
Central banks	1,385	1,402	2,389
Credit institutions	1,469	1,269	1,034
Customers	5,003	4,338	3,826
Debt securities issued	945	847	807
Other financial liabilities	76	43	57
Other liabilities	2,489	1,919	(193)
TOTAL FOREIGN CURRENCY LIABILITIES	11,367	9,818	7,920

The Group hedges its foreign currency risk by arranging cash transactions of financial derivatives, which mitigate the risk of asset and liability positions on the balance sheet. However, the nominal amount of these instruments is not reflected directly on the balance sheet but rather as memorandum items for financial derivatives. This risk is managed by seeking to minimise the level of exchange rate risk assumed in commercial activity, which explains why the Group's exposure to this market risk is low.

The remaining minor foreign currency positions in the banking book and of the treasury activity are chiefly held with credit institutions in major currencies. The methods for quantifying these positions, which are the same, are applied alongside the risk measurements used for the treasury activity as a whole.

The currency detail of the main balance sheet headings is as follows:

BREAKDOWN OF THE MAIN BALANCE SHEET ITEMS BY CURRENCY - 31-12-2019
(Millions of euros)
	CASH*	FA HELD FOR TRADING	FA WITH CHANGES IN OCI	FA AT AMORTISED COST	FL AT AMORTISED COST	OTHER LIABILITIES
USD	183	1,512	933	7,494	7,864	1,613
JPY	19	1	0	483	9	1
GBP	45	870	4	1,474	378	899
PLN (Polish Zloty)	31	0	0	748	15	3
CHF	24	0	0	261	1	2
Other	117	(69)	415	746	611	(29)
TOTAL	419	2,314	1,352	11,206	8,878	2,489

FA: Financial assets; FL: Financial liabilities
(*) Cash and cash balances at central banks and other demand deposits

BREAKDOWN OF THE MAIN BALANCE SHEET ITEMS BY CURRENCY - 31-12-2018
(Millions of euros)
	CASH*	FA HELD FOR TRADING	FA WITH CHANGES IN OCI	FA AT AMORTISED COST	FL AT AMORTISED COST	OTHER LIABILITIES
USD	213	1,794	931	5,950	7,028	1,806
JPY	16	1	0	563	9	1
GBP	51	155	4	930	393	137
PLN (Polish Zloty)	85	0	0	442	12	2
CHF	28	0	0	235	0	2
Other	131	(98)	523	453	457	(29)
TOTAL	524	1,852	1,458	8,573	7,899	1,919

FA: Financial assets; FL: Financial liabilities
(*) Cash and cash balances at central banks and other demand deposits

BREAKDOWN OF THE MAIN BALANCE SHEET ITEMS BY CURRENCY - 31-12-2017
(Millions of euros)
	CASH*	FA HELD FOR TRADING	FA WITH CHANGES IN OCI	FA AT AMORTISED COST	FL AT AMORTISED COST	OTHER LIABILITIES
USD	257	1,157	96	5,331	7,458	(131)
JPY	12	1	0	606	2	0
GBP	48	13	4	823	332	(26)
PLN (Polish Zloty)	54	0	0	316	10	7
CHF	37	31	0	255	0	42
Other	104	(78)	1	431	311	(85)
TOTAL	512	1,124	101	7,762	8,113	(193)

FA: Financial assets; FL: Financial liabilities
(*) Cash and cash balances at central banks and other demand deposits

3. Risk management CaixaBank Group | 2019 Financial Statements

Given the reduced exposure to exchange rate risk and considering the existing hedges, the sensitivity of the balance sheet's economic value is not significant.

3.12.1. Overview

Liquidity and funding risk refers to insufficient liquid assets or limited access to market financing to meet contractual maturities of liabilities, regulatory requirements, or the investment needs of the Group.

The Group manages this risk to maintain sufficient levels so that it can comfortably meet all its payment obligations and to prevent its investment activities from being affected by a lack of lendable funds, at all times within the risk appetite framework. The strategic principles that are followed to meet this objective are:

■	A decentralised liquidity management system across two units (the CaixaBank subgroup and the BPI subgroup), which includes a segregation of duties to ensure optimal management, control and monitoring of risks.

■	Maintaining an efficient level of liquid funds in order to meet obligations assumed, fund business plans and comply with regulatory requirements.

■	Actively manage liquidity; this entails continuous monitoring of liquid assets and the balance sheet structure.

■	Sustainability and stability, these being principles of the funding source strategy, which is based on i) the customer deposit-based funding structure and ii) capital market funding, complementing the funding structure.

The liquidity risk strategy and appetite for liquidity and funding risk involves:

■	Identifying significant liquidity risks for the Group;

■	formulating the strategic principles the Group must observe in managing each of these risks;

■	defining significant metrics for each risk;

■	setting appetite, tolerance, limit and – as the case may be – recovery thresholds within the RAF;

■	setting up management and control procedures for each of the risks, including mechanisms for internal and external systematic monitoring;

■	defining a stress testing framework and a Liquidity Contingency Plan to ensure that liquidity risk is managed accordingly in situations of moderate and serious crisis;

■	and a Recovery Planning framework, in which scenarios and measures are devised for stress conditions.

In particular, the Group holds specific strategies with regard to: i) management of intraday liquidity risk; ii) management of the short-term liquidity; iii) management of sources of financing/concentrations; iv) management of liquid assets; and v) management of collateralised assets. Similarly, the Group has procedures to minimise liquidity risks in stress conditions through i) the early detection of the circumstances through which it can be generated; ii) minimising negative impacts; and iii) sound management to overcome a potential crisis situation.

3.12.2. Mitigation techniques for liquidity risk

3. Risk management CaixaBank Group | 2019 Financial Statements

On the basis of the principles mentioned in the previous section, a Contingency Plan has been drawn up defining an action plan for each of the established crisis scenarios. This sets out measures to be taken on the commercial, institutional and disclosure level to deal with this kind of situation, including the possibility of using the liquidity reserves or extraordinary sources of finance. In the event of a situation of stress, the liquid asset buffer will be managed with the objective of minimising liquidity risk.

The measures in place for liquidity risk management and anticipatory measures feature:

■	Authority from the Annual General Meeting to issue securities.

■	Availability of several facilities open with i) the ICO, under credit facilities – mediation, ii) the EIB and iii) the Council of Europe Development Bank (CEB). In addition, there are financing instruments with the ECB for which a number of guarantees have been posted to ensure that liquidity can be obtained immediately:

AVAILABLE IN ECB FACILITY
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Value of guarantees delivered as collateral	51,455	53,652	50,149
CaixaBank	46,001	46,698	43,484
BPI	5,454	6,954	6,665
Drawn down	(12,934)	(28,183)	(28,820)
TLTRO II – CaixaBank	(3,409)	(26,819)	(26,819)
TLTRO III – CaixaBank	(8,145)
TLTRO II – BPI	(500)	(1,364)	(2,001)
TLTRO III – BPI	(880)
Accrued interest	49	279
Accrued interest - CaixaBank	44	268
Accrued interest - BPI	6	11
TOTAL AVAILABLE BALANCE IN ECB FACILITY	38,571	25,748	21,329

3. Risk management CaixaBank Group | 2019 Financial Statements

■	Maintaining issuance programmes aimed at expediting formalisation of securities issuances in the market

DEBT ISSUANCE CAPACITY - 31-12-2019
(Millions of euros)
	TOTAL ISSUANCE CAPACITY	TOTAL ISSUED
CaixaBank promissory notes programme (CNMV 10-07-2019) (1)	1,000	0
CaixaBank fixed-income programme (CNMV 10-07-2019)	15,000	0
Structured retail fixed-income programme (CNMV 14-06-2018) CaixaBank Notas Minoristas (2)	0	999
CaixaBank EMTN ("Euro Medium Term Note") programme (Ireland 26-04-2019)	15,000	11,632
BPI EMTN ("Euro Medium Term Note") programme (Luxembourg 28-06-2019)	7,000	583
CaixaBank ECP ("Euro Commercial Paper") programme (Ireland 18-12-2019) (3)	3,000	703
BPI mortgage covered bonds programme (CMVM Portugal 19-02-2019)	9,000	7,300
BPI public sector covered bonds programme (CMVM Portugal 19-03-2019)	2,000	600

(1) Programme extendible to EUR 3,000 million
(2) The brochure matured on 14 June 2019 and it has not been renewed
(3) Programme extendible to EUR 5,000 million

■	Capacity to issue backed bonds (mortgage covered and public sector covered bonds, etc.)

COVERED BOND ISSUANCE CAPACITY - 31-12-2019
(Millions of euros)
	ISSUANCE CAPACITY	TOTAL ISSUED
Mortgage covered bonds	2,633	49,859
Public sector covered bonds	1,094	5,000

■	To facilitate access to short-term markets, CaixaBank currently maintains the following:

◆	Interbank facilities with a significant number of (domestic and foreign) banks, as well as central banks.

◆	Repo facilities with a number of domestic and foreign counterparties.

◆	Access to central counterparty clearing houses for repo business (LCH SA – Paris, Meffclear – Madrid and EUREX – Frankfurt).

■	The Contingency Plan and Recovery Plan contain a wide range of measures that allow for liquidity to be generated in diverse crisis situations. These include potential issuances of secured and unsecured debt, use of the repo market, and so on. For all these, viability is assessed under different crisis scenarios and descriptions are provided of the steps necessary for their execution and the expected period of execution.

3. Risk management CaixaBank Group | 2019 Financial Statements

3.12.3. Liquidity situation

The following table presents a breakdown of the Group's liquid assets based on the criteria established for determining high-quality liquid assets to calculate the LCR (HQLA) and assets available in facility not considered HQLAs:

LIQUID ASSETS
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	MARKET VALUE	APPLICABLE WEIGHTED AMOUNT	MARKET VALUE	APPLICABLE WEIGHTED AMOUNT	MARKET VALUE	APPLICABLE WEIGHTED AMOUNT
Level 1 assets	53,098	53,021	54,841	54,771	51,773	51,773
Level 2A assets	42	36	51	43	333	283
Level 2B assets	3,670	1,960	4,308	2,279	2,858	1,554
TOTAL HIGH-QUALITY LIQUID ASSETS (HQLAS) (1)	56,810	55,017	59,200	57,093	54,964	53,610
Assets available in facility not considered HQLAs		34,410		22,437		19,165
TOTAL LIQUID ASSETS		89,427		79,530		72,775

(1) Assets under the calculation of the LCR (Liquidity Coverage Ratio). It corresponds to high-quality liquid assets available to meet liquidity needs for a 30 calendar day stress scenario.

The Group's liquidity and funding ratios are set out below:

LCR AND NSFR
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
High-quality liquid assets - HQLAs (numerator)	55,017	57,093	53,610
Total net cash outflows (denominator)	30,700	28,602	26,571
Cash outflows	36,630	33,819	31,634
Cash inflows	5,931	5,217	5,063
LCR (LIQUIDITY COVERAGE RATIO) (%) (1)	179%	200%	202%
NSFR (NET STABLE FUNDING RATIO) (%) (2)	129%	117%	112%

(1) LCR: The aim of this regulatory ratio is to maintain an adequate level of high-quality asset availability to meet liquidity needs within a time horizon of 30 days under a stress scenario that involves a combined crisis of the financial system and of the name.

According to Commission Delegated Regulation (EU) 2015/61 of 10 October 2014 to supplement Regulation (EU) No 575/2013 of the European Parliament and of the Council with regard to the liquidity coverage requirement for credit institutions. The established regulatory limit for the LCR is 100%.

(2) NSFR - Regulatory balance sheet structure ratio that measures the ratios between the amount of available stable funding (ASF) and the amount of required stable funding (RSF). Available stable funding is defined as the proportion of own funds and customer funds that are expected to be stable in the time horizon of one year. The amount of stable funding required by an institution is defined in accordance with its liquidity and the residual maturities of its assets and its balance sheet positions.

Calculation at 31-12-2019 applying the regulatory criteria established as per Regulation (EU) 2019/876 of the European Parliament and of the Council, of 20 May 2019, to enter into force as of June 2021. The aforementioned calculations follow the criteria laid down by Basel. The regulatory limit established for the NSFR is 100% from June 2021.

Key credit ratings are displayed below:

CAIXABANK CREDIT RATING
	LONG-TERM DEBT	SHORT-TERM DEBT	OUTLOOK	REVIEW DATE	MORTGAGE COVERED BONDS
Moody's Investors Service	Baa1	P-2	Stable	17-05-2019	Aa1
Standard & Poor's Global Ratings	BBB+	A-2	Stable	31-05-2019	AA
Fitch Ratings	BBB+	F2	Stable	27-09-2019
DBRS Ratings Limited	A	R-1(low)	Stable	29-03-2019	AAA

In the event of a downgrade of the current credit rating, additional collateral must be delivered to certain counterparties, or there are early redemption clauses. The breakdown of the impact on liquidity deriving from 1, 2 and 3-notch downgrading is shown below:

SENSITIVITY OF LIQUIDITY TO VARIATIONS IN THE CREDIT RATING
(Millions of euros)
	1-NOTCH DOWNGRADE	2-NOTCH DOWNGRADE	3-NOTCH DOWNGRADE
Trading in derivatives (CSA agreements) (*)	0	2	5
Deposits taken with credit institutions (*)	0	1,274	1,274
(*) The balances presented are accumulated for each rating reduction

3. Risk management CaixaBank Group | 2019 Financial Statements

3.12.4. Asset encumbrance – assets received and delivered under guarantee

Assets securing certain financing transactions and unencumbered assets are as follows:

ASSETS SECURING FINANCING OPERATIONS AND UNENCUMBERED ASSETS
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	CARRYING AMOUNT OF COMMITTED ASSETS	CARRYING AMOUNT OF NON-COMMITTED ASSETS	CARRYING AMOUNT OF COMMITTED ASSETS	CARRYING AMOUNT OF NON-COMMITTED ASSETS	CARRYING AMOUNT OF COMMITTED ASSETS	CARRYING AMOUNT OF NON-COMMITTED ASSETS
Equity instruments	0	3,063	0	4,144	0	3,288
Debt securities (1)	5,248	28,887	8,314	27,969	11,071	20,157
Of which: covered bonds	2	9	5	4	17	5
Of which: asset-backed securities	0	92	0	0	0	0
Of which: issued by public administrations	4,584	24,161	7,222	24,564	10,207	17,643
Of which: issued by financial corporations	417	1,396	906	1,272	847	1,121
Of which: issued by non-financial corporations	245	3,228	181	2,129	0	1,388
Loan portfolio (2)	49,146	191,368	69,543	173,810	81,208	160,678
Other assets (3)	5,071	45,574	4,580	47,292	3,588	55,028
TOTAL	59,464	268,892	82,437	253,215	95,867	239,151

(1) Mainly corresponds to assets provided in repurchase agreements and ECB financing transactions.
(2) Mainly corresponds to assets pledged for securitisation bonds, mortgage covered bonds and public sector covered bonds.
(3) Mainly corresponds to cash delivered as collateral on derivative transactions.

3. Risk management CaixaBank Group | 2019 Financial Statements

The following table presents the assets received under guarantee, segregating those unencumbered from those that may be pledged to raise finance:

ASSETS SECURING FINANCING OPERATIONS AND UNENCUMBERED ASSETS
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	FV OF COMMITTED ASSETS	FV OF NON-COMMITTED ASSETS	FV OF COMMITTED ASSETS	FV OF NON-COMMITTED ASSETS	FV OF COMMITTED ASSETS	FV OF NON-COMMITTED ASSETS
Collateral received (1)	1,790	15,841	2,097	13,323	3,397	17,228
Equity instruments	0	0	0	0	0	0
Debt securities	1,780	14,737	2,085	11,977	3,387	15,631
Other guarantees received	10	1,103	12	1,346	10	1,597
Own debt securities other than covered bonds or own asset-backed securities (2)	0	12	0	251	0	858
Issued and unpledged covered bonds and own asset-backed securities (3)	0	53,787	0	42,821	0	34,161
TOTAL	1,790	69,640	2,097	56,395	3,397	52,247

(1) Mainly corresponds to assets received in reverse repurchase agreements, securities lending transactions, and cash operations received as a guarantee of derivatives operations.
(2) Senior debt treasury shares
(3) Corresponds to treasury shares issued in the form of securitisations and covered bonds (mortgage / public sector)
FV: Fair value

The asset encumbrance ratio is as follows:

ASSET ENCUMBRANCE RATIO
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Encumbered assets and collateral received (numerator)	61,255	84,534	99,263
Debt securities	7,027	10,399	14,457
Loans and receivables	49,156	69,555	81,218
Other assets	5,071	4,580	3,588
Total assets + Total assets received (denominator)	345,988	351,071	355,643
Equity instruments	3,063	4,144	3,288
Debt securities	50,652	50,345	50,246
Loan portfolio	240,524	243,364	241,896
Other assets	51,748	53,218	60,214
ASSET ENCUMBRANCE RATIO	17.70%	24.08%	27.91%

During 2019, the asset encumbrance ratio has improved with respect to the 2018 ratio, down by 6.37 percentage points, due to reduced use of TLTRO II and the repo market, and a lower balance of secured issuances placed on the market.

3. Risk management CaixaBank Group | 2019 Financial Statements

Secured liabilities and the assets securing them are as follows:

SECURED LIABILITIES
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	LIABILITIES HEDGED, CONTINGENT LIABILITIES OR SECURITIES CEDED	ASSETS, GUARANTEES RECEIVED AND TREASUREY INSTRUMENTS ISSUED *	LIABILITIES HEDGED, CONTINGENT LIABILITIES OR SECURITIES CEDED	ASSETS, GUARANTEES RECEIVED AND TREASUREY INSTRUMENTS ISSUED *	LIABILITIES HEDGED, CONTINGENT LIABILITIES OR SECURITIES CEDED	ASSETS, GUARANTEES RECEIVED AND TREASUREY INSTRUMENTS ISSUED *
Financial liabilities	49,543	57,063	69,819	81,472	82,021	95,664
Derivatives	5,653	5,945	5,197	5,592	4,314	4,594
Deposits	26,281	30,322	45,517	51,321	57,152	64,275
Issuances	17,609	20,796	19,105	24,559	20,555	26,795
Other sources of charges	3,861	4,191	2,697	3,062	3,183	3,599
TOTAL	53,404	61,255	72,516	84,534	85,205	99,263

(*) Excluding encumbered covered bonds and asset-backed securities

3.12.5. Residual maturity periods

The breakdown, by contractual term to maturity of the balances of certain items on the balance sheets, in a scenario of normal market conditions, is as follows:

RESIDUAL MATURITY PERIODS 31-12-2019
(Millions of euros)
	DEMAND DEPOSITS	<1 MONTH	1-3 MONTHS	3-12 MONTHS	1-5 YEARS	> 5 YEARS	TOTAL
CAIXABANK GROUP (EXC. INSURANCE BUSINESS)
Cash and cash balances at central banks and other demand deposits *	14,947						14,947
Financial assets held for trading – Derivatives		46	58	126	972	4,992	6,194
Financial assets held for trading – Debt securities		40	21	74	371	213	719
Financial assets compulsorily measured at fair value through profit or loss	167			1		115	283
Financial assets designated at fair value through profit or loss	1						1
Financial assets at fair value through equity	1,729	34	547	676	11,139	3,568	17,693
Financial assets at amortised cost	3,866	14,011	10,824	20,242	52,014	143,745	244,702
Loans and advances	3,866	13,569	10,527	15,788	42,940	140,624	227,314
Debt securities		442	297	4,454	9,074	3,121	17,388
Derivatives - Hedge accounting	28	1	11	69	770	1,254	2,133
TOTAL ASSETS	20,738	14,132	11,461	21,188	65,266	153,887	286,672
Financial liabilities held for trading – Derivatives	6	16	36	40	257	1,512	1,867
Financial liabilities at amortised cost	198,952	7,985	5,939	21,467	31,285	15,125	280,753
Deposits	191,588	7,727	5,617	19,733	15,356	1,170	241,191
Central banks		150	894	3,859	9,516		14,419
Credit institutions	2,268	2,555	103	55	95	617	5,693
Customers	189,320	5,022	4,620	15,819	5,745	553	221,079
Debt securities issued	609	24	140	1,527	15,574	13,511	31,385
Other financial liabilities	6,755	234	182	207	355	444	8,177
Derivatives - Hedge accounting				9	215	290	514
TOTAL LIABILITIES	198,958	8,001	5,975	21,516	31,757	16,927	283,134
Of which are wholesale issues net of treasury shares and multi-issuers			229	1,151	13,939	17,397	32,716
ASSETS LESS LIABILITIES	(178,220)	6,131	5,486	(328)	33,509	136,960	3,538

INSURANCE BUSINESS
Financial assets under the insurance business - Debt securities		156	235	785	9,423	48,163	58,762
Liabilities under insurance contracts	20,702	430	890	4,021	14,589	52,733	72,663

3. Risk management CaixaBank Group | 2019 Financial Statements

The transaction maturities are projected according to their contractual and residual maturity, irrespective of any assumption that the assets and/or liabilities will be renewed. In order to assess the negative gap in the short term, the following aspects must be considered:

■	The Group has high and stable retail financing with probable renewal.

■	Additional guarantees are available at the European Central Bank, and there is the capacity to generate new deposits through asset securitisation and the issuance of mortgage- and/or public sector-covered bonds.

The calculation does not consider growth assumptions, and consequently disregards internal strategies for raising net liquidity, which are especially important in the retail market. The monetisation of available liquid assets is also not included.

As regards issuances, the Group’s policies take into account a balanced distribution of maturities, preventing concentrations and diversifying financing instruments. In addition, its reliance on wholesale markets is limited.

Reputational risk is the possibility that the Group's competitive edge could be blunted by loss of trust by some of its stakeholders, based on their assessment of actions or omissions, whether real or purported, by the Bank, its Senior Management or Governance Bodies, or because of related unconsolidated financial institutions going bankrupt (step-in risk).

Some areas of risk identified by CaixaBank in which such confidence could be impaired are, among others, those related to the design and commercialization of products, to systems and information security, to the need to promote ESG aspects (Environmental, Social and Good Governance) in the business, including due to its increasing relevance the risks related to climate change; the development of talent, conciliation, diversity and occupational health.

The risk is monitored using internal and external selected reputational indicators from various sources of stakeholder expectations and perception analysis. The measurement indicators are weighted according to their strategic importance and are grouped in a balanced reputation scorecard that enables a Global Reputation Index (GRI) to be obtained. This metric enables the positioning to be monitored quarterly by sector and time, and the tolerated ranges and metrics to be set in the RAF.

The main instrument that enables formal monitoring of reputational risk management is the Reputational Risk taxonomy. This enables the risks to be identified and organised into a hierarchy according to their criticality, and also enables monitoring indicators to be set up for each risk (KRI) and coverage and mitigation policies to be established.

A number of policies that cover different scopes of the Group impact on the control and mitigation of reputational risk. In addition, there are specific procedures and activities by the areas most directly implicated in managing the main reputational risks, which enable the implementation of the risk to be prevented and/or mitigated.

Similarly, the Internal Reputational Risk Management Polices also include developing in-house training to mitigate the appearance and effects of reputational risks, establishing protocols to deal with those affected by the Bank's actions, or defining crisis and/or contingency plans to be activated if the various risks arise.

3. Risk management CaixaBank Group | 2019 Financial Statements

3.14.1 General description

The European regulatory framework of reference for insurance companies, known as Solvency II, is transposed into to the Spanish legal system through Act 20/2015 and Royal Decree 1060/2015, which are known, respectively, as LOSSEAR and ROSSEAR. This framework is supplemented by the technical standards approved by the European Commission (ITS), which are directly applicable, and guidelines published by EIOPA, which have been adopted by the Directorate General for Insurance and Pension Funds (DGSFP) as their own.

In addition to other risks, the insurance business is exposed actuarial risk, defined as the risk of loss or adverse change to the value of commitments contracted through insurance or pension contracts with customers or employees, as a result of the deviation between the estimate for actuarial variables used in setting the rates and reserves versus their actual evolution.

For credit and liquidity risk incurred in the insurance business, the Group has management frameworks that establish credit quality and diversification levels (see the risk structure of the insurance business in these fields, presented in a segmented way in Notes 3.3 and 3.12).

Similarly, in relation to interest rate risk, the Group – through its insurance company VidaCaixa – manages insurance contract commitments and the affected assets jointly using financial immunisation techniques envisaged in the provisions of the DGSFP.

3.14.2 Actuarial risk cycle

3.14.2.1. Actuarial risk monitoring and measurement

Actuarial risk management, established in policies approved by the risk management bodies, seeks the long-term stability of the actuarial factors that affect the technical evolution of marketed insurance products. The actuarial risk factors notably feature mortality and longevity risk in the field of life insurance, and the accident rate ratio in the fields of insurance policies other than life insurance.

Thus, for each line of business, the policy of underwriting and provision of reserves – which is updated at least annually – identifies various parameters for risk approval, measurement, rate-setting and, lastly, to calculate and set aside reserves covering underwritten policies. General operating procedures are also in place for underwriting and the provision of reserves.

Systems for measuring actuarial risk, from which the sufficiency of the technical reserves are quantified and assessed policy-by-policy, are integrated into the management of the insurance business. In this sense, production operations, irrespective of the channel, are recorded in the systems using the various contracting, benefits management and provision calculation applications (e.g. TAV for individual and ACO or Avanti for group insurance). Investment management software is used to manage and control the investments backing the company’s insurance activity. All of the applications are accounted for automatically in the accounting support software.

There is a series of applications that perform management support tasks within these integrated and automated systems. It is worth noting applications for data processing that are used for preparation of reporting information and risk management. In addition, there is a solvency and risk datamart, which serves as a support tool for compliance with all the requirements of the Solvency II Directive.

3.14.2.2. Mitigation of actuarial risk

One of the Group's elements used to mitigate the assumed actuarial risk consists of transferring part of the risk to other companies, through reinsurance contracts. To do so, the Group – and specifically its insurance company – has a policy which is updated at least annually, which identifies the extent to which risk is passed on, taking into account the risk profile of direct insurance contracts, and the type, suitability and effectiveness of the various reinsurance agreements.

By doing so, an insurance company can reduce risk, stabilise solvency levels, use available capital more efficiently and expand its underwriting capacity. However, regardless of the reinsurance taken out, the insurance company is contractually liable for the settlement of all claims with policyholders.

3. Risk management CaixaBank Group | 2019 Financial Statements

Through the insurance company VidaCaixa, the Group establishes the following via its reinsurance policy:

■	The disclosure of the reinsurance types.

■	The risk management and reporting process.

■	The criteria in order to select reinsurance companies.

■	Disclosure of the types of reinsurance to be contracted and aggregate exposure by type of business.

In this respect, through the insurance company VidaCaixa, the Group has established limits on the net risk retained per business line, by risk or event (or a combination of both factors). These limits are set in accordance with the desired risk profile and reinsurance cost.

Business risk refers to obtaining results lower than market expectations or the Group's targets which prevent the Group from reaching a profitability level that is higher than the cost of capital.

The profitability objectives, backed by financial planning and monitoring process, are set out in the Group's Strategic Plan, over three years, and are specified annually in the Group's budget and in the Business network challenges.

CaixaBank's business risk management system is based on 4 foresights of management:

■	Group vision: the overall aggregated return at the level of the CaixaBank Group.

■	Business/Region vision: the return from businesses/territories.

◆	Financial-Accounting vision: the return from different corporate businesses.

◆	Commercial-Management vision: the return from the management of the CaixaBank commercial network.

■	Pricing vision: the return from setting prices for CaixaBank products and services.

■	Project vision: the return from relevant Group projects.

Risk of impairment of other asserts is defined as the risk of a reduction in the carrying amount of shareholdings and in non-financial assets of the Group, specifically:

■	Investee risk: positions in the Group’s investee portfolio, except those over which it exercises control. These positions may originate in explicit management decisions to take a position or from the integration of other entities, or they may result from the restructuring or execution of guarantees within what was initially a credit transaction (see Note 3.3.6).

■	Tangible assets: this mainly comprises real estate assets, both from own use and foreclosed assets available for sale and rental. A majority of these foreclosed assets are owned by the Group’s real estate subsidiary, BuildingCenter, S.A.U. In terms of appraisal of the foreclosed assets, prevailing regulations are fulfilled.

■	Intangible assets: mainly includes goodwill generated in business combination processes, assigned to one of the Group's cash-generating units, the software, as well as to other intangible assets with a defined useful life.

■	Tax assets: mainly deferred tax assets generated by the time differences between the balance sheet entry criteria for accounting and tax results, as well as tax credits through deductions and tax loss carryforwards generated both in the Group and in integration processes (including those that come from the integrated company itself, as well as those generated in Purchase Price Allocation exercises).

3. Risk management CaixaBank Group | 2019 Financial Statements

For risk management, the fulfilment of the policies is reviewed, as well as the ongoing monitoring of the various metrics, risk limits and the effective execution of the controls set out. In addition, impairment and recoverability tests and reviews are carried out, using generally accepted methodologies.

The risk of own funds and capital adequacy responds to the potential restriction of the CaixaBank Group's to adapt its volume of own funds to regulatory requirements or a change to its risk profile.

The Group has set an objective of maintaining a medium-low risk profile and a comfortable level of capital to strengthen its position. Capital adequacy to cover eventual unexpected losses is measured from two different perspectives and using different methodologies: regulatory capital and economic capital.

The regulatory capital of financial institutions is regulated by the CRR and Directive 2013/36/EU of the European Parliament and of the Council, which implemented the Basel III regulatory framework (BIS III) in the European Union. Regulatory capital is the metric i) required by regulators and ii) used by analysts and investors to compare financial institutions. Similarly, following the transposition to European legislation in 2013, the Basel Committee and other relevant bodies published a series of additional rules and documents containing new specifications for the calculation of capital. This means that procedures are constantly being updated, and therefore the Group continuously adapts its processes and systems to ensure the calculation of capital consumption and deductions from own funds are fully aligned with the new established requirements.

Furthermore, the economic capital forms the basis of the internal estimate of own fund requirements, which acts as a supplement to the regulatory view of capital adequacy and corresponds to the metrics used for i) the self-assessment of capital, subject to presentation and review in the Group's corresponding bodies; ii) updating the Economic Capital Ratio, as a monitoring and control tool; and iii) calculating the Risk Adjusted Return (RAR) and the Pricing. In contrast with regulatory capital, economic capital is an internal estimate which is adjusted according to the Group's level of tolerance to risk, volume, and type of business activity. Hence, economic capital is a supplement which is used to better offset the risk assumed by the Group and it includes risks that have not been factored in at all or only partially, by the regulatory measures.

In addition to the risks referred to in Pillar 1 (credit, market and operational risk), it includes others also included in the Risk Taxonomy, (e.g. structural rates, liquidity and funding, business and actuarial risk, etc.).

The Group has a Corporate Policy for Own Funds and Capital Adequacy Risk, the purpose of which is lay down the principles on which capital objectives are determined in the CaixaBank Group, as well as to lay down a common set of guidelines in relation to the monitoring, control and management of capital that allow this risk to be mitigated, among other aspects.

These capital objectives are public and are currently specified in the 2019-2021 Strategic Plan, placing the CET1 ratio around 12%, constituting an additional buffer of 1 percentage point as a prudential cushion within the Plan's horizon to face future regulatory changes.

4. Capital adequacy management CaixaBank Group | 2019 Financial Statements

4. Capital adequacy management

The composition of the Group’s eligible own funds is as follows:

ELIGIBLE OWN FUNDS
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	AMOUNT	AS %	AMOUNT	AS %	AMOUNT	AS %
Net equity	25,151		24,058		24,683
Shareholders’ equity	26,247		25,384		24,722
Capital	5,981		5,981		5,981
Profit/(loss)	1,705		1,985		1,684
Reserves and other	18,561		17,418		17,057
Minority interests and OCI	(1,096)		(1,326)		(39)
Other CET1 instruments	(1,037)		(801)		(710)
Adjustments applied to the eligibility of minority interests and OCI	6		(43)		(93)
Other adjustments (1)	(1,043)		(758)		(617)
CET1 Instruments	24,114		23,257		23,973
Deductions from CET1	(6,327)		(6,457)		(6,650)
Intangible assets	(4,232)		(4,250)		(4,206)
Deferred tax assets	(1,875)		(1,977)		(1,876)
Other deductions from CET1	(220)		(230)		(568)
Common Equity Tier 1 (CET1)	17,787	12.0%	16,800	11.5%	17,323	11.7%
AT1 instruments	2,236		2,233		999
AT1 Deductions
TIER 1	20,023	13.5%	19,033	13.0%	18,322	12.3%
T2 instruments	3,224		3,295		5,023
T2 Deductions
TIER 2	3,224	2.2%	3,295	2.3%	5,023	3.4%
TOTAL CAPITAL	23,247	15.7%	22,328	15.3%	23,345	15.7%
Other eligible subordinated instruments. MREL (5)	5,680		2,303		1,608
SUBORDINATED MREL	28,927	19.6%	24,631	16.9%	24,953	16.8%
Other eligible instruments. MREL (3)	3,362		2,943
MREL (4)	32,289	21.8%	27,574	18.9%

RISK WEIGHTED ASSETS (RWA)	147,880		145,942		148,695
(*) From 01-01-2019 the regulatory and fully-loaded data are the same. The figures at 31-12-2018 and 31-12-2017 are those expected for the end of the transitional period (fully-loaded) of the COREP statuses of each period.
(1) Mainly the forecast for dividends payable.
(2) Five senior non-preferred debt issuances have been made this year for a nominal amount of EUR 3,382 million.
(3) A senior preferred debt issuance has been made this year for a nominal amount of EUR 1,000 million.
(4) On 24 April 2019, the Bank of Spain notified CaixaBank about the MREL requirement. In accordance with this notification, CaixaBank must reach as of 1 January 2021 a volume of equity and eligible liabilities of approximately 22.5% of the RWA at a consolidated level.

At the individual level, CaixaBank has ratios of 13.8% CET1, 15.4% Tier 1 and 17.8% Total Capital, with RWAs of EUR 135,725 million.

The following chart sets out a summary of the minimum requirements of eligible own funds:

MINIMUM REQUIREMENTS
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	AMOUNT	AS %	AMOUNT	AS %	AMOUNT	AS %
BIS III minimum requirements
CET1 (*)	12,983	8.78%	12,770	8.75%	13,011	8.75%
Tier 1	15,201	10.28%	14,959	10.25%	15,241	10.25%
Total capital	18,159	12.28%	17,878	12.25%	18,215	12.25%

(*) Includes the minimum requirement of Pillar I of 4.5%; the requirement of Pillar II of 1.5%; the capital conservation buffer of 2.5%, the O-SII (Other Systemically Important Institution) buffer of 0.25%. The specific countercyclical risk buffer of 0.03% is also added during 2019.

The same requirements for 2019 are upheld in 2020, with the difference being that the countercyclical capital buffer for exposure to third-party countries must be updated quarterly.

4. Capital adequacy management CaixaBank Group | 2019 Financial Statements

The following chart provides a breakdown of the leverage ratio:

LEVERAGE RATIO
(Millions of euros)
	31-12-2019	31-12-2018 *	31-12-2017 *
Exposure	341,681	344,485	343,484
Leverage ratio (Tier 1/Exposure)	5.9%	5.5%	5.3%

(*) The figures are those expected for the end of the transitional period (fully-loaded).

The changes in eligible own funds are as follows:

CHANGES IN ELIGIBLE OWN FUNDS
(Millions of euros)
	31-12-2019		31-12-2018
	AMOUNT	AS %	AMOUNT	AS %
CET1 AT THE START OF THE YEAR	16,800	11.5%	17,323	11.7%
Changes in CET1 instruments	856		(715)
Benefit	1,705		1,985
Expected dividends	(897)		(1,016)
Reserves	303		(455)
Minority interests	0		(318)
Valuation adjustments and other	(255)		(911)
Changes in deductions from CET1 (1)	131		192
Intangible assets	18		(44)
Deferred tax assets	102		(101)
Other deductions from CET1	11		337
AT1 deductions covered by CET1	0		0
CET1 AT THE END OF THE YEAR	17,787	12.0%	16,800	11.5%
ADDITIONAL TIER 1 AT THE START OF THE YEAR	2,233	1.5%	999	0.6%
Changes in AT1 instruments	3		1,234
Changes in deductions from CET1	0		0
ADDITIONAL TIER 1 AT THE END OF THE YEAR	2,236	1.5%	2,233	1.5%
TIER 2 AT THE START OF THE YEAR	3,295	2.3%	5,023	3.4%
Changes in Tier 2 instruments	(71)		(1,728)
Subordinated issuances	0		1,000
Redemption of issuances	0		(2,822)
Other	(71)		94
Changes in Tier 2 deductions	0
TIER 2 AT THE END OF THE YEAR	3,224	2.2%	3,295	2.3%

4. Capital adequacy management CaixaBank Group | 2019 Financial Statements

The causative details of the main aspects of the financial year that have influenced the CET1 ratio are set out below:

The Common Equity Tier 1 (CET1) ratio amounts to 12.0% at 31 December 2019. The organic capital generation of the year has been +37 basis points, regulatory and accounting changes have had an impact of +2 basis points (of which -11 basis points of first application of IFRS 16, +18 basis points by the change in the accounting of the commitments defined with employees and -5 basis points for the adjustment of credit risk requirements for real estate financing in accordance with applicable regulations (see Article 128 of Regulation 575/2013 "Capital Requirements Regulation" (CRR))) and +13 basis points due to the evolution of markets and other impacts.

These levels of CET1 lay the foundations for achieving the capital objective set in the 2019-2021 Strategic Plan, which stands at approximately 12%, with an additional 1 percentage point prudential buffer being established until the end of 2021 to cover any future regulatory changes, including the end of the Basel 3 framework.

Information on capital requirements by risk calculation method is presented below:

BREAKDOWN OF RISK-WEIGHTED ASSETS BY METHOD
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	AMOUNT	%	AMOUNT	%	AMOUNT	%
Credit risk (1)	113,947	77.0%	111,740	76.6%	110,819	74.5%
Standardised approach	62,069	42.0%	60,612	41.5%	64,172	43.2%
IRB approach	51,878	35.0%	51,128	35.0%	46,647	31.4%
Shareholder risk	18,309	12.4%	19,177	13.1%	22,614	15.2%
PD/LGD method	5,915	4.0%	7,436	5.1%	9,907	6.7%
Simple method	12,394	8.4%	11,709	8.0%	12,443	8.4%
VaR method	0	0.0%	32	0.0%	264	0.2%
Market risk	2.224	1.5%	1,916	1.3%	2,279	1.5%
Standardised approach	1,232	0.8%	1,177	0.8%	1,229	0.8%
Internal models (IMM)	992	0.7%	739	0.5%	1,050	0.7%
Operational risk	13,400	9.1%	13,109	9.0%	12,983	8.7%
Standardised approach	13,400	9.1%	13,109	9.0%	12,983	8.7%
TOTAL	147,880	100.0%	145,942	100.0%	148,695	100.0%
(1) Includes credit valuation adjustments (CVA), deferred tax assets (DTAs) and securitisations.

5. Appropriation of profit CaixaBank Group | 2019 Financial Statements

5. Appropriation of profit

The appropriation of profits of CaixaBank, SA from the 2019 financial year, which the Board of Directors agrees to propose to the General Shareholders' Meeting for approval, based on the information available to elaborate these financial statements, is presented below:

APPROPRIATION OF PROFITS OF CAIXABANK ,SA
(Millions of euros)

2019
Basis of appropriation
Profit/(loss) for the year	2,074
Appropriation:
To dividends (1)	897
To reserves	1,177
To legal reserve (2)	0
To voluntary reserve (3)	1,177
NET PROFIT FOR THE YEAR	2,074

(1) Includes the proposal of a dividend of 0.15 euros per share, to be paid in April 2020. The total distributable amount is the estimated maximum, which will be reduced in accordance with the number of treasury shares held by CaixaBank at the date of payment of the dividend.
(2) It is not necessary to transfer part of the 2019 profit to the legal reserve, as this reserve has reached 20% of the share capital (art. 274 of the Spanish Corporate Enterprises Act).
(3) Estimated amount allocated to the voluntary reserve. This amount will increase by the same amount as the amount earmarked for payment of the final dividend decreases (see Note 1 above). Remuneration of AT1 capital instruments corresponding to 2019 issued by CaixaBank, totalling EUR 133 million, will be deemed to have been paid, with this amount charged to voluntary reserves.

6. Shareholder remuneration and earnings per share CaixaBank Group | 2019 Financial Statements

6. Shareholder remuneration and earnings per share

The following dividends were distributed in this year:

DIVIDENDS PAID - 2019
(Millions of euros)
	EUROS PER SHARE	AMOUNT PAID IN CASH	ANNOUNCEMENT DATE	PAYMENT DATE
Final dividend for 2018	0.10	598	31-01-2019	15-04-2019
TOTAL	0.10	598

Basic and diluted earnings per share of the Group are as follows:

CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE
(Millions of euros)
	2019	2018	2017
Numerator	1,572	1,902	1,658
Profit attributable to the Parent	1,705	1,985	1,684
Less: Preference share coupon amount (AT1)	(133)	(83)	(26)
Denominator (thousands of shares)	5,978	5,979	5,978
Average number of shares outstanding (1)	5,978	5,979	5,978
Adjusted number of shares (basic earnings per share)	5,978	5,979	5,978
Basic earnings per share (in euros) (2)	0.26	0.32	0.28
Diluted earnings per share (euro) (3)	0.26	0.32	0.28

(1) Number of shares outstanding at the beginning of the year, excluding average number of treasury shares held during the period. Includes the retrospective adjustments set out in IAS 33.
(2) Including CaixaBank's non-consolidated profit for 2019, 2018 and 2017, basic earnings per share would be EUR 0.32, 0.19 and 0.24, respectively.
(3) Preference shares did not have any impact on the calculation of diluted earnings per share, since their capacity to be convertible was unlikely. Additionally, equity instruments associated with remuneration components were not significant.

7. Business combinations, acquisition and disposal of ownership interests CaixaBank Group | 2019 Financial Statements

7. Business combinations, acquisition and disposal of ownership interests in subsidiaries

There were no significant business combinations during 2019 and 2018.

Banco BPI

The business combination with Banco BPI was implemented in 2017. The takeover of Banco BPI entailed a change in the nature of this investment, from an investment in an associate to an investment in a Group company. From an accounting perspective, the change in the nature of the investment led to a revaluation of the previous stake of 45.5% in BPI to the bid price, generating a gross loss of EUR 186 million under Gains/(losses) on derecognition of non-financial assets and investments (net) in the Group's consolidated statement of profit or loss for 2017, and a simultaneous recognition of 100% of the assets and liabilities comprising the stake in Banco BPI as part of the purchase price allocation (PPA) required under IFRS 3. The accounting of the Purchase Price Allocation (PPA) resulted in a negative difference arising on consolidation of EUR 442 million under "Negative goodwill recognised in profit or loss" in the 2017 consolidated statement of profit or loss.

In view of the foregoing, at the date of acquisition of control, the total impact – on the 2017 income statement – of the business combination reached EUR 256 million.

On 6 May 2018 CaixaBank announced the acquisition of an 8.42% stake of the share capital of Banco BPI, S.A. owned by Allianz group, for a total price of EUR 178 million (EUR 1.45 per share), becoming the holder of 92.93% of the share capital of Banco BPI. This price represented a premium of 22.67% on the share price and a premium of 22.16% with respect to the average price weighted by the price volume of the last 6 months.

With a majority of 99.26% of the votes issued, on 29 June 2018 the Banco BPI General Shareholder's Meeting approved the delisting and the purchase offered by CaixaBank to the shareholders that did not vote in favour, at a price of EUR 1.45 per share. Subsequently, on 12 July 2018, Banco BPI requested its delisting from the CMVM.

Between 5 May and 23 August, CaixaBank purchased shares in BPI on the market for a price equal to or lower than EUR 1.45 per share, until reaching 94.9% of its share capital.

Finally, on 27 December 2018, after the delisting and the combination of the offer intended for the shareholders who had not voted in favour of the delisting and the takeover offer in the area of article 490 of the Company Code, CaixaBank exercised its sell-out right on the Banco BPI shares which it did not yet hold at a price of EUR 1.47 per share, and thus, became the holder of 100% of the Banco BPI share capital.

The sell-out right was settled at the beginning of January 2019. The disbursement in order to acquire 5.1% of the share capital after the delisting from the stock exchange and to reach 100% of the Banco BPI share capital amounted to EUR 108 million and did not affect the consolidated statement of profit or loss.

8. Segment information CaixaBank Group | 2019 Financial Statements

8. Segment information

The objective of business segment reporting is to allow internal supervision and management of the Group’s activity and profits. The information is broken down into several lines of business according to the Group’s organisation and structure. The segments are defined and segregated taking into account the inherent risks and management characteristics of each one, based on the basic business units which have accounting and management figures.

The following is applied to create them: i) the same presentation principles are applied as those used in Group management information, and ii) the same accounting principles and policies as those used to prepare the financial statements.

After the sale of 80% of the real estate business in December 2018, starting from 2019 the non-core real estate business will no longer be reported separately, integrating the remaining assets in the Banking and Insurance business, with the exception of the stake in Coral Homes, SLU (Coral Homes), which is assigned to the Equity Investment business. For comparative purposes, the 2018 and 2017 information is presented aggregating both segments.

As a result, the Group is made up of the following business segments:

Banking and insurance: includes the results of the banking business (retail, corporate and institutional banking, cash management and markets), together with the insurance business and asset management, primarily carried out in Spain through the branch network and the other complementary channels. It covers the activity and results generated by the Group's customers, as well as management of liquidity and the Assets and Liabilities Committee, income from financing the other businesses and the corporate centre. In addition, it includes the businesses acquired by CaixaBank from BPI during 2018 (i.e. insurance, asset management, and cards).

The insurance and banking business is presented in a unified way consistent with the joint business and risk management, since it is a comprehensive business model within a regulatory framework that shares similar monitoring and accounting objectives. The Group markets insurance products, in addition to the other financial products, through its business network with the same client base, because the majority of the insurance products offer savings alternatives (life-savings and pensions) to the banking products (savings and investment funds).

Equity investments: includes income from dividends and/or profit from banks accounted for using the equity method, net of financing costs, from the interests and gains/(losses) on financial assets and liabilities held in Erste Group Bank, Repsol SA (Repsol), Telefónica SA (Telefónica), Banco Fomento de Angola, SA (BFA) and Banco Comercial e de Investimentos, SA (BCI). From 1 January 2019 the 20% stake in Coral Homes is added to this segment, after the sale of the real estate business at the end of December 2018. Similarly, it includes the significant impacts on income of other relevant stakes acquired in various sectors.

It includes the stakes in BFA, which after reassessing the significant influence at year-end 2018 is classified as Financial assets at fair value with changes in other comprehensive income, and in Repsol, until completing its sale in the second quarter of 2019.

BPI: covers the income from the BPI's domestic banking business, essentially in Portugal. The income statement includes the reversion of the adjustments resulting from the application of fair value to the assets and liabilities in the business combination. Furthermore, it excludes the financial statement and equity capital associated with BPI’s assets assigned to the aforementioned equity business (essentially BFA and BCI).

The operating expenses of these business segments include both direct and indirect costs, which are assigned according to internal distribution methods.

In 2019, the allocation of capital to the equity investment business has been adapted to the Group's capital corporate objective of maintaining a fully-loaded Common Equity Tier 1 (CET1) ratio of 12%, taking into account both the 12% consumption of capital for risk-weighted assets (11% in 2018) and any applicable deductions.

The allocation of capital to BPI is at sub-consolidated level, i.e. taking into account the subsidiary's own funds. The capital consumed in BPI by the investees allocated to the investment business is allocated consistently to this business.

The difference between the Group’s total shareholders' equity and the capital assigned to the other businesses is attributed to the banking and insurance business, which includes the Group’s corporate centre.

The performance of the Group by business segment is shown below:

8. Segment information CaixaBank Group | 2019 Financial Statements

CONSOLIDATED STATEMENT OF PROFIT OR LOSS OF THE CAIXABANK GROUP - BY BUSINESS SEGMENT
(Millions of euros)
	BANKING AND INSURANCE BUSINESS *						INVESTMENTS			BPI
	2019		2018		2017		2019	2018	2017	2019	2018	2017
		OF WHICH: INSURANCE		OF WHICH: INSURANCE		OF WHICH: INSURANCE
NET INTEREST INCOME	4,659	316	4,659	305	4,532	306	(124)	(149)	(168)	416	397	382
Dividend income and share of profit/(loss) of entities accounted for using the equity method **	232	192	220	171	223	156	335	746	416	21	6	14
Net fee and commission income	2,340	(68)	2,303	(124)	2,223	(103)				258	280	276
Gains/(losses) on financial assets and liabilities and others	239	57	219	1	304	64	35	11	(44)	24	48	23
Income and expenses under insurance and reinsurance contracts	556	556	551	551	471	472
Other operating income and expense	(369)	79	(498)	51	(412)	31				(17)	(26)	(18)
GROSS INCOME	7,657	1,132	7,454	955	7,341	926	246	608	204	702	705	677
Administrative expenses	(4,803)	(99)	(3,813)	(87)	(3,644)	(73)	(4)	(4)	(4)	(397)	(436)	(502)
Depreciation and amortisation	(479)	(22)	(368)	(21)	(391)	(41)				(67)	(37)	(36)
PRE-IMPAIRMENT INCOME	2,375	1,011	3,273	847	3,306	812	242	604	200	238	232	139
Impairment losses on financial assets and other provisions	(811)		(673)	1	(1,744)				4	200	106	29
NET OPERATING INCOME/(LOSS)	1,564	1,011	2,600	848	1,562	812	242	604	204	438	338	168
Gains/(losses) on disposal of assets and others	(169)		(179)	1	160			(607)	5	2	51	(1)
PROFIT/(LOSS) BEFORE TAX FROM CONTINUING OPERATIONS	1,395	1,011	2,421	849	1,722	812	242	(3)	209	440	389	167
Income tax	(332)	(216)	(695)	(186)	(381)	(178)	71	90	49	(108)	(107)	(46)
PROFIT/(LOSS) AFTER TAX FROM CONTINUING OPERATIONS	1,063	795	1,726	663	1,341	634	313	87	258	332	282	121
Profit/(loss) attributable to minority interests	3		57		6			33	13		20	17
PROFIT/(LOSS) ATTRIBUTABLE TO THE GROUP	1,060	795	1,669	663	1,335	634	313	54	245	332	262	104
Total assets	355,416	76,116	350,783	66,244	347,425	64,016	4,554	4,685	6,894	31,444	31,078	28,817
Of which: positions in sovereign debt	91,549	56,702	87,786	49,247	81,254	47,068				4,637	3,307	3,727

(*) In 2017 this segment includes the impact of the business combination resulting from the acquisition of Banco BPI, as it derived from a corporate operation.
(**) Insurance business includes the contribution of the stake in SegurCaixa Adeslas.

8. Segment information CaixaBank Group | 2019 Financial Statements

The banking and insurance businesses have an integrated Banking-Insurance management model. Under a regulatory framework with similar accounting and supervision objectives, sales and risks are managed jointly, as the model is integrated. The results of the Banking-Insurance business are presented as a single business segment in the segment reporting because of this integrated Banking-Insurance management model.

The income of the Group by segment, geographical area and distribution of ordinary income is as follows:

DISTRIBUTION OF INTEREST AND SIMILAR INCOME BY GEOGRAPHICAL AREA
(Millions of euros)
	CAIXABANK			CAIXABANK GROUP
	2019	2018	2017	2019	2018	2017
Domestic market	4,104	4,266	4,277	6,540	6,458	6,551
International market	48	23	20	515	488	420
European Union	43	19	16	510	484	403
Eurozone	9	0	0	476	465	387
Non-eurozone	34	19	16	34	19	16
Other countries	5	4	4	5	4	17
TOTAL	4,152	4,289	4,297	7,055	6,946	6,971

DISTRIBUTION OF ORDINARY INCOME *
(Millions of euros)
	ORDINARY INCOME FROM CUSTOMERS			ORDINARY INCOME BETWEEN SEGMENTS			TOTAL ORDINARY INCOME
	2019	2018	2017	2019	2018	2017	2019	2018	2017
Banking and insurance	11,345	11,071	10,964	138	160	176	11,483	11,231	11,140
Spain	11,170	10,981	10,941	138	160	176	11,308	11,141	11,117
Other countries	175	90	23				175	90	23
Equity Investments	370	758	372				370	758	372
Spain	106	347	239				106	347	239
Other countries	264	411	133				264	411	133
BPI	757	820	776	64	60	5	821	880	781
Portugal/Spain	749	812	734	64	60	5	813	872	739
Other countries	8	8	42				8	8	42
Ordinary adjustments and eliminations between segments				(202)	(220)	(181)	(202)	(220)	(181)
TOTAL	12,472	12,649	12,112	0	0	0	12,472	12,649	12,112

(*)	Corresponding to the following items in the Group's public statement of profit or loss.
1. Interest income
2. Dividend income
3. Share of profit/(loss) of entities accounted for using the equity method
4. Fee and commission income
5. Gains/(losses) on derecognition of financial assets and liabilities not measured at fair value through profit or loss, net
6. Gains/(losses) on financial assets and liabilities held for trading, net
7. Gains/(losses) on assets not designated for trading compulsorily measured at fair value through profit or loss, net
8. Gains/(losses) on financial assets and liabilities designated at fair value through profit or loss, net
9. Gains/(losses) from hedge accounting, net
10. Other operating income
11. Income from assets under insurance and reinsurance contracts

9. Remuneration of key management personnel CaixaBank Group | 2019 Financial Statements

9. Remuneration of key management personnel

At the Ordinary Annual General Meeting of CaixaBank held in April 2019, the remuneration policy for the Board of Directors was approved for the year 2019, in conformance with the remuneration scheme set out in the By-laws and the Regulations of the Board of Directors, as well as the provisions of the Corporate Enterprises Act and Act 10/2014, of 26 June, on the organisation, supervision and solvency of credit institutions (LOSS).

Article 34 of CaixaBank's By-laws stipulates that the position of Director shall be remunerated and that this remuneration shall consist of a fixed annual sum with a maximum amount determined by the Annual General Meeting and which shall remain in force until the General Meeting agrees to modify it. This maximum amount shall be used to remunerate all the Directors in their condition as such and shall be distributed as deemed appropriate by the Board of Directors, following the proposal of the Remuneration Committee, both in terms of remuneration to members, especially the Chairman, who receives additional fixed remuneration for carrying out his duties, and according to the duties and position of each member and to the positions they hold in the various Committees. Likewise, in conformance with the agreement and subject to the limits determined by the Annual General Meeting, Directors may be remunerated with Company shares or shares in another publicly traded Group company, options or other share-based instruments or of remuneration referenced to the value of the shares.

Non-executive Directors maintain an organic relationship with CaixaBank and consequently do not have contracts established with the Company for exercising their functions or do not have any type of recognized payment for the termination of the Director position; it only consists of fixed components.

Executive Directors carrying out executive duties are entitled to receive remuneration for these duties, which may be either a fixed amount, a complementary variable amount, incentive schemes, and benefits, which may include pension plans and insurance and, where appropriate, social security payments. In the event of departure of the CEO not caused by a breach of their functions, they may be entitled to compensation.

In addition, given the enormous practical issues involving an individual policy, Executive Directors are covered by the civil liability policy for Directors and executives of the Group to cover any third-party liabilities they may incur when carrying out their duties. The amounts corresponding to the part of the premium attributable are considered remuneration in kind.

Details of remuneration and other benefits received by the members of the Board of Directors of CaixaBank for their membership in that body in those years are as follows:

9. Remuneration of key management personnel CaixaBank Group | 2019 Financial Statements

REMUNERATION OF THE BOARD OF DIRECTORS
(Thousands of euros)
		FIXED COMPONENTS					VARIABLE COMPONENTS		LONG-TERM SAVINGS SYSTEM	OTHER ITEMS (4)
	POSITION	SALARY	REMUNERATION FOR BOARD MEMBERSHIP	REMUNERATION FOR MEMBERSHIP ON BOARD COMMITTEES	REMUNERATION FOR POSITIONS HELD AT GROUP COMPANIES *	REMUNERATION FOR MEMBERSHIP ON COMMITTEES OUTSIDE THE GROUP (5)	VARIABLE REMUNERATION IN CASH	SHARE-BASED REMUNERATION SCHEMES (6)			TOTAL 2019	TOTAL 2018	TOTAL 2017
Gual, Jordi	Chairman		1,090	60		235					1,385	1,503	1,161
Masanell, Antonio (1)											0	0	1,939
Muniesa, Tomás (1)	Deputy Chairman		90	50	435	11					586	1,027	0
Gortázar, Gonzalo **	CEO	1,561	90	50	560		381	552	509	59	3,762	3,547	3,209
Vives, Francesc Xavier	Lead Director		128	72							200	178	157
Armenter, Marcelino (3)	Director		49	13							62
Bassons, Maria Teresa	Director		90	30							120	123	143
Fisas, M. Verónica	Director		90	72							162	140	111
Fundación Cajasol (2)											0	0	14
Fundación CajaCanarias, represented by Natalia Aznarez Gómez	Director		90	50							140	136	74
Gabarró, Salvador (2)													36
García-Bragado, Alejandro	Director		90	30							120	118	90
Garmendia, Cristina (3)	Director		48	13							61
Garralda, Ignacio	Director		90	13							103	136	55
Ibarz, Javier (2)			24	13	18						55	217	280
Minc, Alain (2)			24	23							47	180	180
Moraleda, María Amparo	Director		90	104							194	183	256
Reed, John S.	Director		90	36							126	123	90
Rosell, Juan (2)			24	8	16						48	190	230
Sáinz de Vicuña, Antonio (2)			24	28							52	203	236
Sanchiz, Eduardo Javier	Director		90	107							197	182	25
Serna, José	Director		90	50							140	140	129
Usarraga, Koro	Director		90	107							197	186	140
TOTAL		1,561	2,491	929	1,029	246	381	552	509	59	7,757	8,512	8,555
(*) Registered in the income statement of the respective companies.
(**) In 2019 only Gonzalo Gortázar has had executive duties
(1) Antonio Masanell relinquished his role as Deputy Chairman on 21 December 2017, effective 31 December 2017. Tomás Muniesa was appointed on 26 April 2018, and he was Executive Deputy Chairman from said date to 22 November 2018, when he was appointed Proprietary Deputy Chairman.
(2) Salvador Gabarró and Fundación Cajasol ceased to be directors in 2017 and Alain Minc, Juan Rosell, Antonio Sáinz de Vicuña and Javier Ibarz ceased to be directors in 2019.
(3) Marcelino Armenter and Cristina Garmendia were appointed as directors on 5 April 2019.
(4) Includes remuneration in kind (health and life insurance premiums paid in favour of Executive Directors), interest accrued on deferred variable remuneration, other insurance premiums paid and other benefits.
(5) Remuneration received for representing the Company on Boards of Directors of listed companies and others in which the Company has a presence, outside of the consolidated group
(6) It includes EUR 170 thousand of financial instruments granted during the year 2019 corresponding to the provisional incentive of the 1st cycle of the Annual Conditional Incentive linked to the 2019-2021 Strategic Plan.

9. Remuneration of key management personnel CaixaBank Group | 2019 Financial Statements

At the Ordinary Annual General Meeting of 5 April 2019, shareholders voted to set the number of Board members at 16. At 31 December 2019 the Board of Directors had 16 members and at 31 December 2018 and 2017 it had 18 members.

CaixaBank does not have any pension obligations with former or current members of the Board of Directors in their capacity as such.

The breakdown and details of remuneration received by Senior Management of the Group are as follows:

REMUNERATION OF SENIOR MANAGEMENT
(Thousands of euros)
	2019	2018	2017
Salary (1)	9,288	8,698	9,924
Post-employment benefits (2)	1,576	1,313	1,233
Other long-term benefits	125	96	110
Other positions in Group companies	1,173	423	774
TOTAL	12,162	10,530	12,041
Remuneration received for representing the bank on Boards of Directors of listed companies and others in which the bank has a presence, outside of the consolidated group (3)	132	98	22
TOTAL REMUNERATION	12,294	10,628	12,063
Composition of Senior Management	11	10	11
General Managers	3	3	4
Deputy General Managers	-	1	1
Executive Managers	7	5	5
General Secretary and Secretary to the Board of Directors	1	1	1

(1) This amount includes fixed remuneration, remuneration in kind and total variable remuneration received by members of the Senior Management. Variable remuneration corresponds to the proportional part of the bonus set for the period, estimating 100% achievement, and includes the accrued portion of the long-term share-based variable remuneration plan (see Note 34). It includes EUR 755 thousand of financial instruments granted during the year 2019 corresponding to the provisional incentive of the 1st cycle of the Annual Conditional Incentive linked to the 2019-2021 Strategic Plan.
(2) Includes insurance premiums and discretionary pension benefits.
(3) Registered in the income statement of the respective companies.

All the contracts of Senior Management members and the CEO have post-contractual non-competition commitments of one annual payment of their fixed components (payable in 12 monthly payments) and indemnity clauses equivalent to one annual payment of the fixed components, or the amount payable by law, whichever is higher.

The CEO has a compensation clause of 1 annuity of the fixed components of the remuneration. For members of Senior Management, there are 8 for whom the compensation provided for by legal imperative is greater than 1 annuity and for the remaining 3, the compensation provided by legal imperative is still less than 1 annuity.

The value of obligations accrued as defined contribution post-employment commitments with Executive Directors and Senior Management are as follows:

POST-EMPLOYMENT COMMITMENTS WITH EXECUTIVE DIRECTORS AND SENIOR MANAGEMENT
(Thousands of euros)
	31-12-2019	31-12-2018	31-12-2017
Post-employment commitments	15,130	15,904	44,604

9. Remuneration of key management personnel CaixaBank Group | 2019 Financial Statements

Article 30 of the Regulations of the Board of Directors of CaixaBank governs the situations of conflict applicable to all directors, establishing that the director must avoid situations that could entail a conflict of interest between the Company and the Director or its related persons, adopting the measures necessary in this regard.

Directors bear certain obligations in their duty to avoid situations of conflicts of interest, such as: i) directly or indirectly carrying out transactions with CaixaBank unless they are ordinary operations, carried out under standard conditions for all customers and of little significance; ii) using the Company name or relying on their status as director of the Company to unduly influence private transactions; iii) making use of the Company’s assets or availing themselves of their position at the Company to obtain an economic advantage or for any private purposes; iv) taking advantage of the company's business opportunities; v) obtaining advantages or remuneration from third parties other than the Company and its group in association with the performance of their duties, with the exception of mere courtesies; and vi) performing activities on their own behalf or via third parties that constitute direct, actual or potential competition with the company or which, by any other means, put them in a position of permanent conflict with the interests of CaixaBank.

The aforementioned obligations may be waived in one-off cases, in some cases require the approval by the General Meeting.

The Regulations of the Board of Directors are publicly available on the CaixaBank website (www.caixabank.com).

In any case, the advisers must notify the CaixaBank Board of Directors of any situation of conflict – direct or indirect, that the directors or persons related to them may be involved in – with the interests of the Group, which will be subject to reporting in the financial statements, as established in article 229.3 of the Corporate Enterprises Act.

During 2019, no director has notified any situation that places them in a conflict of interest with the Group. However, on the following occasions, directors abstained from intervening and voting in the deliberation of issues in sessions of the Board of Directors:

CONFLICTS OF INTEREST
DIRECTOR	CONFLICT
Jordi Gual Solé	Abstention from the deliberation and voting on the resolution regarding the sale of properties to the 'la Caixa' Banking Foundation.
Abstention from the deliberation and voting on the resolution regarding the sale of properties to the 'la Caixa' Banking Foundation.
Tomás Muniesa Arantegui	Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
Abstention from the deliberation and voting on the resolution regarding remuneration corresponding to 2019.
Abstention from the deliberation and voting on the resolution regarding compliance with the 2018 individual and corporate objectives.
Abstention from the deliberation and voting on the resolution regarding the 2019 challenges.
Abstention from the deliberation and voting on the resolution regarding reappointment as CEO.
Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Board of Directors' Executive Committee.
Gonzalo Gortázar Rotaeche	Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
Xavier Vives Torrents	Abstention from the deliberation and voting on the resolution regarding appointment as member of the Appointments Committee.
Fundación CajaCanarias represented by Natalia Aznárez Gómez	Abstention from the deliberation and voting on the resolution regarding the acquisition of property owned by the Fundación CajaCanarias.
Natalia Aznárez Gómez (representative of the director of Fundación CajaCanarias)	Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
María Teresa Bassons Boncompte	Abstention from the deliberation and voting on the resolution regarding the sale of properties to the 'la Caixa' Banking Foundation.
Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Appointments Committee.
María Verónica Fisas Vergés	Abstention from the deliberation and voting on the resolution regarding appointment as member of the Remuneration Committee.
Abstention from the deliberation and voting on the resolution regarding the proposal to hold events between a related company and CaixaBank.
Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
Alejandro García-Bragado Dalmau	Abstention from the deliberation and voting on the resolution regarding the sale of properties to the 'la Caixa' Banking Foundation.
Abstention from the deliberation and voting on the agreement regarding extending the limit of their credit card.
Ignacio Garralda Ruiz de Velasco	Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
Amparo Moraleda Martínez	Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Board of Directors' Executive Committee.
Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Remuneration Committee.
Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
John S. Reed	Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Appointments Committee.
José Serna Masià	Abstention from the deliberation and voting on the resolution regarding the sale of properties to the 'la Caixa' Banking Foundation.
Koro Usarraga Unsain	Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.

9. Remuneration of key management personnel CaixaBank Group | 2019 Financial Statements

Natalia Aznárez Gómez (representative of the director of Fundación CajaCanarias)	Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
María Teresa Bassons Boncompte	Abstention from the deliberation and voting on the resolution regarding the sale of properties to the 'la Caixa' Banking Foundation.
Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Appointments Committee.
María Verónica Fisas Vergés	Abstention from the deliberation and voting on the resolution regarding appointment as member of the Remuneration Committee.
Abstention from the deliberation and voting on the resolution regarding the proposal to hold events between a related company and CaixaBank.
Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
Alejandro García-Bragado Dalmau	Abstention from the deliberation and voting on the resolution regarding the sale of properties to the 'la Caixa' Banking Foundation.
Abstention from the deliberation and voting on the agreement regarding extending the limit of their credit card.
Ignacio Garralda Ruiz de Velasco	Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
Amparo Moraleda Martínez	Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Board of Directors' Executive Committee.
Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Remuneration Committee.
Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.
John S. Reed	Abstention from the deliberation and voting on the resolution regarding reappointment as a member of the Appointments Committee.
José Serna Masià	Abstention from the deliberation and voting on the resolution regarding the sale of properties to the 'la Caixa' Banking Foundation.
Koro Usarraga Unsain	Abstention from the deliberation and voting on the resolution regarding the extension of financing to a related party.

The Internal Rules of Conduct on Matters relating to the Stock Market regulates conflicts of interest, establishing the obligation to inform Regulatory Compliance of any conflict of interest affecting the director of his or her related parties.

There is no family relationship between the members of the CaixaBank Board of Directors and the group of key personnel comprising CaixaBank's Senior Management.

Prohibition of competition

Specifically, article 229.1f) of the Corporate Enterprises Act establishes that Board members may not carry out – on their own behalf or on the behalf of others – activities which actually or potentially constitute effective competition with those carried out by the Company or which, in any other way, permanently conflict with the Company's interests. Article 230 of the Corporate Enterprises Act stipulates that this prohibition can be lifted if the Company is not expected to incur damages or it is expected that it will be indemnified for an amount equal to the benefits expected to be obtained from the exemption. Express and separate approval of the exemption must be obtained from shareholders at the Annual General Meeting.

In this regard, Ignacio Garralda was appointed proprietary director at the Annual General Meeting of 6 April 2017, representing the shareholder Mutua Madrileña Automovilista, Sociedad de Seguros a Prima Fija (“Mutua Madrileña”). Mr Garralda is Chairman and CEO of Mutua Madrileña, the parent of a business group which, much like the CaixaBank Group, operates in numerous sectors of the insurance universe, with a presence also in pension fund management, investment fund management and the real estate business. Both entities maintain their strategic alliance through SegurCaixa Adeslas, a company owned by Mutual Madrileña (50%) and the CaixaBank Group (49.92%) and engaged in the exclusive development, marketing, sale and distribution of general insurance products in Spain, this despite the fact that Mutual Madrileña competes with SegurCaixa Adeslas in all insurance sectors except Health. This situation is expressly addressed in the Shareholders' Agreement signed by both companies.

In view of the scant relevance of the level of competition between both groups in the insurance, pension fund and investment fund management, and real estate business sectors – which, after reviewing the situation, is the case to this date – and of the advantages that Mr Garralda would contribute to the CaixaBank Board of Directors arising from his long-standing experience and

9. Remuneration of key management personnel CaixaBank Group | 2019 Financial Statements

qualifications, in addition to facilitating greater development of the current strategic alliance between both groups, a motion was laid before the Annual General Meeting of 6 April 2017 agreeing to exempt him from the non-competition obligation set out in article 229.1 f) of the Spanish Corporate Enterprises Act, and allowing him, within the framework provided, to hold office and discharge functions at companies belonging to the group at which Mutua Madrileña is the parent and in direct and indirect investee companies of Mutua Madrileña that arise from the interest or the discharge of functions in Mutua Madrileña. Similarly, within the scope of the exemption, the Board of Directors approved a specific protocol to ensure that CaixaBank is not exposed to any damage as a result of the exercising of his duties as a board member, which is subject to monitoring by the Company.

Meanwhile, Marcelino Armenter was appointed a proprietary director in the Annual General Meeting of 5 April 2019, representing the shareholder Fundación Bancaria Caixa d’Estalvis i Pensions de Barcelona, 'la Caixa” and Criteria Caixa, S.A.U. (CriteriaCaixa). From January 2017 to November 2019, Mr Armenter was a member of the Board of Directors of Grupo Financiero Inbursa, a Mexican company specialised in providing financial services, primarily in Mexico. Therefore, at the time of his appointment as director of CaixaBank, Mr Armenter was a non-executive proprietary director of Grupo Financiero Inbursa. He was appointed at the proposal of CriteriaCaixa, as the latter holds a significant stake in Grupo Financiero Inbursa. CaixaBank has entered collaboration agreements with Grupo Financiero Inbursa, whereby both entities act directly in geographic areas that do not overlap, but rather complement one another. Despite considering that Mr Armenter's roles and functions in Grupo Financiero Inbursa did not represent effective competition with the Company, given that article 229 of the Corporate Enterprises Act refers to 'potential' competition, to avoid any risk of not adhering to the terms of said Act and, insofar that there was no reason to expect any damage for the Company and that his incorporation into the CaixaBank Board of Directors would provide relevant benefits derived from his vast experience and qualifications in the banking sector, another motion was laid before the Annual General Meeting to, as well as appoint Mr Armenter as a director, agree to exempt him from the non-compete obligation established in article 229.1.f) of the Corporate Enterprises Act, allowing him to hold office and discharge any roles and positions in Grupo Financiero Inbursa. This proposal was approved at the General Meeting held on 5 April 2019.

At year-end, the (direct and indirect) voting rights held by "key management personnel" in the share capital of the Entity are as follows:

VOTING RIGHTS OF BOARD MEMBERS
(Percentage *)
	% OF SHARES CARRYING VOTING RIGHTS		% OF VOTING RIGHTS THROUGH FINANCIAL INSTRUMENTS		% OF TOTAL VOTING RIGHTS
	DIRECT	INDIRECT	DIRECT	INDIRECT
Jordi Gual Solé	0.002				0.002
Tomás Muniesa Arantegui	0.003		0.001		0.004
Gonzalo Gortázar Rotaeche	0.016		0.007		0.023
Francesc Xavier Vives Torrents
Marcelino Armenter Vidal	0.003				0.003
Mª Teresa Bassons Boncompte
Maria Verónica Fisas Vergés
Caja Canarias Foundation	0.639				0.639
Alejandro García-Bragado Dalmau
Cristina Garmendia Mendizábal
Ignacio Garralda Ruiz de Velasco
Amparo Moraleda Martínez
John S. Reed
Eduardo Sanchiz Irazu
José Serna Masiá
Koro Usarraga Unsain
TOTAL	0.663		0.008		0.671

(*) % calculated on issued capital at 31 December 2019.

9. Remuneration of key management personnel CaixaBank Group | 2019 Financial Statements

VOTING RIGHTS OF SENIOR MANAGEMENT
(Percentage *)
	% OF SHARES CARRYING VOTING RIGHTS		% OF VOTING RIGHTS THROUGH FINANCIAL INSTRUMENTS		% OF TOTAL VOTING RIGHTS
	DIRECT	INDIRECT	DIRECT	INDIRECT
Juan Antonio Alcaraz García	0.003		0.005		0.008
Iñaki Badiola Gómez	0.001		0.002		0.003
Matthias Bulach			0.001		0.001
Óscar Calderón de Oya	0.001		0.001		0.002
Francesc Xavier Coll Escursell	0.001		0.002		0.003
Jorge Fontanals Curiel			0.002		0.002
Luisa Martínez Gistau			0.001		0.001
Jordi Mondéjar López	0.001		0.002		0.003
Javier Pano Riera	0.002		0.002		0.004
Marisa Retamosa Fernández			0.001		0.001
Javier Valle T-Figueras
TOTAL	0.009	0.000	0.019		0.028

(*) % calculated on issued capital at 31 December 2019.

10. Cash and cash balances at central banks and other demand deposits CaixaBank Group | 2019 Financial Statements

10. Cash and cash balances at central banks and other demand deposits

The breakdown of this heading is as follows:

BREAKDOWN OF CASH, CASH BALANCES AT CENTRAL BANKS AND OTHER DEMAND DEPOSITS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Cash	2,700	2,468	2,177
Cash balances at central banks	11,836	15,783	17,092
Other demand deposits	574	907	886
TOTAL	15,110	19,158	20,155

Cash balances at central banks includes balances held to comply with the mandatory minimum reserves requirement in the central bank based on eligible liabilities. The mandatory reserves earn interest at the rate applicable to all major Eurosystem financing operations.

11. Financial assets and liabilities held for trading CaixaBank Group | 2019 Financial Statements

11. Financial assets and liabilities held for trading

The breakdown of this heading is as follows:

BREAKDOWN OF TRADING DERIVATIVES (PRODUCT AND COUNTERPARTY)
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	ASSETS	LIABILITIES	ASSETS	LIABILITIES	ASSETS	LIABILITIES
Unmatured foreign currency purchases and sales	247	251	405	407	457	410
Purchases of foreign currencies against euros	121	53	222	33	67	294
Purchases of foreign currencies against foreign currencies	47	58	138	131	94	100
Sales of foreign currencies against euros	79	140	45	243	296	16
Acquisitions and sales of financial assets				1
Acquisitions
Sales				1
Financial futures on shares, interest rates and currencies					113	116
Bought					113
Sold						116
Share options	221	228	203	253	195	211
Bought	221		203		195
Issued		228		253		211
Interest rate options	95	99	103	119
Bought	95		103
Issued		99		119
Foreign currency options	48	22	131	84	113	142
Bought	48		131		113
Issued		22		84		142
Other share and interest rate transactions	4,171	865	4,670	5,449	4,576	4,837
Share swaps	49	90	120	67	17	58
Future rate agreements (FRAs)					1
Interest rate swaps	4,122	775	4,550	5,382	4,558	4,779
Credit derivatives				12		34
Sold				12		34
Commodity derivatives and other risks	1,412	402	3,195	2,291	2,708	2,111
Swaps	1,408	397	3,190	2,283	2,698	2,097
Bought	4	5	5	8	10	14
TOTAL	6,194	1,867	8,707	8,616	8,162	7,861

Of which: contracted in organised markets	27	34	32	78	13	33
Of which: contracted in non-organised markets	6,167	1,833	8,675	8,538	8,149	7,828

For the most part, the Group hedges the market risk related to derivatives arranged with customers individually by arranging symmetric derivatives on the market, recognising both in the trading portfolio. In this way, the market risk arising from these operations is not significant.

11. Financial assets and liabilities held for trading CaixaBank Group | 2019 Financial Statements

The breakdown of this heading is as follows:

BREAKDOWN OF EQUITY INSTRUMENTS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Shares in Spanish companies	370	267	268
Shares in foreign companies	87	81	135
TOTAL	457	348	403

The breakdown of this heading is as follows:

BREAKDOWN OF DEBT SECURITIES **
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Spanish government debt securities *	365	605	1,313
Foreign government debt securities *	114	25	561
Issued by credit institutions	97	46	65
Other Spanish issuers	76	37	52
Other foreign issuers	67	42	41
TOTAL	719	755	2,032

(*) See Note 3.3.3., section 'Concentration according to sovereign risk'.
(**) See ratings classification in Note 3.3.3, section "Concentration according to credit quality".

The breakdown of this heading is as follows:

BREAKDOWN OF SHORT POSITIONS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
On overdrafts on repurchase agreements	471	399	744
Debt securities - public debt (*)	401	347	739
Debt securities - other issuers	70	52	5
TOTAL	471	399	744

(*) See Note 3.3.3., section 'Concentration according to sovereign risk'.

Overdrafts on repurchase agreements of debt securities are short-term transactions arranged to offset off-balance sheet positions that have been sold or are subject to a repurchase agreement.

12. Financial assets not designated for trading compulsorily measured at fair value through profit or loss CaixaBank Group | 2019 Financial Statements

12. Financial assets not designated for trading compulsorily measured at fair value through profit or loss

The breakdown of this heading is as follows:

BREAKDOWN OF FINANCIAL ASSETS NOT DESIGNATED FOR TRADING COMPULSORILY MEASURED AT FAIR VALUE THROUGH PROFIT OR LOSS
(Millions of euros)
	31-12-2019	31-12-2018	01-01-2018
Equity instruments (1)	198	232	284
Debt securities	63	145	147
Loans and advances	166	327	390
Customers	166	327	390
TOTAL	427	704	821

(1) In February 2018, the subsidiary company Banco BPI reported that, together with the Fundo de Pensões do Banco BPI, it signed a contract agreeing the sale to Violas SGPS, S.A. of its shareholdings in the company Viacer - Sociedad Gestora de Participaciones Sociales, Lda (Viacer), which holds 56% of the share capital of Super Bock Group, SGPS, SA. Banco BPI held a 14% stake of the share capital of Viacer, which it agreed to sell for an amount of EUR 130 million and Fundo de Pensões do Banco BPI held 11% of the share capital of Viacer, which it agreed to sell for EUR 103 million. This operation involved a EUR 60 million profit recorded under "Gains/(losses) on financial assets not designated for trading compulsorily measured at fair value through profit or loss (net)" in the 2018 statement of profit or loss.

The changes in the valuation of these financial assets as a result of variations of credit risk are not significant, because of their credit quality (Note 3.3.3).

13. Financial assets at fair value with changes in other comprehensive income CaixaBank Group | 2019 Financial Statements

13. Financial assets at fair value with changes in other comprehensive income

The breakdown of this heading is as follows:

BREAKDOWN OF FINANCIAL ASSETS AT FAIR VALUE WITH CHANGES IN OTHER COMPREHENSIVE INCOME
(Millions of euros)

	31-12-2019	31-12-2018	31-12-2017 (*)
Equity instruments	2,407	3,565	2,883
Shares in listed companies	1,618	2,697	2,230
Shares in non-listed companies	789	868	449
Ownership interests in mutual funds and other listed investments		0	204
Debt securities	15,964	18,323	66,672
Spanish government debt securities	10,173	14,194	54,492
Foreign government debt securities	4,023	3,014	8,715
Issued by credit institutions	211	144	2,679
Other Spanish issuers	38	36	49
Other foreign issuers	1,519	935	737
TOTAL	18,371	21,888	69,555

Equity instruments
Of which: gross unrealised gains	110	75	236
Of which: gross unrealised losses	(1,155)	(965)	(489)
Debt securities
Of which: gross unrealised gains	503	368	540
Of which: gross unrealised losses	(5)	(3)	(2)
(*) Corresponds to balances recognised under "Available-for-sale financial assets" (see Note 1).

The breakdown of the changes under this heading is as follows:

CHANGES IN EQUITY INSTRUMENTS - 2019
(Millions of euros)
	31-12-2018	ACQUISITIONS AND CAPITAL INCREASES	DISPOSALS AND CAPITAL DECREASES	GAINS (-) / LOSSES (+) TRANSFERRED TO RESERVES	ADJUSTMENTS TO MARKET VALUE AND EXCHANGE DIFFERENCES	TRANSFERS AND OTHER	31-12-2019
Telefónica (Note 15)	1,905				(288)		1,617
Repsol (Note 16)	786		(943)	106	51		0
Banco Fomento de Angola (Note 16)	522				(108)		414
Other	352	2	(12)	(7)	35	6	376
TOTAL	3,565	2	(955)	99	(310)	6	2,407

13. Financial assets at fair value with changes in other comprehensive income CaixaBank Group | 2019 Financial Statements

CHANGES IN EQUTY INSTRUMENTS - 2018
(Millions of euros)
	31-12-2017	1st APPLICATION OF IFRS 9 (NOTE 1)	01-01-2018	ACQUISITIONS AND CAPITAL INCREASES	DISPOSALS AND CAPITAL DECREASES	GAINS (-) / LOSSES (+) TRANSFERRED TO RESERVES	ADJUSTMENTS TO MARKET VALUE AND EXCHANGE DIFFERENCES	TRANSFERS AND OTHER	31-12-2018
Telefónica	2,109		2,109				(204)		1,905
Repsol (Note 16)					(337)	4	(161)	1,280	786
Banco Fomento de Angola (Note 16)								522	522
Other	774	(243)	531	11	(70)	(30)	(97)	7	352
TOTAL	2,883	(243)	2,640	11	(407)	(26)	(462)	1,287	3,565

CHANGES IN EQUTY INSTRUMENTS - 2017
(Millions of euros)
	31-12-2016	ADDITIONS DUE TO BUSINESS COMBINATIONS (NOTE 7)	ACQUISITIONS AND CAPITAL INCREASES	DISPOSALS AND CAPITAL DECREASES	AMOUNTS TRANSFERRED TO PROFIT OR LOSS	ADJUSTMENTS TO MARKET VALUE AND EXCHANGE DIFFERENCES	TRANSFERS AND OTHER	IMPAIRMENT LOSSES *	31-12-2017
Telefónica	2,288	0	1	0	0	(180)	0	0	2,109
Other	658	254	7	(61)	(4)	49	11	(140)	774
TOTAL	2,946	254	8	(61)	(4)	(131)	11	(140)	2,883
(*) This impairment primarily included EUR 128 million from Sociedad de Gestión de Activos procedentes de la Restructuración Bancaria, SA (Sareb) and was part of the EUR 154 million write down recognised during the period for all exposures, including subordinated debt recognised under “Loans and receivables”.

The estimate of the recoverable value of BFA is based on a dividend discount model (DDM), subsequently compared to comparison multiple methodologies. The main assumptions used in the dividend discount model are set out below:

ASSUMPTIONS USED
(Percentage)
	BFA
	31-12-2019	31-12-2018
Forecast periods	5 years	5 years
Discount rate (1)	20.6%	23.3%
Objective capital ratio	15%	15%

(1) Calculated on the yield for the Angolan 10-year bond, plus a risk premium.

For the stake in BFA, the exercise to determine the fair value considers the sensitivity with respect to the objective capital ratio [-1.0%; +1.0%] and the discount rate [-1.0%; +1.0%] with no significant variations concluded in the estimated fair value in the baseline scenario.

13. Financial assets at fair value with changes in other comprehensive income CaixaBank Group | 2019 Financial Statements

The relevant financial information of the most relevant equity instruments classified in this section is as follows:

FINANCIAL INFORMATION ON KEY INVESTMENTS
(Millions of euros)
CORPORATE NAME	REGISTERED ADDRESS	% OWNERSHIP	% VOTING RIGHTS	EQUITY	LATEST PUBLISHED PROFIT/(LOSS)
Telefónica (1)	Madrid - Spain	5.00%	5.00%	25,235	1,344
Sociedad de gestión de Activos Procedentes de la Reestructuración Bancaria (Sareb) (2)	Madrid - Spain	12.24%	12.24%	(5,135)	(878)
Caser (2)(3)	Madrid - Spain	11.51%	11.51%	1,189	87
Banco de Fomento Angola	Angola	48.10%	48.10%	1,025	596

(1) Listed company. The information on equity and the last published profit/(loss) is at 30-09-2019.
(2) Non-listed companies. The information on equity and the last published profit/(loss) is at 31-12-2018.
(3) On 23 January 2020, the CaixaBank Group reached an agreement to sell its direct and indirect holding of 11.51% of Caser for an estimated price of EUR 128 million. There will be no material impact on equity for the Group from this operation.

The breakdown of the changes under this heading is as follows:

CHANGES IN DEBT SECURITIES - 2019
(Millions of euros)
	FROM STAGE 1:	FROM STAGE 2:	FROM STAGE 3:	TOTAL
Opening balance	18,323			18,323
Plus:				0
Additions due to business combinations				0
Acquisitions	10,579			10,579
Interest	0			0
Gains/(losses) recognised with adjustments to equity (Note 24.2)	225			225
Less:
Sales and redemptions	(12,816)			(12,816)
Implicit interest accrued	(184)			(184)
Amounts transferred to statement of profit or loss (Note 32) *	(163)			(163)
CLOSING BALANCE	15,964	0	0	15,964

(*) In 2019 there have been fixed income portfolio sales with a nominal amount of EUR 7,036 million and a profit of EUR 171 million, including the profit due to the cancellation of associated hedges.

13. Financial assets at fair value with changes in other comprehensive income CaixaBank Group | 2019 Financial Statements

CHANGES IN DEBT SECURITIES - 2018
(Millions of euros)
	FROM STAGE 1:	FROM STAGE 2:	FROM STAGE 3:	TOTAL
Balance at the start of the year - Available-for-sale financial assets	66,672			66,672
1st application IFRS 9 (Note 1)	(49,454)			(49,454)
Adjusted balance at start of the year	17,218			17,218
Plus:				0
Additions due to business combinations				0
Acquisitions	9,234			9,234
Interest	51			51
Gains/(losses) recognised with adjustments to equity (Note 24.2)	(194)			(194)
Less:				0
Sales and redemptions *	(7,938)			(7,938)
Amounts transferred to the statement of profit or loss (Note 32)	(48)			(48)
CLOSING BALANCE	18,323			18,323

(*) In 2018 there were fixed income portfolio sales with a nominal amount of EUR 4,540 million and a profit of EUR 126 million, including the profit due to the cancellation of associated hedges.

CHANGES IN DEBT SECURITIES - 2017
(Millions of euros)

Balance at the start of the year - Available-for-sale financial assets	62,131
Plus:
Additions due to business combinations (Note 7)	3,582
Acquisitions	34,085
Gains/(losses) recognised with adjustments to equity (Note 24.2)	126
Less:
Sales and redemptions	(33,093)
Amounts transferred to the statement of profit or loss (Note 32)	(73)
CLOSING BALANCE	66,672

14. Financial assets at amortised cost CaixaBank Group | 2019 Financial Statements

14. Financial assets at amortised cost

The breakdown of this heading is as follows:

BREAKDOWN OF FINANCIAL ASSETS AT AMORTISED COST 31-12-2019
(Millions of euros)
		VALUATION ADJUSTMENTS
	GROSS BALANCE	IMPAIRMENT ALLOWANCES	ACCRUED INTEREST	FEE AND COMMISSION INCOME	OTHER	OUTSTANDING AMOUNT
Debt securities	17,286	(6)	109			17,389
Loans and advances	231,450	(4,700)	501	(373)	435	227,313
Central banks	6					6
Credit institutions	5,141	(2)	14			5,153
Customers	226,303	(4,698)	487	(373)	435	222,154
TOTAL	248,736	(4,706)	610	(373)	435	244,702

BREAKDOWN OF FINANCIAL ASSETS AT AMORTISED COST 31-12-2018
(Millions of euros)
		VALUATION ADJUSTMENTS
	GROSS BALANCE	IMPAIRMENT ALLOWANCES	ACCRUED INTEREST	FEE AND COMMISSION INCOME	OTHER	OUTSTANDING AMOUNT
Debt securities	16,956	(4)	108			17,060
Loans and advances	230,864	(5,713)	490	(373)	254	225,522
Central banks	5					5
Credit institutions	7,546		4			7,550
Customers	223,313	(5,713)	486	(373)	254	217,967
TOTAL	247,820	(5,717)	598	(373)	254	242,582

BREAKDOWN OF LOANS AND RECEIVABLES 31-12-2017 *
(Millions of euros)
		VALUATION ADJUSTMENTS
	GROSS BALANCE	IMPAIRMENT ALLOWANCES	ACCRUED INTEREST	FEE AND COMMISSION INCOME	OTHER	OUTSTANDING AMOUNT
Debt securities	2,628	(53)	1			2,576
Loans and advances	230,154	(6,816)	547	(349)	161	223,697
Central banks	5					5
Credit institutions	7,369		5			7,374
Customers	222,780	(6,816)	542	(349)	161	216,318
TOTAL	232,782	(6,869)	548	(349)	161	226,273

(*) Corresponds to balances classified under the heading "Loans and receivables" and "Maturity portfolio", which have been reclassified through applying IFRS 9, mainly to the heading "Financial assets at amortised cost" (see Note 1).

14. Financial assets at amortised cost CaixaBank Group | 2019 Financial Statements

The breakdown of the net balances under this heading is as follows:

BREAKDOWN OF DEBT SECURITIES
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017 *
Spanish government debt securities	12,699	13,947	141
Other Spanish issuers	1,246	1,270	862
Other foreign issuers	3,444	1,843	1,573
TOTAL	17,389	17,060	2,576

(*) Corresponds to the balances of "Loans and receivables - Debt securities"

The breakdown of changes in the gross carrying amount (amount on balance sheet without considering allowances for impairment of assets) of debt securities at amortised cost is as follows:

CHANGES IN DEBT SECURITIES - 2019
(Millions of euros)
	TO STAGE 1:	TO STAGE 2:	TO STAGE 3:	TOTAL
Opening balance	17,035	16	13	17,064
Transfers		(1)	1	0
From stage 2:		(1)	1
New financial assets	1,296			1,296
Financial asset disposals (other than write-offs)	(875)	(9)		(884)
Changes in interest accrual	(81)			(81)
CLOSING BALANCE	17,375	6	14	17,395

Impairment allowances*	(2)		(4)	(6)
(*) There were no significant changes in the period

CHANGES IN DEBT SECURITIES - 2018
(Millions of euros)
	TO STAGE 1:	TO STAGE 2:	TO STAGE 3:	TOTAL
Opening balance	2,616		13	2,629
1st application IFRS 9 (Note 1)	10,172	9		10,181
Adjusted balance at start of the year	12,788	9	13	12,810
New financial assets	6,195	8	0	6,203
Financial asset disposals (other than write-offs)	(1,840)	(9)	(13)	(1,862)
Changes in contractual cash flows	0	8	13	21
Changes in interest accrual	(108)	0	0	(108)
CLOSING BALANCE	17,035	16	13	17,064
Impairment allowances*	(1)	0	(3)	(4)
(*) The 1st application of IFRS 9, entailed a movement to release EUR 31 million on 1 January 2018.

14. Financial assets at amortised cost CaixaBank Group | 2019 Financial Statements

Loans and advances – Credit institutions

The breakdown of the gross balances of this heading is as follows:

BREAKDOWN OF LOANS AND ADVANCES TO CREDIT INSTITUTIONS BY TYPE
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Demand	3,581	6,154	5,099
Other accounts	3,581	6,154	5,099
Term	1,560	1,392	2,270
Deposits with agreed maturity	1,560	1,380	1,297
Reverse repurchase agreement			961
Assets in stage 3 (non-performing assets in 2017)		12	12
TOTAL	5,141	7,546	7,369

Loans and advances - Loans and advances to customers

The breakdown of changes in the gross carrying amount (amount on balance sheet without considering allowances for impairment of assets) of loans and advances to customers is as follows:

CHANGES IN LOANS AND ADVANCES TO CUSTOMERS - 2019
(Millions of euros)
	TO STAGE 1:	TO STAGE 2:	TO STAGE 3:	TOTAL
Opening balance	196,634	16,328	10,718	223,680
Transfers	(1,643)	745	898	0
From stage 1:	(4,555)	4,044	511	0
From stage 2:	2,873	(3,855)	982	0
From stage 3:	39	556	(595)	0
New financial assets	48,829	1,386	502	50,717
Financial asset disposals (other than write-offs)	(40,896)	(2,918)	(1,627)	(45,441)
Write-offs			(2,104)	(2,104)
CLOSING BALANCE	202,924	15,541	8,387	226,852

CHANGES IN LOANS AND ADVANCES TO CUSTOMERS - 2018
(Millions of euros)
	TO STAGE 1:	TO STAGE 2:	TO STAGE 3:	TOTAL
Opening balance	209,337	0	13,797	223,134
1st application IFRS 9 (Note 1)	(16,113)	15,664	(16)	(465)
Adjusted balance at start of the year	193,224	15,664	13,781	222,669
Transfers	(2,254)	1,794	460	0
From stage 1:	(4,718)	4,150	568	0
From stage 2:	2,437	(3,211)	774	0
From stage 3:	27	855	(882)	0
New financial assets	45,675	1,795	871	48,341
Financial asset disposals (other than write-offs)	(40,011)	(2,925)	(3,015)	(45,951)
Write-offs	0	0	(1,379)	(1,379)
CLOSING BALANCE	196,634	16,328	10,718	223,680

14. Financial assets at amortised cost CaixaBank Group | 2019 Financial Statements

The movement of hedges of "Financial assets at amortised cost – Loans and advances to customers" is as follows:

CHANGES IN IMPAIRMENT ALLOWANCES OF LOANS AND ADVANCES TO CUSTOMERS - 2019
(Millions of euros)
	TO STAGE 1:	TO STAGE 2:	TO STAGE 3:	TOTAL
Opening balance	695	741	4,277	5,713
Net allowances	21	(13)	400	408
From stage 1:	(116)	32	219	135
From stage 2:	(19)	(105)	142	18
From stage 3:	(8)	(21)	(125)	(154)
New financial assets	183	112	344	639
Disposals	(19)	(31)	(180)	(230)
Amounts used			(1,308)	(1,308)
Transfers and other	(142)	(20)	47	(115)
CLOSING BALANCE	574	708	3,416	4,698

CHANGES IN IMPAIRMENT ALLOWANCES OF LOANS AND ADVANCES TO CUSTOMERS - 2018
(Millions of euros)
	TO STAGE 1:	TO STAGE 2:	TO STAGE 3:	TOTAL
Opening balance	1,412	-	5,404	6,816
1st application IFRS 9 (Note 1)	(440)	589	614	763
Adjusted balance at start of the year	972	589	6,018	7,579
Net allowances	(203)	(204)	475	68
From stage 1:	52	23	180	255
From stage 2:	(10)	(60)	(38)	(108)
From stage 3:	(4)	(27)	55	24
New financial assets	134	77	415	626
Disposals	(375)	(217)	(137)	(729)
Amounts used			(1,777)	(1,777)
Transfers and other	(74)	356	(439)	(157)
CLOSING BALANCE	695	741	4,277	5,713

CHANGES IN IMPAIRMENT ALLOWANCES OF LOANS AND ADVANCES TO CUSTOMERS - 2017
(Millions of euros)
	BALANCE AT 31-12-2016	ADDITIONS DUE TO BUSINESS COMBINATIONS	NET ALLOWANCES	AMOUNTS USED	TRANSFERS AND OTHER	BALANCE AT 31-12-2017

Credit risk allowance of the borrower	6,679	1,088	554	(971)	(544)	6,806
Loans and advances	6,679	1,088	554	(971)	(544)	6,806
Credit institutions	0	0	4	0	(4)	0
Public sector	4	0	62	0	11	77
Other sectors	6,675	1,088	488	(971)	(551)	6,729
Country risk allowance	10	0	0	0	0	10
Loans and advances to customers	10	0	0	0	0	10
TOTAL	6,689	1,088	554	(971)	(544)	6,816

15. Derivatives - Hedge accounting (assets and liabilities) CaixaBank Group | 2019 Financial Statements

15. Derivatives - Hedge accounting (assets and liabilities)

The breakdown of the balances of these headings is as follows:

BREAKDOWN OF HEDGING DERIVATIVES (PRODUCT AND COUNTERPARTY)
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	ASSETS	LIABILITIES	ASSETS	LIABILITIES	ASSETS	LIABILITIES
Interest rates	2,070	351	1,752	363	2,201	302
Equity instruments	58				108
Currencies and gold	(6)	2	(4)	2	(1)	2
Other		40	95	88	93	97
TOTAL FAIR VALUE HEDGES	2,122	393	1,843	453	2,401	401
Interest rates	11		3		15	14
Equity instruments			63		19
Currencies and gold			0	0	0	0
Other		122	147	340	162	378
TOTAL CASH FLOW HEDGES	11	122	213	340	196	392
TOTAL	2,133	515	2,056	793	2,597	793

Memorandum items
Of which: OTC - credit institutions	499	254	897	560	1,223	721
Of which: OTC - other financial corporations	1,634	261	1,157	233	1,369	67
Of which: OTC - other			2		5	5

The details of the schedule of the nominal amount of interest rate hedging items and their average interest rate is as follows:

MATURITY SCHEDULE OF HEDGING ITEMS AND AVERAGE INTEREST RATE
(Millions of euros)
	HEDGED ITEM VALUE						AVERAGE INTEREST RATE
	< 1 MONTH	1-3 MONTHS	3-12 MONTHS	1-5 YEARS	>5 YEARS	TOTAL
Asset interest-rate hedges	215	466	140	2,909	12,185	15,915	(0.25%)
Liability interest-rate hedges	282	637	2,130	18,471	11,412	32,932	1.74%
TOTAL FAIR VALUE HEDGES	497	1,103	2,270	21,380	23,597	48,847	1.29%
Asset interest-rate hedges		32		1,679	3,399	5,110	0.99%
TOTAL CASH FLOW HEDGES	0	32	0	1,679	3,399	5,110	0.99%

15. Derivatives - Hedge accounting (assets and liabilities) CaixaBank Group | 2019 Financial Statements

HEDGING ITEMS - FAIR VALUE HEDGES
(Millions of euros)
				31-12-2019		2019		31-12-2018		31-12-2017
				VALUE OF HEDGING INSTRUMENT				VALUE OF HEDGING INSTRUMENT		VALUE OF HEDGING INSTRUMENT
	HEDGED ITEM	HEDGED RISK	HEDGING INSTRUMENT USED	ASSETS	LIABILITIES	CHANGE IN FV USED TO CALCULATE THE INEFFECTIVENESS OF THE HEDGE (NOTE 32)	INEFFECTIVENESS RECOGNISED IN PROFIT OR LOSS (NOTE 32)	ASSETS	LIABILITIES	ASSETS	LIABILITIES
Macrohedges	Issuances (*)	Transformation from fixed to floating	Interest-rate swaps and options	1,863	22	212	(3)	1,710	123	2,045	232
	Fixed-rate loans	Transformation from fixed to floating	Interest-rate swaps and options	182	286	133	1	18	193	69	36
	Floating-rate loans	Transformation from 12M Euribor floating rate to EONIA floating rate	Interest-rate swaps			(6)		7		18
	Deposits with agreed maturity	Transformation from fixed to floating	Interest-rate swaps and options	19	5	9	3	13	16	10	35
	TOTAL			2,064	313	348	1	1,748	332	2,142	303
Microhedges	Public debt OCI portfolio	Transformation from fixed to floating	Interest-rate swaps		6	(2)			3	65	1
	Public debt OCI portfolio	Transformation of inflation-linked debt to fixed-rate to floating-rate	Interest-rate swaps, inflation-linked swaps and inflation-linked options		40	(21)		88	108	87	97
	Public debt OCI portfolio	Transformation from fixed-rate debt in foreign currency to floating-rate debt in foreign currency	Interest-rate swaps		34	(24)			10
	Equity instruments portfolio changes in OCI **	Value of the instrument	Equity Swap	58		58				107
	Other					(9)	(1)	7
	TOTAL			58	80	2	(1)	95	121	259	98

FV: Fair value
(*) In 2018, a subordinated bond issuance with a nominal amount of EUR 2,072 million was repaid early, for which a profit of EUR 110 million has been recorded, recognised under "Gains/(losses) on derecognition of financial assets and liabilities not measured at fair value through profit or loss, net" in the accompanying consolidated statement of profit or loss, deriving from the hedge operation associated with this issuance (Note 32).
(**) Corresponds to the hedge on 1% of Telefónica

15. Derivatives - Hedge accounting (assets and liabilities) CaixaBank Group | 2019 Financial Statements

HEDGED ITEMS - FAIR VALUE HEDGES
(Millions of euros)
				31-12-2019				2019			31-12-2018		31-12-2017
				HEDGED INSTRUMENT		ACCUMULATED FAIR VALUE ADJUSTMENTS IN THE HEDGED ITEM					HEDGED INSTRUMENT		HEDGED INSTRUMENT
	HEDGED ITEM	HEDGED RISK	HEDGING INSTRUMENT USED	ASSETS	LIABILITIES	ASSETS	LIABILITIES	ACCUMULATED AMOUNT OF FV HEDGING ADJUSTMENTS OF HEDGED ITEMS **	CHANGE IN VALUE USED TO CALCULATE THE INEFFECTIVENESS OF THE HEDGE (NOTE 32)	LINE ON THE BALANCE SHEET WITH THE HEDGED ITEM	ASSETS	LIABILITIES	ASSETS	LIABILITIES
Macrohedges	Issuances	Transformation from fixed to floating	Interest-rate swaps and options		27,726		1,470	89	(215)	Financial liabilities at amortised cost		22,179		24,846
	Fixed-rate loans	Transformation from fixed to floating	Interest-rate swaps and options	13,681		106		(781)	(132)	Financial assets at amortised cost	12,211	0	10,837
	Floating-rate loans	Transformation from 12M Euribor floating rate to EONIA floating rate	Interest-rate swaps	660					6	Financial assets at amortised cost	3,615	0	3,715
	Deposits with agreed maturity	Transformation from fixed to floating	Interest-rate swaps and options		5,206		4		(6)		493	5,085	516	4,892
	TOTAL			14,341	32,932	106	1,474	(692)	(347)		16,319	27,264	15,068	29,738
Microhedges	Public debt OCI portfolio	Transformation from fixed to floating	Interest-rate swaps	69		N/A	N/A		2	Financial assets at fair value	64	0	4,610
	Public debt OCI portfolio	Debt transformation from inflation-linked fixed to floating rate	Interest-rate swaps, inflation-linked swaps and inflation-linked options	468		N/A	N/A		21	Financial assets at fair value	434	0	425
	Public debt OCI portfolio	Transformation of fixed-rate debt in foreign currency to floating-rate in foreign currency	Interest-rate swaps	1,037		N/A	N/A		24	Financial assets at fair value	880	0
	Equity instruments portfolio changes in OCI	Value of the instrument	Equity Swap	323		N/A	N/A		(58)	Financial assets at fair value	0	0	479
	Other			3					8		34	0	34
	TOTAL			1,900	0	0	0	0	(3)		1,412	0	5,548	0

(*) with changes in other comprehensive income
(**) See Note 20.

15. Derivatives - Hedge accounting (assets and liabilities) CaixaBank Group | 2019 Financial Statements

HEDGING ITEMS - CASH FLOW HEDGES
(Millions of euros)
				31-12-2019				31-12-2018		31-12-2017
				VALUE OF HEDGING INSTRUMENT				VALUE OF HEDGING INSTRUMENT		VALUE OF HEDGING INSTRUMENT
	HEDGED ITEM	HEDGED RISK	HEDGING INSTRUMENT USED	ASSETS	LIABILITIES	AMOUNT RECLASSIFIED FROM EQUITY TO PROFIT OR LOSS	INEFFECTIVENESS RECOGNISED IN PROFIT OR LOSS	ASSETS	LIABILITIES	ASSETS	LIABILITIES
Macrohedges	Floating-rate loans	Transformation from floating to fixed	Interest-rate swaps			3		3		15
	Mortgage Euribor loans	Mortgage Euribor transformation to fixed rate	Interest-rate swaps	11		11					14
	TOTAL			11		14		3		15	14
Microhedges	Inflation-linked public debt	Transformation from inflation-linked floating to fixed rate	Inflation-linked swaps and inflation-linked options		122	4		145	340	161	378
	Corporate bonds to floating	Transformation from floating to fixed	Interest rate swaps
	Currency-linked public debt	Transformation from floating rate in foreign currency to floating rate in euros	Currency swaps			(1)
	Equity instruments portfolio associates*	Value of the instrument	Equity Swap			49		63
	Other							2		20
	TOTAL				122	52		210	340	181	378

(*) The hedge on 1.36% of the stake in Erste Bank has been cancelled in 2019, generating a profit of EUR 49 million, registered under the heading "Gains/(losses) from hedge accounting, net" of the statement of profit or loss.

15. Derivatives - Hedge accounting (assets and liabilities) CaixaBank Group | 2019 Financial Statements

HEDGED ITEMS - CASH FLOW HEDGES
(Millions of euros)

				31-12-2019				31-12-2018		31-12-2017
	HEDGED ITEM	HEDGED RISK	HEDGING INSTRUMENT USED	RESERVE OF CASH FLOW HEDGES	PENDING AMOUNT IN RESERVE OF CASH FLOW HEDGES OF HEDGING RELATIONSHIPS FOR WHICH RECOGNISING HEDGES NO LONGER APPLIES	LINE ON THE BALANCE SHEET INCLUDING THE HEDGED ITEM		RESERVE OF CASH FLOW HEDGES	PENDING AMOUNT IN RESERVE OF CASH FLOW HEDGES OF HEDGING RELATIONSHIPS FOR WHICH RECOGNISING HEDGES NO LONGER APPLIES	RESERVE OF CASH FLOW HEDGES	PENDING AMOUNT IN RESERVE OF CASH FLOW HEDGES OF HEDGING RELATIONSHIPS FOR WHICH RECOGNISING HEDGES NO LONGER APPLIES
Macrohedges	Floating-rate loans	Transformation from floating to fixed	Interest-rate swaps			Financial assets at amortised cost		2		6
	Mortgage Euribor loans	Mortgage Euribor transformation to fixed rate	Interest-rate swaps	2
	Fixed-rate term deposits	Transformation from fixed to floating	Interest-rate swaps		25	Financial assets at amortised cost			26	(14)	46
	TOTAL			2	25		0	2	26	(8)	46
Microhedges	Inflation-linked public debt	Transformation from inflation-linked floating debt to fixed rate	Inflation-linked swaps and inflation-linked options	(75)		Financial assets at fair value *		(55)		(56)
	Corporate bonds to floating	Transformation from floating to fixed	Interest-rate swaps	0		Financial assets at fair value *
	Currency-linked public debt	Transformation from floating rate in foreign currency to floating rate in euros	Currency swaps			Financial assets at fair value *
	Equity instruments of investments in associates	Value of the instrument	Equity Swap			Investments in joint ventures and associates		61
	Other							2	(4)	41	(1)
	TOTAL			(75)	0			8	(4)	(15)	(1)

(*) with changes in other comprehensive income

16. Investments in joint ventures and associates CaixaBank Group | 2019 Financial Statements

16. Investments in joint ventures and associates

The breakdown of the changes of the balance under this heading is as follows:

CHANGES IN INVESTMENTS - 2019
(Millions of euros)
	31-12-2018		ACQUISITIONS AND CAPITAL INCREASES	DISPOSALS AND CAPITAL DECREASES	MEASURED USING THE EQUITY METHOD	TRANSFERS AND OTHER	31-12-2019
	CARRYING AMOUNT	STAKE%					CARRYING AMOUNT (**)	STAKE%
UNDERLYING CURRENT AMOUNT	3,368		1	(2)	204	(142)	3,429
Erste Group Bank (*)	1,381	9.92%			92	(3)	1,470	9.92%
Coral Homes	1,082	20.00%				(134)	948	20.00%
SegurCaixa Adeslas	624	49.92%			73	(2)	695	49.92%
Associates BPI subgroup	168				35	(3)	200
Other	113		1	(2)	4		116
GOODWILL	362		0	0	0	0	362
SegurCaixa Adeslas	300						300
Associates BPI subgroup	43						43
Other	19						19
IMPAIRMENT ALLOWANCES	(19)		0	2	0	1	(16)
Other	(19)			2		1	(16)
TOTAL ASSOCIATES	3,711		1	0	204	(141)	3,775

UNDERLYING CURRENT AMOUNT	167		4	(1)	1	(4)	167
Comercia Global Payments	123	49.00%			(1)		122	49.00%
Joint ventures BPI subgroup	35				2		37
Other	9		4	(1)		(4)	8
GOODWILL	1		0	(1)	0	0	0
Other	1			(1)			0
IMPAIRMENT ALLOWANCES	0		0	0	0	(1)	(1)
Other	0					(1)	(1)
TOTAL JOINT VENTURES	168		4	(2)	1	(5)	166

(*) At 31 December 2019, the market value of 9.92% of the stake was EUR 1,431 million.
(**) Includes EUR 55 million in intangible assets generated at the time of the purchase, which are being repaid in the corresponding term.

16. Investments in joint ventures and associates CaixaBank Group | 2019 Financial Statements

CHANGES IN INVESTMENTS - 2018
(Millions of euros)
	31-12-2017		ACQUISITIONS AND CAPITAL INCREASES	DISPOSALS AND CAPITAL DECREASES	MEASURED USING THE EQUITY METHOD	TRANSFERS AND OTHER	31-12-2018
	CARRYING AMOUNT	STAKE%					CARRYING AMOUNT ***	STAKE%
UNDERLYING CURRENT AMOUNT	5,689		60	(1,534)	136	(983)	3,368
Repsol	2,705	9.64%	36	(1,416)	133	(1,458)
Erste Group Bank *	1,353	9.92%			28		1,381	9.92%
Coral Homes (Note 1.8)	0				1	1,080	1,081	20.00%
SegurCaixa Adeslas **	715	49.92%		(113)	23		625	49.92%
Associates BPI subgroup	748				(63)	(517)	168
Other	168		24	(5)	14	(88)	113
GOODWILL	361		0	0	0	0	361
SegurCaixa Adeslas	300						300
Associates BPI subgroup	42						42
Other	19						19
IMPAIRMENT ALLOWANCES	(13)		0	2	0	(7)	(18)
Other	(13)			2		(7)	(18)
TOTAL ASSOCIATES	6,037		60	(1,532)	136	(990)	3,711

UNDERLYING CURRENT AMOUNT	186		4	(38)	15	0	167
Comercia Global Payments	105	49.00%			19		123	49.00%
Joint ventures BPI subgroup	35				0	0	35
Other	46		4	(38)	(4)		9
GOODWILL	1		0	0	0	0	1
Other	1					0	1
IMPAIRMENT ALLOWANCES	0		0	0	0	0	0
Other	0					0	0
TOTAL JOINT VENTURES	187		4	(38)	15	0	168

(*) At 31 December 2018, the market value of 9.92% of the stake was EUR 1,239 million.
(**) Arising from a distribution of the investment's share premium, with no variation in the ownership percentage.
(***) Includes EUR 64 million in intangible assets generated at the time of the purchase, which are being repaid in the corresponding term.

16. Investments in joint ventures and associates CaixaBank Group | 2019 Financial Statements

CHANGES IN INVESTMENTS - 2017
(Millions of euros)
	31-12-2016		ADDITIONS DUE TO BUSINESS COMBINATIONS	ACQUISITIONS AND CAPITAL INCREASES	DISPOSALS AND CAPITAL DECREASES	MEASURED USING THE EQUITY METHOD	TRANSFERS AND OTHER	31-12-2017
	CARRYING AMOUNT	STAKE%						CARRYING AMOUNT **	STAKE%
UNDERLYING CURRENT AMOUNT	6,163		605	663	(3)	(97)	(1,642)	5,689
Repsol	2,904	10.05%				(199)		2,705	9.64%
Erste Group Bank *	1,272	9.92%				85	(4)	1,353	9.92%
SegurCaixa Adeslas	753	49.92%				54	(92)	715	49.92%
BPI	1,096	45.50%		645		(201)	(1,540)	0	100.00%
Associates BPI subgroup			605	12	0	137	(6)	748
Other	138			6	(3)	27		168
GOODWILL	667		37	7	0	0	(350)	361
SegurCaixa Adeslas	300							300
BPI	350						(350)	0
Associates BPI subgroup			37	5				42
Other	17			2			0	19
IMPAIRMENT ALLOWANCES	(551)		0	0	0	0	538	(13)
Other	(551)						538	(13)
TOTAL ASSOCIATES	6,279		642	670	(3)	(97)	(1,454)	6,037

UNDERLYING CURRENT AMOUNT	141		32	7	0	5	0	185
Comercia Global Payments	91	49.00%				13		104	49.00%
Joint ventures BPI subgroup			32			3		35
Other	50			7		(11)		46
GOODWILL	2			0	0	0	0	2
Other	2							2
IMPAIRMENT ALLOWANCES	0			0	0	0	0	0
Other	0						0	0
TOTAL JOINT VENTURES	143		32	7	0	5	0	187

(*) At 31 December 2017, the market value of 9.92% of the stake was EUR 1,539 million.
(**) Includes EUR 72 million in intangible assets generated at the time of the purchase, which are being repaid in the corresponding term.

Repsol SA

On 20 September 2018, the Group began disposal of the current shareholding in Repsol, in line with the guidelines set out in the current strategic plan.

The impact deriving from the loss of significant influence in the shareholding in Repsol, after the execution of the equity-swap contracts and the reclassification of the residual shareholding to the financial heading "Financial assets at fair value with changes in other comprehensive income" of the consolidated balance sheet stood at a gross loss of EUR 453 million, registered under the heading "Gains/(losses) on derecognition of non-financial assets, net" of the 2018 income statement.

The divestment of the residual holding recorded under "Financial assets at fair value with changes in other comprehensive income" finalised in 2019 (see note 13).

Banco de Fomento de Angola, SA (BFA)

16. Investments in joint ventures and associates CaixaBank Group | 2019 Financial Statements

Loss of significant influence

On 5 January 2017, Banco BPI sold 2% of BFA to Unitel SA. This transaction gave rise to a net loss of EUR 212 million for Banco BPI, EUR 97 million of which was attributable to CaixaBank because of its 45.5% stake at that date, which was recognised under "Share of profit/(loss) of entities accounted for using the equity method" in the consolidated statement of profit or loss for said year.

After the sale of 2% of BFA to Unitel in 2017, BPI's stake in BFA stood at 48.1% of the share capital and a contract was entered into between the two BFA shareholders, whereby BPI had the right to designate two members out of a maximum of 15 on the board of directors, as well as a member on the Conselho Fiscal and a member on the Risk Committee and the Remuneration Committee. BPI's stake in the share capital of BFA and its presence on the governing bodies of BFA, albeit a minority representation and not proportional to its holding, afforded it a significant influence in BFA in accordance with the provisions of IAS 28 and as a result, after the aforementioned sale of 2% of BFA, BPI classified its ownership interest in BFA as an associate. This classification remained in the consolidated financial statements of the Group after the takeover of BPI in February 2017.

As specified in Note 1, at every close, the Group assesses the most relevant judgments and estimates used to prepare the financial information. Following on from this, due to the existence of indications of a possible significant loss of influence at year-end 2018, the Group proceeded to classify BFA as an associate. It is worth stressing, among the main matters considered, that the absence of BPI representatives on the BFA executive body – its executive committee, which is the body that oversees the bank's operational management – ultimately determined a lack of actual capacity of BPI to participate in decisions on the financial policy and operations of the entity in the terms set out in paragraph 6 of IAS 28. BPI's minority position on the board of directors, together with the presence of a controlling shareholder, also prevented it, in practice, from having a real ability to influence the management of BFA. In this context, the weight of the BPI stake on BFA's operational and financial decisions has been far from the initial expectations based on the experience of many years of shareholding relations, where BPI played a key role in the development of BFA.

In accordance with the regulatory framework for accounting, the loss of significant influence resulted in the reclassification, in 2018, of the stake in BFA from associate to "Financial assets at fair value with changes in other comprehensive income - equity instruments" of the consolidated balance sheet, at its fair value at the date of its reclassification. This involved reclassifying – in the income statement – the valuation adjustments that remained recorded in the Group's equity until now. This has resulted in recording a net loss in the consolidated income statement amounting to EUR 154 million (EUR 139 million, net) under the heading "Gains/(losses) on derecognition of non-financial assets, net" of the accompanying income statement. Until the date of reclassification, the total net contribution of BFA as an associate to the Group's profit or loss for 2018 recognised under "Share of profit/(loss) of entities accounted for using the equity method", after deducting profit/(loss) attributable to non-controlling interests and related taxes, came to EUR 190 million net. The total contribution to the Group's profit or loss after deducting the loss linked to the reclassification of this holding was EUR 51 million net.

Hyperinflation

Angola was classified as a hyperinflationary economy during 2017 by the main international audit firms, considering the fact that it had a cumulative inflation rate near to 100% over the last three years, as well as the changes recorded prices, wages and interest rates.

Until the date on which our holding in BFA was reclassified under the heading "Financial assets at fair value with changes in other comprehensive income - equity instruments", the heading "Accumulated other comprehensive income - Items that may be reclassified to profit or loss - Foreign currency exchange" included any changes arising from the requirements of IAS 29. In 2017 and 2018, the effect of IAS 29 resulted in a credit to this heading in of EUR 76 million and EUR 78 million respectively, while in turn resulting in a negative impact of EUR 76 million and EUR 90 million, respectively, on "Share of profit/(loss) of entities accounted for using the equity method" in the statement of profit or loss. As a consequence of the several devaluations of the Angolan kwanza, a decrease of EUR 293 million net was recorded in "Accumulated other comprehensive income", arising from the conversion of BFA's financial statements into euros in accordance with IAS 21.

Impairment of the portfolio of investments

At year-end, there were no agreements to provide additional financial support or any other contractual commitment made by the parent company or subsidiaries with associates and joint ventures of the Group not recognised in the financial statements. Likewise, there are no contingent liabilities related to these investments.

16. Investments in joint ventures and associates CaixaBank Group | 2019 Financial Statements

For the purpose of assessing the recoverable amount of investments in associates and joint ventures, the Group regularly monitors the impairment indicators related to its investees. Particularly, the following items are considered, among others: i) business performance; ii) share prices throughout the period; and iii) the target prices published by renowned independent analysts.

The methodology of determining the recoverable value for the stakes in Erste Group Bank and SegurCaixa Adeslas is based on dividend discount models (DDM).

A summary of the ranges of assumptions used and the ranges of contrasting sensitivity are provided below:

ASSUMPTIONS USED AND SENSITIVITY SCENARIOS
(Percentage)
	ERSTE GROUP BANK (3)			SEGURCAIXA ADESLAS
	31-12-2019	31-12-2018	31-12-2017	31-12-2019	31-12-2018	31-12-2017
Forecast periods	5 years	5 years	5 years	5 years	5 years	5 years
Discount rate (1)	10.10%	10.10%	10.10%	8.13%	8.57%	8.34%
Growth rate (2)	2.50%	2.50%	2.50%	2%	2%	2%
Sensitivity	[-0.5%; +0.5%]	[-0.5%; +0.5%]	[-0.5%; +0.5%]	[-0.5%; +0.5%]	[-0.5%; +0.5%]	[-0.5%; +0.5%]

(1) Calculated on the yield for the Spanish 10-year bond, plus a risk premium.
(2) Corresponds to the normalised growth rate used to calculate the fair value.
(3) For the banking sector, the determination of the recoverable value considers the sensitivity with respect to the interest margin and the cost of risk of [0.05%; +0.05%]

As regards the stake in Coral Homes, the recoverable value is determined based on the book value per share of the investee based on the best estimate of equity at the close of the financial year, corrected by the goodwill net of its tax effect.

Financial information of associates

Below selected information is displayed on significant investments in entities accounted for using the equity method, which is additional to the information presented in Appendices 2 and 3:

SELECTED INFORMATION OF ASSOCIATES
	ERSTE GROUP BANK	SEGURCAIXA ADESLAS	CORAL HOMES
Nature of the company's activities	Has strong deposits business and offers retail products, corporate products and investment banking services.	Strategic alliance with Mutua Madrileña for the development, marketing and distribution of the general non-life insurance cover.	Purchasing, holding, managing, administrating, swapping, leasing and selling all kinds of real estate assets, with their associated or accompanying furnishing elements, as well as promoting and carrying out all kinds of real estate developments.
Country of incorporation and countries of operation	Austria, the Czech Republic, Hungary, Croatia, Slovakia, Romania and Serbia	Spain	Spain
Restrictions on dividend payments	Regulatory restrictions or limitations according to the level of capital, return or growth outlook of the business	Constraints on the allocation of dividends based on solvency level of the company, in order to ensure that the existing regulatory and contractual requirements are met.

17. Assets and liabilities under the insurance business CaixaBank Group | 2019 Financial Statements

17. Assets and liabilities under the insurance business

The breakdown of the balances linked to the insurance business is as follows:

ASSETS AND LIABILITIES UNDER THE INSURANCE BUSINESS
(Millions of euros)
	31-12-2019		31-12-2018		01-01-2018 ***
	ASSETS	LIABILITIES	ASSETS	LIABILITIES	ASSETS	LIABILITIES
Financial assets under the insurance business *	72,683		61,688		58,194
Financial assets held for trading	1,066		945		956
Equity instruments			0		0
Debt securities	1,066		945		956
Financial assets designated at fair value through profit or loss **	12,150		7,990		6,494
Equity instruments	7,704		5,265		4,293
Debt securities	3,980		2,343		2,101
Loans and advances - Credit institutions	466		382		100
Available-for-sale financial assets	58,763		51,345		49,394
Debt securities	58,763		51,345		49,394
Loans and receivables	530		1,183		1,074
Debt securities	350		655		786
Loans and advances - Credit institutions	180		528		288
Assets under insurance and reinsurance contracts	174		225		276
Liabilities under the insurance business		70,807		61,519		59,239
Contracts designated at fair value through profit or loss		12,248		9,053		8,241
Liabilities under insurance contracts		58,559		52,466		50,998
Unearned premiums		4		4		4
Mathematical provisions		57,830		51,772		50,390
Claims		687		668		567
Bonuses and rebates		38		22		37
Other technical provisions		0		0		0

(*) The Group's insurance companies (VidaCaixa and BPI Vida y Pensiones) have decided to make use of the temporary exemption from IFRS 9, which is why its financial instruments are presented in accordance with IAS 39 in the heading "Assets under the insurance business" of the accompanying balance sheet (see Note 1)
(**) Includes i) the investments linked to the operations of life insurance products when the risk of the investment is assumed by the policyholder, called unit-linked, as well as ii) the investments under the product Immediate Flexible Life Annuity, in which part of the commitments with the policyholders are calculated by referencing the reasonable value of the affected assets, the nature of which is similar to unit-linked operations.
(**) See note 1.4 - Comparison of information

17. Assets and liabilities under the insurance business CaixaBank Group | 2019 Financial Statements

The breakdown of the balances of this section is as follows:

BREAKDOWN OF AVAILABLE-FOR-SALE FINANCIAL ASSETS
(Millions of euros)
	31-12-2019	31-12-2018	01-01-2018 *
Equity instruments	0	0	0
Debt securities **	58,763	51,345	49,394
Spanish government debt securities	49,977	44,262	42,811
Foreign government debt securities	5,732	4,043	3,306
Issued by credit institutions	2,629	2,411	2,596
Other foreign issuers	425	629	681
TOTAL	58,763	51,345	49,394

Debt securities
Of which: gross unrealised gains	13,362	8,069	8,026
Of which: gross unrealised losses

(*) See Note 1.4 - Comparison of information

The breakdown of the changes under this section is as follows:

CHANGES IN DEBT SECURITIES
(Millions of euros)
	2019	2018	2017
Opening balance	51,345	49,394	47,576
Plus:
Additions due to business combinations		17
Acquisitions	15,388	16,678	24,543
Gains/(losses) recognised with adjustments to equity (Note 24.2)	3,710	28	(859)
Less:
Sales * and redemptions (*)	(11,383)	(14,117)	(21,699)
Implicit accrued interest	(297)	(655)	(167)
CLOSING BALANCE	58,763	51,345	49,394

(*) In 2019 there have been fixed income portfolio sales with a nominal amount of EUR 656 million and a profit of EUR 56 million.

The breakdown of the changes under this section is as follows:

CHANGES IN ASSETS UNDER INSURANCE OR REINSURANCE CONTRACTS
(Millions of euros)
	2019	2018	2017
Opening balance	225	276	391
Provision	174	225	276
Amounts used	(225)	(276)	(391)
FINAL BALANCE	174	225	276

17. Assets and liabilities under the insurance business CaixaBank Group | 2019 Financial Statements

This balance sheet heading mainly covers mathematical provisions relating to Berkshire Hathaway Life Insurance Company of Nebraska, assumed as a result of the reinsurance agreement signed in 2012 by VidaCaixa to mitigate longevity risk associated with its life annuities savings portfolio.

The breakdown of the changes under this section is as follows:

CHANGES IN LIABILITIES UNDER INSURANCE CONTRACTS
(Millions of euros)
	2019	2018	2017
Opening balance	61,519	50,998	46,946
1st application IFRS 9 (Note 1)		8,241
Adjusted opening balance	61,519	59,239	46,946
Additions due to business combinations			2,058
Provision	70,807	61,519	48,940
Amounts used	(61,519)	(59,239)	(46,946)
FINAL BALANCE	70,807	61,519	50,998

Of which: Unearned premiums and unexpired risks	4	4	5
Of which: Life insurance – risk	506	525	422
Of which: Life insurance – saving	57,324	51,247	41,640
Of which: Life insurance – other	12,248	9,053	8,241
Of which: Claims	687	668	664
Of which: Provisions for bonuses and rebates	38	22	26
Of which: Technical provisions	0	0	0

As a result of the analysis on the sufficiency of liabilities, the following amounts corresponding to unrealised gains of the financial assets under the insurance business are reclassified from "Equity – Accumulated other comprehensive income" to "Liabilities under the insurance business":

TACIT ACCOUNTING ADJUSTMENT
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Gains/(losses) reclassified as "Liabilities under the insurance business"	3,263	2,056	2,140

17. Assets and liabilities under the insurance business CaixaBank Group | 2019 Financial Statements

The following table shows the key cases at the close of the financial year for calculating the mathematical provisions of insurance in Spain and Portugal:

ACTUARIAL ASSUMPTIONS FOR MEASURING PROVISIONS
	BIOMETRIC TABLES	AVERAGE TECHNICAL INTEREST RATE
Life annuities - PVI	According to the different types, the tables GR-80, GR-80 less two years, GR-95 and GK-95 are used. From 21/12/2012, according to the type, the tables PASEM 2010 Unisex (sector mix), GR-95 Unisex (company mix, savings portfolio), PER2000P Unisex (company mix, savings portfolio) or PER2000P Women (from 70 years) are used.	2.08%

Life annuities - Pension 2000	According to different types, the tables GR-70, GR-80, GK-80, GR-95 and GK-95 are used. From 21/12/2012 the GR-95 Unisex (company mix, savings portfolio) tables are used.	6.84%

GBPs/ISPs	According to different types, the tables GR-80, GR-80 less two, GR-70, GR-95 and PER2000P are used. From 21/12/2012, according to the type, the PER2000P Unisex or PASEM2010 Unisex tables are used.	0.07%

Group insurance	Policies opened before 01/01/2009 use the GKM-80/GKF-80 tables. Policies opened between 01/01/2009 and 20/12/2012 use the INE 2004-2005 tables. Policies opened from 21/12/2012 use the PASEM 2010 Unisex (sector mix) tables.	Floating

PPA (Insured Pension Plan)	According to the types, the tables GR-80 less two years, GR-95 and GK-95 are used. For the new production from 21/12/2012 the tables PASEM 2010 Unisex (sector mix) are used.	2.58%

Unit Link	According to different types, the tables GK-80, GK-95 and INE 2005 are used. From 21/12/2012 the PASEM 2010 Unisex (sector mix) tables are used.	-

In addition to applying the temporary exemption from IFRS 9 to insurance companies controlled by the Group, the disclosure requirements of which are shown below, and in Notes 3 and 40.1, the aforementioned deferral has also been applied to SegurCaixa Adeslas (affiliated company of the Group). The impact on the value of financial instruments associated with the application of IFRS 9 in this company is not deemed significant, due to the low credit risk of the counterparties of its financial instruments.

The following table shows the fair value at the end of the year, differentiating between assets with cash flows that would solely represent payments of principal and interest (SPPI) in accordance with IFRS 9, and those managed by their fair value (non-SPPI):

COMPLIANCE WITH SPPI TEST
(Millions of euros)
	SPPI*	NON-SPPI **	TOTAL
Financial assets not held for trading and not managed by their fair value	58,763		58,763
Financial assets held for trading or managed by their fair value	Not applicable	Not applicable

AMOUNT OF THE CHANGE IN THE FAIR VALUE DURING 2019
(Millions of euros)
	SPPI*	NON-SPPI **	TOTAL
Financial assets not held for trading and not managed by their fair value	7,418		7,418
Financial assets held for trading or managed by their fair value	Not applicable	Not applicable

(*) The insurance companies use a combination of financial instruments in the financial immunisation strategies to cover the risks to which their activities are exposed. For these purposes, in the investment operations of the Group's insurance business, different fixed-income securities include financial swaps which, in accordance with the sector practice and the applicable monitoring criteria, are recognised jointly, whether it is in "Available-for-sale financial assets" or in the amortised cost portfolio, and the fair value is shown in the top table.

These financial swaps individually assessed only taking into account their legal form will not pass the SPPI test considered in IFRS 9. Following on from this, within the framework of the project to implement IFRS 9 which is ongoing in the insurance companies, the Group has analysed the different accounting alternatives considered in the regulatory framework (including hedge accounting) jointly with the main changes that will be introduced by IFRS 17 Insurance Contracts in the assessment of technical provisions; the ultimate aim of all the foregoing is to avoid asymmetries in the income statement and assets of the Group.

As regards the fixed-income instruments, the insurance companies have not estimated as 'material' the expected loss which, in the first application of IFRS 9, would be recorded under reserves.

(**) The change of the balance of assets that have not passed the SPPI test is explained by maturities occurring at the end of the year, as well as the adaptation of the financial instruments portfolio to the probable flows of the liabilities.

18. Tangible assets CaixaBank Group | 2019 Financial Statements

18. Tangible assets

The breakdown of the changes of the balance under this heading is as follows:

CHANGES IN TANGIBLE ASSETS
(Millions of euros)
	2019			2018		2017
	LAND AND BUILDINGS	FURNITURE, FACILITIES AND OTHER	RIGHTS OF USE*	LAND AND BUILDINGS	FURNITURE, FACILITIES AND OTHER	LAND AND BUILDINGS	FURNITURE, FACILITIES AND OTHER
Cost
Opening balance	2,615	4,223		2,657	4,044	2,620	3,568
Additions due to BC** (Note 7)						91	341
1st application IFRS 16 (Note 1)			1,409
Additions	130	384	120	83	361	18	259
Disposals	(13)	(194)	(31)	(35)	(188)	(12)	(134)
Transfers ***	(138)	71	127	(90)	6	(60)	10
CLOSING BALANCE	2,594	4,484	1,625	2,615	4,223	2,657	4,044
Accumulated depreciation
Opening balance	(543)	(3,052)		(547)	(3,046)	(472)	(2,687)
Additions due to BC** (Note 7)						(69)	(313)
Additions	(33)	(181)	(132)	(32)	(163)	(24)	(150)
Disposals	12	158	1	19	137	11	67
Transfers ***	17	(6)	1	17	20	8	37
CLOSING BALANCE	(547)	(3,081)	(130)	(543)	(3,052)	(546)	(3,046)
Impairment allowances
Opening balance	(19)	(14)		(19)	(13)	(12)	(11)
Allowances (Note 37)	(3)			(1)		(6)
Provisions (Note 37)	5	2		2	1	3	3
Transfers ***	(1)			(1)	(2)	(5)	(5)
Amounts used
CLOSING BALANCE	(18)	(12)		(19)	(14)	(20)	(13)
OWN USE, NET	2,029	1,391	1,495	2,053	1,157	2,091	985

Cost
Opening balance	3,857	106		4,701	105	4,626	90
Additions	4	6		60	8	71	8
Disposals (Note 1.8)	(369)	(5)		(1,064)	(11)	(343)	(4)
Transfers ***	(178)	(3)		160	4	347	11
CLOSING BALANCE	3,314	104		3,857	106	4,701	105
Accumulated depreciation
Opening balance	(187)	(32)		(199)	(26)	(172)	(15)
Additions	(41)	(7)		(51)	(11)	(52)	(9)
Disposals (Note 1.8)	23	1		64	5	20	1
Transfers ***	13	3		(1)		5	(3)
CLOSING BALANCE	(192)	(35)		(187)	(32)	(199)	(26)
Impairment allowances
Opening balance	(932)			(1,177)		(1,097)
Allowances (Note 37)	(111)			(249)		(294)
Provisions (Note 37)	66			253		271
Transfers ***	53			(23)		(142)
Amounts used	100			264		85
CLOSING BALANCE	(824)			(932)		(1,177)
REAL ESTATE INVESTMENTS	2,298	69		2,738	74	3,325	79
(*) Corresponds to the rights of use of land and buildings. With regard to right-of-use assets, the heading "Other financial liabilities - Liabilities associated to right-of-use assets" (see Note 22.4) includes the current value of future lease payments during the mandatory period of the contract
(**) BC: Business combination

(**) They mainly include the value of real estate reclassified from other balance sheet headings: from “Own use” when a branch is closed or from “Non-current assets and disposal groups classified as held for sale” when the asset is put up for rent (see Note 21).

18. Tangible assets CaixaBank Group | 2019 Financial Statements

Property, plant and equipment for own use

Property, plant and equipment for own use are allocated to the Banking Business cash-generating unit (CGU) and at year-end they do not present any indication of impairment (see Note 19). In addition, the Group carries out regular individualised valuations of certain property for own use classified as “Land and buildings”. At year-end, the available valuations do not indicate the existence of any impairment.

Selected information about property, plant and equipment for own use is presented below:

OTHER INFORMATION ABOUT PROPERTY, PLANT AND EQUIPMENT FOR OWN USE
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Fully amortised assets still in use	2,263	2,478	2,498
Commitments to acquire tangible assets*	Insignificant	Insignificant	Insignificant
Assets with ownership restrictions	Insignificant	Insignificant	Insignificant
Assets covered by an insurance policy	100% **	100% **	100% **

(*) Sales made in previous years with sale and leaseback agreements include buy options that may be exercised by the Group on termination of the lease agreement at the market value of the offices at that date, to be determined where appropriate by independent experts (see Note 35).
(**) Some of the insurance policies have an excess

19. Intangible assets CaixaBank Group | 2019 Financial Statements

19. Intangible assets

The breakdown of this heading is as follows:

BREAKDOWN OF GOODWILL
(Millions of euros)
	CGU	31-12-2019	31-12-2018	31-12-2017
Acquisition of Banca Cívica	Banking	2,020	2,020	2,020
Acquisition of Banca Cívica Vida y Pensiones	Insurance	137	137	137
Acquisition of Cajasol Vida y Pensiones	Insurance	50	50	50
Acquisition of Cajacanarias Vida y Pensiones	Insurance	62	62	62
Acquisition of Banca Cívica Gestión de Activos	Banking	9	9	9
Acquisition of the Morgan Stanley business in Spain	Banking/Insurance *	402	402	402
Acquisition of Bankpime	Banking	40	40	40
Acquisition of VidaCaixa	Insurance	331	331	331
TOTAL		3,051	3,051	3,051

* Of which EUR 3.7 million are allocated to the Insurance CGU and the remainder to the Banking CGU.

The breakdown of this heading is as follows:

BREAKDOWN OF OTHER INTANGIBLE ASSETS
(Millions of euros)
	USEFUL LIFE	CGU	REMAINING USEFUL LIFE	31-12-2019	31-12-2018	31-12-2017
Software and other	4 to 15 years		1 to 15 years	641	584	459
Customer relationships (core deposits) of Barclays Bank	9 years	Banking	4 years	10	13	16
Customer relationships (core deposits) of Banca Cívica	4 to 9.5 years	Banking		0	30	72
Customer relations (core deposits) of Banco de Valencia	6,2 years	Banking		0	1	6
Insurance portfolio of Banca Cívica y Pensiones	10 years	Insurance	3.5 years	20	28	35
Insurance portfolio of CajaSol Vida y Pensiones	10 years	Insurance	3.5 years	5	6	7
Insurance portfolio of CajaCanarias Vida y Pensiones	10 years	Insurance	3.5 years	3	3	5
Customer funds of Banco de Valencia	10 years	Insurance	4 years	1	1	1
Customer funds of Barclays Bank	10 years	Insurance	6.5 years	14	16	18
Contracts with Morgan Stanley customers	11 years	Banking/ Insurance		0	1	3
Contracts with Banca Cívica Gestión de Activos customers	10 years		3.5 years	2	3	4
Contracts with Barclays Gestión de Activos customers	9 years		4 years	3	4	5
Customer relationships (core deposits) of BPI	5,8 years	Banking	2.8 years	19	25	32
BPI brand		Banking	Indefinite	20	20	20
Life insurance portfolios of BPI Vida	5 to 10 years	Insurance	2 to 7 years	8	11	14
Customer portfolios - asset management	10 years	Banking	7 years	12	14	15
Customer portfolios - Insurance brokerage	10 years	Banking	7 years	20	23	25
Deposit portfolio	6 years	Banking	3 years	10	14	17
TOTAL				788	797	754

19. Intangible assets CaixaBank Group | 2019 Financial Statements

The breakdown of the changes of the balance under this heading is as follows:

CHANGES IN OTHER INTANGIBLE ASSETS
(Millions of euros)
	2019		2018		2017
	SOFTWARE	OTHER ASSETS	SOFTWARE	OTHER ASSETS	SOFTWARE	OTHER ASSETS
Gross cost
Opening balance	1,348	637	1,220	677	989	556
Additions due to business combinations (Note 7)					94	165
Additions	201	31	191	34	200	27
Transfers and other	(29)	(33)	26	(46)	11	(12)
Write-downs (Note 37)		(147)		(24)	(62)	(58)
Other disposals	(2)	(113)	(89)	(4)	(12)	(1)
SUBTOTAL	1,518	375	1,348	637	1,220	677
Accumulated depreciation
Opening balance	(791)	(396)	(789)	(341)	(605)	(292)
Additions due to business combinations (Note 7)					(78)	(16)
Additions	(108)	(44)	(87)	(60)	(120)	(72)
Transfers and other	7		1	3	2	(5)
Write-downs (Note 37)		124			8	43
Other disposals	1	107	84	2	3	1
SUBTOTAL	(891)	(209)	(791)	(396)	(790)	(341)
Impairment allowances
Opening balance		(1)		(12)		(12)
Allowances (Note 37)		(4)		(5)	(1)	(4)
Recoveries (Note 37)		1		4		4
Transfers and other		(1)		12
Amounts used					1
CLOSING BALANCE		(5)		(1)		(12)
TOTAL	627	161	557	240	430	324

During 2018, in collaboration with an independent expert, the Group carried out an exercise to adapt the useful lives of software developed internally. As a result of the aforementioned analysis, the useful life of the software was revised to between 3-15 years – depending on its nature – and these modifications have been applied prospectively, starting from 2018, with no significant impact.

Selected information related to other intangible assets is set out below:

OTHER INFORMATION ABOUT OTHER INTANGIBLE ASSETS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Fully amortised assets still in use	859	912	551
Commitments to acquire intangible assets	Insignificant	Insignificant	Insignificant
Assets with ownership restrictions	Insignificant	Insignificant	Insignificant

Impairment test of the banking CGU

For the purpose of analysing the recoverable amount of the Banking Business CGU, the Group performs a regular allocation of the Group's capital based on internal regulatory capital models, which take into account the risks assumed by each of the businesses. The amount to be recovered from the CGU is compared to its recoverable amount to determine any potential impairment.

19. Intangible assets CaixaBank Group | 2019 Financial Statements

The recoverable amount is based on value in use, which was determined by discounting the estimated dividends over the medium term obtained from the projection of the budget with a time horizon of 5 years. In addition, the projected cash flows are updated every six months to factor in any potential deviations to the model.

The projections are determined using assumptions based on the macroeconomic data applicable to the Group's activity, contrasted by means of renowned external sources and the entities' internal information. A summary of the ranges of assumptions used and the ranges of contrasting sensitivity are provided below:

ASSUMPTIONS USED AND BANKING BUSINESS CGU SENSITIVITY SCENARIOS
(Percentage)
	31-12-2019	31-12-2018	31-12-2017	SENSITIVITY
Discount rate *	7.5%	9.0%	9.3%	[-1.5%; + 1.5%]
Growth rate **	1.0%	2.0%	2.0%	[-0.5%; + 0.5%]
Net interest income over average total assets (NII) ***	[1.21% - 1.46%]	[1.29% - 1.60%]	[1.27% - 1.60%]	[-0.05%; + 0.05%]
Cost of risk (CoR) ****	[0.26% - 0.36%]	[0.09% - 0.33%]	[0.37% - 0.39%]	[-0.1%; + 0.1%]

(*) Calculated on the yield for the German 10-year bond, plus a risk Premium.
(**) Corresponds to the normalised growth rate used to calculate the net carrying value.
(***) Net interest income over average total assets, reduced by persistence of low rates.
(****) Cost of risk in 2018 affected by one-off releases (without considering them, it would be [0.22% - 0.33%]).

At the close of the financial year, it has been confirmed that the projections used in the previous impairment test and actual figures would not have affected the conclusions of that test. Similarly, the sensitivity analyses did not uncover the need to recognise any impairment at the close of the financial year.

Impairment test of the Insurance CGU

The methodology for estimating the value of the insurance CGU in use is the same as the methodology for the banking CGU, and the results obtained have not highlighted any indications of impairment at the close of the financial year.

A summary of the ranges of assumptions used and the ranges of contrasting sensitivity are provided below:

ASSUMPTIONS USED AND INSURANCE BUSINESS CGU SENSITIVITY SCENARIOS
(Percentage)
	31-12-2019	31-12-2018	31-12-2017	SENSITIVITY
Discount rate	8.68%	8.57%	8.84%	[-0.5%; + 0.5%]
Growth rate *	2.00%	2.00%	2.00%	[-0.5%; + 0.5%]

(*) Corresponds to the normalised growth rate used to calculate the net carrying value

20. Other assets and other liabilities CaixaBank Group | 2019 Financial Statements

20. Other assets and other liabilities

The breakdown of these items in the balance sheet is as follows:

BREAKDOWN OF OTHER ASSETS AND OTHER LIABILITIES
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Inventories	54	57	878
Other assets	2,928	2,119	1,627
Prepayments and accrued income *	1,496	710	699
Ongoing transactions	271	435	427
Dividends on equity securities accrued and receivable	7	23	115
Other	1,154	951	386
TOTAL OTHER ASSETS	2,982	2,176	2,505
Prepayments and accrued income *	1,143	1,036	1,056
Ongoing transactions	446	1,027	951
Other	573	576	328
TOTAL OTHER LIABILITIES	2,162	2,639	2,335

(*) Includes the accumulated amount of the fair value hedge adjustments of hedged items that are accrued until maturity (see Note 15).

The breakdown of the changes of the balance under "Inventories" is as follows:

CHANGES IN INVENTORIES
(Millions of euros)
	2019		2018		2017
	FORECLOSED ASSETS	OTHER ASSETS	FORECLOSED ASSETS	OTHER ASSETS	FORECLOSED ASSETS	OTHER ASSETS
Gross cost, inventories
Opening balance	38	43	2,357	54	2,622	62
Plus:
Acquisitions	3	215	78	245	85	175
Transfers and other	15			7
Less:
Sales (Note 1.8) *	(3)	(224)	(2,339)	(256)	(285)	(172)
Transfers and other **		1	(58)	(7)	(65)	(11)
CLOSING BALANCE	53	35	38	43	2,357	54
Impairment allowances, inventories
Opening balance	(23)	(1)	(1,517)	(17)	(1,654)	(17)
Plus:
Net allowances (Note 37)			(6)	(1)	(47)
Transfers and other	(11)		10	17	10
Less:
Amounts used	1		1,490		175
CLOSING BALANCE	(33)	(1)	(23)	(1)	(1,516)	(17)
INVENTORIES	20	34	15	42	841	37

(*) Includes the costs attributable to sales and income from the provision of non-financial services.
(**) They mainly include the value of the constructions/land fields reclassified from other balance sheet headings: from "Investment property" or "Non-current assets and disposal groups classified as held for sale" (see Notes 18 and 21).

21. Non-current assets and disposal groups classified as held for sale CaixaBank Group | 2019 Financial Statements

21. Non-current assets and disposal groups classified as held for sale

The breakdown of the changes of the balance under this heading is as follows:

BREAKDOWN OF NON-CURRENT ASSETS FOR SALE
(Millions of euros)
	2019			2018			2017
	FORECLOSED ASSETS		OTHER ASSETS (2)	FORECLOSED ASSETS		OTHER ASSETS (2)	FORECLOSED ASSETS		OTHER ASSETS (2)
	FORECLOSURE RIGHTS (1)	OTHER		FORECLOSURE RIGHTS (1)	OTHER		FORECLOSURE RIGHTS (1)	OTHER
Gross cost
Opening balance	267	1,033	301	570	9,401	671	681	9,929	779
Additions due to business combinations								127
Additions	128	175	61	167	424	64	536	487	31
Transfers and other (3)	(212)	427	62	(470)	414	27	(647)	487	(41)
Disposals in the year (Note 1.8)	0	(302)	(110)	0	(9,206)	(461)	0	(1,629)	(98)
CLOSING BALANCE	183	1,333	314	267	1,033	301	570	9,401	671
Impairment allowances
Opening balance	(55)	(280)	(27)	(97)	(4,310)	(166)	(125)	(4,641)	(218)
Additions due to business combinations				0	0	0	0	(34)	0
Allowances (Note 39)	0	(149)	(37)	(3)	(521)	(30)	(16)	(1,280)	(29)
Recoveries (Note 39)	0	45	7	0	211	8	17	1,106	27
Transfers and other (4)	14	(73)	(1)	45	(213)	148	27	(172)	35
Amounts used	0	67	13	0	4,553	13	0	711	19
CLOSING BALANCE	(41)	(390)	(45)	(55)	(280)	(27)	(97)	(4,310)	(166)
TOTAL	142	943	269	212	753	274	473	5,091	505

(1) Foreclosure rights are measured initially at the carrying amount at which the asset will be recognised when the definitive foreclosure occurs.
(2) Mainly includes: investments reclassified as non-current assets held for sale, assets deriving from the termination of operating lease agreements and closed branches.
(3) Mainly includes reclassifications of foreclosure rights to "Other foreclosed assets" or "Tangible assets - Investment property" when the property is put up for lease (see Note 18).
(4) Includes provisions recognised to hedge against the risk of insolvency on credit operations of CaixaBank cancelled through the acquisition of real estate assets by BuildingCenter.

The detail, by age, of foreclosed assets, excluding impairment allowances, determined on the basis of the foreclosure date, is as follows:

AGE OF FORECLOSED ASSETS			+
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	No. OF ASSETS	GROSS AMOUNT	No. OF ASSETS	GROSS AMOUNT	No. OF ASSETS	GROSS AMOUNT
Up to 1 year	3,015	318	5,794	619	11,085	1,115
Between 1 and 2 years	4,935	514	3,040	291	11,848	1,159
Between 2 and 5 years	4,319	398	2,859	244	50,367	4,898
More than 5 years	3,427	286	1,845	146	25,399	2,799
TOTAL	15,696	1,516	13,538	1,300	98,699	9,971

22. Financial liabilities CaixaBank Group | 2019 Financial Statements

22. Financial liabilities

The breakdown of this heading is as follows:

BREAKDOWN OF FINANCIAL LIABILITIES AT AMORTISED COST 31-12-2019
(Millions of euros)
		VALUATION ADJUSTMENTS
	GROSS BALANCE	ACCRUED INTEREST	MICROHEDGES	TRANSACTION COSTS	PREMIUMS AND DISCOUNTS	OUTSTANDING AMOUNT
Deposits	242,012	115	0	(14)	(378)	241,735
Central banks	14,463	(45)				14,418
Credit institutions	6,230	8	0	0	0	6,238
Customers	221,319	152	0	(14)	(378)	221,079
Debt securities issued	33,382	404	0	(10)	(128)	33,648
Other financial liabilities	8,592					8,592
TOTAL	283,986	519	0	(24)	(506)	283,975

BREAKDOWN OF FINANCIAL LIABILITIES AT AMORTISED COST 31-12-2018
(Millions of euros)
		VALUATION ADJUSTMENTS
	GROSS BALANCE	ACCRUED INTEREST	MICROHEDGES	TRANSACTION COSTS	PREMIUMS AND DISCOUNTS	OUTSTANDING AMOUNT
Deposits	248,168	(53)	0	(15)	(460)	247,640
Central banks	29,680	(274)				29,406
Credit institutions	8,023	11				8,034
Customers	210,465	210		(15)	(460)	210,200
Debt securities issued	28,912	417	6	(10)	(81)	29,244
Other financial liabilities	5,576					5,576
TOTAL	282,656	364	6	(25)	(541)	282,460

BREAKDOWN OF FINANCIAL LIABILITIES AT AMORTISED COST 31-12-2017
(Millions of euros)
		VALUATION ADJUSTMENTS
	GROSS BALANCE	ACCRUED INTEREST	MICROHEDGES	TRANSACTION COSTS	PREMIUMS AND DISCOUNTS	OUTSTANDING AMOUNT
Deposits	247,365	8		(18)	(550)	246,804
Central banks	31,833	(153)				31,681
Credit institutions	11,501	15				11,515
Customers	204,031	146		(18)	(550)	203,608
Debt securities issued	29,585	418	8	(19)	(73)	29,919
Other financial liabilities	4,175					4,175
TOTAL	281,125	426	8	(37)	(623)	280,898

22. Financial liabilities CaixaBank Group | 2019 Financial Statements

The breakdown of the gross balances of this heading is as follows:

BREAKDOWN OF DEPOSITS FROM CREDIT INSTITUTIONS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Demand	1,272	1,445	1,402
Reciprocal accounts	2		0
Other accounts	1,270	1,445	1,402
Term or at notice	4,958	6,578	10,099
Deposits with agreed maturity	4,039	4,182	5,826
Hybrid financial liabilities	1	3	3
Repurchase agreement	918	2,393	4,270
TOTAL	6,230	8,023	11,501

The breakdown of the gross balances of this heading is as follows:

BREAKDOWN OF CUSTOMER DEPOSITS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
By type	221,319	210,465	204,031
Current accounts and other demand deposits	123,410	113,062	102,238
Savings accounts	66,143	61,193	56,534
Deposits with agreed maturity	29,632	31,945	37,858
Hybrid financial liabilities	655	1,039	1,418
Repurchase agreements *	1,479	3,226	5,983
By sector	221,319	210,465	204,031
Public administrations	11,030	11,211	10,868
Private sector *	210,289	199,254	193,163
(*) Includes repurchase agreements in money market transactions through counterparty entities of EUR 247 million and EUR 5,076 million at 31 December 2019 and 31 December 2018, respectively.

The breakdown of the gross balances of this heading is as follows:

BREAKDOWN OF DEBT SECURITIES ISSUED
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Mortgage covered bonds	15,539	16,573	17,555
Public sector covered bonds			50
Plain vanilla bonds	8,734	4,393	3,077
Securitised bonds	1,387	1,820	2,443
Structured notes	1,619	696	448
Promissory notes	703	29	14
Preference shares	2,250	2,250	1,000
Subordinated debt	3,150	3,150	4,998
TOTAL	33,382	28,911	29,585

22. Financial liabilities CaixaBank Group | 2019 Financial Statements

The changes in the balances of each type of securities issued is as follows:

CHANGES IN DEBT SECURITIES ISSUED - 2019
(Millions of euros)
	MORTGAGE COVERED BONDS	PUBLIC SECTOR COVERED BONDS	PLAIN VANILLA BONDS	ASSET- BACKED SECURITIES	STRUCTU-RED NOTES	SUBORDINATED DEBT	PREFERENCE SHARES
Gross balance
Opening balance	56,543	5,900	4,684	37,595	741	3,459	2,250
Issuances	2,415		4,382	4,032	1,092
Depreciation and amortisation	(4,700)		(295)	(9,720)	(51)
Exchange differences and other	2
CLOSING BALANCE	54,260	5,900	8,771	31,907	1,782	3,459	2,250
Repo securities
Opening balance	(39,970)	(5,900)	(291)	(35,775)	(45)	(309)
Buy-backs				(3,308)
Repayments and other	1,249		254	8,563	(118)
CLOSING BALANCE	(38,721)	(5,900)	(37)	(30,520)	(163)	(309)
CLOSING NET BALANCE	15,539		8,734	1,387	1,619	3,150	2,250

CHANGES IN DEBT SECURITIES ISSUED - 2018
(Millions of euros)
	MORTGAGE COVERED BONDS	PUBLIC SECTOR COVERED BONDS	PLAIN VANILLA BONDS	ASSET- BACKED SECURITIES	STRUCTU-RED NOTES	SUBORDINATED DEBT	PREFERENCE SHARES
Gross balance
Opening balance	53,920	7,400	4,023	38,871	554	5,361	1,000
Issuances	7,423	2,300	2,000	4,819	318	1,000	1,250
Depreciation and amortisation	(4,800)	(3,800)	(1,339)	(6,095)	(131)	(2,902)
Exchange differences and other
CLOSING BALANCE	56,543	5,900	4,684	37,595	741	3,459	2,250
Repo securities
Opening balance	(36,365)	(7,350)	(946)	(36,428)	(106)	(363)
Buy-backs	(4,858)	(2,300)		(4,819)	(32)
Repayments and other	1,253	3,750	655	5,472	93	54
CLOSING BALANCE	(39,970)	(5,900)	(291)	(35,775)	(45)	(309)
CLOSING NET BALANCE	16,573		4,393	1,820	696	3,150	2,250

22. Financial liabilities CaixaBank Group | 2019 Financial Statements

CHANGES IN DEBT SECURITIES ISSUED - 2017
(Millions of euros)
	MORTGAGE COVERED BONDS	PUBLIC SECTOR COVERED BONDS	PLAIN VANILLA BONDS	ASSET- BACKED SECURITIES	STRUCTU-RED NOTES	SUBORDINATED DEBT	PREFERENCE SHARES
Gross balance
Opening balance	42,054	7,050	2,731	29,882	566	4,124	30
Additions due to business combinations (Note 7)	5,200	500	73	4,737	0	397	0
Issuances	11,468	350	2,253	5,214	109	2,450	1,000
Depreciation and amortisation	(4,802)	(500)	(1,034)	(962)	(121)	(1,610)	(30)
Exchange differences and other
CLOSING BALANCE	53,920	7,400	4,023	38,871	554	5,361	1,000
Repo securities
Opening balance	(23,499)	(7,000)	(1,078)	(27,538)	(36)	(34)	(20)
Additions due to business combinations (Note 7)	(5,950)	(400)	(5)	(4,258)	0	(327)	0
Buy-backs	(8,277)	(350)	(12)	(5,214)	(78)	(300)	0
Repayments and other	1,361	400	149	582	8	298	20
CLOSING BALANCE	(36,365)	(7,350)	(946)	(36,428)	(106)	(363)	0
CLOSING NET BALANCE	17,555	50	3,077	2,443	448	4,998	1,000

The breakdown of preference share issues are as follows:

BREAKDOWN OF PREFERENCE SHARE ISSUES
(Millions of euros)
		NOMINAL AMOUNT	NOMINAL INTEREST RATE	OUTSTANDING AMOUNT
DATE OF ISSUE	MATURITY			31-12-2019	31-12-2018	31-12-2017
June 2017 *	Perpetual	1,000	6.75%	1,000	1,000	1,000
March 2018 *	Perpetual	1,250	5.25%	1,250	1,250
PREFERENCE SHARES				2,250	2,250	1,000
Own securities purchased				0	0
TOTAL				2,250	2,250	1,000
(*) Perpetual issuance placed for institutional investors on organised markets, with a discretionary coupon, which may be redeemed under specific circumstances at the option of the Group and, in any case, they will be converted into new-issue common shares of the Group if it reports a Common Equity Tier 1 ratio (CET1) below the ratio set in each issuance.

The breakdown of subordinated debt issues is as follows:

22. Financial liabilities CaixaBank Group | 2019 Financial Statements

BREAKDOWN OF SUBORDINATED DEBT ISSUES
(Millions of euros)
	MATURITY	NOMINAL AMOUNT	NOMINAL INTEREST RATE	OUTSTANDING AMOUNT
DATE OF ISSUE				31-12-2019	31-12-2018	31-12-2017
06-09-2007	PERPETUAL	60	E3M + 1.65%			60
09-02-2012	09-02-2022	2,072	4.00%			2,072
14-11-2013	14-11-2023	750	5.00%			750
15-02-2017	15-02-2027	1,000	3.50%	1,000	1,000	1,000
07-07-2017	07-07-2042	150	4.00%	150	150	150
14-07-2017	14-07-2028	1,000	2.75%	1,000	1,000	1,000
17-04-2018	17-04-2030	1,000	2.25%	1,000	1,000
SUBORDINATED DEBT				3,150	3,150	5,032
Own securities purchased						(34)
TOTAL				3,150	3,150	4,998

The detail of the balance of this heading in the balance sheet is as follows:

BREAKDOWN OF OTHER FINANCIAL LIABILITIES
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Payment obligations	1,475	1,970	1,710
Guarantees received	1,491	52	60
Clearing houses	1,308	906	466
Tax collection accounts	1,195	1,262	848
Special accounts	683	475	620
Liabilities associated with right-of-use assets (Note 1 and Note 18)	1,509
Other items	931	911	471
TOTAL	8,592	5,576	4,175

The heading "Other financial liabilities - Liabilities associated with right-of-use assets" (see Note 18) presents the current value of future lease payments during the mandatory period of the contract. The movement corresponding to the financial year is as follows:

FUTURE PAYMENTS OF OPERATIONAL LEASE CONTRACTS
(Millions of euros)
	01-01-2019*	NET REGISTRATION	FINANCIAL UPDATE	PAYMENTS	31-12-2019
Linked to the sales contract and subsequent lease Soinmob Inmobilaria	591	29	10	(40)	590
Linked to other operational leases	818	209	10	(118)	919
TOTAL	1,409	238	20	(158)	1,509

Discount rate applied (according to the term) **
Spain	[0.10%-1.66%]				[0.10%-1.66%]
Portugal	[0.20%-0.90%]				[0.20%-0.90%]
(*) See Note 1.4 "Comparison of information"
(**) The difference in the discount rate applied for businesses in Spain and Portugal is mainly due to the term of the lease agreements in each of them.

23. Provisions CaixaBank Group | 2019 Financial Statements

23. Provisions

The breakdown of the changes of the balance under this heading is as follows:

MOVEMENT OF PROVISIONS
(Millions of euros)
	PENSIONS AND OTHER POST-EMPLOYMENT DEFINED BENEFIT OBLIGATIONS	OTHER LONG-TERM EMPLOYEE BENEFITS	PENDING LEGAL ISSUES AND TAX LITIGATION		COMMITMENTS AND GUARANTEES GIVEN		OTHER PROVISIONS
			LEGAL CONTINGENCIES	PROVISIONS FOR TAXES	CONTINGENT RISKS	CONTINGENT COMMITMENTS
BALANCE AT 31-12-2016	537	973	344	290	196	33	867
Additions due to business combinations (Note 7)	34	3	10	63	83		5
With a charge to the statement of profit or loss	5	464	221	9	28	22	124
Provision		464	336	15	69	86	96
Reversal			(115)	(6)	(41)	(64)	(78)
Personnel expenses	5						106
Actuarial (gains)/losses	7
Amounts used	(23)	(213)	(100)	(68)			(371)
Transfers and other	38	(4)	29	5		(5)	(115)
BALANCE AT 31-12-2017	598	1,223	504	299	307	50	510
1st application IFRS 9 (Note 1.4)					6	4	(2)
With a charge to the statement of profit or loss	4	80	54	29	(2)	(10)	292
Provision		89	174	30	70	93	325
Reversal		(11)	(120)	(1)	(72)	(103)	(33)
Personnel expenses	4	2
Actuarial (gains)/losses	(108)
Amounts used	(23)	(231)	(128)	(42)			(310)
Transfers and other	(13)		(1)	(1)			(10)
BALANCE AT 31-12-2018	458	1,072	429	285	311	44	480
With a charge to the statement of profit or loss	2	979	115	20	(69)	18	102
Provision			148	25	76	81	207
Reversal			(33)	(5)	(145)	(63)	(105)
Personnel expenses	2	979
Actuarial (gains)/losses	109
Amounts used	(27)	(324)	(165)	(43)			(132)
Transfers and other	(21)	(17)	15	20	(84)		47
BALANCE AT 31-12-2019	521	1,710	394	282	158	62	497

23. Provisions CaixaBank Group | 2019 Financial Statements

Provisions for pensions and similar obligations – Defined benefit post-employment plans

The Group’s defined benefit post-employment benefit obligations are as follows:

■	Part of the commitments with employees and former employees of CaixaBank are covered using insurance policies with Group or non-Group insurance companies, mainly from merger processes. In this case, CaixaBank is the insurance policyholder, and the contracts are managed by each insurance company, which also assumes the risks.

■	The rest of the obligations vested on the business in Spain arise from the CaixaBank Employment Pension Plan, which features various subplans. These subplans are integrated into two pension funds, namely the fund Pensions Caixa 30, a pension fund that which combines a greater number of holders and beneficiaries. The pension funds insure their defined benefit commitments through different insurance contracts, the policyholder of which is the Pension Plan Control Committee, the majority of which are with VidaCaixa. CaixaBank does not control the Pension funds into which these subplans are integrated, although it holds a minority representation on the Control Committees established in each of them.

■	Since most of the defined benefit commitments are covered through the pension funds or through insurance policies taken out directly by CaixaBank – the purpose of which is to ensure the provisions payable by the beneficiaries are equivalent to the provisions insured under the policies taken out – the Group is not exposed to market volatilities and unusual market movements. At different closures, the fair value of the policies taken out directly with VidaCaixa or other companies, and that of pension fund assets (mainly covered through insurance policies), is calculated with a uniform assessment methodology, as laid down in the accounting standard.

If an insurance policy is a CaixaBank Employment Pension Plan asset and its flows exactly match the amount and timing of the benefits payable under the plan, the fair value of these insurance policies is deemed to be the present value of the related obligations. There will only be a defined benefit net liability when certain commitments are not insured by CaixaBank or the pension fund, for example, longevity queues for which the insurers have not been able to find financial instruments with a sufficiently long duration that replicate the guaranteed payments. Otherwise an asset would be produced as a net position.

Whilst the insurance policies taken out with insurers external to the Group and the value of the assets held through the Pension Funds are presented in net form on the balance sheet, given that they are eligible assets of the plan and are used to settle the obligations assumed, the fair value of the other policies taken out directly by CaixaBank with VidaCaixa is eliminated in the consolidation process, with the integration of the financial investments of VidaCaixa under the policies in the various heading of the consolidated balance sheet.

■	Meanwhile, BPI has assumed all the obligations externalised in the “Fundo de Pensoes Banco BPI” pension fund, and recognises the present value of the obligations, net of the fair value of plan assets.

23. Provisions CaixaBank Group | 2019 Financial Statements

The breakdown of the changes of the balance under this heading is as follows:

CHANGES IN PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS
(Millions of euros)
	DEFINED BENEFIT OBLIGATIONS (A)			FAIR VALUE OF ASSETS INVOLVED (B)			OTHER ASSETS (C)			NET (ASSET)/LIABILITY FOR LONG-TERM COMMITMENTS (A+B+C)
	2019	2018	2017	2019	2018	2017	2019	2018	2017	2019	2018	2017
OPENING BALANCE	(3,673)	(3,759)	(2,104)	3,230	3,168	1,567	(15)	(7)		(458)	(598)	(537)
Interest cost (income)	(53)	(63)	(61)	51	59	56				(2)	(4)	(5)
COMPONENTS OF COST OF DEFINED BENEFIT RECOGNISED IN PROFIT OR LOSS	(53)	(63)	(61)	51	59	56				(2)	(4)	(5)
Actuarial (gains)/losses arising from demographic assumptions	(24)	51	(95)	179	48	145				155	99	50
Actuarial gains/(Losses) arising from financial assumptions	(356)	(7)	(80)	92	16	23				(264)	9	(57)
COMPONENTS OF COST OF DEFINED BENEFIT RECOGNISED IN EQUITY	(380)	44	(175)	271	64	168				(109)	108	(7)
Plan contributions				21	14	51				21	14	51
Plan payments	189	169	123	(162)	(146)	(100)				27	23	23
Payments	2	2	40	(2)	(2)	(41)						(1)
Additions due to business combinations (Note 7)			(1,465)			1,431						(34)
Transactions	(75)	(66)	(117)	70	73	36	5	(8)	(7)		(1)	(88)
OTHER	116	105	(1,419)	(73)	(61)	1,377		(8)	(7)	48	36	(49)
CLOSING BALANCE	(3,990)	(3,673)	(3,759)	3,479	3,230	3,168	(15)	(15)	(7)	(521)	(458)	(598)

Of which: Vested obligations	(3,286)	(3,068)	(3,147)
Of which: Non-vested obligations	(704)	(605)	(612)
Of which: investments in real estate assets				390	319	348
Of which: investments in equity instruments				215	187	521
Of which: investments in debt instruments				1,139	1,017	360
Of which: arranged through insurance policies				1,659	1,568	1,551
Of which: investments in other assets				76	139	388

The present value of defined benefit obligations was calculated using the following criteria:

■	The “projected unit credit” accrual method has been used, which considers each year of service as giving rise to one additional unit of benefit entitlement and measures each unit separately.

■	The estimated retirement age of each employee is the first age at which the employee has the right to retire or the age determined in the agreements, as applicable.

■	The actuarial and financial assumptions used in the measurement are unbiased and mutually compatible.

The assumptions used in the calculations regarding business in Spain are as follows:

ACTUARIAL AND FINANCIAL ASSUMPTIONS IN SPAIN
	2019	2018	2017
Discount rate of post-employment benefits (1)	0.98%	1.64%	1.66%
Long-term benefit discount rate (1)	-0.02%	0.05%	0.12%
Mortality tables	PERM-F/2000 - P	PERM-F/2000 - P	PERM-F/2000 - P
Annual pension review rate (2)	0% - 2%	0% - 2%	0% - 2%
Annual cumulative CPI (3)	1.90%	1.2% 2018; 1.8% 2019 onwards	1.2% 2017; 1.8% 2018; 1.8% 2019 onwards
Annual salary increase rate	CPI+0.5%	1.25% 2018 CPI + 0.5% 2019 and onwards	1.75% 2017; 2% 2018; CPI + 0.5% 2019 and onwards

23. Provisions CaixaBank Group | 2019 Financial Statements

(1) Using a rate curve based on high-rated corporate bonds, with the same currency and terms as the commitments assumed. Rate informed on the basis of the weighted average term of these commitments.

(2) Depending on each obligation.
(3) Using the Spanish zero coupon inflation curve in 2019. Rate informed on the basis of the weighted average term of the commitments.

The assumptions used in the calculations regarding BPI's business in Portugal are as follows:

ACTUARIAL AND FINANCIAL ASSUMPTIONS IN PORTUGAL
	31-12-2019	31-12-2018	31-12-2017
Discount rate (1)	1.34%	1.97%	2.00%
Mortality tables for males	TV 88/90	TV 88/90	TV 88/90
Mortality tables for females	TV 88/90 – 3 years	TV 88/90 – 3 years	TV 88/90 – 3 years
Annual pension review rate	0.40%	0.50%	0.50%
Annual salary increase rate	[0.9 - 1.9]%	[1 - 2]%	[1 - 2]%

(1) Rate obtained by using a rate curve based on high-rated corporate bonds, with the same currency and terms as the commitments assumed.

Actuarial valuation of the pension commitments attributed to businesses in Spain and Portugal is carried out by qualified actuaries independent of CaixaBank.

Additionally, in order to preserve the governance of the valuation and the management of the risks inherent to the acceptance in these commitments, CaixaBank has established an activity framework where the ALCO manages hedging proposals for these risks and the Global Risk Committee approves any changes to the criteria to measure the liabilities reflected in these commitments for businesses in Spain.

Below follows a sensitivity analysis of the value of obligations based on the main assumptions used in the actuarial valuation. To determine this sensitivity the calculation of the value of the obligations is replicated, changing the specific variable and maintaining the remaining actuarial and financial assumptions unchanged. One drawback of this method is that it is unlikely that a change will occur in one variable alone as some of the variables may be correlated:

ANALYSIS OF THE SENSITIVITY OF THE OBLIGATIONS
(Millions of euros)
	SPAIN		PORTUGAL
	+50 bp	-50 bp	+50 bp	-50 bp
Discount rate	(29)	32	(150)	171
Annual pension review rate	10	(9)	231	(204)

The estimate of the fair value of insurance contracts linked to pensions taken out directly by CaixaBank with VidaCaixa or other companies and of the value of the pension fund assets (also mainly insurance policies) takes into account the value of future guaranteed payments discounted from the same rate curve used for the obligations. Therefore, since the expected flows of payments are matched with those deriving from the policies, the possible fair changes – at the close of the financial year – in the discount rate would have a similar effect on the value of the Group's gross obligations and on the fair value of insurance contracts linked to pensions and the fair value of assets held through pension funds.

Consistent with the provision of Note 2.12, the sensitivity of the obligations has only been calculated when certain commitments are not insured by CaixaBank or the pension fund, for example, certain aforementioned longevity queues for business in Spain.

The estimated payment of the provisions planned for the next 10 years is stated below:

23. Provisions CaixaBank Group | 2019 Financial Statements

ESTIMATED PAYMENTS OF POST-EMPLOYMENT BENEFITS
(Millions of euros)
	2020	2021	2022	2023	2024	2025-2029
Spain (1)	27	27	27	27	27	128
Portugal	56	56	56	56	55	270
(1) Excluding insured provisions to be paid directly by VidaCaixa to the Pension Funds.

The Group has funds to cover the commitments of its discontinuation programmes, both in terms of salaries and other social costs, from the moment of termination until reaching the age established in the agreements. Funds are also in place covering length of service bonuses and other obligations with existing personnel. The main training programmes for which funds are kept are as follows:

VOLUNTARY REDUNDANCY SCHEMES
(Millions of euros)
	YEAR RECOGNISED	NUMBER OF PEOPLE	INITIAL PROVISION
Labour agreement 17-07-2014	2014	434	182
Labour agreement for Barclays Bank personnel restructuring 2015	2015	968	187
Labour agreement 29-06-2015 (territorial reorganisation of the workforce)	2015	700	284
Paid early retirements and resignations 16-04-2016	2016	371	160
Labour agreement 29-07-2016	2016	401	121
Paid early retirements and resignations 10-01-2017	2017	350	152
Labour agreement 27-04-2017 - BPI	2017	613	107
Labour agreement 28-04-2017 - Discontinuations 2017	2017	630	311
Labour agreement 28-04-2017 - Discontinuations 2018	2018	151	67
Labour agreement 08-05-2019	2019	2,023	978

On 31 January 2020, a Labour Agreement on Incentivised Voluntary Terminations was reached, which would affect a potential group of 376 employees formed of employees born in and before 1962, who work in Barcelona and Teruel. The budgetary allowance of approximately EUR 100 million outlined in the operational plan for these incentivised voluntary terminations is based on percentages of adhesion to previous incentivised voluntary termination processes, and it is estimated that 209 people would join the programme. The provision will be recorded in the first quarter of 2020.

The breakdown of the changes of the balance under this heading is as follows:

RECONCILIATION OF BALANCES OF OTHER LONG-TERM EMPLOYEE BENEFITS
(Millions of euros)
	NET (ASSET)/LIABILITY FOR DEFINED BENEFIT OBLIGATIONS
	2019	2018	2017
OPENING BALANCE	1,072	1,223	973
Included in profit or loss
Service cost for the current year	2	5	(2)
Past service cost	978	78	472
Interest net cost (income)	1	2	2
Revaluations (gains)/losses	(2)	(5)	(8)
COMPONENTS OF COST OF DEFINED BENEFIT RECOGNISED IN PROFIT OR LOSS	979	80	464

23. Provisions CaixaBank Group | 2019 Financial Statements

Other
Plan payments	(324)	(231)	(213)
Additions due to business combinations (Note 7)			3
Transactions	(17)		(4)
TOTAL OTHER	(341)	(231)	(214)
CLOSING BALANCE	1,710	1,072	1,223

Of which: With pre-retired personnel	449	633	731
Of which: Termination benefits	962	229	253
Of which: Supplementary guarantees and special agreements	181	91	122
Of which: Length of service bonuses and other	60	59	56
Of which: Other commitments deriving from Barclays Bank	58	60	61

Given the nature of these obligations, the expected timing of outflows of funds embodying economic benefits, should they arise, is uncertain.

Provisions for pending legal issues

The Group is subject to claims. Therefore, it is party to certain legal proceedings arising from the normal course of its business, including claims in connection with lending activities, relationships with employees and other commercial or tax matters. Accordingly, the outcome and expected schedule of outflows of funds from court proceedings must be considered uncertain.

At 31 December 2019, the Group considers that it had reliably estimated the obligations arising from each proceeding and had recognised, where appropriate, sufficient provisions to reasonably cover the liabilities that may arise as a result of these tax and legal situations. It also considers that any responsibility arising from these procedures will not, when considered individually, have a material adverse effect on the Group’s businesses, financial position or results of operations.

Reference rate for mortgages in Spain

In relation to the reference rate for mortgages in Spain, a preliminary ruling has been submitted to the Court of Justice of the European Union (CJEU) that challenges the validity of the mortgage loan contracts subject to the official reference rate – called IRPH (Spanish reference rate for mortgages) –, due to an alleged lack of transparency.

The legal matter of the debate is the transparency test based on article 4.2 of Directive 93/13, in cases when the borrower is a consumer. Given that the IRPH is the price of the contract and it is included in the definition of the main purpose of the contract, it must be written using clear and understandable language to enable the consumer to use clear and comprehensible criteria to assess the economic consequences on them deriving from the contract.

Although the European Commission considers that transparency requires a full explanation of the characteristics of the index and how it works, comparisons shown of available or official indexes, the historical evolution and the forecast of mortgage indexes set out in detail, etc., the Kingdom of Spain, the United Kingdom and the banking institution that is part of the procedure deem an official index to be public, transparent, and supervised by the statutory authorities and the essential legal instrument required for comparing prices in Spain is the APR (annual percentage rate), comprising the total price and the financial burden of the loan that is formed by the expenses, fees, index and differential applied.

The aforementioned preliminary ruling was made by a Magistrates Court several months after the Spanish High Court passed its judgment declaring that these contracts were valid, on 14 December 2017.

On 10 September 2019 the advocate general issued an opinion which, in light of the aspirations of the European Commission, confirms the transparency of the index and the absence of the need to provide future scenarios of possible performance of the same and comparisons between different indexes, highlighting the need to contribute regulated pre-contractual information to the current regulations.

23. Provisions CaixaBank Group | 2019 Financial Statements

The recent opinion of the advocate general, the existence of the prior judgment made by the Spanish High Court, the fact that the IRPH is an official reference rate, published and managed by the Bank of Spain, the existence of jurisprudence of the CJEU that confirms the transparency of the contracts linked to other official reference rates, and the existence of an APR (which is compulsorily reported to consumers, and which enables an understanding of the financial burden and the comparison of different mortgage offers, regardless of the reference index applied), are facts that, with the currently available information, result in a low probability of an adverse final judgment.

Similarly, is difficult to quantify, in advance, the impact of a judgment of the CJEU which, dissociating from the opinion of the advocate general and following the thesis of the European Commission, was ultimately unfavourable, since it would depend on a set of highly uncertain factors, among which the most relevant are as follows: i) what the rule to replace the aforementioned index should be (in other words, how the loan interest should be calculated), ii) whether it should be applied retroactively or not and until what date (if the CJEU ruling concludes that it must be applied retroactively), iii) as well as any well-founded claims filed as regards the lack of transparency. In such an adverse scenario, the impact would be material.

On 31 December 2019, the total amount of mortgages up to date with payments indexed to the IRPH (mortgage base rate) with individuals is approximately EUR 6,060 million (the majority of which are with consumers).

Ongoing investigation in Spanish Central Court (Juzgado de Instrucción Central) No.2 (Preliminary Proceedings 16/18)

In April 2018, the Anti-Corruption Prosecutor's Office started legal proceedings against CaixaBank, the Entity's former head of Regulatory Compliance and 11 employees, for events that could be deemed to constitute a money laundering offence, primarily due to the activity carried out in 10 branches of CaixaBank by alleged members of certain organisations formed of Chinese nationals, who allegedly conducted fraud against the Spanish Treasury between 2011 and 2015. The procedure is currently in its investigation phase and neither CaixaBank nor its legal advisers consider the risk associated with these criminal proceedings as being likely to arise. The potential impact of these events is not currently considered material, although CaixaBank is exposed to reputational risk due to these ongoing proceedings.

Ongoing investigation in Spanish Central Court (Juzgado de Instrucción Central) No.5 (Preliminary Proceedings 67/18)

As a result of a private prosecution, a set of corporate transactions in 2015 and 2016, together with an asset transaction, as alleged by the referred prosecution, are under investigation, being the later however non-existent (since it was never granted).Without prejudice to the reputational damage resulting from any judicial investigation, it is not considered as probable that an economical risk linked to this criminal proceeding would materialise or cause a negative effect.

Provisions for taxes

The detail of the balance of this heading in the balance sheet is as follows:

BREAKDOWN FOR PROVISIONS FOR TAXES
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Income tax assessments for years 2004 to 2006	33	33	33
Income tax assessments for years 2007 to 2009	12	12	12
Income tax assessments for years 2010 to 2012	13	13	15
Tax on deposits	18	18	53
Other	206	209	186
TOTAL	282	285	299

The main tax procedures ongoing at 2019 year-end are as follows:

■	In 2017, the review actions for 2010 to 2012 were completed with no significant impact. Disputed Corporation Tax assessments are under appeal with the National Criminal Court, and disputed value-added tax assessments have been subject to an appeal against the decision of the tax authorities with the Central Economic-Administrative Court.

■	In 2011, the Tax Inspection Bureau started to review 'la Caixa' in relation to financial years 2007 to 2009 for the main taxes applicable, which was completed in 2013. Disputed tax assessments are under appeal with the Spanish High Court.

23. Provisions CaixaBank Group | 2019 Financial Statements

■	In 2008, the Tax Inspection Bureau started to review 'la Caixa' in relation to financial years 2004 to 2006 for the main taxes applicable, which was completed in 2010. Disputed tax assessments are under appeal with the Spanish High Court.

The Group has allocated provisions to cover the maximum contingencies that may arise in relation to income tax and VAT assessments signed under protest.

This heading includes the provisions for credit risk of the guarantees and contingent commitments given (Note 26).

The content of the main sections of this heading is set out below. The expected timing of outflows of funds embodying economic benefits, should they arise, is uncertain.

Losses from agreements not formalised and other risks

Class action brought by the ADICAE association (floor clauses)

The legal procedure in which class action for discontinuance was carried out by ADICAE (the Association of Banking and Insurance Consumers) in application of the floor causes that exist in some of the entity's mortgages, are currently in the phase of Reversal and Procedural Infringement before the Spanish Supreme Court.

As stated in the previous financial statements, the risk associated with this matter was managed with specific coverage of EUR 625 million, and a team and specific procedures were developed to comply with the requests filed under the framework of Royal Decree-Law 1/2017, of 20 January, on urgent measures to protect consumers against floor causes.

The disbursements accumulated in 2019 and associated with this procedure have reached EUR 102 million.

With the available information, the risk derived from the disbursements that could arise due to these litigation proceedings is reasonably covered by the corresponding provisions.

Procedures of the Portuguese Resolution Fund (PRF)

On 3 August 2014, the Bank of Portugal applied a resolution procedure to Banco Espírito Santo, SA (BES) through the transfer of its net assets and under the management of Novo Banco, SA (Novo Banco). Within the framework of this procedure, the PRF completed a capital increase in Novo Banco for an amount of EUR 4,900 million, becoming the sole shareholder. The increase was financed through loans to the FRP for an amount of EUR 4,600 million, EUR 3,900 million of which was granted by the Portuguese State and EUR 700 million granted by a banking syndicate through the Portuguese financial institutions, including BPI with EUR 116 million.

On 19 December 2015, the Bank of Portugal initiated a procedure to put Banco Internacional do Funchal (Banif) into resolution, which came to a head with i) the partial sale of its assets for EUR 150 million to Banco Santander Totta, S.A.; and ii) the contribution of the rest of its assets that were not sold to Oitante, SA. The resolution was financed through the issuance of EUR 746 million of debt, guaranteed by the PRF and the Portuguese State as a counter-guarantee. The operation also included the ultimate guarantee of the Portuguese State amounting to EUR 2,255 million intended to cover future contingencies.

For the reimbursement of the PRF obligations with the Portuguese State (in the form of loans and guarantees) in relation to resolution measures adopted, the FRP has contributed ordinary instruments through the various contributions of the banking sector. Along these lines, the conditions of the loans with the PRF have been amended to bring them in line with the collection of the aforementioned contributions; there is no foreseen need to turn to additional contributions from the banking sector.

23. Provisions CaixaBank Group | 2019 Financial Statements

In 2017, the Bank of Portugal chose Lone Star to conclude the sale of Novo Banco, after which the PRF would hold 25% of the share capital and certain contingent capital mechanisms would be established by the shareholders. To cover the contingent risk, the PRF has the financial means of the Portuguese State, the reimbursement of which – where applicable – would have repercussions on the contributory efforts of the banking sector.

At this time, it is not possible to estimate the possible effects for the Resolution Funds deriving from: i) the sale of the shareholding in Novo Bank; ii) the application of the principle that none of the creditors of a credit institution under resolution may assume a loss greater than that which it would have assumed if that entity had gone into liquidation; iii) the guarantee granted to the bonds issued by Oitante and iv) other liabilities that – it is concluded – must be assumed by PRF.

Notwithstanding the possibility considered in the applicable law for the collection of special contributions, given the renegotiation of the terms of the loans granted to the PRF, which include BPI, and the public statement made by the PRF and the Office of the Minister of Finance of Portugal, declaring that this possibility will not be used, the consolidated financial statements of 2019 reflect the expectation of the Administrators that the Bank will not have make special contributions or any other type of extraordinary contributions to finance the resolution measures applied to BES and Banif or any other contingent liability or liabilities assumed by the PRF.

Any change in this regard may have material implications for the financial statements of the Group.

24. Equity CaixaBank Group | 2019 Financial Statements

24. Equity

Share capital

Selected information on the figures and type of share capital figures is presented below:

INFORMATION ABOUT SHARE CAPITAL
	31-12-2019	31-12-2018	31-12-2017
Number of fully subscribed and paid up shares (units) (1)	5,981,438,031	5,981,438,031	5,981,438,031
Par value per share (euros)	1	1	1
Closing price at year-end (euros)	2,798	3,164	3.889
Market cap at year-end, excluding treasury shares (2)	16,727	18,916	23,262

(1) All shares have been recognised by book entries and provide the same rights.
(2) CaixaBank’s shares are traded on the continuous electronic trading system, forming part of the Ibex-35.

On 23 April 2015, the Company's General Meeting approved authorisation of the Board of Directors to increase share capital one or more times and at any moment, over the course of five years starting from the date of said Meeting, by a maximum amount of EUR 2,857,477,950, through the issue of new shares – with or without a premium and with or without a vote –, the equivalent value of new shares to be issued consisting in cash contributions, and with the ability to establish the terms and conditions of the capital increase and the characteristics of the shares, and to freely offer new unsubscribed shares during the period or periods of pre-emptive subscription, establishing that, if the subscription is incomplete, the capital will only be increased by the quantity of subscriptions carried out, and resulting in a rewrite of the By-laws pertaining to capital and shares.

The Board of Directors is authorised to exclude, in full or in part, the pre-emptive subscription right on a maximum total amount of EUR 1,142,991,180 (equivalent to 20% of share capital at the date of the motion, 12 March 2015). Notwithstanding the foregoing, capital increases approved by the Company's Board of Directors to accommodate the conversion of bonds whose issuance has excluded the pre-emptive subscription right, under the framework of the agreement to delegate the power to issue convertible bonds approved by the General Shareholders' Meeting on 28 April 2016, under point 12 of the agenda, will not be subject to said limitation, whereby the limit applicable is half of share capital (EUR 2,857,477,950). The instruments specified in Note 22.3 - Preference shares, have been issued under this delegation agreement.

Retained earnings, revaluation reserves and other reserves

The breakdown of the balances of these headings is as follows:

BREAKDOWN OF RESERVES
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Reserves attributable to the parent company of the CaixaBank Group	11,947	11,360	10,905
Legal reserve (1)	1,196	1,196	1,196
Restricted reserves for financing the acquisition of treasury shares	2	3	4
Other restricted reserves (2)	509	509	509
Unrestricted reserves	1,088	1,165	1,225
Other consolidation reserves assigned to the parent	9,152	8,487	7,971
Reserves of fully-consolidated subsidiaries	(5,806)	(5,789)	(5,813)
Reserves of companies accounted for using the equity method	373	224	352
TOTAL	6,514	5,795	5,444

(1) At 2019 year-end, the legal reserve has reached the minimum amount required by the Spanish Corporate Enterprises Act.
(2) Mainly includes reserves associated with the goodwill of Morgan Stanley, Bankpime and Banca Cívica.

24. Equity CaixaBank Group | 2019 Financial Statements

Other equity instruments

The value of shares included in variable share-based remuneration plans (see Note 34) not delivered is as follows:

BREAKDOWN OF OTHER EQUITY INSTRUMENTS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Value of shares not delivered	24	19	10

Treasury shares

The breakdown of the changes of the balance under this heading is as follows:

CHANGES IN TREASURY SHARES - 2019
(Millions of euros)
	2018	ACQUISITION AND OTHER	DISPOSAL AND OTHER **	2019 ***
Number of treasury shares	2,805,039	2,602,477	(2,285,938)	3,121,578
% of share capital *	0.047%	0.044%	(0.038%)	0.052%
Cost / Sale	10	8	(8)	10

CHANGES IN TREASURY SHARES - 2018
(Millions of euros)
	2017	ACQUISITION AND OTHER	DISPOSAL AND OTHER **	2018 ***
Number of treasury shares	3,565,959	374,732	(1,135,652)	2,805,039
% of share capital *	0.060%	0.006%	(0.019%)	0.047%
Cost / Sale	12	2	(4)	10

CHANGES IN TREASURY SHARES - 2017
(Millions of euros)
	2016	ACQUISITION AND OTHER	DISPOSAL AND OTHER **	2017
Number of treasury shares	4,335,865	59,634	(829,540)	3,565,959
% of share capital *	0.072%	0.001%	(0.014%)	0.060%
Cost / Sale	14	0	(2)	12

(*) Percentage calculated on the basis of the total number of CaixaBank shares at the end of the respective years.
(**) In 2019, 2018 and 2017, the results of treasury share transactions generated were not significant, being recognised under "Other reserves".
(***) at 31 December 2019 and 2018, does not include 7,515 VidaCaixa shares associated with unit-links, registered under the heading "Financial assets designated at fair value through profit or loss".

24. Equity CaixaBank Group | 2019 Financial Statements

Additionally, the number of treasury shares accepted as financial guarantees given by the Group and treasury shares owned by third parties and managed by a Group company were as follows:

TREASURY SHARES ACCEPTED AS FINANCIAL GUARANTEES AND OWNED BY THIRD PARTIES
(Millions of shares / Millions of euros)
	PORTFOLIO OF TREASURY SHARES ACCEPTED AS FINANCIAL GUARANTEES			PORTFOLIO OF TREASURY SHARES OWNED BY THIRD PARTIES MANAGED BY THE GROUP
	31-12-2019	31-12-2018	31-12-2017	31-12-2019	31-12-2018	31-12-2017
Number of treasury shares	13	12	12	12	19	12
% of share capital (*)	0.217%	0.201%	0.201%	0.201%	0.318%	0.201%
Nominal amount	13	12	12	12	19	12

The changes to this heading are as follows:

CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME - 2019
(Millions of euros)
	31-12-2018	AMOUNTS TRANSFERRED TO THE INCOME STATEMENT (AFTER TAXES)	AMOUNTS TRANSFERRED TO RESERVES	DEFERRED TAX ASSETS/LIABILITIES	VALUATION GAINS/(LOSSES) (BEFORE TAX)	31-12-2019
ITEMS THAT WILL NOT BE RECLASSIFIED TO PROFIT OR LOSS	(1,336)		101	45	(378)	(1,568)
Actuarial gains/(losses) on pension plans (Note 23.1)	(396)			46	(124)	(474)
Share of other recognised income and expense of investments in joint ventures and associates	(75)				(8)	(83)
Fair value changes of equity instruments measured at fair value with changes in other comprehensive income	(865)		101	(1)	(246)	(1,011)
ITEMS THAT MAY BE RECLASSIFIED TO PROFIT OR LOSS	287	(261)		(158)	575	443
Foreign currency exchange	2				2	4
Hedging derivatives. Reserve of cash flow hedges	22	(63)		(2)	9	(34)
Fair value changes of debt instruments measured at fair value with changes in other comprehensive income	317	(198)		(156)	523	486
Share of other recognised income and expense of investments in joint ventures and associates	(54)				41	(13)
TOTAL	(1,049)	(261)	101	(113)	197	(1,125)

24. Equity CaixaBank Group | 2019 Financial Statements

The breakdown of the balance under this heading is as follows:

BREAKDOWN OF MINORITY INTERESTS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Reserves of minority interests	26	(26)	416
Profit/(loss) attributable to minority interests	3	55	35
Valuation adjustments attributable to non-controlling interests			(17)
TOTAL	29	29	434

Of which: Banco BPI (Note 7)			402
Of which: Telefónica Consumer Finance	19	20	21
Of which: Inversiones Inmobiliarias Teguise Resort	8	8	8
Of which: Other	2	1	3

The following table shows the Group subsidiaries in which certain non-controlling interests held a stake of 10% or more:

SUBSIDIARIES WITH MINORITY SHAREHOLDERS WITH STAKES GREATER THAN 10%
(Percentage)
		STAKE OF MINORITY SHAREHOLDER
SUBSIDIARY	MINORITY SHAREHOLDERS	31-12-2019	31-12-2018	31-12-2017
Inversiones Inmobiliarias Teguise Resort	Metrópolis Inmobiliarias y Restauraciones	40%	40%	40%
Grupo Riberebro Integral	Inversiones Cuevas Villoslada Hermanos		10%	10%
	Hermanos Ayensa Ambrosi		10%	10%
	Other individuals	20%	20%	20%
Coia Financiera Naval	Construcciones Navales P. Freire	21%	21%
El Abra Financiera Naval	Astilleros Zamakona	21%	21%
Caixabank Electronic Money	Erste Group Bank	10%	10%	10%
Telefonica Consumer Finance	Telefonica	50%	50%	50%

25. Tax position CaixaBank Group | 2019 Financial Statements

25. Tax position

The consolidated tax group for Income Tax includes CaixaBank, as the parent, and subsidiaries include Spanish companies in the commercial group that comply with the requirements for inclusion under regulations, including the ”la Caixa” Banking Foundation and CriteriaCaixa. The other companies in the commercial group file taxes in accordance with applicable tax legislation.

Similarly, CaixaBank and some of its subsidiaries have belonged to a consolidated tax group for value added tax (VAT) since 2008, the parent company of which is CaixaBank.

On 24 July 2018, the Spanish tax authorities notified CaixaBank of the beginning of an inspection for the main taxes applicable to it for the years 2013 to 2015, inclusive.

Accordingly, CaixaBank has the year 2016 and following years open for review for the main taxes applicable, and BPI has the year 2017 and following years open for review for the main taxes applicable. Furthermore, as the successor of Banca Cívica and the savings banks that formerly contributed their assets comprising the financial activity to Banca Cívica, Banco de Valencia and Barclays Bank, these institutions are open to inspection for the main taxes applicable to them from 2010 and beyond.

The various interpretations that can be drawn from the tax regulations governing transactions carried out by financial institutions may give rise to certain contingent tax liabilities that cannot be objectively quantified. The Group’s management considers that the provision under “Provisions - Pending legal issues and tax litigation” in the balance sheet is sufficient to cover these contingent liabilities.

25. Tax position CaixaBank Group | 2019 Financial Statements

The Group's reconciliation of accounting profit to taxable profit is presented below:

RECONCILIATON OF ACCOUNTING PROFIT TO TAXABLE PROFIT
(Millions of euros)
	2019	2018	2017
Profit/(loss) before tax (A)	2,077	2,807	2,098
Adjustments to profit/(loss)	(581)	(960)	(881)
Return on equity instruments (1)	(156)	(134)	(99)
Share of profit/(loss) of entities accounted for using the equity method (1)	(425)	(826)	(526)
Negative goodwill	0	0	(256)
Taxable income/(tax loss)	1,496	1,847	1,217
Tax payable (taxable income * 30%)	(449)	(554)	(365)
Adjustments:	74	(165)	(28)
Changes in taxation of sales and gains/(losses) of portfolio assets	22	(155)	(5)
Changes in portfolio provisions excluding tax effect and other non-deductible expenses	0	(55)	(18)
Cancellation of deferred tax assets and liabilities	51	(1)	17
Recognition of deferred tax assets and liabilities	(13)	63	1
Effect on tax expense of jurisdictions with different tax rates (2)	11	7	4
Tax effect of preference share issues	40	0	0
Withholdings from foreign dividends and other	(37)	(24)	(27)
Income tax (B)	(369)	(712)	(378)
Income tax for the year (revenue/(expense))	(374)	(719)	(393)
Tax rate (3)	25.0%	38.9%	32.2%
Income tax adjustments (2018/2017/2016)	5	7	16
PROFIT/(LOSS) AFTER TAX FROM CONTINUING OPERATIONS (A) + (B)	1,708	2,095	1,720

(1) Income to a large extent exempt from tax due to already having been taxed at source.
(2) Practically all of CaixaBank’s income and expense is taxed at the general Corporation Tax rate of 30% in the case of the businesses in Spain, and around 27% for the businesses in Portugal.
(3) The effective tax rate is calculated by dividing income tax for the year by taxable income.

The changes in the balance of these headings is as follows:

25. Tax position CaixaBank Group | 2019 Financial Statements

CHANGES IN DEFERRED TAX ASSETS
(Millions of euros)
	31-12-2016	REGULARISATIONS	ADDITIONS DUE TO BUSINESS COMBINATIONS	ADDITIONS	DISPOSALS	31-12-2017	1ST APPLICATION OF IFRS 9	REGULARISATIONS	ADDITIONS	DISPOSALS	31-12-2018	REGULARISATIONS	ADDITIONS	DISPOSALS	31-12-2019
Pension plan contributions	471	25	96		(9)	583		18		(7)	594			(19)	575
Allowances for credit losses	4,103	76	123		(57)	4,245	(8)	(24)		(88)	4,125			(11)	4,114
Allowances for credit losses (IFRS 9)						0	251			(84)	167	(62)		(52)	53
Early retirement obligations	42				(15)	27				(9)	18			(8)	10
Provision for foreclosed property	1,186	25			(176)	1,035		11		(102)	944			(2)	942
Credit investment fees	11	(2)			(1)	8		(1)			7			(2)	5
Unused tax credits	1,221	(23)			(135)	1,063		(139)			924	20		(34)	910
Tax loss carryforwards	1,179	348	30	43	(9)	1,591		54			1,645	19		(16)	1,648
Assets measured at fair value through equity	33		15	8		56			48		104			(8)	96
Others from business combinations	50		164		(19)	195		2		(54)	143			(51)	92
Other *	1,307	74	173	500	(652)	1,402		30	145	(207)	1,370	(17)	140	(102)	1,391
TOTAL	9,603	523	601	551	(1,073)	10,205	243	(49)	193	(551)	10,041	(40)	140	(305)	9,836
															0
Of which: monetisable	5,802					5,891					5,680				5,641

CHANGE IN DEFERRED TAX LIABILITIES
(Millions of euros)
	31-12-2016	REGULARISATIONS	ADDITIONS DUE TO BUSINESS COMBINATIONS	ADDITIONS	DISPOSALS	31-12-2017	1ST APPLICATION OF IFRS 9	REGULARISATIONS	ADDITIONS	DISPOSALS	31-12-2018	REGULARISATIONS	ADDITIONS	DISPOSALS	31-12-2019
Revaluation of property on first time application of IFRS	242				(6)	236		(4)		(17)	215			(13)	202
Assets measured at fair value through equity	223		6		(37)	192				(116)	76		136		212
Intangible assets from business combinations	57				(14)	43				(10)	33			(20)	13
Mathematical provisions	271				(67)	204					204				204
Others from business combinations	251		61		(32)	280		4		(51)	233			(32)	201
Other (*)	207	5	52	56	(53)	267			87		354	15	4	(147)	226
TOTAL	1,251	5	119	56	(209)	1,222	0	0	87	(194)	1,115	15	140	(212)	1,058

(*) Includes, inter alia, eliminations from intra-group operations and those corresponding to different provisions, and other adjustments due to differences between accounting and tax rules.

25. Tax position CaixaBank Group | 2019 Financial Statements

The Group does not have any significant unrecognised deferred tax assets.

Twice per year, in collaboration with an independent expert, the Group assesses the recoverable amount of its recognised deferred tax assets in the balance sheet, on the basis of a budget consisting in a 5-year horizon with the forecasted results used to estimate the recoverable value of the different CGU of the Group (see Note 19) and forecast, subsequently, applying a sustainable net interest income (NII) to the average total assets and a normalised cost of risk (CoR) of 1.6% and 0.39%, respectively.

The type of deferred tax assets segregated by jurisdiction of origin are set out below:

TYPE OF DEFERRED TAX ASSETS RECOGNISED IN THE BALANCE SHEET
(Millions of euros)
	TIMING DIFFERENCES	OF WHICH: MONETISABLE *	TAX LOSS CARRYFORWARDS	UNUSED TAX CREDITS
Spain	7,038	5,532	1,628	910
Portugal	240	109	20
Other
TOTAL	7,278	5,641	1,648	910

(*) These correspond to monetisable timing differences with the right to conversion into a credit with the Treasury.

The Group estimates that deferred tax assets registered arising from tax credits from tax loss carryforwards, deductions and non-monetisable timing differences corresponding to Spanish jurisdiction, will have recovered in a maximum period of 15 years.

The Company carries out sensitivity analyses on the key flow projection assumptions of the recovery model (see Note 19) with no significant variations concluded in the estimated term in the baseline scenario.

The predictability of exercises to evaluate the recoverability of tax assets, which have been carried out since 2014, is strengthened by backtesting exercises, which result in high explainability.

In light of the existing risk factors (see Note 3) and the reduced deviation with respect to the estimates used to elaborate the budgets, the Administrators consider that, despite the limitations for applying different monetisable timing differences, tax loss carryforwards and unused tax credits, the recovery of all activated tax credits is still probable with future tax benefits.

As per Article 42 of the consolidated text of the Corporation Tax Law, the tax credit for reinvestment of profit is provided in Appendix 4.

26. Guarantees and contingent commitments given CaixaBank Group | 2019 Financial Statements

26. Guarantees and contingent commitments given

The breakdown of “Guarantees and contingent commitments given” included as memorandum items is set out below:

BREAKDOWN OF EXPOSURE AND HEDGING ON GUARANTEES AND CONTINGENT COMMITMENTS AT 31-12-2019
(Millions of euros)
	OFF-BALANCE SHEET EXPOSURE			HEDGING
	STAGE 1	STAGE 2	STAGE 3	STAGE 1	STAGE 2	STAGE 3
Financial guarantees given	5,574	190	218	(7)	(4)	(77)
Loan commitments given	68,702	2,216	214	(27)	(4)	(31)
Other commitments given	20,577	473	176	(12)	(8)	(50)

BREAKDOWN OF EXPOSURE AND HEDGING ON GUARANTEES AND CONTINGENT COMMITMENTS AT 31-12-2018
(Millions of euros)
	OFF-BALANCE SHEET EXPOSURE			HEDGING
	STAGE 1	STAGE 2	STAGE 3	STAGE 1	STAGE 2	STAGE 3
Financial guarantees given	5,329	182	224	(38)	(24)	(135)
Loan commitments given	62,004	1,691	258	(24)	(2)	(18)
Other commitments given	18,596	502	241	(7)	(1)	(106)

BREAKDOWN OF EXPOSURE AND HEDGING ON GUARANTEES AND CONTINGENT COMMITMENTS at 01-01-2018
(Millions of euros)
	OFF-BALANCE SHEET EXPOSURE			HEDGING
	STAGE 1	STAGE 2	STAGE 3	STAGE 1	STAGE 2	STAGE 3
Financial guarantees given	5,636	199	180	(34)	(18)	(66)
Loan commitments given	59,215	1,587	388	(21)	(2)	(31)
Other commitments given	18,613	500	348	(7)	(1)	(187)

The Group only needs to pay the amount of contingent liabilities if the guaranteed counterparty breaches its obligations. It believes that most of these risks will reach maturity without being settled.

With respect to contingent commitments, the Group has an undertaking to facilitate funds to customers through drawables on lines of credit and other commitments, whenever it receives a request and subject to compliance with certain conditions by the counterparties. It believes that a large portion of them will fall due prior to drawdown, either because they will not be requested by customers or because the drawdown conditions will not be met. The details of “Loan commitments given” included as memorandum items in the balance sheet, are set out below:

LOAN COMMITMENTS GIVEN
(Millions of euros)
	31-12-2019		31-12-2018		31-12-2017
	DRAWABLE	LIMITS	DRAWABLE	LIMITS	DRAWABLE	LIMITS
Drawable by third parties
Credit institutions	213	244	93	232	37	90
Public administrations	3,729	4,711	1,960	2,608	1,814	2,647
Other sectors	67,190	121,994	61,900	117,820	59,339	107,861
TOTAL	71,132	126,949	63,953	120,660	61,190	110,598

Of which: conditionally drawable	3,751		4,098		3,790

26. Guarantees and contingent commitments given CaixaBank Group | 2019 Financial Statements

The table below details the contractual maturities of the loan commitments given:

CONTRACTUAL MATURITIES
(Millions of euros)
	< 1 MONTH	1 - 3 MONTHS	3 - 12 MONTHS	1 - 5 YEARS	> 5 YEARS	TOTAL
Drawable by third parties	1,172	1,610	10,277	22,976	35,097	71,132

27. Other significant disclosures CaixaBank Group | 2019 Financial Statements

27. Other significant disclosures

The breakdown of off-balance sheet funds managed for the account of third parties is as follows:

BREAKDOWN OF CUSTOMER FUNDS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Assets under management	102,316	93,951	96,552
Mutual funds, portfolios and SICAVs	68,584	64,541	66,883
Pension funds	33,732	29,410	29,669
Other (*)	4,698	5,108	5,363
TOTAL	107,014	99,059	101,915

(*) Includes temporary funds associated with transfers and collections, in addition to other funds distributed by CaixaBank and Banco BPI.

The Group converted a portion of their homogeneous loan and credits into fixed-income securities by transferring the assets to various securitisation special purpose vehicles set up for this purpose. In accordance with current regulations, securitisations in which substantially all the risk is retained may not be derecognised.

The balances classified in “Financial assets at amortised cost” corresponding to the outstanding amounts of securitised loans are as follows:

BREAKDOWN OF SECURITISED LOANS
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Securitised mortgage loans	24,054	26,738	29,366
Other securitised loans	7,687	10,753	9,450
Loans to companies	4,648	7,772	7,018
Leasing arrangements	1,535	241	307
Consumer financing	1,503	2,738	2,123
Other	1	2	2
TOTAL	31,741	37,491	38,816

27. Other significant disclosures CaixaBank Group | 2019 Financial Statements

Details of securitisations arranged, with the amounts outstanding and the amounts corresponding to credit enhancements granted to the securitisation funds are provided below:

LOAN SECURISATION - ISSUES ON DERECOGNISED SECURITISED LOANS
(Millions of euros)
			INITIAL EXPOSURE SECURITISED	SECURITISED LOAN			REPO SECURISATION BONDS			CREDIT ENHANCEMENTS
DATE OF ISSUE		ACQUIRED BY:		2019	2018	2017	2019	2018	2017	2019	2018	2017
June	2001	TDA 14 Mixto, FTA	122	2	3	4	0	0	0	1	1	1
June	2002	AyT 7 Promociones Inmobiliarias 1, FTA	269	1	1	2	0	0	0	4	4	4
October	2002	AyT 11, FTH (*)	120	0	0	13	0	0	0	0	0	1
May	2003	TDA 16 Mixto, FTA (*)	152	0	0	19	0	0	0	0	0	3
May	2003	TDA 16 Mixto, FTA (*)	100	0	0	5	0	0	0	0	0	1
June	2003	AyT Hipotecario III, FTH	130	0	0	10	0	0	5	0	0	1
November	2004	TDA 22 Mixto, FTH (*)	150	21	24	26	0	0	0	1	1	1
April	2005	AyT Hipotecario Mixto III, FTH	170	0	0	39	0	0	0	0	0	0
November	2005	TDA 24, FTA (*)	144	33	36	40	0	0	0	1	1	1
November	2005	TDA 24, FTA (*)	51	6	6	7	0	0	0	0	0	0
July	2006	TDA 25, FTA (*)	205	66	72	77	0	0	0	1	1	1
December	2006	TDA 27, FTA (*)	187	61	65	71	0	0	0	2	2	2
July	2007	TDA 28, FTA (*)	200	85	90	97	0	0	0	2	2	2
TOTAL			2,000	275	297	410	0	0	5	12	12	18

(*) In accordance with the regulations in force at the time of issue, the securitised loans were derecognised when the bonds were issued, given that circumstances arose that substantially allowed all risks and rewards relating to the underlying securitised financial asset to be transferred. They mainly relate to the securitisation funds of Credifimo, acquired in a business combination with Banca Cívica.
Currently, the Group does not have any continued involvement in the derecognised assets, and only as an agreement with the securitisation fund to manage the loans in market conditions.

27. Other significant disclosures CaixaBank Group | 2019 Financial Statements

LOAN SECURISATION - ISSUES ON ON-BALANCE-SHEET SECURITISED LOANS
(Millions of euros)
DATE OF ISSUE			INITIAL EXPOSURE SECURITISED	SECURITISED LOAN			REPO SECURISATION BONDS			CREDIT ENHANCEMENTS
		ACQUIRED BY:		2019	2018	2017	2019	2018	2017	2019	2018	2017
June	2003	AyT Génova Hipotecario II, FTH	800	82	98	115	29	34	40	8	8	8
July	2003	AyT Génova Hipotecario III, FTH	800	91	108	127	35	42	40	8	8	8
February	2004	AyT Hipotecario Mixto, FTA	140	16	18	20				8	8	8
March	2004	AyT Génova Hipotecario IV, FTH	800	106	125	146	13	20	24	8	8	8
April	2004	Valencia Hipotecario 1, FTA	472			50			1			5
June	2004	AyT Hipotecario Mixto II, FTA	160			1	1	1	1	2	2	2
November	2004	TDA 22 Mixto, FTH	120	28	31	34	14	17	18	2	2	2
June	2005	AyT Hipotecario Mixto IV, FTA	200	28	34	39	18	15	18	1	1	1
June	2005	AyT Génova Hipotecario VI, FTH	700	124	144	166	78	91	105	5	5	5
November	2005	FonCaixa FTGENCAT 3, FTA	650			62			27			7
November	2005	AyT Génova Hipotecario VII, FTH	1,400	294	339	390	119	137	136	8	9	10
November	2005	Douro Mortgages no. 1	1,500		257	292		148	135
December	2005	Valencia Hipotecario 2, FTH	940	135	159	186	41	31	40	5	5	10
June	2006	AyT Génova Hipotecario VIII, FTH	2,100	428	493	568	232	267	309	9	9	11
July	2006	FonCaixa FTGENCAT 4, FTA	600	61	72	86	19	20	20	5	5	6
July	2006	AyT Hipotecario Mixto V, FTA	318	64	72	82	46	55	64	2	2	2
September	2006	Douro Mortgages no. 2	1,500		367	416		283	315
November	2006	Valencia Hipotecario 3, FTA	901	201	230	262	70	81	91	5	5	6
November	2006	AyT Génova Hipotecario IX, FTH	1,000	279	317	357	107	121	125	6	7	8
June	2007	AyT Génova Hipotecario X, FTH	1,050	314	356	401	316	357	403	10	11	12
July	2007	Douro Mortgages no. 3	1,500		568	636		516	416
November	2007	FonCaixa FTGENCAT 5, FTA	1,000	181	211	243	38	38	38	27	27	27
December	2007	AyT Génova Hipotecario XI, FTH	1,200	383	429	479	388	435	485	37	39	40
July	2008	FonCaixa FTGENCAT 6, FTA	750	134	155	179	23	23	23	19	19	19
July	2008	AyT Génova Hipotecario XII, FTH	800	273	307	345	273	306	346	30	30	30
March	2009	AyT ICO-FTVPO I, FTA	129			20			41			3
April	2009	Bancaja BVA-VPO 1, FTA	55	12	16	34	16	19	23	3	3	5
December	2010	AyT Goya Hipotecario III, FTA	4,000	1,787	1,984	2,196	1,781	1,980	2,192	178	200	208
February	2011	Douro SME Series 2	3,472		3,348	3,392		3,348	3,392
April	2011	AyT Goya Hipotecario IV, FTA	1,300	583	648	718	596	662	735	66	66	67
December	2011	AyT Goya Hipotecario V, FTA	1,400	649	728	811	670	748	833	72	76	77
March	2013	FonCaixa Leasings 2, FTA	1,217		241	307		243	313		112	112
October	2015	FonCaixa PYMES 6, FTA	1,119			583			623			45
November	2015	FonCaixa PYMES 7, FTA	2,529			942			973			88
February	2016	CaixaBank RMBS 1, FT	14,200	10,919	11,800	12,678	10,944	11,846	12,742	568	568	568
June	2016	CaixaBank Consumo 2, FT	1,300	324	488	738	350	534	812	52	52	53
November	2016	CaixaBank Pymes 8, FT	2,250	899	1,242	1,680	973	1,343	1,796	84	93	93
March	2017	CaixaBank RMBS 2, FT	2,720	2,256	2,419	2,598	2,294	2,459	2,639	129	130	130
July	2017	CaixaBank Consumo 3, FT	2,450	911	1,408	2,099	931	1,457	2,162	42	99	99
November	2017	CaixaBank Pymes 9, FT	1,850	977	1,375	1,806	1,007	1,413	1,850	44	85	85
December	2017	CaixaBank RMBS 3, FT	2,550	2,122	2,325	2,532	2,135	2,344	2,550	88	115	116
May	2018	CaixaBank Consumo 4, FT	1,700	835	1,347		944	1,494		43	69
November	2018	CaixaBank Pymes 10, FT	3,325	2,322	3,232		2,525	3,325		159	159
June	2019	CaixaBank Leasings 3, FT	1,830	1,535			1,581			90
November	2019	CaixaBank Pymes 11, FT	2,450	2,388			2,451			116
TOTAL			73,247	31,741	37,491	38,816	31,058	36,253	36,896	1,939	2,037	1,984

27. Other significant disclosures CaixaBank Group | 2019 Financial Statements

Securitisation bonds placed in the market are recognised under "Financial liabilities at amortised cost - Debt securities issued" in the accompanying balance sheets, and they are the difference between the carrying amount of securitised bonds and the carrying amount of repo bonds.

Furthermore, the Group maintains the following synthetic securitisation transactions, by means of which it partially transfers the credit risk of a group of borrowers classified under the heading "Financial assets at amortised cost – Loans and advances" of the balance sheet:

SYNTHETIC SECURITISATION TRANSACTIONS
(Millions of euros)
ISSUE DATE		FUND	INITIAL EXPOSURE SECURITISED	CARRYING AMOUNT SECURITISED
				31-12-2019	31-12-2018	31-12-2017
February	2016	Gaudí I	2,025	356	920	2,021
August	2018	Gaudí II	2,025	2,019	2,025
April	2019	Gaudí III	1,282	1,281
TOTAL			5,332	3,656	2,945	2,021

The transfer of credit risk takes the form of a financial guarantee and it is not considered a substantial transfer of risk and profit. Therefore, the underlying exposure is maintained on the balance sheet.

The detail, by type, of the securities deposited by customers with the Group and third parties is as follows:

SECURITIES DEPOSITED BY THIRD PARTIES
(Millions of euros)
	31-12-2019	31-12-2018	31-12-2017
Book entries	175,526	159,417	173,267
Securities recorded in the market's central book-entry office	122,890	112,109	129,249
Equity instruments. - quoted	54,355	50,113	65,005
Equity instruments. - unquoted	2,771	2,873	3,454
Debt securities. - quoted	65,764	59,123	60,790
Securities registered at the Entity	0	29	13
Debt securities. - quoted	0	29	13
Securities entrusted to other depositories	52,636	47,279	44,005
Equity instruments. - quoted	20,608	16,728	16,896
Equity instruments. - unquoted	8	32	13
Debt securities. - quoted	30,710	25,902	27,038
Debt securities. - unquoted	1,310	4,617	58
Securities	3,538	3,212	3,691
Held by the Entity	3,018	3,174	3,651
Equity instruments	3,001	3,174	3,651
Debt securities	17	0	0
Entrusted to other entities	520	38	40
Equity instruments	520	38	40
Other financial instruments	72,397	77,940	18,291
TOTAL	251,461	240,569	195,249

27. Other significant disclosures CaixaBank Group | 2019 Financial Statements

Changes in the items derecognised from the balance sheet because recovery was deemed remote are summarised below. These financial assets are recognised under “Suspended assets” in the memorandum accounts supplementing the balance sheet:

CHANGES IN WRITTEN-OFF ASSETS
(Millions of euros)
	2019	2018	2017
OPENING BALANCE	14,639	15,823	15,457
Additions:	1,937	1,953	3,204
Of which are due to business combinations (Note 7)	0	0	1,284
Disposals:	2,665	3,137	2,838
Cash recovery of principal (Note 36)	784	455	298
Cash recovery of past-due receivables	23	36	75
Disposal of written-off assets *	635	1,843	1,505
Due to expiry of the statute-of-limitations period, forgiveness or any other cause	1,223	803	960
CLOSING BALANCE	13,911	14,639	15,823

Of which: interest accrued on the non-performing loans *	4,112	4,463	4,497

(*) Primarily includes interest on financial assets at the time of derecognition from the consolidated balance sheet.
(**) Corresponds to the sale of non-performing and written-off assets and includes interest related to these portfolios.

28. Interest income CaixaBank Group | 2019 Financial Statements

28. Interest income

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF INTEREST INCOME
(Millions of euros)
	2019	2018	2017
Central banks	0	0	0
Credit institutions	47	31	31
Debt securities	2,101	1,993	2,169
Financial assets held for trading	7	13	18
Financial assets designated at fair value through profit or loss		0	0
Financial assets compulsorily measured at fair value through profit or loss	5	5	0
Financial assets at fair value with changes in other comprehensive income	1,966	1,856	0
Available-for-sale financial assets			2,082
Financial assets at amortised cost	123	119	0
Loans and receivables		0	21
Investment portfolio at maturity		0	48
Loans and advances to customers and other financial income	4,808	4,762	4,657
Public administrations	75	97	132
Trade credits and bills	175	176	185
Mortgage loans	1,921	2,018	2,063
Personal loans	2,089	1,910	1,668
Credit accounts	434	428	468
Other	114	133	141
Adjustments to income due to hedging transactions	(28)	5	(67)
Interest income - liabilities	127	155	181
TOTAL	7,055	6,946	6,971

Of which: interest on exposures in stage 3 (non-performing loans in 2017)	196	293	281

The average effective interest rate of the various financial assets categories calculated on average net balances (excluding rectifications) is set out below:

AVERAGE RETURN ON ASSETS
(Percentage)
	2019	2018	2017
Deposits at central banks	0.00%	0.00%	0.00%
Financial assets held for trading – debt securities	0.39%	0.64%	0.67%
Financial assets compulsorily measured at fair value through profit or loss - Debt securities	4.46%	3.61%
Financial assets measured at fair value with changes in other comprehensive income / Available-for-sale financial assets - Debt securities	2.61%	2.71%	3.21%
Financial assets at amortised cost
Loans and advances to credit institutions	1.07%	0.64%	0.92%
Loans and advances to customers	2.25%	2.28%	2.17%
Debt securities	0.68%	0.70%	0.85%
Held-to-maturity investments - debt securities			0.51%

29. Interest expense CaixaBank Group | 2019 Financial Statements

29. Interest expense

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF INTEREST EXPENSE
(Millions of euros)
	2019	2018	2017
Central banks	(48)	(39)	(37)
Credit institutions	(98)	(70)	(74)
Customer deposits and other finance costs	(303)	(350)	(409)
Debt securities issued (excluding subordinated liabilities) *	(616)	(686)	(739)
Adjustments to expenses as a consequence of hedging transactions	511	552	582
Finance cost of insurance products	(1,426)	(1,319)	(1,434)
Asset interest expense	(97)	(91)	(79)
Lease liability interest (Note 1.4 and 22.4)	(20)
Other	(7)	(36)	(35)
TOTAL	(2,104)	(2,039)	(2,225)

(*) Excluding interest from preference shares accountable as Additional Tier 1 capital (recognised in shareholders' equity)

The average effective interest rate of the various financial liabilities categories calculated on average net balances (excluding rectifications) is set out below:

AVERAGE RETURN ON LIABILITIES
(Percentage)
	2019	2018	2017
Deposits from central banks	0.21%	0.13%	0.11%
Deposits from credit institutions	0.86%	0.54%	0.54%
Customer deposits	0.13%	0.16%	0.20%
Debt securities issued (excluding subordinated liabilities)	1.93%	2.26%	2.35%
Subordinated liabilities	1.75%	2.45%	3.68%

30. Dividend income CaixaBank Group | 2019 Financial Statements

30. Dividend income

The breakdown of this item in the accompanying statement of profit or loss is as follows:

DIVIDEND INCOME
(Millions of euros)
	2019	2018	2017
Telefónica	104	104	104
Other	59	42	23
TOTAL	163	146	127

31. Fees and commissions CaixaBank Group | 2019 Financial Statements

31. Fees and commissions

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF FEE AND COMMISSION INCOME
(Millions of euros)
	2019	2018	2017
Contingent liabilities	162	156	127
Credit facility drawdowns	51	50	53
Exchange of foreign currencies and banknotes	94	97	110
Collection and payment services	1,023	1,028	914
Of which: credit and debit cards	506	529	444
Securities services	81	96	98
Marketing of non-banking financial products	1,120	1,121	989
Other fees and commissions	409	350	469
TOTAL	2,940	2,898	2,760
	0	0

BREAKDOWN OF FEE AND COMMISSION EXPENSES
(Millions of euros)
	2019	2018	2017
Assigned to other entities and correspondents	(99)	(104)	(97)
Of which: transactions with cards and ATMs	(88)	(97)	(84)
Securities transactions	(25)	(24)	(18)
Other fees and commissions	(218)	(187)	(146)
TOTAL	(342)	(315)	(261)

32. Gains/(losses) on financial assets and liabilities CaixaBank Group | 2019 Financial Statements

32. Gains/(losses) on financial assets and liabilities

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF GAINS/(LOSSES) ON FINANCIAL ASSETS AND LIABILITIES
(Millions of euros)
	2019	2018	2017
Gains/(losses) on derecognition of financial assets and liabilities not measured at fair value through profit or loss, net	240	126	169
Financial assets at amortised cost / Loans and receivables	2	(25)	1
Debt securities	2	1
Loans and advances		(26)	1
Financial liabilities at amortised cost (Note 15)		102	88
Financial assets at fair value with changes in other comprehensive income / Available-for-sale financial assets	235	48	77
Debt securities	235	48	73
Equity instruments			4
Other	3	1	3
Gains/(losses) on financial assets and liabilities held for trading (net)	139	40	47
Equity instruments	29	(29)	106
Debt securities		(1)	1
Financial derivatives	110	70	(60)
Gains/(losses) on financial assets not designated for trading compulsorily measured at fair value through profit or loss (net)	(74)	61
Equity instruments (Note 12)	(7)	66
Debt securities	(54)	(5)
Loans and advances	(13)
Gains/(losses) from hedge accounting, net	45	39	(9)
Ineffective portions of cash flow hedges (Note 15)			(24)
Ineffective portions of fair value hedges		2	15
Valuation of hedging derivatives (Note 15)	292	(442)	(366)
Valuation of hedged items (Note 15)	(292)	444	380
Other	45	37
TOTAL	350	266	207

33. Other operating income and expenses and assets and liabilities under insurance or reinsurance contracts CaixaBank Group | 2019 Financial Statements

33. Other operating income and expenses and assets and liabilities under insurance or reinsurance contracts

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF OTHER OPERATING INCOME
(Millions of euros)
	2019	2018	2017
Income from investment property and other income	119	142	145
Sales and income from provision of non-financial services	289	297	241
Other income	247	189	312
TOTAL	655	628	698

BREAKDOWN OF OTHER OPERATING EXPENSES
(Millions of euros)
	2019	2018	2017
Contribution to the Deposit Guarantee Fund/National Resolution Fund	(345)	(325)	(309)
Operating expenses from investment property and other *	(127)	(320)	(358)
Changes in inventories and other expenses of non-financial activities	(249)	(263)	(211)
Expenses associated with regulators and supervisors	(14)	(12)	(11)
Other items	(306)	(232)	(239)
TOTAL	(1,041)	(1,152)	(1,128)

(*) Includes expenses related to leased investment property.

BREAKDOWN OF INCOME AND EXPENSES OF ASSETS AND LIABILITIES UNDER THE INSURANCE OR REINSURANCE BUSINESS
(Millions of euros)
	2019	2018	2017
Income
Insurance and reinsurance premium income *	952	987	815
Reinsurance income	(68)	(48)	8
TOTAL	884	939	823
Expenses
Paid provisions and other expenses related to insurance activity *	(61)	(107)	(117)
Net technical provisions *	(242)	(261)	(212)
Insurance and reinsurance premiums paid	(25)	(20)	(23)
TOTAL	(328)	(388)	(352)

(*) Net of the portion relating to financial expenses.

34. Personnel expenses CaixaBank Group | 2019 Financial Statements

34. Personnel expenses

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF PERSONNEL EXPENSES
(Millions of euros)
	2019	2018	2017
Wages and salaries	(2,207)	(2,187)	(2,137)
Social security contributions	(517)	(482)	(472)
Contributions to pension plans (saving and risk) *	(145)	(139)	(136)
Transfers to defined benefit plans	3	3	2
Other personnel expenses	(1,090)	(153)	(238)
Of which: Labour agreement 8-5-2019 (Note 23.2)	(978)
TOTAL	(3,956)	(2,958)	(2,981)

(*) Includes premiums paid

The expense recognised in 'Transfers to defined contribution plans' includes mainly mandatory contributions stipulated which are made to cover retirement, disability and death obligations of serving employees. To cover retirement, CaixaBank makes a monthly contribution equal to a percentage of pensionable wage items ranging from 0% to 8.5% depending on the length of service at the Group and other agreed terms and conditions.

“Other personnel expenses” includes, inter alia, training expenses, education grants and indemnities and other short term benefits. The cost of share-based payment plans, is also recognised under this heading, recorded with a balancing entry under 'Shareholders' equity — Other equity items' of the accompanying balance sheet, net of the corresponding tax effect. The amounts accrued from the share-based compensation plans are set out below:

SHARE-BASED REMUNERATION
(Millions of euros)
	2019 (**)	2018	2017
Format variable compensation package bonus - Executive Director, Senior Executive and other members of the group identified	9	8	7
Variable remuneration of the Long-Term Incentives Plan related to the SP 2015-2018 *		2	3
Variable remuneration of the Annual Consolidable Incentives Plan related to the SP 2019-2021	3
TOTAL	12	10	10

Beneficiaries of the Annual Consolidable Incentives Plan (people):	90

(*) With respect to the Long-Term Incentives Plan linked to the SP 2015-2018, the estimated maximum number of authorised Beneficiaries of the Plan stood at 80 people. The earned amount in 2017 is the target, which has been adjusted in 2018 for the achievement of the plan.
(**) In accordance with that established in the Policy of Remunerations approved in the agreements of the General Committee of Shareholders of 6 April 2019, the reference for the calculation of the stock equivalent to the variable compensation package based on instruments for 2019 is the average of the CaixaBank, SA share price between 1 and 15 February of 2020.

34. Personnel expenses CaixaBank Group | 2019 Financial Statements

The characteristics of the variable components in place that entail remunerations paid in shares are detailed below:

SHARE-BASED REMUNERATION
REMUNERATION IN SHARES*	GROUP IDENTIFIED	ACCRUAL PERIOD	PAYMENT SCHEME	PARAMETERS EVALUATED	COMPLETION LEVEL
Variable remuneration in bonus format	Executive Directors **, Senior Management *** and other members of the identified collective ***	Yearly	Upon each settlement, the payment is made in shares [50%] and cash [50%]	i) Individual challenges (50%) linked to strategic objectives.	Min [80%] and Max [120%] A final qualitative adjustment will be considered [+/- 25%]

ii) Corporate challenges (50%) linked to the following parameters:

- ROTE (10%)

- Core cost-to-income ratio (10%)

- Variation of problematic assets (10%)

- Risk Appetite Framework (RAF) (10%)

- Quality (5%)

- Conduct and compliance (5%)

Min [60%] and Max [120%]
Annual Conditioned Incentives Plan related to the SP 2019-2021 **	Executive Directors, Senior Management, and other key management personnel of the Group	From 2019 to 2023: - 1st cycle: 2019-2021 - 2nd cycle: 2020-2022 - 3rd cycle: 2021-2023

Executive Directors and Management Committee members:

- 1st cycle: 1/3 in 2023, 2024 and 2025

- 2nd cycle: 1/3 in 2024, 2025 and 2026

- 3rd cycle: 1/3 in 2025, 2026 and 2027

Other key management personnel of the Group

- 1st cycle: 100% in 2023

- 2nd cycle: 100% in 2024

- 3rd cycle: 100% in 2025

				i) Provisional incentive based on the following metrics: - Core cost-to-income ratio (40%) - ROTE (40%) - Customer experience index (20%)	Min [80%] and Max [120%] The granting of the provisional incentive depends on meeting a minimum ROTE for each cycle.
				ii) Definitive incentive: ex post adjustment to the provisional incentive based on the following metrics: - RAF (60%) - Total Shareholder Return (TSR) (30%) - Global Reputation Index (IGR) (10%)	Additional conditions are established according to CaixaBank's position with respect to the metrics indicated.

(*) The Annual Remunerations Report regarding the directors of listed limited companies this year includes the terms and conditions related to said payment schemes.
(**) Executive Directors receive variable remuneration in the form of a bonus, determined by a target compensation established by the Board at the proposal of the Remuneration Committee, with a level of achievement adjusted to the risk and the measurement of performance. It will be approved by the Board at the proposal of the Remuneration Committee.
(***) The challenge of the members of Senior Management and other members of the identified collective is calculated in line with the CEO, although the weighting of the RAF and of the variation of problematic assets is 15% and 5%, respectively.

The average number of employees, by professional category and gender, is set out below:

AVERAGE NUMBER OF EMPLOYEES *
(Number of employees)
	2019			2018			2017
	MEN	WOMEN	OF WHICH: WITH A DISABILITY ≥ 33%	MEN	WOMEN	OF WHICH: WITH A DISABILITY ≥ 33%	MEN	WOMEN	OF WHICH: WITH A DISABILITY ≥ 33%
Directors	3,716	2,366	26	3,769	2,216	0	3,927	2,182
Middle management	3,454	4,035	32	3,262	3,939	29	3,247	3,945	64
Agents	9,650	13,376	285	10,365	13,765	312	10,342	13,643	151
TOTAL	16,820	19,777	343	17,396	19,920	341	17,516	19,770	215

(*) The distribution, by professional category and gender, at any given time is not significantly different from that of the average number of employees.

35. Other administrative expenses CaixaBank Group | 2019 Financial Statements

35. Other administrative expenses

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF OTHER ADMINISTRATIVE EXPENSES
(Millions of euros)
	2019	2018	2017
IT and systems	(435)	(373)	(298)
Advertising and publicity *	(190)	(174)	(143)
Property and fixtures	(114)	(115)	(113)
Rent **	(44)	(185)	(178)
Communications	(71)	(70)	(60)
Outsourced administrative services	(86)	(109)	(142)
Tax contributions	(38)	(40)	(31)
Surveillance and security carriage services	(34)	(33)	(32)
Representation and travel expenses	(55)	(57)	(50)
Printing and office materials	(16)	(12)	(15)
Technical reports	(58)	(56)	(56)
Legal and judicial	(16)	(15)	(16)
Governing and control bodies	(10)	(10)	(8)
Other expenses	(81)	(47)	(27)
TOTAL	(1,248)	(1,296)	(1,169)

* Includes advertising in media, sponsorships, promotions and other commercial expenses.
** The short-term amount of rental expenses in which IFRS 16 has not been applied is immaterial.

"Technical reports" relates to fees and expenses, excluding the related VAT, paid to the auditor, broken down as follows:

EXTERNAL AUDITOR FEES *
(Thousands of euros)
	2019	2018	2017
Auditor of the Group (PwC in 2019 and 2018; Deloitte in 2017)	4,974	4,862	11,028
Audit	3,817	3,762	3,766
Audit	3,285	2,817	2,879
Limited review	532	945	887
Other services	1,157	1,100	7,262
Financial due diligence			438
Comfort letters for issues	350	179	450
Agreed procedural reports	804	707	948
Other work	3	214	758
Support works in inspection activities			661
Regulatory advice			2,964
Cybersecurity services			995
Tax advisory services			48
Other auditors **		40	4,205
Audit		40	188
Other services			4,017
TOTAL	4,974	4,902	15,233

(*) The services contracted with our auditors comply with the Spanish Auditing Act's requirements of independence, and none of the work performed is incompatible with auditing duties.
(**) Furthermore, in 2019, the accounts auditor of a Group company that is not deemed a Public Interest Entity, invoices an amount of EUR 80 thousand for its audit (EUR 85 thousand in 2018). Furthermore, the fees for other services invoiced by this auditor and its network to the Group in 2019 amount to EUR 9,661 thousand (EUR 7,823 thousand in 2018).

35. Other administrative expenses CaixaBank Group | 2019 Financial Statements

Information on the average payment period to suppliers

The following tables provide a breakdown of the required information relating to payments made and pending at the balance sheet date:

PAYMENTS MADE AND OUTSTANDING AT THE BALANCE SHEET DATE
(Millions of euros)
2019
Total payments made	2,807
Total payments pending	42
TOTAL PAYMENTS IN THE YEAR	2,849

AVERAGE SUPPLIER PAYMENT PERIOD AND RATIOS
(Day)
2019
Average payment period to suppliers	23.20
Ratio of transactions paid	23.33
Ratio of transactions pending payment	16.93

In accordance with the Second Transitional Provision of Act 15/2010, the general maximum statutory period is 30 days, which may be extended to 60 days upon agreement of the parties.

36. Impairment or reversal of impairment on financial assets not measured at fair value through profit or loss CaixaBank Group | 2019 Financial Statements

36. Impairment or reversal of impairment on financial assets not measured at fair value through profit or loss

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF THE IMPAIRMENT OR REVERSAL OF IMPAIRMENT ON FINANCIAL ASSETS NOT MEASURED AT FAIR VALUE THROUGH PROFIT OR LOSS
(Millions of euros)
	2019	2018	2017
Financial assets at amortised cost / Loans and receivables	(425)	(124)	(805)
Loans and advances	(425)	(125)	(775)
Net allowances (Note 14)	(410)	(68)	(554)
Of which - Credit institutions	(2)		3
Of which - Customers	(408)	(68)	(557)
Write-downs (Note 27.4)	(799)	(512)	(519)
Recovery of loans written off (Note 27.4)	784	455	298
Debt securities (Note 14)		1	(30)
Financial assets at fair value with changes in other comprehensive income / Available-for-sale financial assets		(2)	(144)
Write-downs		(2)	(144)
Equity instruments			(140)
Debt securities		(2)	(4)
TOTAL	(425)	(126)	(949)

37. Impairment/(reversal) of impairment on non-financial assets CaixaBank Group | 2019 Financial Statements

37. Impairment/(reversal) of impairment on non-financial assets

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF THE IMPAIRMENT/(REVERSAL) OF IMPAIRMENT ON NON-FINANCIAL ASSETS
(Millions of euros)
	2019	2018	2017
Tangible assets	(80)	(17)	(53)
Property, plant and equipment for own use	(35)	(21)	(30)
Allowances (Note 18)	(3)	(1)	(6)
Reversals (Note 18)	7	3	6
Write-downs	(39)	(23)	(30)
Investment property (Note 18)	(45)	4	(23)
Allowances	(111)	(249)	(294)
Releases	66	253	271
Intangible assets (Note 19)	(25)	(25)	(70)
Allowances	(4)	(5)	(5)
Releases	1	4	4
Write-downs	(22)	(24)	(69)
Other (Note 20)	(1)	(7)	(47)
Inventories		(7)	(47)
Allowances	(2)	(18)	(315)
Releases	2	11	268
Other	(1)
TOTAL	(106)	(49)	(170)

38. Gains/(losses) on derecognition of non-financial assets CaixaBank Group | 2019 Financial Statements

38. Gains/(losses) on derecognition of non-financial assets

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF GAINS/(LOSSES) ON DERECOGNITION OF NON-FINANCIAL ASSETS
(Millions of euros)
	2019			2018			2017
	GAINS	LOSSES	NET PROFIT/(LOSS)	GAINS	LOSSES	NET PROFIT/(LOSS)	GAINS	LOSSES	NET PROFIT/(LOSS)
On disposals of tangible assets	85	(36)	49	95	(66)	29	106	(72)	34
Due to sale of investments (Note 16)	1	4	5	9	(608)	(599)	1	(188)	(186)
On disposals of other assets *	1	0	1	99	(5)	94	41	(3)	37
TOTAL	87	(32)	55	203	(679)	(476)	148	(263)	(115)

(*) Corresponds to gains or losses on selling real estate classified as inventories (see Note 20).

39. Profit/(loss) from non-current assets and disposal groups classified as held for sale not qualifying as discontinued operations CaixaBank Group | 2019 Financial Statements

39. Profit/(loss) from non-current assets and disposal groups classified as held for sale not qualifying as discontinued operations

The breakdown of this item in the accompanying statement of profit or loss is as follows:

BREAKDOWN OF THE GAINS/(LOSSES) OF NON-CURRENT ASSETS CLASSIFIED AS HELD FOR SALE
(Millions of euros)
	2019	2018	2017
Impairment losses on non-current assets held for sale (Note 21)	(134)	(335)	(175)
Profit/(loss) on disposal of non-current assets held for sale *	18	186	177
TOTAL	(116)	(149)	2

(*) The total profit/(loss) on the disposal of non-current assets relate to real estate to satisfy loans, none of which were for significant amounts individually.

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

40. Information on the fair value

All financial instruments are classified into one of the following levels using the following hierarchy for determining fair value by valuation technique:

■	Level 1: the price that would be paid for it on an organised, transparent and deep market (“quoted price” or “market price”) is used. In general, this level includes debt securities with a liquid market, quoted equity securities, derivatives traded on organised markets and mutual funds.

■	Level 2: valuation techniques are used in which the assumptions correspond to directly or indirectly observable market data or to quoted prices on organised markets.

The fair value of the instruments classified in Level 2, for which there is no market price, is estimated on the basis of the quoted prices of similar instruments and valuation techniques commonly used by the international financial community, taking into account the specific features of the instrument to be measured and, particularly, the various types of risk associated with it.

■	Tier 3: valuation techniques are used in which certain of the significant assumptions are not supported by directly observable market inputs.

The fair value of the rest of the financial instruments classified in Level 3, for which there are no directly observable market data, is determined using alternative techniques, including price requests submitted to the issuer or the use of market parameters corresponding to instruments with a risk profile that can be equated to that of the instrument being measured, adjusted to reflect the different intrinsic risks.

For unquoted equity instruments, classified in Level 3, acquisition cost less any impairment loss determined based on available information is considered the best estimate of fair value.

The process for determining fair value ensures that its assets and liabilities are measured appropriately. A committee structure has been put in place on which the process for proposing and approving the arrangement of financial instruments on the market is based:

■	The market inputs and other risk quantification and measurement parameters and methodologies, together with the conditioning factors for registering trades and their potential accounting, legal and tax impacts, are analysed by the areas responsible prior to authorisation.

■	An independent unit is responsible for issues related to the measurement of derivatives and fixed-income securities. It reports organisationally to the Risk Area, which discloses the decisions made to the management area where the new product should be arranged.

Without reducing its freedom and independence when making decisions about risk evaluation and quantification, this analysis does entail a process of comparing, reconciling and, where possible, obtaining the consensus of the business areas.

The fair value of the financial instruments recognised in the balance sheet, excluding the insurance business, broken down by associated carrying amount and level is as follows:

FAIR VALUE OF FINANCIAL ASSETS (FA)
(Millions of euros)
	31-12-2019					31-12-2018					31-12-2017
	CARRYING AMOUNT	FAIR VALUE				CARRYING AMOUNT	FAIR VALUE				CARRYING AMOUNT	FAIR VALUE
		TOTAL	LEVEL 1	LEVEL 2	LEVEL 3		TOTAL	LEVEL 1	LEVEL 2	LEVEL 3		TOTAL	LEVEL 1	LEVEL 2	LEVEL 3
FA held for trading (Note 11)	7,370	7,370	1,189	6,169	12	9,810	9,810	1,119	8,682	9	10,597	10,597	2,433	8,150	14
Derivatives	6,194	6,194	27	6,167		8,707	8,707	32	8,675		8,162	8,162	13	8,149
Equity instruments	457	457	457			348	348	348			403	403	403
Debt securities	719	719	705	2	12	755	755	739	7	9	2,032	2,032	2,017	1	14
FA not designated for trading compulsorily measured at fair value through profit or loss (Note 12)	427	427	54	59	314	704	704	223		480
Equity instruments	198	198	54	2	142	232	232	223		8
Debt securities	63	63		57	6	145	145			145
Loans and advances	166	166			166	327	327			327
Customers	166	166			166	327	327			327
FA at fair value through profit or loss	1	1	1								6,500	6,500	6,500
Equity instruments											4,299	4,299	4,299
Debt securities	1	1	1								2,101	2,101	2,101
Loans and advances											100	100	100
FA at fair value with changes in other comprehensive income (Note 13)	18,371	18,371	17,414	245	712	21,888	21,888	20,871	145	873
Equity instruments	2,407	2,407	1,617	78	712	3,565	3,565	2,686	11	868
Debt securities	15,964	15,964	15,797	167		18,323	18,323	18,185	134	5
Available-for-sale FA											69,555	69,555	65,569	3,451	535
Equity instruments											2,883	2,883	2,427	7	449
Debt securities											66,672	66,672	63,142	3,444	86
FA at amortised cost (Note 14)	244,702	264,355	11,593	1,968	250,794	242,582	259,358	11,653	638	247,067
Debt securities	17,389	17,878	11,593	1,968	4,317	17,060	17,295	11,653	638	5,004
Loans and advances	227,313	246,477			246,477	225,522	242,063			242,063
Central banks	6	6			6	5	5			5
Credit institutions	5,153	5,536			5,536	7,550	8,263			8,263
Customers	222,154	240,935			240,935	217,967	233,795			233,795
Loans and receivables											226,273	241,075		257	240,818
Debt securities											2,576	2,585		257	2,328
Loans and advances											223,697	238,490			238,490
Central banks											5	5			5
Credit institutions											7,374	7,957			7,957
Customers											216,318	230,529			230,529
Held-to-maturity investments											11,085	11,207	9,530	1,677
Derivatives - Hedge accounting (Note 15)	2,133	2,133		2,133		2,056	2,056		2,056		2,597	2,597		2,597

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

FAIR VALUE OF FINANCIAL LIABILITIES
(Millions of euros)
	31-12-2019					31-12-2018					31-12-2017
	CARRYING AMOUNT	FAIR VALUE				CARRYING AMOUNT	FAIR VALUE				CARRYING AMOUNT	FAIR VALUE
		TOTAL	LEVEL 1	LEVEL 2	LEVEL 3		TOTAL	LEVEL 1	LEVEL 2	LEVEL 3		TOTAL	LEVEL 1	LEVEL 2	LEVEL 3
Financial liabilities held for trading (Note 11)	2,338	2,338	505	1,833		9,015	9,015	477	8,538		8,605	8,605	777	7,828
Derivatives	1,867	1,867	34	1,833		8,616	8,616	78	8,538		7,861	7,861	33	7,828
Short positions	471	471	471			399	399	399			744	744	744
Financial liabilities designated at fair value through profit or loss (Note 1)	1	1	1								8,241	8,241	8,241
Deposits											8,241	8,241	8,241
Other financial liabilities	1	1	1
Financial liabilities at amortised cost (Note 22)	283,975	286,577	31,589		254,988	282,460	283,017	26,941		256,076	280,898	282,191	28,497		253,694
Deposits	241,735	242,664			242,664	247,640	247,458			247,458	246,804	246,568			246,568
Central banks	14,418	14,458			14,458	29,406	29,669			29,669	31,681	31,827			31,827
Credit institutions	6,238	6,246			6,246	8,034	7,993			7,993	11,515	11,426			11,426
Customers	221,079	221,960			221,960	210,200	209,796			209,796	203,608	203,315			203,315
Debt securities issued	33,648	35,321	31,589		3,732	29,244	29,982	26,941		3,041	29,919	31,448	28,497		2,951
Other financial liabilities	8,592	8,592			8,592	5,576	5,577			5,577	4,175	4,175			4,175
Derivatives - Hedge accounting (Note 15)	515	515		515		793	793		793		793	793		793

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

The measurements obtained using internal models may differ if other techniques were applied or assumptions used regarding interest rates, credit risk spreads, market risk, exchange rate risk, or the related correlations and volatilities. Nevertheless, the Group's Directors consider the models and techniques applied appropriately reflect the fair values of financial assets and financial liabilities recognised in the balance sheet, and the gains and losses on these financial instruments.

The breakdown of the fair value compared to the carrying amount of financial assets under the insurance business (see Note 17) is as follows:

FAIR VALUE OF ASSETS AND LIABILITIES UNDER THE INSURANCE BUSINESS (*)
(Millions of euros)
	31-12-2019					31-12-2018
	CARRYING AMOUNT	FAIR VALUE				CARRYING AMOUNT	FAIR VALUE
		TOTAL	LEVEL 1	LEVEL 2	LEVEL 3		TOTAL	LEVEL 1	LEVEL 2	LEVEL 3
FINANCIAL ASSETS
Financial assets held for trading	1,066	1,066	1,066			945	945	943		2
Debt securities	1,066	1,066	1,066			945	945	943		2
Financial assets designated at fair value through profit or loss	12,150	12,150	12,150			7,990	7,990	7,990
Equity instruments	7,704	7,704	7,704			5,265	5,265	5,265
Debt securities	3,980	3,980	3,980			2,343	2,343	2,343
Loans and advances - Credit institutions	466	466	466			382	382	382
Available-for-sale financial assets	58,763	58,763	58,710		53	51,345	51,345	51,344	1
Debt securities	58,763	58,763	58,710		53	51,345	51,345	51,344	1
Loans and receivables	530	530			530	1,183	1,183			1,183
Debt securities	350	350			350	655	655			655
Loans and advances - Credit institutions	180	180			180	528	528			528
FINANCIAL LIABILITIES
Contracts designated at fair value through profit or loss	12,248	12,248	12,248			9,053	9,053	9,053

(*) At 31 December 2017 they are included by financial asset category (IAS 39), see previous table.

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

The main valuation techniques, assumptions and inputs used in fair value estimation for levels 2 and 3 by type of financial instruments are as follows:

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

(1) Present value method (net present value): this model uses the cash flows of each instrument, which are established in the different contracts, and deducts them to calculate the present value.

(2) Market peers (similar asset prices): market peer instrument prices, reference indices or benchmarks are employed to calculate the performance as of the entry price or its current valuation, making subsequent adjustments to take into account the differences between the measured asset and the one taken as reference. It can also be assumed that the price of an instrument is equivalent to another one.

(3) Black-Scholes model: this model applies a log-normal distribution of the securities prices in such a way that, under a neutral risk, the return expected is the risk-free interest rate. Under this assumption, the price of vanilla options can be calculated analytically, in such a way that the volatility of the price process can be obtained by inverting the BS formula for a premium quoted on the market.

(4) Black model: Black-Scholes model extended to interest rates, futures prices, exchange rates, etc.

(5) Local volatility model: in this model volatility is determined in time according to the degree of moneyness, reproducing the volatility smiles observed in the market. The volatility smile of an option is the empirical relationship observed between its implied volatility and exercise price. These models are appropriate for exotic options using Monte Carlo simulation or the resolution of differential equations for valuation purposes.

(6) Local stochastic volatility model in this model volatility follows a stochastic process in time according to the degree of moneyness, reproducing the volatility smiles observed in the market. These models are appropriate for long-term exotic options using Monte Carlo simulation or the resolution of differential equations for valuation purposes.

(7) Vanna-volga model: this model is based on building the local replica portfolio whose hedging costs of second derivatives, vanna (premium derivative with respect to the volatility and the underlying) and volga (premium's second derivative with respect to the volatility), are added to the corresponding Black-Scholes prices in order to reproduce the volatility smiles.

(8) Early cancellation ratios: early cancellation ratios calibrated to internal historical data

(9) Credit loss ratios: ratios based on expected loss estimates using IFRS methodology for Stage 2 based on internal models.

(10) Projections of deposits with no maturity: this model is employed to project the maturity of demand deposit accounts based on historical data, considering the sensitivity of the demand deposit accounts' remuneration at market interest rates and the degree of permanence of account balances on the balance sheet.

Credit risk and funding cost valuation adjustment

Credit Valuation Adjustments (CVA) and Debit Valuation Adjustments (DVA) are added to the valuation of Over The Counter (OTC) derivatives due to the risk associated with the counterparty's and own credit risk exposure, respectively. In addition, Funding Valuation Adjustment (FVA) is a valuation adjustment of derivatives of customer transactions that are not perfectly collateralised that includes the funding costs related to the liquidity necessary to perform the transaction.

The CVA is calculated bearing in mind the expected exposure with each counterparty in each future maturity. The CVA for an individual counterparty is equal to the sum of the CVA for all maturities. Adjustments are calculating by estimating exposure at default (EAD), the probability of default (PD) and loss given default (LGD) for all derivatives on any underlying at the level of the legal entity with which the CaixaBank Group has exposure. Similarly, DVA is calculated by multiplying the expected negative exposure given the probabilities of default by the Group's LGD.

The data necessary to calculate PD and LGD come from the credit markets (Credit Default Swaps). Counterparty data are applied where available. Where the information is not available, an exercise is carried out that considers – among other factors – the counterparty's sector and rating in order to assign the probability of default and the loss given default, calibrated directly to market or with market adjustment factors for the probability of default and the historical expected loss.

With FVA, the adjustment shares part of the CVA/DVA approaches, since it is also based on the future credit exposure of the derivatives, but in this case the exposures are not netted by counterparty, but rather at aggregate level in order to recognise the joint management of the liquidity. The data necessary to calculate funding cost are also based on prices taken from its issuance and credit derivatives markets.

The change in the value of the CVA/FVA and DVA/FVA adjustments are recognised in “Gains/(losses) on financial assets and liabilities held for trading, net” in the statement of profit or loss. The table below shows the changes to these adjustments:

CVA/FVA AND DVA/FVA CHANGES
(Millions of euros)
	2019		2018		2017
	CVA/FVA	DVA/FVA	CVA/FVA	DVA/FVA	CVA/FVA	DVA/FVA
OPENING BALANCE	(136)	31	(98)	27	(223)	53
Additions/changes in derivatives	50	(12)	(36)	4	107	(26)
Cancellation or maturity of derivatives	(0)		(2)		18
CLOSING BALANCE	(86)	19	(136)	31	(98)	27

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

Transfers between levels

The transfers between levels of the instruments recorded at fair value, excluding the insurance business, are specified below:

TRANSFERS BETWEEN LEVELS — 2019
(Millions of euros)
	FROM:	LEVEL 1		LEVEL 2		LEVEL 3
	TO:	LEVEL 2	LEVEL 3	LEVEL 1	LEVEL 3	LEVEL 1	LEVEL 2
ASSETS
Financial assets held for trading
Debt securities
Financial assets at fair value with changes in other comprehensive income		49					5
Debt securities		49					5
Financial assets at amortised cost		114					1,049
Debt securities		114					1,049
TOTAL		163					1,054

(*) Certain issuances have been reclassified from level 3 to level 2, due to a rise in the quality of the prices published.
TRANSFERS BETWEEN LEVELS — 2018
(Millions of euros)
	FROM:	LEVEL 1		LEVEL 2		LEVEL 3
	TO:	LEVEL 2	LEVEL 3	LEVEL 1	LEVEL 3	LEVEL 1	LEVEL 2
ASSETS		93	5	150
Financial assets held for trading		2
Debt securities		2
Financial assets at fair value with changes in other comprehensive income		91	5
Debt securities		91	5
Financial assets at amortised cost				150
Debt securities				150
TOTAL		93	5	150

There were no transfers between levels in 2017.

Given the Group's risk profile regarding its portfolio of debt securities measured at fair value (see Note 3.3.3), the change in fair value attributable to credit risk is not expected to be significant.

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

Changes and transfers of financial instruments in Level 3

The change brought about in the Level 3 balance, on instruments registered at fair value, is detailed below:

CHANGES IN LEVEL 3 OF FINANCIAL INSTRUMENTS AT FAIR VALUE - 2019 **
(Millions of euros)
	CAIXABANK GROUP (EXC. INSURANCE GROUP)			INSURANCE GROUP
	NON-TRADING FA* - DEBT SEC.	FA AT FAIR VALUE WITH CHANGES IN OTHER COMPREHENSIVE INCOME		AVAILABLE-FOR-SALE FINANCIAL ASSETS
		DEBT SEC.	EQUITY INSTRUMENTS	DEBT SEC.
OPENING BALANCE	145	5	868	0
Reclassifications to other levels		(5)
Total gains/(losses)	(85)	0	(110)	1
To profit or loss	(85)
To reserves			(27)
To equity valuation adjustments			(83)	1
Acquisitions			1	52
Settlements and other	(54)		(47)
CLOSING BALANCE	6	0	712	53

Total gains/(losses) in the period for instruments held at the end of the period	85	0	110	(1)
FA: Financial assets; DEBT SEC.: debt securities

(*) Compulsorily measured at fair value through profit or loss.
(**) No material impacts were recognised as a consequence of the sensitivity analyses carried out on level-3 financial instruments.

CHANGES IN LEVEL 3 OF FINANCIAL INSTRUMENTS AT FAIR VALUE - 2018
(Millions of euros)
	CAIXABANK GROUP (EXC. INSURANCE GROUP)			INSURANCE GROUP
	NON-TRADING FA* - DEBT SEC.	FA AT FAIR VALUE WITH CHANGES IN OTHER COMPREHENSIVE INCOME		AVAILABLE-FOR-SALE FINANCIAL ASSETS
		DEBT SEC.	EQUITY INSTRUMENTS	DEBT SEC.
OPENING BALANCE		86	449	31
First application of IFRS 9 (Note 1)	148	(86)	52
ADJUSTED OPENING BALANCE	148	0	501	31
Reclassifications to other levels		5
Total gains/(losses)	(4)	0	(122)	(1)
To profit or loss	(3)		(21)
To equity valuation adjustments	(1)		(101)	(1)
Acquisitions	7			(30)
Settlements and other	(6)		489
CLOSING BALANCE	145	5	868	0

Total gains/(losses) in the period for instruments held at the end of the period	4	0	122	1
FA: Financial assets; DEBT SEC.: Debt securities
(*) Compulsorily measured at fair value through profit or loss.

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

CHANGES IN LEVEL 3 OF FINANCIAL INSTRUMENTS AT FAIR VALUE - 2017
(Millions of euros)
	AVAILABLE-FOR-SALE FINANCIAL ASSETS
	DEBT SEC.	EQUITY INSTRUMENTS
OPENING BALANCE	5	570
Additions due to business combinations (Note 7)	86	25
Reclassifications to other levels
Total gains/(losses)	9	(141)
To profit or loss	1	(139)
To equity valuation adjustments	8	(2)
Acquisitions	1	3
Settlements and other	(15)	(8)
CLOSING BALANCE	86	449

Total gains/(losses) in the period for instruments held at the end of the period	(9)	141
FA: Financial assets; DEBT SEC.: Debt securities

In the particular case of property assets, fair value corresponds to the market appraisal of the asset in its current condition by independent experts:

■	Statistical appraisals are used for real estate with a fair value of less than EUR 300 thousand.

■	For foreclosed real estate with a fair value of EUR 300 thousand or more, appraisals have been requested in accordance with the criteria established by Order ECO/805/2003:

◆	Appraisals below 2 years old are used for investment property

◆	Appraisals below 1 year old are used for inventories and non-current assets held for sale and disposal groups classified as held for sale.

The fair value of real estate is measured based on Level 2 in the fair value hierarchy.

The fair value of real estate according to their accounting classification is as follows:

FAIR VALUE OF PROPERTY
(Millions of euros)
	2019		2018		2017
	CARRYING AMOUNT	FAIR VALUE	CARRYING AMOUNT	FAIR VALUE	CARRYING AMOUNT	FAIR VALUE
Tangible assets - Investment property	2,298	2,930	2,738	3,468	3,325	4,143
Other assets - Inventories	20	20	15	15	841	1,078
Non-current assets held for sale and disposal groups classified as held for sale	1,085	1,253	965	1,114	5,564	6,733
TOTAL	3,403	4,203	3,718	4,597	9,730	11,954

40. Information on the fair value CaixaBank Group | 2019 Financial Statements

The Group has a corporate policy that guarantees the professional competence and independence and objectivity of external valuation agencies as provided for in legislation, under which these agencies must comply with neutrality and credibility requirements so that use of their estimates does not undermine the reliability of their valuations. This policy stipulates that all valuation agencies and appraisers used by the Group in Spain must be included in the Bank of Spain's Official Registry and that their valuations be performed in accordance with the methodology set out in Ministerial Order ECO/805/2003, of 27 March.

The main companies and agencies with which the Group worked in Spain for the year are listed below:

APPRAISERS OF REAL ESTATE ASSETS
(Percentage)
	TANGIBLE ASSETS - INVESTMENT PROPERTY	OTHER ASSETS - INVENTORIES	NON-CURRENT ASSETS HELD FOR SALE
Krata, SA	9%	2%	8%
Tasaciones Inmobiliarias, SA	22%	16%	12%
Sociedad de Tasación, SA	17%	21%	12%
Gesvalt, SA	7%	4%	10%
JLL Valoraciones, SA	5%	25%	6%
Ibertasa, SA	0%	0%	0%
CBRE Valuation Advisory, SA	14%	21%	27%
Gloval Valuation, SA	18%	7%	13%
Valoraciones y Tasaciones Hipotecarias, SA	0%	0%	0%
Tecnitasa, SA	2%	0%	2%
UVE Valoraciones, SA	6%	4%	8%
Other	0%	0%	2%
TOTAL	100%	100%	100%

41. Related party transactions CaixaBank Group | 2019 Financial Statements

41. Related party transactions

The "key management personnel" at CaixaBank are those persons having authority and responsibility for planning, directing and controlling the activities of the Entity, directly or indirectly, including all members of the Board of Directors and Senior Management (equivalent to the Management Committee members) of CaixaBank. Given their posts, each member of key management personnel is treated as a related party.

Close relatives to 'key management personnel' are also considered related parties, understood as family members who could exercise influence, or be influenced by this person, in matters relating to the Entity, as well as the companies in which the key staff or their close relatives exercise control, joint control or significant influence, or directly or indirectly have important voting powers.

According to the Regulations of the Board of Directors, transactions between Directors and their related parties must be authorised by the Board of Directors, subject to a report by the Audit and Control Committee, except if they meet the following three conditions: i) they are governed by standard form contracts applied on an across the-board basis to a large number of clients; ii) they go through at market prices, generally set by the person supplying the goods or services; and iii) the amount of the transaction is no more than one per cent (1%) of the company's annual income. Notwithstanding the above, express authorisation by the Bank of Spain is required for the granting of loans, credits or guarantees to the "key management personnel".

The approval policy for loans to members of the Board of Directors who are employees of CaixaBank and Senior Management is governed by the provisions of the collective bargaining agreement for savings bank and financial savings institutions, as well as the internal employment regulations that implement this agreement. The breakdown of financing granted to "key management personnel and executives" is as follows:

OUTSTANDING FINANCING TO KEY PERSONNEL - DIRECTORS AND SENIOR MANAGEMENT
(Thousands of euros)
	2019	2018	2017
Outstanding financing	6,964	8,109	8,941
Average maturity (years)	21	21	22
Average interest rate (%)	0.34	0.29	0.38
Financing granted in the year	32	8	15
Average maturity (years)	5	0	4
Average interest rate (%)	0.65	5.78	0 (cards)

All other loan and deposit transactions or financial services arranged by CaixaBank with "key management personnel", in addition to related party transactions, were approved under normal market conditions. Moreover, none of those transactions involved a significant amount of money. Likewise, there was no evidence of impairment to the value of the financial assets or to the guarantees or contingent commitments held with "key management personnel".

The most significant balances between the CaixaBank Group and its related parties are set out below, complementing the other balances in the notes to this report. Details are also provided of the amounts recognised in the statement of profit or loss from transactions carried out.

RELATED PARTY BALANCES AND OPERATIONS
(Millions of euros)
	SIGNIFICANT SHAREHOLDER (1)			ASSOCIATES AND JOINT VENTURES			DIRECTORS AND SENIOR MANAGEMENT (2)			OTHER RELATED PARTIES (3)			EMPLOYEE PENSION PLAN
	2019	2018	2017	2019	2018	2017	2019	2018	2017	2019	2018	2017	2019	2018	2017
ASSETS
Loans and advances to credit institutions				28
Loans and advances	26	32	210	462	603	477	7	8	9	20	11	11	0	0	0
Mortgage loans	25	31	114		2	3	7	8	9	10	6	6
Other	1	1	96	462	601	474				10	5	5
Of which: valuation adjustments			(1)	(2)		(4)
Equity instruments
Debt securities	8		9			5
TOTAL	34	32	219	490	603	482	7	8	9	20	11	11	0	0	0
LIABILITIES
Customer deposits	165	339	799	720	431	1,802	29	39	24	58	97	19	36	36	57
Debt securities issued
TOTAL	165	339	799	720	431	1,802	29	39	24	58	97	19	36	36	57
PROFIT OR LOSS
Interest income	1	2	4	7	2	1
Interest expense
Fee and commission income	1			205	211	192
Fee and commission expenses				(13)
TOTAL	2	2	4	199	213	193	0	0	0	0	0	0	0	0	0
OTHER
Contingent liabilities	1	2	9	56	25	107
Contingent commitments		0	0	443	308	300	2	1	2	4	12	7
Assets under management (AUMs) and assets under custody (4)	14,879	14,552	17,215	1,571	1,700	1,916	224	210	275	430	458	498
TOTAL	14,880	14,554	17,224	2,070	2,033	2,323	226	211	277	434	470	505	0	0	0

(1) “Significant shareholder” refers to any shareholder that is the parent of or has joint control of or significant influence over the Group, the latter term as defined in IAS 28, irrespective of its economic rights. Along these lines they solely refer to balances and operations made with ”la Caixa” Banking Foundation, CriteriaCaixa and its subsidiaries. At 31 December 2019, 2018 and 2017, CriteriaCaixa's stake in CaixaBank is 40%.

(2) Directors and Senior Management of CaixaBank.

(3) Family members and entities related to members of the Board of Directors and Senior Management of CaixaBank.

(4) Includes collective investment institutions, insurance contracts, pension funds and securities depositary.

41. Related party transactions CaixaBank Group | 2019 Financial Statements

The table below shows the main subsidiaries, joint ventures and associates, and their type of link.

41. Related party transactions CaixaBank Group | 2019 Financial Statements

41. Related party transactions CaixaBank Group | 2019 Financial Statements

Transactions between Group companies form part of the normal course of business and are carried out at arm's length.

The most significant operations carried out in 2019, 2018 and 2017 between group companies, in addition or complementary to those mentioned in the above notes in this report, are as follows:

■	CaixaBank Payments & Consumer:

On 31 January 2019, the CaixaBank Board of Directors, the sole shareholder both of CaixaBank Consumer Finance and CaixaBank Payments, unanimously agreed to conduct a corporate reorganisation with the purpose of centralising the group's activity to issue and manage cards, provide payment services and provide consumer credit.

The reorganisation entailed the merger through absorption of CaixaBank Payments (as the absorbed company) by CaixaBank Consumer (as the absorbing company), through the en bloc conveyance of the former to the benefit of the latter, which consequently acquired, through universal succession, of the rights and obligations of the Absorbed Company and the dissolution without liquidation of the Absorbed Company.

The company resulting from this merger was renamed CaixaBank Payments & Consumer E.F.C., E.P., S.A (hereinafter, 'CaixaBank Payments & Consumer'). The merger deed was recorded in the Mercantile Register of Madrid on 25 July 2019.

As a result of this merger, the following restructuring of the business scope was carried out, with no impact on the Group's balance sheet or statement of profit or loss:

◆	Promo Caixa, CaixaBank Payments & Consumer entered into a purchase agreement for 100% of the share capital of Promo Caixa, owned by CaixaBank, for a total price of EUR 212 million.

◆	Comercia Global Payments, CaixaBank Payments & Consumer entered into a purchase agreement for 49% of the share capital of Comercia Global Payments, owned by CaixaBank, for a total price of EUR 585 million.

■	The operation, signed in December 2017, to dispose of the Banco BPI merchant processing business (point of sale) to Comercia Global Payments was closed in August 2018, registering a profit of EUR 58 million under "Gains/(losses) on derecognition of non-financial assets, net" of the accompanying consolidated income statement.

■	On 23 November 2017, CaixaBank Asset Management signed an agreement to acquire from Banco BPI all the share capital of the companies BPI Gestão de Activos, Sociedade Gestora de Fundos de Investimento, and BPI Global Investment Fund Management Company for EUR 75 million and EUR 8 million, respectively.

■	On 23 November 2017, VidaCaixa signed an agreement to acquire from Banco BPI all the share capital of BPI Vida e Pensões, Companhia de Seguros, for a price of EUR 135 million.

The most relevant operations of 2019, 2018 and 2017 with the significant shareholder, in addition to those mentioned in the previous notes of this report, are as follows:

■	On 31 December 2019, 2018 and 2017, CriteriaCaixa holds derivatives with CaixaBank to cover the interest rates of bilateral banking loans, for a nominal value of EUR 846, 1,100 and 1,100 million, respectively. The fair value of this derivative at 31 December 2019, 2018 and 2017 was EUR 10, 13 and 11 million, respectively.

■	The sale to the “la Caixa” Banking Foundation of two residential plots and one equipment plot owned by CaixaBank was formalised on 7 October 2019. The sale price was EUR 12.1 million, with the sale generating a profit of EUR 5.8 million.

41. Related party transactions CaixaBank Group | 2019 Financial Statements

Description of the relations with CriteriaCaixa and the 'la Caixa' Banking Foundation

The 'la Caixa' Banking Foundation, CriteriaCaixa and CaixaBank have an Internal Protocol on Relations available on the CaixaBank website, last updated in 2018, which governs the mechanisms and criteria of relations between CaixaBank and the 'la Caixa' Banking Foundation and CriteriaCaixa, particularly in the following areas: i) management of related operations, establishing mechanisms to avoid conflicts of interest; and ii) regulation of the information flows needed to fulfil reporting obligations in terms of trading and supervision.

The last amendment to the Internal Protocol on Relations was a result of the decision of the European Central Bank's Governing Council, of 26 September 2017, to stop supervising CriteriaCaixa, as the group headed by CaixaBank is the obliged party. As a result, Criteria Caixa was no longer considered a mixed portfolio financial company, having fulfilled the conditions established by the ECB for the deconsolidation for prudential purposes of CriteriaCaixa in CaixaBank.

42. Other disclosure requirements CaixaBank Group | 2019 Financial Statements

42. Other disclosure requirements

There is no significant environmental risk due to the activity of the Group, and therefore, it is not necessary to include any specific breakdown on environmental information in the document (Order of the Ministry of Justice JUS/471/2017).

The Group is committed to carrying out its business, projects, products and services in the most environmentally-friendly way possible (see the corresponding section in the accompanying Management Report).

The Group has not received any relevant fines or sanctions related to compliance with environmental regulations in 2019.

CaixaBank has a Customer Service Office charged with handling and resolving customer complaints and claims. This office has no connections with commercial services and performs its duties with independent judgment and according to the protection rules for financial services customers.

If complaints are not resolved satisfactorily or the regulatory period has elapsed without obtaining a reply, claimants can contact the Supervisor's Claims Services: Bank of Spain, CNMV and the Directorate-General of Insurance and Pension Funds. Reports issued by the Supervisors’ Claims Services are non-binding and the entity against which a complaint has been lodged may decide whether any rectification is needed in accordance with the Supervisor's conclusions.

Furthermore, functions of the Customer Service Office also include the execution of the adopted resolutions; identifying legal and operational risks by analysing claims received and preparing and fostering improvement proposals to mitigate identified risks; ensuring the claims system and system for reporting on claims management to the Entity's governing bodies and to the supervisory authorities is fit for purpose.

Similarly, the Customer Service Office takes part in the process of approving new products through the Products Committee, anticipating possible problem areas based on the experience of claims.

A number of potential improvements to the policies, procedures and documents for marketing the products and services of CaixaBank and its Group have been identified from an in-depth analysis of claims and, in particular, the reports issued by the Supervisors' Claims Services in 2019. These led to the Customer Service Office drawing up 20 improvement proposals respectively.

The average resolution time in 2019 is 24 calendar days, compared to 20 calendar days in 2018.

42. Other disclosure requirements CaixaBank Group | 2019 Financial Statements

The Customer Service Office is supported by the Customer Contact Center (CCC), which reports directly to the Chief Business Officer. Its duties include attending to requests for information, managing dissatisfaction over telephone channels and written complaints related to service quality, as well as reputation-related matters from a corporate perspective. It is also responsible for offering support to branches so they can prevent and resolve any disputes with customers, sharing with other departments and subsidiaries the reasons for dissatisfaction to determine which processes to correct and helping roll out improvements reducing the likelihood of possible customer claims.

COMPLAINTS RECEIVED
(Number of complaints)
	2019	2018	2017
HANDLED BY THE CUSTOMER SERVICE OFFICE AND CUSTOMER CONTACT CENTER (CCC)	75,766	83,124	155,704
Customer Service Office (CSA) and Customer Contact Center (CCC)	75,722	83,093	154,366
Customer ombudsman (CO) (*) and investor ombudsman	44	31	1,338
TELEPHONE CLAIMS AND COMPLAINTS	10,993	11,415	8,243
Customer Contact Center (CCC)	10,993	11,415	8,243
FILED WITH THE SUPERVISORS' CLAIMS SERVICES	1,322	2,151	3,407
Bank of Spain	1,116	1,900	3,331
Comisión Nacional del Mercado de Valores (Spanish securities market regulator)	85	81	70
Directorate-General of Insurance and Pension Plans	121	170	6
(*) In April 2017, CaixaBank's Customer Ombudsman ceased operations. Until then, this offered an alternative to the Customer Service Office.

The number of reports or resolutions issued by Customer Services and the Supervisors' Claims Services was as follows:

REPORTS ISSUED BY CUSTOMER SERVICES AND SUPERVISORS' CLAIMS SERVICES
TYPE OF RESOLUTION	CS AND CSO			CUSTOMER'S OMBUDSMAN			BANK OF SPAIN			CNMV			DGS (Directorate General of Insurance)
	2019	2018	2017	2019	2018	2017	2019	2018	2017	2019	2018	2017	2019	2018	2017
Resolved in favour of the claimant	34,811	24,032	20,376			191	193	318	406	18	23	26		4	1
Resolved in favour of the entity	25,592	45,502	108,838			330	163	187	229	17	20	29	34	22
Acceptance						70	223	356	172	13	14	14	2	1
Other (rejected/unresolved)	12,107	9,919	21,060			658	299	531	105	5		2	13
TOTAL	72,510	79,453	150,274	0	0	1,249	878	1,392	912	53	57	71	49	27	1

The branches of the Group are specified below:

BRANCHES OF THE GROUP
(No. of branches)
	2019	2018	2017
Spain	4,118	4,608	4,875
Abroad	484	502	511
TOTAL	4,602	5,110	5,386

43. Statements of cash flows CaixaBank Group | 2019 Financial Statements

43. Statements of cash flows

The main cash flow variations corresponding to the financial year are set out below by type:

■	Operating activities (EUR -6.455 million): The variation is mainly due to the decrease of deposits in central banks (EUR 14,988 million) during 2019 under the heading Financial liabilities at amortised cost, partially compensated by the flow generated by the adjusted profit/(loss) for the period.

■	Investment activities (EUR -117 million): Mainly due to the payments and charges of tangible and intangible asset transactions.

■	Financing activities (EUR 2,521 million): The available liquidity and resources during the financial year mainly arises from the ordinary cash flows resulting from the issue (EUR 5,382 million in other issues) and repayment of debt or equity-based instruments (EUR 2,259 million in other maturities), as well as the dividends paid (EUR 602 million).

Appendix 1 - CaixaBank investments in subsidiaries of the CaixaBank Group CaixaBank Group | 2019 Financial Statements

Appendix 1 - CaixaBank investments in subsidiaries of the CaixaBank Group

(Thousands of euros)								(1/2)
			% OWNERSHIP		SHARE CAPITAL			COST OF THE DIRECT HOLDING (NET)
CORPORATE NAME	BUSINESS ACTIVITY	REGISTERED ADDRESS	DIRECT	TOTAL		RESERVES	PROFIT/(LOSS)
Aris Rosen, S.A.U.	Services	Barcelona-Spain	100.00	100.00	60	433	(73)	1,432
Arquitrabe Activos, S.L.	Holding company	Barcelona-Spain	100.00	100.00	98,431	(363)	6,223	94,814
Banco BPI, S.A.	Banking	Portugal	100.00	100.00	1,293,063	1,704,007	342,113	2,060,366
BPI (Suisse), S.A. (2)	Asset management	Switzerland	-	100.00	3,000	7,847	1,535	-
BPI Gestão de Activos - Sociedade Gestora de Fundos de Investimento Mobiliário, SA	Management of collective investment institutions	Portugal	-	100.00	2,500	14,953	4,076	-
BPI Vida e Pensões - Companhia de Seguros, SA	Life insurance and pension fund management	Portugal	-	100.00	76,000	55,732	4,373	-
BPI, Incorporated (3)	Banking	US	-	100.00	5	852	(5)	-
BuildingCenter, S.A.U.	Holder of real estate assets	Madrid-Spain	100.00	100.00	2,000,060	124,092	(166,443)	2,495,696
Caixa Capital Biomed S.C.R. S.A.	Venture capital company	Barcelona-Spain	90.91	90.91	1,200	2,766	13	3,400
Caixa Capital Fondos Sociedad De Capital Riesgo S.A.	Venture capital company	Madrid-Spain	100.00	100.00	1,200	14,325	213	15,934
Caixa Capital Micro SCR S.A.	Venture capital company	Madrid-Spain	100.00	100.00	1,200	579	165	1,654
Caixa Capital Tic S.C.R. S.A.	Venture capital company	Barcelona-Spain	80.65	80.65	1,209	6,428	274	6,640
Caixa Corp, S.A.	Holding company	Barcelona-Spain	100.00	100.00	361	330	21	585
Caixa Emprendedor XXI, S.A.U.	Promotion of business and entrepreneurial initiatives	Barcelona-Spain	100.00	100.00	1,007	16,525	1,034	17,954
CaixaBank Asset Management Luxembourg, S.A.	Management of collective investment institutions	Luxembourg	-	100.00	150	3,315	424	-
CaixaBank Asset Management, SGIIC, S.A.U. (4)	Management of collective investment institutions	Madrid-Spain	100.00	100.00	86,310	(42,317)	90,410	111,351
CaixaBank Brasil Escritório de Representaçao Ltda. (1)	Representative office	Brazil	100.00	100.00	1,200	1,749	590	345
CaixaBank Business Intelligence, SAU	Development of digital projects	Barcelona-Spain	100.00	100.00	100	1,199	264	1,200
CaixaBank Digital Business, S.A.	Electronic channel management	Barcelona-Spain	100.00	100.00	13,670	9,844	448	21,144
CaixaBank Electronic Money, E.D.E., S.L.	Payment entity	Madrid-Spain	-	90.00	350	4,742	1,797	-
CaixaBank Equipment Finance, S.A.U.	Vehicle and equipment leasing	Madrid-Spain	-	100.00	10,518	33,949	7,829	-
CaixaBank Facilities Management, S.A.	Project management, maintenance, logistics and procurement	Barcelona-Spain	100.00	100.00	1,803	1,871	1,272	2,053
CaixaBank Notas Minoristas, S.A.U.	Finance	Madrid-Spain	100.00	100.00	60	1,412	194	6,759
CaixaBank Operational Services, S.A.	Specialised back office administration services	Barcelona-Spain	100.00	100.00	1,803	19,546	1,840	9,579
CaixaBank Payments & Consumer, E.F.C., E.P., S.A.	Consumer finance	Madrid-Spain	100.00	100.00	135,156	1,093,534	376,632	1,571,634
CaixaBank Titulizacion S.G.F.T., S.A.	Securitisation fund management	Madrid-Spain	100.00	100.00	1,503	735	3,052	6,423
Cestainmob, S.L.	Real-estate management	Barcelona-Spain	-	100.00	120	515	(5)	-
Coia Financiera Naval, S.L.	Provision of financial services and intermediation in the shipbuilding sector	Madrid-Spain	76.00	76.00	3	6	24	2
Corporación Hipotecaria Mutual, E.F.C., S.A.	Mortgage lending	Madrid-Spain	100.00	100.00	3,005	78,337	639	76,987
El Abra Financiera Naval, S.L.	Provision of financial services and intermediation in the shipbuilding sector	Madrid-Spain	76.00	76.00	3	6	28	2

Appendix 1 - CaixaBank investments in subsidiaries of the CaixaBank Group CaixaBank Group | 2019 Financial Statements

CAIXABANK INVESTMENTS IN SUBSIDIARIES OF THE CAIXABANK GROUP

(Thousands of euros)								(2/2)
			% OWNERSHIP		SHARE CAPITAL			COST OF THE DIRECT HOLDING (NET)
CORPORATE NAME	BUSINESS ACTIVITY	REGISTERED ADDRESS	DIRECT	TOTAL		RESERVES	PROFIT/(LOSS)
Estugest, S.A.	Administrative activities and services	Barcelona-Spain	100.00	100.00	661	1,758	5	2,381
Grupo Aluminios de Precisión, S.L.U. (*)	Aluminium smelting in sand moulds	Burgos-Spain	100.00	100.00	7,500	19,539	46	3,360
Grupo Riberebro Integral, S.L. (*)	Production and marketing of agricultural products	La Rioja-Spain	-	80.00	6,940	6,719	(263)	-
HipoteCaixa 2, S.L.	Mortgage loan management company	Barcelona-Spain	100.00	100.00	3	71,769	874	73,825
Hiscan Patrimonio, S.A.	Holding company	Barcelona-Spain	100.00	100.00	46,867	194,124	672	243,115
ImaginTech, S.A.	Digital business	Barcelona-Spain	99.99	100.00	60	(5)	9	58
Inter Caixa, S.A.	Services	Barcelona-Spain	99.99	100.00	60	(17)	(3)	47
Interim Luxproject, S.A.	Holding company	Luxembourg	100.00	100.00	30	920	(694)	950
Inversiones Corporativas Digitales, S.L.	Holding company	Barcelona-Spain	-	100.00	3	(3,065)	(0)	-
Inversiones Inmobiliarias Teguise Resort, S.L.	Hotels and similar accommodation	Lanzarote-Spain	60.00	60.00	7,898	8,826	2,511	8,618
Inversiones Valencia Capital, S.A.	Holding company	Barcelona-Spain	100.00	100.00	10,557	2,273	137	9,456
Líderes de Empresa Siglo XXI, S.L.	Private security for goods and people	Barcelona-Spain	100.00	100.00	378	648	164	753
Negocio de Finanzas e Inversiones II, S.L.	Finance	Barcelona-Spain	100.00	100.00	6	443	(1)	448
Nuevo Micro Bank, S.A.U.	Financing of micro-credits	Madrid-Spain	100.00	100.00	90,186	233,665	34,704	90,186
PromoCaixa, S.A.	Product marketing	Barcelona-Spain	-	100.00	60	1,894	17,962	-
Puerto Triana, S.A.U.	Real estate developer specialised in shopping centres	Seville-Spain	100.00	100.00	124,290	32,167	(29,271)	126,940
Sercapgu, S.L.	Holding company	Barcelona-Spain	100.00	100.00	4,230	(309)	106	632
Silc Immobles, S.A.	Real-estate administration, management and operation	Madrid-Spain	-	100.00	40,070	106,946	313	0
Silk Aplicaciones, S.L.U.	Provision of IT services	Barcelona-Spain	100.00	100.00	15,003	100,565	1,443	176,211
Sociedad de Gestión Hotelera de Barcelona, S.L.	Real-estate operations	Barcelona-Spain	-	100.00	8,144	10,092	806	-
Telefónica Consumer Finance E.F.C., S.A.	Consumer finance	Madrid-Spain	-	50.00	5,000	29,608	3,069	-
Unión de Crédito para la Financiación Mobiliaria e Inmobiliaria, E.F.C., S.A.U.	Mortgage loans	Madrid-Spain	100.00	100.00	53,383	1,847	562	43,101
VidaCaixa Mediació, Sociedad de Agencia de Seguros Vinculada, S.A.U.	Insurance agency	Madrid-Spain	-	100.00	60	4,922	298	-
VidaCaixa, S.A. de Seguros y Reaseguros Sociedad Unipersonal (4)	Direct life insurance, reinsurance and pension fund management	Madrid-Spain	100.00	100.00	1,347,462	(30,445)	717,410	2,251,712
(*) Companies classified as non-current assets held for sale
(1) All data except cost are in local currency: Brazilian real (thousands).
(2) All data except cost are in local currency: Swiss franc (thousands)
(3) All data except cost are in local currency: US dollar (thousands)
(4) This company's figure for reserves includes interim dividend.
N.B. The information corresponding to non-listed companies is based on the most recent data available (actual or estimated) at the time of preparation of the notes to these financial statements.

Appendix 2 - CaixaBank stakes in agreements and joint ventures of the CaixaBank Group CaixaBank Group | 2019 Financial Statements

Appendix 2 - CaixaBank stakes in agreements and joint ventures of the CaixaBank Group

(Thousands of euros) (1 / 1)

			% OWNERSHIP
CORPORATE NAME	BUSINESS ACTIVITY	REGISTERED ADDRESS	DIRECT	TOTAL	ASSETS	LIABILITIES	ORDINARY INCOME	SHARE CAPITAL	RESERVES	PROFIT/(LOSS)	TOTAL COMPREHENSIVE INCOME	COST OF DIRECT OWNERSHIP INTEREST (NET)	DIVIDENDS ACCRUED FROM THE TOTAL HOLDING
Cartera Perseidas, S.L. (2)	Holding company	Madrid-Spain	40.54	40.54	169	8	-	359	(155)	(43)	(43)	0	-
Comercia Global Payments, Entidad de Pago, S.L.	Payment entity	Madrid-Spain	-	49.00	407,842	188,269	181,923	4,425	170,601	44,548	44,548	-	28,097
Cosec - Companhia de Seguros de Crédito, S.A.	Credit insurance	Portugal	-	50.00	124,245	75,047	20,738	7,500	34,707	6,991	6,991	-	2,752
Global Payments South America, Brasil – Serviços de Pagamentos, S.A. (1)	Payment methods	Brazil	33.33	33.33	706,504	684,585	65,024	181,564	(147,143)	(12,502)	(12,502)	1,582	-
Inversiones Alaris, S.L. en liquidacion (L)	Securities Holding	Pamplona-Spain	33.33	66.67	15,559	9,035	-	11,879	(4,597)	(757)	(757)	0	-
Payment Innovation HUB, S.A.	Payment methods	Barcelona-Spain	-	50.00	826	235	1,700	60	64	467	467	-	-
Vivienda Protegida y Suelo de Andalucía, S.A.	Real estate development	Seville-Spain	-	50.00	5,608	7,152	-	60	(1,459)	(145)	(145)	-	-

(L) Companies in liquidation.
(1) All data except the cost and the dividend are in local currency: Brazilian real (thousands).
(2) Joint agreement non-material agreement for the Group.
N.B. The information on companies corresponds with the last data available (real or estimated) at the time this Report was drawn up.

Appendix 3 – Investments in associates of CaixaBank CaixaBank Group | 2019 Financial Statements

Appendix 3 – Investments in associates of CaixaBank

(Thousands of euros)	(1/2)
			% OWNERSHIP
CORPORATE NAME	BUSINESS ACTIVITY	REGISTERED ADDRESS	DIRECT	TOTAL	ASSETS	LIABILITIES	ORDINARY INCOME	SHARE CAPITAL	RESERVES	PROFIT/(LOSS)	TOTAL COMPREHENSIVE INCOME	COST OF DIRECT OWNERSHIP INTEREST (NET)	DIVIDENDS ACCRUED FROM THE TOTAL HOLDING
Abaco Iniciativas Inmobiliarias, S.L. en liquidacion (L)	Real estate development	Seville-Spain	-	40.00	57,888	79,537	-	13,222	(34,832)	(40)	(40)	-	-
Ape Software Components S.L.	Computer programming activities	Barcelona-Spain	-	25.22	2,721	2,370	2,212	12	307	33	33	-	-
Banco Comercial de Investimento, S.A.R.L. (2)	Banking	Mozambique	-	35.67	166,317,836	146,857,329	22,947,053	10,000,000	5,619,172	4,008,309	4,008,309	-	5,078
BIP & Drive, S.A.	Teletoll systems	Madrid-Spain	-	25.00	22,317	12,733	262,263	4,613	3,553	1,418	1,418	-	-
Brilliance-Bea Auto Finance Co., L.T.D. (3)	Automotive sector financing	China	-	22.50	7,747,975	6,102,732	489,777	1,600,000	7,420	37,823	37,823	-	-
Companhia de Seguros Allianz Portugal, S.A.	Insurance	Portugal	-	35.00	1,391,100	1,187,164	511,412	39,545	123,787	40,604	40,604	-	-
Coral Homes, S.L.U.	Real estate services	Madrid-Spain	-	20.00	4,980,454	129,318	621,168	270,774	4,573,890	6,472	6,472	-	-
Drembul, S.L.	Real estate development	Logroño-Spain	-	25.00	55,083	27,301	3,449	30	20,434	(514)	(514)	-	388
Ensanche Urbano, S.A.	Real estate development	Castellón de la Plana-Spain	-	49.30	37,323	68,299	179	9,225	(39,624)	(576)	(576)	-	-
Erste Group Bank AG (C)	Banking	Austria	9.92	9.92	252,101,002	231,971,249	6,337,689	859,600	13,375,328	1,222,962	1,142,223	1,363,405	59,688
Girona, S.A.	Holding company	Girona-Spain	34.22	34.22	5,825	197	834	1,200	4,541	(114)	(114)	1,642	-
Global Payments – Caixa Acquisition Corporation S.A.R.L.	Payment methods	Luxembourg	49.00	49.00	30,204	32	-	13	30,204	(45)	(45)	14,831	-
Guadapelayo, S.L. en liquidacion (L)	Real estate development	Madrid-Spain	-	40.00	312	4,948	-	1,981	(6,561)	(55)	(55)	-	-
Inter-Risco – Sociedade de Capital de Risco, S.A.	Venture capital	Portugal	-	49.00	1,162	307	1,099	400	534	(79)	(79)	-	-
Ircio Inversiones, S.L. en liquidacion (L)	Real estate development	Burgos-Spain	35.00	35.00	2,128	7,359	-	675	(5,910)	3	3	0	-
IT Now, S.A.	Services for IT technology projects	Barcelona-Spain	39.00	49.00	142,232	135,910	264,212	3,382	1,849	1,090	1,090	1,323	-
Justinmind, S.L.	Development of IT systems	Barcelona-Spain	-	16.98	1,638	396	805	5	379	(250)	(250)	-	-
Nlife Therapeutics, S.L.	Research and development in biotechnology	Granada-Spain	-	37.18	13,245	10,096	1,928	6,930	(3,974)	(1,003)	(1,003)	-	-
Numat Medtech, S.L.	Other types of research and development in natural and technical sciences	Palma-Spain	-	17.86	676	132	-	7	711	(352)	(352)	-	-
Parque Científico y Tecnológico de Córdoba, S.L.	Science park operation and management	Córdoba-Spain	15.58	35.69	29,821	19,321	631	23,422	(17,146)	(474)	(474)	-	-
Peñíscola Green, S.L.	Real estate development	Castellón de la Plana-Spain	-	33.33	11,749	4,852	-	12,000	(5,069)	(33)	(33)	-	-

Appendix 3 – Investments in associates of CaixaBank CaixaBank Group | 2019 Financial Statements

CAIXABANK INVESTMENT IN ASSOCIATES OF THE CAIXABANK GROUP
(Thousands of euros)	(2/2)

			% OWNERSHIP
CORPORATE NAME	BUSINESS ACTIVITY	REGISTERED ADDRESS	DIRECT	TOTAL	ASSETS	LIABILITIES	ORDINARY INCOME	SHARE CAPITAL	RESERVES	PROFIT/(LOSS)	TOTAL COMPREHENSIVE INCOME	COST OF DIRECT OWNERSHIP INTEREST (NET)	DIVIDENDS ACCRUED FROM THE TOTAL HOLDING
Portic Barcelona, S.A.	Other services related to information technology and telecommunications	Barcelona-Spain	-	25.81	2,306	296	2,197	291	1,616	102	102	-	-
Redsys Servicios de Procesamiento, S.L.	Payment methods	Madrid-Spain	-	20.00	127,553	56,297	192,620	5,815	53,951	11,490	11,491	-	-
SegurCaixa Adeslas, S.A. de Seguros y Reaseguros	Non-life insurance	Madrid-Spain	-	49.92	4,848,497	3,673,910	3,216,897	469,670	301,246	351,542	389,904	-	142,903
Servired, Sociedad Española de Medios de Pago, S.A.	Payment methods	Madrid-Spain	-	22.01	30,979	3,291	5,366	16,372	7,838	1	1	-	569
Sistema de Tarjetas y Medios de Pago, S.A.	Payment methods	Madrid-Spain	-	18.11	351,705	347,462	8,738	240	3,864	140	140	-	-
Sociedad de Procedimientos de Pago, S.L.	Payment entity	Madrid-Spain	-	22.92	3,776	1,740	3,892	2,346	(290)	(15)	(15)	-	-
Societat Catalana per a la Mobilitat S.A.	Development and implementation of the T-mobilitat project	Barcelona-Spain	23.50	23.50	75,859	67,006	5,414	9,874	(527)	(494)	(494)	1,846	-
Telefonica Factoring do Brasil, Ltda. (1)	Factoring	Brazil	20.00	20.00	252,046	214,792	53,687	5,000	1,000	31,254	31,254	2,029	1,893
Telefonica Factoring España, S.A.	Factoring	Madrid-Spain	20.00	20.00	81,282	66,799	4,652	5,109	1,740	7,634	7,634	2,525	1,398
Unicre - Institução Financeira de Crédito, S.A.	Card issuance	Portugal	-	21.01	375,284	278,813	173,790	10,000	70,252	16,218	16,218	-	5,000
Zone2Boost, S.L.	Holding company for business acquisition	Barcelona-Spain	-	40.00	2,002	67	-	3	1,999	(67)	(67)	-	-

(L) Companies in liquidation.
(C) Listed companies. Latest publicly-available data at the date of preparation of the notes to these financial statements.
(1) All data except the cost and the dividend are in local currency: Brazilian real
(2) All data except the cost and the dividend are in local currency: New Mozambique metical (thousands)
(3) All data except cost are in local currency: Renmimbi (thousands)
N.B. The information corresponding to non-listed companies is based on the most recent data available (actual or estimated) at the time of preparation of the notes to these financial statements.

Appendix 4 – Other tax details CaixaBank Group | 2019 Financial Statements

Appendix 4 – Other tax details

Profit qualifying for the tax credits set forth in Article 42 of the restated text of the Corporation Tax Law approved by Royal Decree-Law 4/2004, of 5 March (Transitional provision twenty-four of Corporation Tax Law 27/2014):

TAX CREDIT FOR REINVESTMENT OF EXTRAORDINARY PROFIT
(Thousands of euros)
	CAIXABANK				CAIXABANK GROUP
YEAR	PROFIT QUALIFYING	DEDUCTION BASE	TAX CREDIT (1)	YEAR OF REINVESTMENT	PROFIT QUALIFYING	DEDUCTION BASE	TAX CREDIT (1)	YEAR OF REINVESTMENT
2013	54	54	6	2013	68	68	8	2013
2014	282	282	34	2014	298	298	36	2014
2015					18	18	2	2015
2016					13	13	2	2015

(1) There are unused tax credits due to a shortage of taxable income in the consolidated income tax return.

Reinvestment is carried out in equity securities granting holdings in excess of 5%, and on property, plant and equipment, intangible assets and investment property relating to the business activity.

Appendix 5 – Disclosure on the acquisition and disposal of ownership interests in subsidiaries in 2019 CaixaBank Group | 2019 Financial Statements

Appendix 5 – Disclosure on the acquisition and disposal of ownership interests in subsidiaries in 2019

(Article 155 of the Corporate Enterprises Act and Article 125 of the restated text of Spanish Securities Market Law).

On 1 March 2019 CaixaBank filed a notice with the CNMV, informing of exceeding the 3% threshold as a result of the disposal process of the shareholding in Repsol, previously announced on 21 September 2018.

On 30 April 2019 a notice was filed with the CNMV on the concerted action in the company General de Alquiler de Maquinaria, reporting that – within the framework of the dissolution process of this concerted action – the entirety of CaixaBank's holding in this company has been sold.

On 19 June 2019, Banco de Santander, party to the concerted action in General de Maquinaria, reported the dissolution of this concerted action.

On 18 August 2019, CaixaBank issued a statement of related party connections for the arrangement of an equity swap on 51,921,316 shares in Telefónica on 15 July 2019. Through this financial instrument, CaixaBank has arranged a fair value hedge of the underlying shares at the agreed unit price. At 15 July 2019 the definitive parameters for the instrument were established, although the instructions for the creation of the transaction had been arranged previously.

Appendix 6 – Annual banking report CaixaBank Group | 2019 Financial Statements

Appendix 6 – Annual banking report

In accordance with Article 87 of Act 10/2014, of 26 June, on the regulation, supervision and solvency of credit institutions, credit institutions are required to publish the following information on a consolidated basis for the last financial year ended, broken down by country where the credit institutions are established. Pursuant to the above, the information required is provided hereon:

A	Name, nature and geographic location of activity

CaixaBank, with tax identification number (NIF) A08663619 and registered address at Pintor Sorolla, 2-4, was created through the transformation of Criteria CaixaCorp, SA which culminated on 30 June 2011 with the entry of CaixaBank in the Bank of Spain’s Registry of Credit Institutions (“Registro de Entidades de Crédito“) and its listing on the Spanish stock markets – as a credit institution – on 1 July 2011.

CaixaBank is also a public limited company (sociedad anónima) whose shares are admitted to trading on the Barcelona, Madrid, Valencia and Bilbao stock exchanges and on the continuous market and have been included on the IBEX 35. It is subject to the oversight of the Spanish Securities Market Regulator (Comisión Nacional del Mercado de Valores or CNMV).

CaixaBank is also included in other international stock market indices, such as the Euro Stoxx Bank Price EUR, the MSCI Europe, the MSCI Pan-Euro, the FTSE4Good, a FTSE index that rates the investments of companies as sustainable on the basis of their corporate social responsibility practices, the FTSE Eurofirst 300, consisting of the 300 leading European companies by market capitalisation, and the Dow Jones Sustainability Index, which reflects, inter alia, the company’s commitment to sustainability and corporate reputation in its business activities and investments. It is also listed on the Advanced Sustainable Performance Index (ASPI), which features the top 120 DD Euro Stoxx companies in terms of sustainable development performance.

Appendices 1, 2 and 3 of the CaixaBank Group's consolidated financial statements detail the subsidiaries, joint ventures and associates that make up the CaixaBank Group.

Appendix 5 discloses notices on the acquisition and disposal of ownership interests in 2019, in accordance with Article 155 of the Corporate Enterprises Act and Article 125 of the revised text of the Securities Market Act.

B	Business volume

CaixaBank, SA is established in Spain, and has 6 foreign branches, specifically in Poland, Morocco, the UK, Germany, France and Portugal.

CaixaBank also has 18 representative offices which do not carry out banking activities but provide information on the Entity's services in the following 16 jurisdictions: Algeria, Australia, Brazil, China (3), Chile, Colombia, Egypt, United Arab Emirates, the United States of America, India, Italy, Turkey, Peru, Singapore, South Africa and Canada.

Banco BPI has 477 branches in Portugal.

Appendix 6 – Annual banking report CaixaBank Group | 2019 Financial Statements

Business volume by country on a consolidated basis is as follows:

GEOGRAPHIC INFORMATION: DISTRIBUTION OF ORDINARY INCOME FROM CUSTOMERS *
(Millions of euros)
	BANKING AND INSURANCE BUSINESS			INVESTMENTS			BPI			TOTAL CAIXABANK GROUP
	2019	2018	2017	2019	2018	2017	2019	2018	2017	2019	2018	2017
Spain	11,170	10,981	10,941	106	347	239		(24)	8	11,276	11,304	11,188
Portugal	106	60				2	749	836	726	855	896	728
Poland	21	15	15							21	15	15
Morocco	7	5	4							7	5	4
United Kingdom	24	9	4							24	9	4
Germany	8									8
France	9									9
Angola				31						31
Share of profit/(loss) – accounted for using the equity method – **				233	411	131				233	411	131
Other		1					8	8	42	8	9	42
TOTAL ORDINARY INCOME	11,345	11,071	10,964	370	758	372	757	820	776	12,472	12,649	12,112

(*) Correspond to the following headings of the CaixaBank Group's public statement of profit or loss calculated pursuant to Bank of Spain Circular 5/2014:
1. Interest income
2. Dividend income
3. Share of profit/(loss) of entities accounted for using the equity method
4. Fee and commission income
5. Gains/(losses) on derecognition of financial assets and liabilities not measured at fair value through profit or loss, net
6. Gains/(losses) on financial assets and liabilities held for trading, net
7. Gains/(losses) on assets not designated for trading compulsorily measured at fair value through profit or loss, net
8. Gains/(losses) on financial assets and liabilities designated at fair value through profit or loss, net
9. Gains/(losses) from hedge accounting, net
10. Other operating income
11. Income from assets under insurance and reinsurance contracts

(**) of international associates and others. Mainly corresponds to the share of profit/(loss) of international associates accounted for using the equity method, primarily Erste Group Bank (Austria), Banco Comercial e de Investimento (Mozambique), Banco de Fomento Angola (in 2017 and 2018) and Banco BPI (Portugal), in the case of the latter until control was taken in February 2017.

C	Full-time workforce by country

At 31 December 2019, the full-time workforce by country is as follows:

FULL-TIME WORKFORCE BY COUNTRY
	31-12-2019	31-12-2018	31-12-2017
Spain	30,615	32,364	31,943
Portugal	4,956	4,934	4,871
Poland	18	18	17
Morocco	24	22	22
United Kingdom	16	14	12
Germany	12	10	8
France	11	7	13
Switzerland	21	22	28
Other countries - Representative offices	63	49	58
TOTAL FULL-TIME WORKFORCE	35,736	37,440	36,972

Appendix 6 – Annual banking report CaixaBank Group | 2019 Financial Statements

D	Gross profit/(loss) before tax

Gross profit before tax on a consolidated basis in 2019 amounted to EUR 2,077 million (EUR 2,807 million and EUR 2,098 million in 2018 and 2017, respectively), and includes ordinary income from the branches set out in b) above.

E	Income tax

The net income tax expense recognised on consolidated profit in 2019 amounted to EUR 369 million (EUR 712 million and EUR 378 million in 2018 and 2017, respectively), as shown in the consolidated statement of profit or loss.

Payments of income tax made during 2019 have reached EUR 88.5 million, of which EUR 83.2 million have been paid in Spain, EUR 2 million in Portugal, EUR 1.2 million in Poland, EUR 1.1 million in Switzerland, EUR 0.8 million in Morocco and EUR 0.2 million in Germany.

Income taxes actually paid in the fiscal year in each jurisdiction include the final settlements derived from the payments on account and withholdings paid, which are reduced in turn in the income tax rebates in the current year. The result of the settlements deriving from tax assessments during that year is also included.

All ordinary income generated by the CaixaBank Group is taxable.

The amount of the corporation tax payments do not correspond to the amount of the income tax expense recorded in the consolidated statement of profit or loss. The main cause of this divergence lies in the different timing of recognition of the items that make up the accrual and cash criteria in relation to income tax.

F	Grants and public aid received

In 2019, the Group received the following grants and public aid:

■	Grant from the Ministry of Industry, Energy and Tourism, through the department of shipbuilding, for EUR 2 million in aid for shipbuilding.

■	A grant from the State Foundation for Training in Employment (FEFE) for meeting certain conditions required in employee training courses, for an amount of EUR 4.4 million.

G	Indicators and ratios

The relevant indicators and ratios are shown in the "Changes in profit/(loss) and activity" section of the 2019 Management Report. The return on assets in 2019, calculated as net profit (adjusted to reflect the amount of the Additional Tier 1 coupon, after tax, reported in equity) divided by average total assets over the last twelve months, was 0.4% (0.5% in 2018 and 2017).

Appendix 7 – Reconciliation of impacts of the 1st application of IFRS 9 CaixaBank Group | 2019 Financial Statements

Appendix 7 – Reconciliation of impacts of the 1st application of IFRS 9

As stated in this note, in the "Basis of presentation" section, the Group has applied IFRS 9 from 1 January 2018. This led to changes to the classification and measurement modifications of certain items on the balance sheet at 31 December 2018 for the impacts described below:

ASSETS - RECONCILIATION OF IMPACTS OF THE 1ST APPLICATION OF IFRS 9
(Millions of euros)
	BALANCE AT 31-12-2017	HEADING NAME AMENDMENT		OTHER RECLASSIFICATIONS		VALUATION CHANGE		DEFERRAL IN IFRS 9 APPLICATION FOR INSURANCE ACTIVITIES (a)	BALANCE AT 01-01-2018
Financial assets held for trading	10,597							(956)	9,641
Financial assets designated at fair value through profit or loss	6,500			(6)				(6,494)
Financial assets not designated for trading compulsorily measured at fair value through profit or loss	-			846		(25)			821
Equity instruments	-			249	(d)	35			284
Debt securities	-			147	(b) (d)				147
Loans and advances	-			450	(b)	(60)			390
Available-for-sale financial assets	69,555	(69,555)	(d)
Equity instruments	2,883	(2,883)
Debt securities	66,672	(66,672)
Financial assets at fair value with changes in other comprehensive income	-	69,555	(d)	(303)	(d)			(49,394)	19,858
Equity instruments	-	2,883		(243)					2,640
Debt securities	-	66,672		(60)				(49,394)	17,218
Loans and receivables	226,273	(226,273)	(b)
Debt securities	2,576	(2,576)
Loans and advances	223,697	(223,697)
Central banks	5	(5)
Credit institutions	7,374	(7,374)
Customers	216,318	(216,318)
Held-to-maturity investments	11,085	(11,085)	(c)
Financial assets at amortised cost	-	237,358	(b)	(537)	(b)	(768)		(1,075)	234,978
Debt securities	-	13,661	(c)	(87)		10		(787)	12,797
Loans and advances	-	223,697		(450)		(778)		(288)	222,181
Central banks	-	5							5
Credit institutions	-	7,374						(288)	7,086
Customers	-	216,318		(450)		(778)	(f)		215,090
Assets under the insurance business (Note 17)	275							57,919	58,194
Tax assets	11,005					243	(g)		11,248
Other assets	2,505					2			2,507
TOTAL ASSETS	383,136	-		-	(e)	(548)		-	382,588

Appendix 7 – Reconciliation of impacts of the 1st application of IFRS 9 CaixaBank Group | 2019 Financial Statements

LIABILITIES - RECONCILIATION OF IMPACTS OF THE 1ST APPLICATION OF IFRS 9
(Millions of euros)
	BALANCE AT 31-12-2017	HEADING NAME AMENDMENT	OTHER RECLASSIFICATIONS	VALUATION CHANGE		DEFERRAL IN IFRS 9 APPLICATION FOR INSURANCE ACTIVITIES (a)	BALANCE AT 01-01-2018
Financial liabilities held for trading	8,605						8,605
Financial liabilities designated at fair value through profit or loss	8,241					(8,241)	-
Deposits	8,241					(8,241)	-
Customers	8,241					(8,241)	-
Other financial liabilities	-						-
Financial liabilities at amortised cost	280,898						280,898
Derivatives - Hedge accounting	793						793
Fair value changes of the hedged items in portfolio hedge of interest rate risk	1,410						1,410
Liabilities under the insurance business	50,998					8,241	59,239
Provisions	3,491			8			3,499
Pensions and other post-employment defined benefit obligations	598						598
Other long-term employee benefits	1,223						1,223
Pending legal issues and tax litigation	803						803
Commitments and guarantees given	357			10	(f)		367
Other provisions	510			(2)			508
Tax liabilities	1,417						1,417
Other liabilities	2,335						2,335
Liabilities included in disposal groups classified as held for sale	82						82
TOTAL LIABILITIES	358,270			8			358,278

Appendix 7 – Reconciliation of impacts of the 1st application of IFRS 9 CaixaBank Group | 2019 Financial Statements

EQUITY- RECONCILIATION OF IMPACTS OF THE 1ST APPLICATION OF IFRS 9
(Millions of euros)
	BALANCE AT 31-12-2017	HEADING NAME AMENDMENT	OTHER RECLASSIFICATIONS		VALUATION CHANGE	DEFERRAL IN IFRS 9 APPLICATION FOR INSURANCE ACTIVITIES (a)	BALANCE AT 01-01-2018
SHAREHOLDERS' EQUITY	24,722		23		(561)		24,184
Capital	5,981						5,981
Share premium	12,033						12,033
Other equity items	10						10
Retained earnings	6,038						6,038
Other reserves	(594)		23	(h)	(561)		(1,132)
Less: Treasury shares	(12)						(12)
Profit/(loss) attributable to owners of the Parent	1,684						1,684
Less: Interim dividends	(418)						(418)
ACCUMULATED OTHER COMPREHENSIVE INCOME	(290)		(23)	(h)			(313)
Items that will not be reclassified to profit or loss	(402)		(447)				(849)
Items that may be reclassified to profit or loss	112		424				536
MINORITY INTERESTS (non-controlling interests)	434				5		439
Accumulated other comprehensive income	26		(4)				22
Other items	408		4		5		417
TOTAL EQUITY	24,866	-	-		(556)		24,310
TOTAL LIABILITIES AND EQUITY	383,136	-	-		(548)		382,588
a)	In accordance with the provisions of Note 1, applying the amendment to IFRS 4 Application of IFRS 9 Financial Instruments, the details of the information that follows are not considered as a change to the accounting policy with regard to investments of the Group's insurance companies, which are grouped under the heading “Assets under the insurance business” on the asset side of the balance sheet, and remain recognised and measured in accordance with IAS 39.

For the purpose of facilitating the comparison of information, the balances of the technical provisions corresponding to Unit Link and Flexible Investment Life Annuity (the part managed) have also been reclassified, in order to include them under the heading "Liabilities under the insurance business".

b)	The balances classified under "Loans and receivables" are reclassified under the heading "Financial assets at amortised cost", except for certain exposures that, due to their nature, do not comply with the requirements to be classified at amortised cost and are reclassified under "Financial assets not designated for trading compulsorily measured at fair value through profit or loss".

c)	The balances classified under the heading "Held-to-maturity investments" are reclassified, in their entirety, under "Financial assets at amortised cost".

d)	The balances classified under "Available-for-sale financial assets" are reclassified under the heading "Financial assets at fair value with changes in other comprehensive income", except for certain securities, most notably shares in investment funds and venture capital funds, which are reclassified under the heading "Financial assets not designated for trading compulsorily measured at fair value through profit or loss".

e)	As a result of the 1st application of IFRS 9, there have been no reclassifications to the "fair value at amortised cost" categories.

f)	Corresponds to the incremental impact on corrections to the value of exposures at amortised cost, deriving from the change to the accounting policy (see Note 14).

g)	Fiscal effect of the indicated valuation adjustments.

Appendix 7 – Reconciliation of impacts of the 1st application of IFRS 9 CaixaBank Group | 2019 Financial Statements

h)	As a result of the reclassification of certain equity instruments of "Available-for-sale financial assets", as "Financial assets not designated for trading compulsorily measured at fair value through profit or loss", the valuation adjustments at 31 December 2017 associated with these positions are reclassified under the heading "Accumulated other comprehensive income", in the section "Other reserves" in shareholders' equity.

Given the impracticality of retrospectively estimating the impact of the change to the accounting policy of IFRS 9, the Group has made use of the provisions in the regulatory framework for accounting in order not to restate the opening balance at 1 January 2017 and the income statement of 2017. Similarly, the breakdowns, at 31 December 2017, of certain balance sheet items referring to financial instruments in this report have not been restated, which is why it cannot be compared with the information referring to 31 December 2018. The table below shows the accounting classification under Circular 4/2016 (determined based on IAS 39) of the credit activity and its hedges together with the correspondence under classification IFRS 9:

RECONCILIATION OF THE GROSS AMOUNT ACCORDING TO CLASSIFICATION IAS 39/ IFRS 9
(Millions of euros)
	LOANS AND RECEIVABLES - CUSTOMERS (AMORTISED COST)
	PERFORMING/STAGE 1	STAGE 2	NON-PERFORMING/STAGE 3	TOTAL
Balance at 31-12-2017	209,337		13,797	223,134
Portfolio reclassification:
To "Financial assets not designated for trading compulsorily measured at fair value through profit or loss" (*)	(450)		(15)	(465)
Transfers:
From “performing” to	(15,663)	15,663
From “non-performing” to
BALANCE AT 01-01-2018	193,224	15,663	13,782	222,669

RECONCILIACION OF HEDGES ACCORDING TO CLASIFICACION IAS 39 / IFRS 9
(Millions of euros)
	LOANS AND RECEIVABLES - CUSTOMERS (AMORTISED COST)
	PERFORMING/STAGE 1	STAGE 2	NON-PERFORMING/STAGE 3	TOTAL
Balance at 31-12-2017	(1,412)		(5,404)	(6,816)
Portfolio reclassification:
To "Financial assets not designated for trading compulsorily measured at fair value through profit or loss" (*)			15	15
Transfers:
From “performing” to
Allowance adjustment	163	(312)	(629)	(778)
BALANCE AT 01-01-2018	(972)	(589)	(6,018)	(7,579)

(*) Exposure in sales process that does not comply with the regulatory criteria to be classified as at amortised cost, due to its business model.

Consolidated Management Report 2019

2019 Consolidated Management Report Legal Notice This document is intended exclusively for information purposes and does not aim to provide financial advice or constitute an offer to sell, exchange, or acquire, or an invitation to acquire any type of security or any financial service or product of CaixaBank, S . A . (the “Company”) or of any other company mentioned herein . Anyone who purchases a security at any time must do so solely on the basis of their own judgment or the suitability of the security for their own purposes, and exclusively on the basis of the public information set out in the public documentation drawn up and registered by the issuer in the context of this specific information, availing themselves of advice if they consider this necessary or appropriate in accordance with the circumstances, and not on the basis of the information set out in this document . This document may contain statements relating to projections or estimates in respect of future business or returns, particularly in relation to financial information regarding investees has been prepared primarily on the basis of estimates made by the Company . While these projections and estimates reflect the Company’s current opinion or view of future business prospects, certain risks, uncertainties and other relevant factors may cause the actual results or outcome to be substan - tially different to what the Company currently expects . These variables include market conditions, macroeconomic factors, regulatory and government requirements ; fluctuations in national or international stock markets or in interest and exchange rates ; changes in the financial position or our customers, debtors or counterparties, and so forth . These risk factors, together with any others mentioned in past or future reports, could adversely affect our business and the levels of performance and results described . Other unknown or unforeseeable factors could also make the results or outcome differ significantly from those described in our projections and estimates . Past financial statements and previous growth rates are no guarantee of the future performance, results or price of shares (including earnings per share) . Nothing contained in this document should be construed as constituting a forecast of future results or profit . Furthermore, this do - cument was drawn up on the basis of the accounting records held by CaixaBank and the other Group companies, and includes certain adjustments and reclassifications to apply the principles and criteria operated by the Group companies on a consistent basis with those of CaixaBank . Therefore, in specific relation to BPI, certain aspects of the information provided herein may not match the information reported by this bank . The income statement and the consolidated balance sheet and the corresponding breakdowns of those statements provided in this report, are presented under management criteria, but have still been prepared in accordance with International Financial Reporting Standards (IFRS - EU) as adopted by the European Union under the terms of Regulation (EC) No 1606 / 2002 of the Euro - pean Parliament and of the Council of 19 July 2002 , as subsequently modified . In preparing these statements, Circular 4 / 2017 of the Bank of Spain of 6 December, as subsequently modified, has also been taken into due account in that it adapts IFRS - EU to Spanish credit institutions . This document features data supplied by third parties generally considered to be reliable infor - mation sources . However, the accuracy of the data has not been verified . None of the directors, officers or employees of CaixaBank are obliged, either explicitly or implicitly, to ensure that these contents are accurate or complete, or to keep them updated or correct them in the event any deficiencies, errors or omissions are detected . This report contains a number of the Alternative Performance Measures (APMs) set out in the Gui - delines on Alternative Performance Measures published by the European Securities and Markets Authority on 30 June 2015 (ESMA/ 2015 / 1057 ) (“the ESMA Guidelines”) to provide a clearer picture of the company’s financial performance and situation . Please be advised that these APMs have not been audited . These measures constitute additional information and should be treated accor - dingly . In no event are they intended to replace the financial information drawn up in accordance with International Financial Reporting Standards (IFRS) . Moreover, the way the Group defines and calculates these measures may differ to the way similar measures are calculated by other com - panies . As such, they may not be comparable . Please consult the report for further details of the APMs used . The report also provides a reconciliation between certain management indicators and the indicators presented in the consolidated financial statements prepared under IFRS . Without prejudice to applicable legal requirements or to any other limitations imposed by the Caixa - Bank Group, permission to use the contents of this document or the signs, trademarks and logos it contains is expressly denied . This prohibition extends to any reproduction, distribution, transmission to third parties, public communication or conversion, in any medium, for commercial purposes, without the prior express consent of the respective proprietary titleholders . Failure to observe this prohibition may constitute a legal infraction sanctionable under prevailing legislation . Figures are presented in millions of euros, unless the use of another monetary unit is explicitly indicated, and may be expressed as millions of euros or € MM indistinguishably .

2019 Consolidated Management Report

CaixaBank

Index

01 PAG 4 CaixaBank's DNA

5 CaixaBank in 2019 - Key financial and non-financial indicators
7 Highlights and significant events in the year
8 Letter from the Chairman
9 Letter from the CEO
10 Materiality
15 Our identity
17 Responsible and ethical behaviour
21 Contributing to society
23 Shareholder structure
25 Group structure
26 Corporate Governance
27 Recommendations on good corporate governance
29 Corporate Governance Structure
42 Senior Management
49 Remuneration
51 Context and outlook for 2020
51 Economic context
55 Regulatory context
56 Technological, social and competitive context
58 Business model
70 Risk management

02 PAG 76 Strategic lines

77 Offer the best customer experience
80 Customer solutions
84 Customer experience and quality
86 Accelerate digital transformation to boost efficiency and flexibility
87 Cybersecurity
89 Efficiency and Digitalisation
92 Foster a people-centric, agile and collaborative culture
95 Corporate Culture
100 Diversity and equal opportunities
106 Professional development and remuneration
109 Employee experience
113 Attractive shareholder returns and solid financials
113 Evolution of results and business activity
127 Liquidity and financing structure
128 Capital Management
132 Ratings
132 Dividend policy
133 A benchmark in responsible banking and social commitment
138 Responsible practices
147 Transparency
158 Financial inclusion
164 Environmental strategy
176 Social action and volunteering

03 PAG 178 Non-financial information statement

179 Table of contents Act 11/2018, of 28 December
186 Index of GRI content
202 Principles for Responsible Banking - UNEP FI
206 Task Force on Climate-related Financial Disclosures (TCFD)

04 PAG 207 Glossary

05 PAG 216 Independent Verification Report

06 PAG 217 Annual Corporate Governance Report for 2019

2019 Consolidated Management Report 01 The DNA of CaixaBank CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement 5 CaixaBank in 2019 - Key financial and non - financial indicators 7 Highlights and significant events in the year 8 Letter from the Chairman 9 Letter from the CEO 10 Materiality 15 Our identity 17 Responsible and ethical behaviour 21 Contributing to society 23 Shareholder structure 25 Group structure 26 Corporate Governance 27 Recommendations on good corporate governance 29 Corporate Governance Structure 42 Senior Management 49 Remuneration 51 Context and outlook for 2020 51 Economic context 55 Regulatory context 56 Technological, social and competitive context 57 Business model 69 Risk management 4 Annual Corporate Governance Report for 2019

2019 Consolidated Management Report LEADER IN RETAIL BANKING FINANCIAL STRENGTH Market share in Spain 15.6 million clients 27.8 % penetration among individual customers in Spain 15.7 % loans (other resident sectors) 24.4 % penetration as main bank among individual customers in Spain 15.5 % deposits (other resident sectors) €391,414 million of total assets 15.7 % total capital Solid capital 12.0 % CET1 Strong liquidity €89,427 million in total liquid assets 186 % liquidity coverage ratio, 12 - month average (LCR) Enhanced credit quality 3.6% ( - 1,1 pp vs 2018) NPL Ratio 55% (+1 pp vs 2018) NPL coverage ratio INCOME EARNING POWER 10.8 % ROTE without extraordinary expenses € 8,316 million (+1.2 % vs 2018) core income 129 % net stable funding ratio (NSFR) 21.8 % MREL CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement CaixaBank in 2019 - Key financial and non - financial indicators 5

2019 Consolidated Management Report CaixaBank

CaixaBank's DNA
CaixaBank in 2019 - Key financial and non-financial indicators
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

CONTINUOUS COMMITMENT TO **INNOVATION**

>61.7% of CaixaBank **customers are digital**

Best Banking Transformation in Western Europe by Euromoney

ATTRACTIVE **DIVIDEND POLICY**

Shareholder remuneration for 2019[1]
€0.15 /share

Dividend yield[1]
5.4%

BENCHMARK IN SOCIALLY RESPONSIBLE BANKING

€ 1,000 million issue of the first **Social Bond linked to the SDGs**

€ 725 million in microloans and other finance with social impact granted in 2019

+40% of employees participating in **Social Weeks**

PRI: **Highest rating** by the United Nations for sustainable investment (A+)

Dow Jones Sustainability Indices: **Inclusion** in the Dow Jones Sustainability Index (14th position)

EXCELLENCE

Best bank in Spain

COMMITMENT WITH **DIVERSITY**

41.3 % women in management positions[2]



[1] Remuneration pending approval by the General Meeting of Shareholders. Dividend yield as a percentage of share price at 31/12/19.
[2] From sub-directorate in A and B branches.

6

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Highlights and significant events in the year
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

2019

JANUARY

CaixaBank places €1 billion in senior non-preferred debt

CaixaBank included in the Bloomberg Gender Equality Index for its commitment to the promotion of women

FEBRUARY

CaixaBank is ranked for the first time among the 500 most valuable brands in the world (Brand Finance)

MARCH

CaixaBank Asset Management is the first fund management entity certified by AENOR for its value chain management

CaixaBank named Best Bank in Spain and in Western Europe by Global Finance magazine

APRIL

CaixaBank mobilises more than 12,000 employees and clients as volunteers during Social Week

MAY

Agreement with workers' legal representatives on layoffs and other labour measures

CaixaBank named Most Innovative Bank in Western Europe by Global Finance magazine for the second year running

Constitution of the Commission on Innovation, Technology and Digital Transformation

CaixaBank and the CEOE agree to a **line of financing of €20 billion** for companies for the 2019-2020 period

JUNE

CaixaBank places €1 billion in senior preferred debt, with demand exceeding €2.35 billion euros

JULY

CaixaBank named the Best Private Banking Entity in the world for its digital communication to customers by to PWM (Financial Times Group)

AUGUST

Euromoney Awards: CaixaBank awarded Best Bank in Spain 2019, Best Responsible Bank in Europe and Best Transformation of Banking in Western Europe

CaixaBank opens its first All in One branch in Valencia

CaixaBank's facial recognition at ATMs named best technology project of the year by The Banker

SEPTEMBER

CaixaBank considered one of the **best banks in the world in terms of sustainability by the Dow Jones Sustainability Index**

CaixaBank signs up to the Principles of Responsible Banking at the United Nations

CaixaBank issues its first Social Bond in support of UN SDGs for €1 billion

OCTOBER

United Nations gives VidaCaixa and CaixaBank Asset Management the **highest rating in sustainable investment (A+)**

CaixaBank is the first European bank to join the World Tourism Organisation

CaixaBank mobilises 9,000 employees and clients as volunteers during Social Week

NOVEMBER

CaixaBank chosen Best Private Bank in Spain 2019 by The Banker/PWM (Financial Times Group)

CaixaBank opens **All in One Barcelona**, the largest financial experience space in Europe

CaixaBank recognised by the Club de Excelencia en Gestión as an Ambassador of European Excellence

DECEMBER

CaixaBank Payments&Consumer signs its first agreement in Portugal with the FNAC to offer consumer financing services

CaixaBank joins the **United Nations Collective Commitment to Climate Action**

2020

JANUARY

Carbon Disclosure Project (CDP) gives CaixaBank an A- rating (leadership category) as a leading company in the fight against climate change

From 1 January 2020 to the date of preparation of this report, there have been no significant developments in the Group's development that have not been mentioned in this document.

7

2019 Consolidated Management Report Chairman The first year of our strategic plan for the 2019 - 21 period is now behind us, a year that was more complex than in - itially foreseen for the banking sector . Interest rates have remained at lower than expected levels and political and economic uncertainties caused by factors such as Brex - it and the trade war between the US and China have dampened global growth prospects . At CaixaBank, we have been able to adapt to the new environment, upholding our position as a leading and innovative financial group . This has been made possible thanks to our different approach to banking, one based on a steadfast commitment to excellence in customer service, ongoing innovation, and unique values and cul - ture that imply a firm social commitment to the territories in which we operate . Once again, the trust of our customers has strengthened our position as a commercial leader, confirming that we are headed in the right direction . This is proven by the sustained growth in our market share and by the fact that one in every four banking customers in Spain trusts CaixaBank as their main bank . At the same time, a major transformation of our network has been undertaken, an - ticipating what is set out in the strategic plan . This trans - formation was accompanied by a voluntary restructuring agreement that was successfully concluded among all parties, in line with CaixaBank’s values . Overall, our commercial dynamism has concluded with good results and solid returns, which, excluding the cost of restructuring, stood at 10 . 8 % of tangible capital . These results have been accompanied by a significant improve - ment in the balance sheet and a sustained solid position with regard to capital adequacy, with a maximum - quality capital ratio of 12 . 0% . Such good results are necessary for us to be able to continue to fulfil our mission : to improve the financial well - being of our customers and help society prosper . No company should ignore the great challenges we face collectively . Digital advances raise important eth - ical issues in the use of artificial intelligence and in the management of the privacy of customer information, in an environment of increasing use of data in commercial transactions . At the same time, we need companies that can respond to the challenges of climate change and that follow a socially responsible development model that favours fair and inclusive economic growth . At CaixaBank, we have a differentiated business mod - el which entails a firm commitment to the well - being of shareholders, customers, employees, suppliers and the whole of society . Our reference shareholder, the “la Caixa” Banking Foundation, inspires the bank’s strategic position, as well as our values and corporate culture, of - fering an inclusive and long - term vision that benefits all stakeholders . In this regard, in 2019 , we joined the United Nations Col - lective Commitment to Climate Action, which aims to facilitate the economic transition towards a sustainable model . In addition to being included in the main sus - tainability indexes, we have issued our first social bond, linked to our contribution to the United Nations Sus - tainable Development Goals (SDGs) . Our social commit - ment also defines our connection with our surrounding territory, with branches in more than 2 , 000 municipali - ties, covering more than 90 % of the Spanish population . Specifically, we are the only bank with an active branch in 229 towns throughout Spain . I do not want to end without thanking our shareholders, our customers and all our employees, including those whose work with us has ended this year, for their trust and commitment to CaixaBank . Thank you for sup - porting us for another year in our goal of developing a unique, people - centred banking . “ Thank you for supporting us for another year in our goal of developing a unique, people - centred banking.“ Letter from the Chairman Jordi Gual Solé CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Letter from the Chairman Annual Corporate Governance Report for 2019 8

2019 Consolidated Management Report Gonzalo Gortázar Rotaeche CEO In the first year of our 2019 - 21 Strategic Plan, Caixa - bank has achieved excellent commercial and financial results while making decisive progress in its digital and business transformation process . In 2019 , Caixa - Bank has consolidated its market leadership and built a unique competitive position in a highly demanding operational environment, in which existing challen - ges such as sustainability are becoming increasingly important . Business activity has maintained a strong pulse in all segments . The number of relational customers has in - creased to over 8 million, business volume has grown by 4 . 7 % and market share has continued to grow in the most relevant products and services . In long - term savings, our combined share has risen to 22 . 5% , while in payrolls it now exceeds 27% , and we have grown to 15 . 1 % in corporate financing . This intense commercial activity has allowed for a 1 . 2 % increase in core income in a period in which interest rates reached record low levels . Net profit was € 1 , 705 million, 14 . 1 % less than 2018 , but representing an increase of 20 . 4 % if adjusted for the extraordinary cost of the labour agreement signed in the second quarter of the year, which entailed the voluntary de - parture of 1 , 944 employees in 2019 . The balance sheet, which has always shown great financial soundness, has continued to strengthen in priority areas : NPL ratio has been reduced by 1 . 1 p . p . to 3 . 6% , CET 1 capital ratio has increased to 12% , and liquidity has remained at very high levels of over € 89 billion . In 2019 , bonds worth more than € 5 billion were issued . With regard to the transformation of the company, major progress has been made . The consolidation of urban branch network and the implementation of the new Store model, which was initially planned to be deployed in three years, has been accelerated and will be executed in eighteen months . The rural ne - twork maintains its territorial presence but it is already equipped with a more efficient structure that allows its sustainability . Finally, the implementation of the InTouch remote service was also expedited this year and the number of customers served increased 75% . The development of digital capabilities together with the launch of new products and services has been intense, and has resulted in the relevant increase in digital customers, that now exceed 6 . 5 million, which represents 61 . 7 % of the total base . At CaixaBank, we remain firmly committed to offering our customers the best experience, and our projects are always alig - ned with this goal . Regarding sustainability, during last year we defined ambitious environmental policies which are already being implemented . It was also during 2019 that our asset management company CaixaBank Asset Mana - gement achieved the highest rating (A+) in the Uni - ted Nations’ Principles for Responsible Investment (PRI), in the strategy and governance section . This valuable rating is in addition to that already held by our insurance company VidaCaixa since 2018 , which is the result of its long - standing track in sustainable investment . At CaixaBank, we maintain our firm com - mitment to the United Nations Global Compact and in 2019 were a signatory to the United Nations Princi - ples for Responsible Banking . Our Strategic Plan sets out our aim to be a bench - mark in responsible banking, which is simply and fully consistent with the origin of “la Caixa” and CaixaBank . The recent emphasis of the business and financial community on social and corporate responsibility di - mensions, reasserts our vocation to steadfastly con - tribute to the progress of our society . “CaixaBank consolidated its position as a market leader, holding an optimally competitive position in an environment of high operational requirements” Letter from the CEO CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Letter from the CEO Annual Corporate Governance Report for 2019 9

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Materiality
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Materiality

CaixaBank (hereinafter, CaixaBank, the CaixaBank Group or the Bank) conducts an annual Materiality Analysis with the aim of identifying the priority financial, economic, social and environmental issues for its stakeholders and its business. The purpose of this is to determine what information should be reported and the proper scope.

In this report, the Bank reports and is accountable to these stakeholders for the material topics identified in 2019. Material topics include matters that present a high probability of generating a significant impact on the business and also on stakeholders' opinions and decisions.

The Materiality Analysis includes the material topics identified in 2019, classified according to their importance for the Bank and its stakeholders:

- **Priority topics:** strategic for the development of CaixaBank's business and creating greater value for stakeholders.
- **Relevant topics:** particularly relevant for the management of CaixaBank's business and for its stakeholders.

In 2019, the results from the Materiality Analysis of Banco BPI were included in the Materiality Matrix. The inclusion of aspects concerning the insurance business were strengthened in order to offer a consolidated view of the priority topics for CaixaBank Group.



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Materiality
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Methodology

The preparation of the CaixaBank Group 2019 Materiality Analysis, undertaken by an independent expert, is an exhaustive and collaborative process involving the Bank's main stakeholders, as well as CaixaBank representatives and external experts.

1 IDENTIFICATION OF MATERIAL TOPICS

Exhaustive documentary analysis of internal and external sources >> Extensive preliminary list with 38 possible material topics

The **initial identification of material topics** was carried out through an exhaustive documentary analysis including, among other sources, strategic company data, as well as information on trends and reports from the sector, the media and other companies in the sector.

2 REVIEW AND VALIDATION OF THE FINAL LIST OF MATERIAL TOPICS

Working session with CaixaBank internal departments >> Definitive list of 16 material topics

The session addressed the grouping, selection and semantic review of the topics from the perspective of the Bank's responsible business approach and its strategic priorities and areas of action.

3 PRIORITISATION OF MATERIAL TOPICS

Ad hoc internal and external consultations with stakeholders >> Prioritisation of material topics in 2019

>> ENQUIRIES MADE FOR THE PRIORITISATION OF RELEVANT TOPICS


3,285
Enquiries
1,774
Shareholders
1,069
Customers
327
Employees
115
Experts and analysts

>> 10 IN-DEPTH INTERVIEWS WITH EXTERNAL EXPERTS IN THE FOLLOWING FIELDS:

- Financial
- Risks and regulation
- Innovation
- Sustainability
- Management of intangible assets
- Representatives of the third sector
- Media

4 MATERIALITY MATRIX

Integration of the CaixaBank materiality analysis and the BPI materiality analysis >> CaixaBank Group 2019 materiality matrix

The priority of the topics is established according to their score on both axes for the stakeholders and the business.

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CaixaBank

CaixaBank's DNA
Materiality
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Materiality Matrix of CaixaBank Group in 2019


RELEVANCE FOR STAKEHOLDERS
100%
86%
73%
60%
PRIORITY TOPICS
RELEVANT TOPICS
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
73%
86%
100%
RELEVANCE FOR THE BUSINESS
Corporate Governance
Society
Environment

1. Sustainable return and financial stability
2. Corporate governance
3. Responsible and ethical culture
4. Active risk management
5. Cybersecurity and data confidentiality
6. Incorporation of social and environmental criteria in management
7. Transparent communication and responsible marketing
8. Quality of customer experience and satisfaction
9. Proximity, accessibility and digitalisation of commercial channels
10. Continuous innovation
11. Diversity, equality and work-life balance
12. Employee safety, health and well-being
13. Management of talent and professional development
14. Investment with social impact and microfinance
15. Financial education
16. Social and volunteering commitment

The material topics remain the same with respect to the 2018 matrix. In terms of the prioritisation, the weight of Social and Volunteering Commitment, Continuous Innovation and Diversity, Equality and Work-Life Balance increased notably while the weight of Financial Education and Corporate Governance decreased.

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2019 Consolidated Management Report CaixaBank

CaixaBank's DNA
Materiality
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Materiality and **Strategy**

The Bank's strategy is present both at the core of the materiality analysis and as a source of the topics. It also gathers the results of this analysis to ensure the strategy reflects the sensitivities and concerns of stakeholders and society, and the trends in the environment in which CaixaBank is operating.

The following table shows the relationship of the material topics with the 2019-2021 Strategic Plan (hereinafter the 2019-2021 SP).

2019-2021 Strategic Plan Priorities	Material topics	
Offer the best customer experience	(8) Quality of customer experience and satisfaction (9) Proximity, accessibility and digitalisation of commercial channels	(4) Active risk management (transversal)
Accelerate digital transformation to boost efficiency and flexibility	(5) Cybersecurity and data confidentiality (10) Continuous innovation	
Foster a people-centric, agile and collaborative culture	(11) Diversity, equality and work-life balance (12) Employee safety, health and well-being (13) Management of talent and professional development	
Attractive shareholder returns and solid financials	(1) Sustainable return and financial stability	
A benchmark in responsible banking and social commitment	(2) Corporate governance (3) Responsible and ethical culture (6) Incorporation of social and environmental criteria in management (7) Transparent communication and responsible marketing (14) Investment with social impact and microfinance (15) Financial education (16) Social and volunteering commitment	

Corporate Governance · Society · Environment

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Non-financial information statement
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Independent Verification Report
Annual Corporate Governance Report for 2019

Criteria and scope of the report

The content of this report addresses the material topics for CaixaBank Group and its stakeholders in accordance with the 2019 Materiality Analysis and the requeriments of Act 11/2018 on Non-financial Information and Diversity, including the necessary information to understand the performance, results and situation of the CaixaBank Group, and the impact of its activity related to environmental and social matters, and also related to personnel, human rights, and the fight against corruption and bribery.

This report has been prepared in line with the following principles to guarantee the transparency, reliability and exhaustiveness of the information:

- **Global Reporting Initiative (GRI)** specifically the GRI Standards under the exhaustive option. The criteria and principles set out in this guide for the definition of the content and quality of the report have been applied.

  >> PRINCIPLES FOR THE DEFINITION OF THE CONTENT OF THE REPORT

  - Inclusion of stakeholders
  - Context
  - Materiality
  - Completeness

  >> PRINCIPLES FOR THE QUALITY OF THE REPORT

  - Accuracy
  - Balance
  - Clarity
  - Comparability
  - Reliability

- **International Integrated Reporting Council (IIRC) framework** concerning the following key areas: strategic focus and future orientation; connectivity of information; stakeholder relationships; materiality; conciseness; reliability; completeness and consistency and comparability.
- **Principles established in the AA1000 Accountability Principles Standard (2008):** inclusivity, according to GRI 102-42 and GRI-43 indicators; materiality, according to the Materiality Study described in this report; and responsiveness to stakeholders, with the main codes, policies and performance indicators indicated in this report.
- **Principles of the UN Global Compact and Sustainable Development Goals (SDGs),** as part of the 2030 Agenda.
- **Guide for Preparing the Management Report for Listed Companies from the CNMV.**

This report contains performance data for CaixaBank and its subsidiaries that form CaixaBank Group. When the indicators reported do not refer to the Group but rather a part of it, this will be clearly stated. The information responding to GRI and Act 11/2018 on Non-Financial Information and Diversity has been verified according to the ISAE 3000 standard by an independent expert.



See section **Non-financial information statement**

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Our identity
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Our identity

CaixaBank is a financial group with a **socially responsible, long-term universal business model,** based on **quality, trust and specialisation,** which offers a value proposition of products and services adapted for each segment, while adopting innovation as both a strategic challenge and distinguishing feature of its corporate culture. As a leader in retail banking in Spain and Portugal, it is a key player in supporting sustainable economic growth.

CaixaBank, S.A. is the parent company of a group of financial services whose shares are traded on the stock exchanges of Barcelona, Madrid, Valencia and Bilbao, and on the continuous market, forming part of the IBEX35 since 2011. It is also listed on the Euro Stoxx Banks Price EUR, the MSCI Europe, and the MSCI Pan-Euro.


CaixaBank

Our Mission

"To contribute to the financial well-being of our customers and to the progress of society."

CaixaBank offers its customers the best tools and expert advice to make decisions and develop habits that form the basis of **financial well-being** and enables them to appropriately address recurring expenses, cover unforeseen events, maintain purchasing power during retirement or to turn their dreams and projects into reality.

We do this with:

- Specialised advice.
- Personal finance simulation and monitoring tools.
- Comfortable and secure payment methods.
- A broad range of saving pension and insurance products.
- Responsibly-granted loans.
- Overseeing the security of our customers' personal information.

Besides contributing to our customers' financial well-being, our aim is to **support the progress of the whole of society.**We are a deeply-rooted retail bank in all areas in which we work. For this reason, we are helping the progress of the communities where we engage our business.

We contribute to the progress of society:

- Effectively and prudently channelling savings and financing, and guaranteeing an efficient and secure payment system.
- Through financial inclusion and education; environmental sustainability; support for diversity; with housing aid programs; and promoting corporate voluntary work.
- Additionally, through our collaboration with the Obra Social of "la Caixa" Banking Foundation, whose budget is partly nourished through the dividends that CriteriaCaixa earns from its share in CaixaBank. A major part of this budget is funnelled into local needs identified through the CaixaBank branch network in Spain and BPI in Portugal.

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Our Identity
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Our **Values**

Quality

Social Commitment

Confidence

Our **Mission**

To Contribute to the financial well-being of our customers and to the progress of society.

Our **Culture**

People first

Flexibility as our attitude

Collaboration as our strength

Our **Strategy**

Leading and innovative **financial group,** with the **best customer service** and setting the benchmark for **socially responsible banking.**



Clients & Customers

- Setting the benchmark.
- Relationship based on proximity and trust.
- Excellence in service.
- Value proposition for each segment.
- Commitment to innovation.



Shareholders

- Long-term creation of value.
- Offering attractive returns.
- Close and transparent relationship.



Society

- Maximising our contribution to the national economy.
- Establishing stable relationships and trust with the environment.
- Helping to solve the most urgent social challenges.
- Transition to a low-carbon economy.



Employees

- Ensuring their well-being.
- Fostering their professional development.
- Promoting diversity, equal opportunities and reconciliation.
- Fostering a meritocratic model.

Banking model **Universal**

Socially responsible that covers all financial and insurance needs.

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2019 Consolidated Management Report CaixaBank

CaixaBank's DNA
Our Identity
Responsible and ethical behaviour
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Responsible and ethical behaviour

Respecting human rights is a minimum standard of practice, and a key part of CaixaBank's corporate values. To uphold these values, CaixaBank developed a **Corporate Human Rights Policy as well as a Code of Ethics and Action Principles.** These set the highest level of standards in the Bank's hierarchy of internal regulations, which were approved by the Board of Directors and inspired by the principles of the UN Universal Declaration of Human Rights and the Declaration of the International Labour Organization, as well as other ethical standards and codes of conduct.



Corporate Human Rights Policy

Human rights are protected through the following actions based on relevant stakeholders.

Our responsibility to employees

CaixaBank considers the relationship with its employees as one of its main human rights responsibilities.

CaixaBank links its policies on the recruitment, management, promotion, remuneration and development of people with respect for diversity, equal opportunities, meritocracy and non-discrimination on the basis of gender, race, age or other circumstances.

Our responsibility to customers

CaixaBank demands its employees respect for people's dignity and fundamental values. Similarly, it strives to work with customers who share CaixaBank's respect for human rights.

Key points in this area, among others, include: the development of new financial services and products in line with the aspirations of CaixaBank with regard to human rights, the integration of social and environmental risks in decision-making, fostering financial inclusion and avoiding the financing of or investment in companies and/or projects connected with serious human rights violations, in addition to respect for confidentiality, the right to privacy and the privacy of customer and employee data.

Our responsibility to suppliers

CaixaBank requires its suppliers to respect human and labour rights and encourages them to implement these rights in their value chain.

Therefore, CaixaBank's practices encourage and include: respect by its suppliers of the Code of Conduct for Suppliers; respecting the Principles of the United Nations Global Compact; carrying out additional controls of suppliers with medium-high risk potential; adoption of the necessary corrective actions that alleviate non-compliance.

Our responsibility to the community

CaixaBank is committed to supporting human rights in the communities where it operates, by complying with current legislation, collaborating with government institutions and courts of law, and respecting internationally recognised human rights wherever it conducts business.

In addition, CaixaBank promotes the dissemination of international human rights principles, initiatives and programmes, and the UN Sustainable Development Goals (SDGs).

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Our identity
Responsible and ethical behaviour
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

CaixaBank Code of Ethics and Action Principles

Compliance with current laws and regulations

Everyone at CaixaBank must comply with prevailing laws, rules and regulations at all times.

Respect

We respect people, their dignity and fundamental values. We respect the cultures of the territories and countries where CaixaBank operates. We respect the environment.

Integrity and Transparency

By having integrity and being transparent, we generate trust, a fundamental value for CaixaBank.

Excellence and Professionalism

We work rigorously and effectively. Excellence constitutes one of CaixaBank's fundamental values. For this reason, we place our customers' and shareholders' satisfaction at the centre of our professional activity.

Confidentiality

We uphold the confidentiality of the information that our shareholders and customers entrust in us.

Social responsibility

We are engaged with society and the environment and we take these objectives into account in our operations.

Anti-corruption Policy

With the Anti-Corruption Policy, which complements the Code of Ethics and Action Principles, CaixaBank rejects all manner of corruption and operates on the basis of the highest standards of responsibility. As a signatory to the UN global Compact, CaixaBank undertakes to fulfil the 10 Principles established therein, and in particular to work against corruption in all its forms, including extortion and bribery (Principle No. 10).

Additionally, the Policy details the types of conduct, practices and activities that are prohibited in order to avoid situations that could constitute extortion, bribery, facilitation payments or influence peddling.

Among other things, the policy includes and establishes:

Rules on the acceptance and giving of gifts

The acceptance of gifts of any value if the purpose is to influence the employee is prohibited. In other cases, gifts with a market value of over 150 euros may not be accepted.

Giving of gifts to public civil servants and authorities is prohibited.

Travel and hospitality expenses

These expenses must be reasonable and related to the Entity's activity, always at the expense of CaixaBank and paid directly to the service provider.

Relationships with political parties and officials

It is prohibited to make donations to political parties and their associated foundations. Debt cancellation agreements may only be reached with political parties and their associated foundations when provided for by party financing national law.

CaixaBank shall not contract direct lobbying or interest representation services to position itself with authorities but rather it will generally share its opinions through various associations to try to come to an understanding on the industry's position.

Additionally, the Policy covers the areas of: (i) Sponsorship, (ii) Donations and contributions to foundations and NGOs and (iii) Risky suppliers.

See section *A benchmark in responsible banking and social commitment – Responsible practices* with further information on ethics and integrity.

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Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Sustainable Development Goals

The Sustainable Development Goals are an initiative promoted by the United Nations with **17 goals and 169 targets** that include new fields such as climate change, economic inequality, innovation, sustainable consumption and peace and justice, among other priorities. Following talks on the SDGs involving 193 UN member states, on 25 September 2015, at a high-level plenary meeting of the General Assembly, an agenda entitled **"Transforming our world: the 2030 Agenda for Sustainable Development"** was approved and came into force on 1 January 2016.

CaixaBank integrates the 17 SDGs into its Strategic Plan and Socially Responsible Banking Plan, contributing to all of them in a cross-cutting fashion. It focuses its scope of action mainly on the 4 Priority SDGs, which allow it to carry out its mission. The 4 priority SDGs are interconnected with the other SDGs and CaixaBank contributes to all of them conjointly.

>> Due to its size and social commitment, CaixaBank contributes to all the SDGs through its activity, social action and strategic alliances.

CaixaBank published (August 2019) its framework for the issue of bonds tied to the SDGs. Following the publication of the bond framework, CaixaBank issued (in September 2019) its **first social bond.** The Bank has raised 1 billion euros over 5 years, with the aim of facilitating the financing of activities that contribute to economic and social development. Specifically, with this initial issuance, loans are being funded to fight poverty (SDG 1), advocate dignified employment and create jobs in disadvantaged areas of Spain (SDG 8)[1].

The publication **Socio-Economic Impact and Contribution to SDGs 2019** of Caixabank report sets out the Group's strategy with regard to the 2030 Agenda and analyses its contribution to the SDGs.


PRIORITY
Commitment to
PEOPLE
Commitment to
SOCIETY
Commitment to the
PLANET

[1] More information in section *Financial inclusion* of this document. Bond issue framework and information about the social bond on the CaixaBank website: https://www.caixabank.com/inversoresinstitucionales/inversoresrentafija_es.html

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Our identity
Responsible and ethical behaviour
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

CaixaBank's contribution to Agenda 2030

1 NO POVERTY

- Microloans
- Outreach
- Social Bond
- Decentralised Social Work
- AgroBank
- Active Housing Policy

2 ZERO HUNGER

- Microloans to families
- Agricultural sector Eco-lending
- Local social actions
- *No child without a moustache* action

3 GOOD HEALTH AND WELL-BEING

- Segurcaixa Adeslas
- Microloans for health and well-being
- Healthy team
- Collaboration with GAVI, the Vaccine Alliance through the "la Caixa"

4 QUALITY EDUCATION

- Financial Culture Plan
- Aula Programme
- Professorships*
- CaixaBank Research
- CaixaBank Futuro

10 REDUCED INEQUALITIES

- Microloans
- Local social actions
- Active Housing Policy
- Financial Culture Plan

* CaixaBank Chair of RSE at IESE, AgroBank Chair

8 DECENT WORK AND ECONOMIC GROWTH

- Financing businesses and self-employed workers
- Microloans to entrepreneurs and businesses
- R&D investment
- Employment creation

5 GENDER EQUALITY

- Equality Plan
- Wengage Programme
- Accession to the UN Women's Empowerment Principles
- IWEC Awards
- Microsoft STEM Careers Alliance
- Support for significant women's associations*

9 INDUSTRY, INNOVATION AND INFRASTRUCTURE

- Support for Start-ups (Day One)
- Financing for companies with social impact
- R&D investment
- Information security
- Digitalisation plan

11 SUSTAINABLE CITIES AND COMMUNITIES

- Outreach
- Active Housing Policy
- Accession to IESE Smart Cities
- Accession to UNWTO**

* Equality in the company, Diversity Charter, More women better companies, EjeCon
** United Nations World Tourism Organisation

12 RESPONSIBLE CONSUMPTION AND PRODUCTION

- ESG-linked financing
- Responsible policies
- CSR governance framework
- Adherence to the UNEP FI Principles of Responsible Banking
- Accession of VidaCaixa and CaixaBank Asset Management to PRI
- Verified reporting

6 CLEAN WATER AND SANITATION

- AgroBank
- Framework for sustainable, green and social bonds

7 AFFORDABLE AND CLEAN ENERGY

- Financing renewable energies
- Accession to RE100
- Reduced energy consumption
- Renewable energy consumption

13 CLIMATE ACTION

- Board Members of the Spanish Green Growth Group
- Signatories of the Equator Principles
- Renewable energy consumption
- Compensation for CO_2 emissions generated
- Financing renewable energies

14 LIFE BELOW WATER

- AgroBank

15 LIFE ON LAND

- Framework for the Sustainable, Green and Social issuing of Bonds

16 PEACE, JUSTICE AND STRONG INSTITUTIONS

- Code of Ethics
- Responsible policies
- Information security
- Accession to Autocontrol

17 PARTNERSHIPS FOR THE GOALS

- Alliances directly related to the SDGs

"la Caixa": The first Social Action Project in Spain and one of the largest foundations in the world. Strategic alliance for the dissemination of its projects and active participation in key programmes such as Incorpora, GAVI Alliance and the volunteering programme

Spanish Network of the UN Global Compact: Body responsible for promoting the 10 principles of the United Nations. Presidency of the Spanish Network of the UN Global Compact since 2012

Observatorio de los ODS: Initiative of the Leadership and Democratic Governance Chair of ESADE with the collaboration of "la Caixa"

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Contributing to society
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Contributing **to society**

CaixaBank works to promote economic activity and business productivity and contributes to the creation of employment and financial inclusion. Its financial strength is therefore a key component as it enables the bank to maintain jobs, purchase products and services from providers and pay its shareholders.

>> CONTRIBUTION TO GDP

€ 9,468 million
direct and indirect contribution to Spanish GDP

0.76 %

13.6 %
gross added value of CaixaBank in the financial and insurance sector

€ 791 million
direct and indirect contribution to Portuguese GDP

0.37 %

6.1 %
gross added value of BPI in the financial and insurance sector

Taxes paid, third-party tax collection and other contributions[1]

€ 2,633 MILLION

- **231** Direct taxes
- **475** Indirect taxes
- **792** Other taxes collected
- **466** Social security at the company's expenses
- **669** Retentions for IRPF over the staff (personal income tax)

€ 360 MILLION

- **242** Deposit Guarantee Fund contributions
- **103** Contribution to the Single Resolution Fund
- **15** Extraordinary contribution to the banking sector (Portugal)

[1] It is calculated on the basis of settlement, not accrual. More information in section *Transparency - Tax transparency.*

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Our identity
Contributing to society
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Commited to employment

35,736
people working in the CaixaBank Group

46,440
jobs generated through the multiplier effect of purchases from suppliers* and **6,175** generated by Banco BPI

€ 2,460 million
in salaries, wages and other employee benefits**

9,002
new businesses created with the support of microloans

*Source: CaixaBank Research, based on the added value of CaixaBank, Spanish GDP and employment according to National Accounting and productivity figures per worker and based on the input/output tables of the National Statistics Institute (INE) with 4th-quarter data.
**Excluding Social Security contributions included in tax contributions

Loans granted

NEW FINANCING TO BUSINESSES AND ENTREPRENEURS

€ 4,881 million
in 2019
Does not include BPI

MICROLOANS AND OTHER FINANCING WITH SOCIAL IMPACT

99,328
new operations in 2019

€ 725 million
granted in 2019



8

22

2019 Consolidated Management Report Shareholder structure At year - end 2019, CaixaBank had a capital stock of 5,981,438,031 shares, each with a nominal value of 1 euro, of a single class and series, with identical ownership and financial rights, and represented by accounting entries. The aforementioned capital stock is distributed as follows: Shareholder base structure CriteriaCaixa Free float 1 40.0 % Treasury stock, Directors and other shareholders represented on the Board 55.7% 4.3% 33 % Individuals 67 % Institutional Geographical distribution of institutional investors 67 % Institutional Tranches of shares Shareholders 1 Shares From 1 to 499 252,188 52,286,167 From 500 to 999 112,500 80,243,048 From 1,000 to 4,999 169,379 365,373,800 From 5,000 to 49,999 42,695 479,155,251 From 50,000 to 100,000 786 53,135,981 More than 100,000 2 575 4,951,243,784 T otal 578,123 5,981,438,031 Share capital 0. 9% 1. 3% 6. 1% 8. 0% 0. 9% 82. 8% 10 0% 1 For shares held by investors trading through a brokering entity located outside of Spain, the broker is considered to be the shareholder and appears as such in the corresponding register. 2 Includes treasury shares. 12 % Asia and rest of the world 24 % USA and Canada 19 % Unidentified (Foreign Countries) 7 % Spain 17 % United Kingdom 21 % Rest of Europe Operations involving the purchase and sale of treasury shares by Caixabank or its controlled companies, will conform to the provisions of the regulations in force and in the agreements of the General Share - holders’ Meeting in this regard . Information on the acquisition and disposal of shares held in treasury during the period is included in Note 25 "Equity" to the accompanying Consolidated Financial Statements . Free float 55.7 % Sha r eholder structure CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Our Identity 1 Management data. It differs from that presented in the Annual Corporate Governance Report, calculated on the basis of the regulations in force for that report. Annual Corporate Governance Report for 2019 23

2019 Consolidated Management Report Performance of the share in 2019 • The CaixaBank share closed on 31 December 2019 at a price of 2 . 798 euros per share an increase of + 16 . 1 % in the fourth quarter of the year, mitigating the fall in the annual value by - 11 . 6% (vs . a variation of + 11 . 1 % Eurostoxx Banks and - 3 . 4 % Ibex 35 banks) . For their part, general indices closed trading higher : + 24 . 8 % in the case of Eurostoxx 50 and + 11 . 8 % in the Ibex 35 . The ECB's new monetary policy package announced in the third quarter (with a me - asured decrease in the deposit facility rate, improved conditions under the TLTRO III and a new remuneration system for liquidity held at the ECB) has contributed to a recovery in investor sentiment . • In 2019 , the trading volume of shares in euros and the number of securities traded fell by - 45 . 3 % and - 21 . 3% , respectively . Performance of the main stock markets (January 2019, base 100) J F M A M J J A S O N D CaixaBank - 11.6 % Ibex35 +11.8 % Eurostoxx 50 +24.8 % Euro Stoxx Eurozone Banks +11.1 % Sha r eholder structure CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Our Identity Annual Corporate Governance Report for 2019 24

2019 Consolidated Management Report

CaixaBank

CaixaBank's DNA

Our identity

Group structure

Strategic lines

Non-financial information statement

Glossary

Independent Verification Report

Annual Corporate Governance Report for 2019

Group structure

CaixaBank Group

CaixaBank, S.A.

27,572

Credit institution Spain

Subsidiaries

BUSINESS SUPPORT

- **90 CaixaBank Business Intelligence (100%)** – Development of digital projects
- **183 CaixaBank Facilities Management (100%)** – Project management, maintenance, logistics and procurement
- **96 CaixaBank Digital Business (100%)** – Electronic channel management
- **791 CaixaBank Operational Services (100%)** – Services for back office administration
- **354 Silk Aplicaciones (100%)** – Provision of IT services
  - **2 Silc immobles (100%)** – Data processing centre management

BUSINESS ACTIVITY

- **472 CaixaBank Payments & Consumer (100%)** – Consumer finance and payment methods
  - **27 Promocaixa (100%)** – Product marketing
  - **4 CaixaBank Electronic Money (90%)** – Payment entity
  - **83 CaixaBank Equipment Finance (100%)** – Vehicle leasing and capital goods
  - **8 Telefónica Consumer Finance (50%)** – Consumer finance
- **107 Building Center (100%)** – Holder of property assets
- **596 VidaCaixa (100%)** – Life insurance and pension fund management
  - **50 BPI Vida e Pensões (100%)** – Life insurance and pension fund management
- **202 CaixaBank Asset Management (100%)** – Management of collective investment undertakings
  - **45 BPI Gestão de Activos (100%)** – Management of collective investment undertakings
  - **4 CaixaBank AM Luxembourg (100%)** – Management of collective investment undertakings
- **4,840 Banco BPI (100%)** – Credit institution Portugal
- **27 Nuevo MicroBank (100%)** – Financing of microloans
- **- CaixaBank Notas Minoristas (100%)** – Entity issuing traded securities
- **9 CaixaBank Titulización (100%)** – Securitisation fund management
- **36 imaginTech (100%)** – Management of the bank's youth segment

Associates and joint ventures

- **IT Now (49%)** – Technology and IT services and products
- **Comercia Global Payments (49%)** – Payment entity
- **Coral Homes + Servihabitat (20%)** – Real estate services
- **SegurCaixa Adeslas (49.9%)** – Non-life insurance
- **Companhia de Seguros Allianz Portugal (100%)** – Health Insurance
- **Unicre (21%)** – Payment methods
- **COSEC (50%)** – Credit insurance
- **Erste Bank (9.9%)** – Central European credit institution

--- Company subgroups.

xx Number of employees.

The most significant entities are included according to their contribution to the Group, excluding shareholder operations (dividends), extraordinary operations and non-core activities.

(%) Percentage of participation at 31 December 2019

25

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Corporate **Governance**

Robust Corporate Governance enables companies to maintain an efficient and methodical decision-making process. It provides clarity in the allocation of responsibility while avoiding conflicts of interest and promoting transparency.

As part of our commitment to our mission and vision, we implement good corporate governance practice. This enables us to be a well-governed and coordinated company that is recognised for its good practices.

The information included in this Consolidated Management Report concerning corporate governance is complemented by the following publicly-available documents that are made available on the CaixaBank website (www.caixabank.com) and from the Comisión Nacional del Mercado de Valores (CNMV, Spanish securities market regulator):

- The 2019 Annual Corporate Governance Report (ACGR), which forms part of this Consolidated Management Report and has been drawn up by the Board of Directors.
- The Annual Report on the Remuneration of Directors which must be prepared and submitted to a non-binding vote at the General Shareholders' Meeting, and does not form part of this Consolidated Management Report.

The **CaixaBank Corporate Governance Policy** is based on the Company's corporate values as well as on best governance practices, particularly the recommendations of the Code of Good Governance for listed companies approved by the CNMV in 2015. This policy establishes the action principles that will regulate the Company's corporate governance.

>> CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

1. Competencies and efficient self-governance of the CaixaBank Board of Directors
2. Diversity and balance in the composition of the Board of Directors
3. Professionalism and duties of members of the Board of Directors
4. Balanced remuneration aimed at attracting and retaining the appropriate profile of members of the Board of Directors
5. Commitment to ethical and sustainable action of the Company
6. Protection and promotion of shareholders' rights
7. Compliance with current regulations as the guiding principle for all people who form part of CaixaBank
8. Internal control framework
9. Acceptance and update of good governance practices
10. Transparency

26

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Recommendations on good corporate governance
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Recommendations on good corporate governance

CaixaBank is fully compliant with 58 and partially compliant with 3 of the 64 Recommendations in the Good Governance Code of Listed Companies (CNMV). One of the recommendations is not applicable, as the bank is the only listed company in the Group. The following list contains the recommendations with which CaixaBank is fully or partially compliant, and the reason:

For further details, see section **"G" of the 2019 Annual Corporate Governance Report** on the degree of compliance with corporate governance recommendations.

>> PARTIALLY COMPLIANT

Recommendation 5

DESCRIPTION

The Board of Directors should not make a proposal to the General Meeting for the delegation of powers to issue shares or convertible securities without pre-emptive subscription rights for an amount exceeding 20% of capital at the time of such delegation.

When the Board of Directors approves the issuance of shares or convertible securities without pre-emptive subscription rights, the company should immediately post a report on its website explaining the exclusion as envisaged in company legislation.

EXPLANATION

The General Shareholder Meeting of 28 April 2016 approved a motion which allows the Board to issue bonds and other instruments convertible into shares with the exclusion of pre-emptive subscription rights by making any capital increases that the Board of Directors may approve under this authorisation subject to the legal limitation of 50% of the capital and not 20%. The aim of this is to provide the entity with maximum flexibility in relation to the instruments available for the integration of its regulatory capital.

Recommendation 10

DESCRIPTION

When an accredited shareholder exercises the right to supplement the agenda or submit new proposals prior to the general meeting, the company should:

a) Immediately circulate the supplementary items and new proposals.

b) Disclose the model of attendance card or proxy appointment or remote voting form duly modified so that new agenda items and alternative proposals can be voted on in the same terms as those submitted by the Board of Directors.

c) Put all these items or alternative proposals to the vote applying the same voting rules as for those submitted by the Board of Directors, with particular regard to presumptions or deductions about the direction of votes.

d) After the general meeting, disclose the breakdown of votes on such supplementary items or alternative proposals.

EXPLANATION

The regulations of CaixaBank's General Shareholder Meeting provide for a different voting system depending on whether resolutions are proposed by the Board of Directors or by shareholders. This is to avoid counting difficulties in respect of shareholders who are absent before the vote and to resolve new proposals dealing with resolutions that contradict the proposals submitted by the Board, ensuring in all cases the transparency of counting and the proper recording of votes.

Recommendation 27

DESCRIPTION

Director absences should be kept to a strict minimum and quantified in the Annual Corporate Governance Report. In the event of absence, Directors should delegate their powers of representation with the appropriate instructions.

EXPLANATION

The proxies for voting at the Board meetings, when applicable, shall be carried out without specific instructions as it is considered a best practice.

>> NON-COMPLIANT

Recommendation 13

DESCRIPTION

The Board of Directors should have an optimal size to promote its efficient functioning and maximise participation. The recommended range is accordingly between 5 and 15 members.

EXPLANATION

The Board has more members than the suggested number, due to their background and specific characteristics.

Recommendation 62

DESCRIPTION

Following the award of shares, share options or other rights on shares derived from the remuneration system, directors should not be allowed to transfer a number of shares equivalent to twice their annual fixed remuneration, or to exercise the share options or other rights on shares for at least three years after their award.

EXPLANATION

The shares awarded to the executive directors as part of their annual bonus have a 12-month retention period with no other requirements after this time.

27

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Recommendations on good corporate governance
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Milestones in 2019

Changes in the composition of the Board of Directors and its committees

At the 2019 General Ordinary Meeting of Shareholders, it was agreed to reduce the number of members of the Board of Directors from 18 to 16, converging with the recommendations of the Good Governance Code and within the limits established in the By-laws. This action came alongside a renewal of the members of the Board of Directors. The main changes are:

Departure following end of mandate:

Alain Minc	Independent
Juan Rosell	Independent
Antonio Sáinz de Vicuña	Independent
Javier Ibarz	Proprietary

Appointments:

Cristina Garmendia	Independent
Marcelino Armenter	Proprietary

In addition to changes in the composition of members of the Board of Directors, the reorganisation of the composition of the Board committees has been agreed:

Appointment	Board Position and Committee	Substitutes
Verónica Fisas	Remuneration Committee Member	Juan Rosell
Xavier Vives	Appointments Committee Member	Alain Minc
Eduardo Javier Sanchiz	Chair of the Risks Committee	Antonio Sáinz de Vicuña
Koro Usarraga	Chair of the Audit and Control Committee	Alain Minc

With the aim of assisting the Board in all matters regarding technological innovation and digital transformation, as well as in the monitoring and analysis of the trends and innovations which may affect CaixaBank's strategy and business model in this field, on 23 May 2019, **the constitution of the Innovation, Technology and Digital Transformation Committee was approved.**

Challenges for 2020

In light of the results obtained from the self-assessment processes of the Board and its Committees, and in order to continue to make progress in the areas of efficiency and quality, the Board of Directors has determined and established some opportunities for improvement regarding its operation and that of its Committees in 2020.

Notably, these include matters relating to the agenda, optimising efficiency to increase the time being dedicated to debating business issues, and in this regard, to deepen knowledge of the evolution of the sector and its trends.

Furthermore, to continue to expand and improve the technical working tools, as well as the Group's information with regard to its business and organisation, without losing sight of the capacity of the governing bodies to carry out their work in line with standards of excellence, and, if necessary, to reshape a specialised committee, always in the interest of ensuring the best governance and the optimal performance by the Bank as a result.



28

2019 Consolidated Management Report CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Corporate Governance Structure

At CaixaBank, the management and control functions in the Bank are distributed among the General Shareholders' Meeting, the Board of Directors, and its committees.


GENERAL SHAREHOLDERS' MEETING
EXTERNAL AUDIT
BOARD OF DIRECTORS
Executive Committee
Appointments Committee
Risks Committee
Remuneration Committee
Innovation, technology and digital transformation Committee
Audit and Control Committee
>> Designates/
>> Reports to/
MANAGEMENT BODIES
CEO and Management Committee


CaixaBank

29

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

General Shareholders' Meeting

The General Shareholders' Meeting (GSM) of CaixaBank is the ultimate representative and participatory body of the Company shareholders. Accordingly, in order to facilitate the participation of shareholders in the General Meeting and the exercise of their rights, the Board of Directors will adopt such measures as appropriate so that the GSM may effectively perform its duties.

At the General Shareholders' Meeting held on 5 April 2019, all of the points on the agenda were approved:

>> GENERAL SHAREHOLDERS' MEETING 2019

- 65.6% quorum of total share capital
- 96% average approval

GSM agreements	% votes issued in favour	% votes in in favour of total share capital
1. Approval of the individual and consolidated annual accounts and the respective management reports for the year ending on 31 December 2018.	99.39	65.24
2. Approval of the consolidated non-financial information statement for the year ending on 31 December 2018.	99.51	65.31
3. Approval of the Board of Directors' management during the business year ending on 31 December 2018.	99.48	65.30
4. Approval of the proposed allocation of profit for the business year ending on 31 December 2018.	99.77	65.48
5. Determining the number of members of the Board of Directors within the limits established in the Company By-laws. Re-election and appointment of Directors.		
5.1 Establishing the number of Board members at sixteen.	*99.41*	*65.25*
5.2 Re-election of Mr. Gonzalo Gortázar Rotaeche.	*97.94*	*64.28*
5.3 Re-election of Ms. María Amparo Moraleda Martínez.	*94.59*	*62.08*
5.4 Re-election of Mr. John S. Reed.	*92.62*	*60.79*
5.5 Re-election of Ms. María Teresa Bassons Boncompte.	*80.02*	*52.52*
5.6 Appointment of Mr. Marcelino Armenter Vidal.	*83.18*	*54.60*
5.7 Appointment of Ms. Cristina Garmendia Mendizábal.	*98.41*	*64.59*
6. Approval of exemption from the non-competition obligation with regard to the Company as set forth in Article 230 of the Spanish Corporation Law, as may be required.	99.62	65.38
7. Approval of the amendment of the Directors' remuneration policy.	97.19	63.56
8. Approval of a targeted incentive scheme linked to the 2019-2021 Strategic Plan for the executive Directors, the Management Committee members and the rest of the management team and key Company employees.	98.31	64.52
9. Delivery of shares to the executive Directors and senior managers as part of the Company's variable remuneration scheme.	99.49	65.30
10. Approval of the maximum bonus that may be earned by employees whose work has a significant impact on the Company's risk profile.	99.37	65.20
11. Authorisation and delegation of powers to interpret, correct, supplement, implement and develop the resolutions adopted by the General Meeting, and delegation of powers to notarise those resolutions in public deeds, register them and, where the case may be, correct them.	99.93	65.59
12. Consultative vote on the Annual Report on Directors' Remuneration for the financial year 2018.	92.94	60.78
13. Information on the amendment of the Regulations of the Board of Directors agreed to at its meeting of 21 February 2019.		Information

30

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Board of Directors

The Board of Directors is the Bank's most senior representative, management and administrative body with powers to adopt agreements on all matters except those that fall within the remit of the GSM. It approves and oversees the strategic and management directives established in the interest of all Group companies and it ensures regulatory compliance and the implementation of good practices in the performance of its activity, as well as adherence to the additional principles of social responsibility that it has voluntarily assumed.

At CaixaBank, the Chairman and CEO have different yet complementary roles. There is a clear division of responsibilities between each position. The Chairman is the senior representative of the Bank. The Board of Directors has appointed a CEO, the sole executive director of the Bank who is responsible for the day-to-day management under the supervision of the Board. There is also a delegated committee, the Executive Committee, which has executive functions (excluding those that cannot be delegated). It reports to the Board of Directors and meets on a more regular basis.

There is also a Lead Director appointed from among the independent directors, who is responsible for handling, coordinating and expressing the concerns of the other Independent Directors, as well as directing the periodic assessment of the Chairman, chairing the Board of Directors in the absence of the Chairman and Deputy Chairman, in addition to other assigned duties.

The directors meet the requirements of honourability, experience and good governance in accordance with the applicable law at all times, considering, furthermore, recommendations and proposals for the composition of administrative bodies and profile of directors issued by authorities and national or community experts.

		Jordi Gual	Tomás Muniesa	Gonzalo Gortázar	Xavier Vives	Marcelino Armenter	Natalia Aznárez	María Teresa Bassons	María Verónica Fisas	Alejandro García-Bragado	Cristina Garmendia	Ignacio Garralda	María Amparo Moraleda	John S. Reed	Eduard Javier Sanchiz	José Serna	Koro Usarraga	Óscar Calderón	Óscar Figueres
Position		Chairman	Deputy Chair	CEO	Lead Director	Director	Fundación CajaCanarias representative	Director	Director	Director	Director	Director	Director	Director	Director	Director	Director	General Secretary and Secretary to the Board of Directors	First Deputy Secretary of the Board of Directors
Category	Executive			✓															
	Proprietary	✓	✓			✓	✓	✓		✓		✓				✓			
	Independent				✓				✓		✓		✓	✓	✓		✓		
Commissions	Executive	✓C	✓	✓	✓				✓				✓					S	DS
	Audit and control														✓	✓	✓C	S	DS
	Appointments				✓			✓						✓C				S	DS
	Risks						✓								✓C		✓	S	DS
	Remuneration								✓	✓			✓C					S	DS
	Innovation, Technology and Digital Transformation	✓C		✓		✓					✓		✓					S	DS
Date of first appointment		30/06/2016	01/01/2018	30/06/2014	05/06/2008[1] 22/06/2017[2]	05/04/2019	23/02/2017	26/06/2012	25/02/2016	01/01/2017	05/04/2019	06/04/2017	24/04/2014	03/11/2011	21/09/2017	30/06/2016	30/06/2016	27/06/2011[3]	23/10/2017
Date of ratification		06/04/2017	06/04/2018	23/04/2015			06/04/2017		28/04/2016	06/04/2017					06/04/2018	06/04/2017	06/04/2017		
Renewal date				05/04/2019	23/05/2015[1]			05/04/2019					05/04/2019	05/04/2019					
Age		62	67	54	64	62	55	62	55	70	57	68	55	80	63	77	62	48	38
Nationality		Spanish	Spanish	Spanish	Spanish	Spanish	Spanish	Spanish	Spanish	Spanish	Spanish	Spanish	Spanish	United States	Spanish	Spanish	Spanish	Spanish	Spanish

[1] As director
[2] As lead director
[3] Appointed Secretary of the Board on 1/1/2017. Appointed General Secretary on 29/4/2019
C: Chairman
S: Secretary
DS: Deputy Secretary

31

2019 Consolidated Management Report 43.8 % Independent Directors 4.9 Average duration (years) 37.5 % of women on the Board 3.3 Average hourly duration of Board sessions in 2019 97.9 % attendance at the sessions 1 Executive Director 1 Lead Di r ector 12 Meetings of the Board in 2019 Profile of the members of the Board of Directors 69% 0 - 4 years 19% 4 - 8 years 12% +8 years Executives Independent Proprietary Duration in the position Duration in the position of the independent directors 4.1 Average duration (years) 1 7 8 57% 0 - 4 years 14% 4 - 8 years 29% +8 years CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Corporate Gove rnance Corporate Gove rnance Structure 61 average age of Directors Annual Corporate Governance Report for 2019 32

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

JORDI GUAL
Chairman

Education

PhD in Economics from the University of California (Berkeley) and is a professor of Economics at the IESE Business School and a Research Fellow at the Centre for Economic Policy Research (CEPR).

Career

He joined "la Caixa" Group in 2005 and prior to his appointment as Chairman of CaixaBank, he was the Chief Economist and Head of Strategic Planning and Research and Director-General of Planning and Strategic Development for CriteriaCaixa. He has been a member of the Board of Directors of Repsol and served as an Economics Advisor for the European Commission's Directorate-General for Economic and Financial Affairs and as a visiting professor at the University of California (Berkeley), the Université Libre de Bruxelles and the Barcelona Graduate School of Economics.

Other positions currently held

Member of the Board of Directors of Telefónica and the Supervisory Board at Erste Bank. He is also Chairman of FEDEA, Vice President of the Círculo de Economía and Cotec Foundation for Innovation, and serves on the Boards of the CEDE Foundation, the Real Instituto Elcano and Fundación Barcelona Mobile.

TOMÁS MUNIESA
Deputy Chairman

Education

He holds a degree in Business Studies and a master's in Business Administration from the ESADE Business School.

Career

He joined 'la Caixa' in 1976, and was appointed Deputy General Manager in 1992. In 2011, he was appointed General Manager of CaixaBank's Insurance and Asset Management Group, where he remained until November 2018.

He was Deputy Chairman and CEO of VidaCaixa (1997-2018).

Previously, he served as the Chairman of MEFF, Deputy Chairman of BME, Second Deputy Chairman of UNESPA, Director and Chairman of the Audit Commission of the Insurance Compensation Consortium, Director of Vithas Sanidad and Substitute Board Member of Inbursa.

Other positions currently held

Deputy Chairman of VidaCaixa and SegurCaixa Adeslas, as well as member of the Board of Trustees of ESADE Foundation and Board Member of Allianz Portugal.

GONZALO GORTÁZAR
CEO

Education

He holds a degree in Law and Business from Universidad Pontificia de Comillas (ICADE) and an MBA from the INSEAD Business School.

Career

Prior to his appointment as CEO in 2014, he was the Chief Financial Officer at CaixaBank and CEO of Criteria CaixaCorp (2009-2011).

He previously held various positions in the investment banking division of Morgan Stanley, as well as a number roles in corporate and investment banking in Bank of America.

He was also First Vice-Chairman of Repsol, Board Member of Inbursa, Erste Bank, SegurCaixa Adeslas, Abertis, Port Aventura and Saba.

Other positions currently held

Chairman of VidaCaixa and Board Member of Banco BPI.

XAVIER VIVES
Independent Lead Director

Education

Professor of Economics and Finance at the IESE Business School. He also holds a PhD in Economics from the University of California (Berkeley).

Career

He was Professor of European Studies at INSEAD (2001-2005); Director of the Institute of Economic Analysis at the CSIC (1991-2001); and a Visiting Lecturer at the universities of California (Berkeley), Harvard, New York (King Juan Carlos I Chair), and Pennsylvania, as well as the Universitat Autònoma de Barcelona and the Universitat Pompeu Fabra.

He has also advised the World Bank, the Inter-American Development Bank, the New York Federal Reserve, the European Commission (Special Advisor to the EU Vice President and Competition Commissioner, Joaquín Almunia), the Generalitat de Catalunya as a member of the CAREC (Advisory Council for Economic Recovery and Growth) and other international companies. He served as Chairman of the Spanish Economic Association and EARIE (European Association for Research in Industrial Economics) and Deputy Chairman of the Spanish Energy Economics Association, as well as a Duisenberg Fellow at the ECB.

Other positions currently held

Member of the Academia Europea; Research Fellow of the CESifo and the Center for Economic Policy Research; Fellow of the European Economic Association and the Econometric Society.

33

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

MARCELINO ARMENTER
Proprietary Director

Education

He holds a bachelor's degree and a master's degree in Business Administration and Management from ESADE Business School.

Career

He began his career at Arthur Andersen, before joining Hidroeléctrica de Cataluña.

He has been professionally involved with "la Caixa" Group since 1985, as Head of Internal Audit and Control (1985-1988), Head of the Shareholders' Division (1988-1995), CEO of Banco Herrero (1995-2001), Managing Director of CaixaHolding (2001-2007), Executive Deputy Managing Director of "la Caixa" (2007-2011) and Managing Director of Risks at CaixaBank (2011-2013).

His current roles are CEO and member of the Executive Committee of CriteriaCaixa, of which he was previously the Managing Director. He was Director of the Inbursa Financial Group (2017-2019).

Other positions currently held

Member of the Board of Naturgy, Saba Infraestructuras and Inmo CriteriaCaixa, Chairman and CEO of Mediterranea Beach & Golf Community and CEO of Caixa Capital Risc.

NATÀLIA AZNÁREZ
Proprietary Director Representative

Education

She holds a degree in Business and Commercial Management from Universidad de Málaga and a diploma in Accounting and Finance from Universidad de La Laguna.

Career

She began her career by collaborating with the General Management of REA METAL WINDOWS. In 1990, she joined the CajaCanarias marketing department and in 1993 she was head of the Individual Customer Segment. In 2008, she was appointed Deputy Director of CajaCanarias, becoming Assistant General Manager in 2010. After Banca Cívica acquired all the assets and liabilities of CajaCanarias, Ms Aznárez Gómez became General Manager at CajaCanarias. Following the entity's transformation into a banking foundation, she served as General Manager until 30 June 2016.

Other positions currently held

Director of Fundación CajaCanarias, Chair of the CajaCanarias Employee Pension Plan Control Committee, Deputy Chair of Fundación Cristino de Vera, Secretary of the CajaCanarias Business Learning and Development Foundation.

MARÍA TERESA BASSONS
Proprietary Director

Education

She holds a degree in Pharmacy Studies from the University of Barcelona, specialising in hospital pharmacy.

Career

She holds a pharmacy licence. She has been Deputy Chair of the Col·legi Oficial de Farmacèutics de Barcelona (1997-2004) and Secretary General of the Consell de Col·legis de Farmacèutics de Catalunya (2004-2008), member of the advisory council on tobacco use of the Generalitat de Catalunya (1997-2006) and the bioethics advisory committee of the Generalitat de Catalunya (2005-2008) and Director of the INFARMA conference at Fira de Barcelona (1995 and 1997) and of the publications "Circular Farmacèutica" and "l'Informatiu del COFB".

She was a director at "la Caixa" (2005-2014), Criteria CaixaHolding (2011-2012), trustee of the "la Caixa" Foundation (2014-2016) and a member of the Caixa Capital Risk Advisory Committee until 2018.

She was a member of the Executive Committee and Chair of the Enterprise Commission in the health sector for the Barcelona Chamber of Commerce until May 2019, and member of the Oncolliga Scientific Committee.

Other positions currently held

She is on the Board of Directors of Bassline and Laboratorios Ordesa and Administrator of Terbas XXI S.L.U.

She is a member of the Oncolliga Scientific Committee.

MARÍA VERÓNICA FISAS
Independent Director

Education

She holds a degree in Law and a master's degree in Business Administration from EAE.

Career

In 2009, she joined the Board of Directors of Stanpa, Asociación Nacional de Perfumería y Cosmética, becoming Chair of Stanpa in 2019 and, in turn, Chair of Fundación Stanpa.

Other positions currently held

She has been the CEO of Natura Bissé and General Director of the Natura Bissé Group since 2007. Since 2008, she is also a trustee of the Fundación Ricardo Fisas Natura Bissé.

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

ALEJANDRO GARCÍA-BRAGADO
Proprietary Director

Education

He holds a degree in Law from the University of Barcelona and he is a State Lawyer.

Career

In 1984, on an extended leave of absence from the State's Law Office, he began to work for the Barcelona Stock Exchange, where he was appointed Secretary of the Board of Directors while continuing to practice law. In 1994, he left the Barcelona Stock Exchange to provide legal advice to "la Caixa". In 1995, he was appointed Deputy Secretary and, in 2003, Secretary to the Board of Directors. He was also Deputy Chair and Deputy Secretary of the Board of Trustees of "la Caixa" Banking Foundation (2014-2016). And, at CaixaBank, he was Secretary (non-member) of the Board of Directors(2009-2016) and General Secretary (2011-2014).

He was also Secretary to the Board of Directors of La Maquinista Terrestre y Marítima; Intelhorce; Hilaturas Gossipyum; Abertis Infraestructuras; Inmobiliaria Colonial; Agbar. He also served on the Board of Gas Natural.

Other positions currently held

First Deputy Chairman of CriteriaCaixa and member of the Board of Directors of Saba Infraestructuras.

CRISTINA GARMENDIA
Independent Director

Education

She holds a degree in Biological Sciences, specialising in Genetics, a PhD in Molecular Biology from the Severo Ochoa Molecular Biology Centre of the Autonomous University of Madrid, and an MBA from the IESE Business School of the University of Navarra.

Career

She was Minister of Science and Innovation in the Spanish Government during the IX Legislature (2008-2011).

In the past, she has been Executive Deputy Chair and Financial Director of the Amasua Group, President of the Association of Biotechnology Companies (ASEBIO) and member of the Governing Board of the Spanish Confederation of Business Organisations (CEOE). She has also been a member of the governing bodies of, among other companies, Science & Innovation Link Office, Naturgy, Corporación Financiera Alba, Pelayo Mutua de Seguros and CEO of Genetrix.

Other positions currently held

She is a member of the board of Compañía de Distribución Integral Logista Holdings, Mediaset, Ysios Capital Partners and Satlantis Microsats. She is also the President of the COTEC Foundation, a member of the España Constitucional Foundation, SEPI and member of the advisory board of Women for Africa Foundation, as well as a member of the Social Council of the University of Seville.

IGNACIO GARRALDA
Proprietary Director

Education

He holds a degree in Law from Complutense University of Madrid. He has been a Notary Public, on leave, since 1989.

Career

He began his professional career as Notary for Commercial Matters (1976-1982), and from there he became a Licensed Stock Broker (1982-1989). He was a founding member of AB Asesores Bursátiles, where he was Vice-Chairman until 2001, Vice-Chairman of Morgan Stanley Dean Witter (1999-2001), Chairman of Bancoval (1994-1996) and member of the board of the Madrid Stock Exchange governing body (1991-2009).

He is Chair and CEO of Mutua Madrileña Automovilista, he has been a member of the Board of Directors since 2002, and since 2004, he has been a member of the Executive Committee of which he is currently Chair, as well as the Investment Committee.

Other positions currently held

First Deputy Chairman of BME, Chair of the Audit Committee since 2016. He is also Chairman of Fundación Mutua Madrileña and sits on the Board of Trustees of Fundación Princesa de Asturias, of Museo Reina Sofía, of Pro Real Academia Española and of the Drug Addiction Help Foundation.

MARÍA AMPARO MORALEDA
Independent Director

Education

She graduated in Industrial Engineering from the ICAI and holds an MBA from the IESE Business School.

Career

She was the Chief Operating Officer of Iberdrola's International Division with responsibility for the UK and US (2009-2012) and she headed Iberdrola Ingeniería y Construcción (2009-2011). She was also a member of the Board of Directors of Faurecia (2012-2017).

She has previously worked for IBM Group. She was General Manager for IBM Spain and Portugal (2001-2009), responsible for Greece, Israel and Turkey (2005-2009). She was also assistant executive to the President of IBM corporation (2000-2001), Managing Director of INSA (subsidiary of IBM Global Services) (1998-2000) and HR Director for EMEA at IBM Global Services (1995-1997).

Other positions currently held

Independent Director at Solvay, Airbus Group and Vodafone.

She is also a member of the Supervisory Board of the Spanish National Research Council (CSIC), of the Advisory Board of SAP Ibérica, Spencer Stuart and KPMG, as well as a full academic member of the Royal Academy of Economic and Financial Science, member of the Academy of Social Sciences and the Environment of Andalusia, the Board of Trustees of MD Anderson Cancer Center in Madrid and the International Advisory Board of IE.

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2019 Consolidated Management Report

CaixaBank

CaixaBank's DNA

Corporate Governance

Corporate Governance Structure

Strategic lines

Non-financial information statement

Glossary

Independent Verification Report

Annual Corporate Governance Report for 2019

JOHN S. REED

Independent Director

Education

He holds a degree in Philosophy, Arts and Science from Washington & Jefferson College and a degree from Massachusetts Institute of Technology (MIT).

Career

He was a lieutenant in the U.S. Army Corps of Engineers (1962-1964), subsequently joining Citibank/Citicorp and Citigroup for 35 years, the last sixteen as Chairman. He retired in the year 2000. He later returned to work as Chairman of the New York Stock Exchange (2003-2005) and was Chairman of the MIT Corporation (2010-2014).

Other positions currently held

Chairman of the Board of American Cash Exchange and Trustee of NBER. He is a Fellow of the American Academy of Arts and Sciences and of the American Philosophical Society.

EDUARDO JAVIER SANCHIZ

Independent Director

Education

He holds a degree in Economics from the University of Deusto and a master's in Business Administration from the IE.

Career

He has worked with Almirall since 2004, where he was CEO (2011-2017). He was previously Executive Director of Corporate Development and Finance and CFO. He has been a member of the Board of Directors since 2005 and of the Dermatology Committee since 2015.

He also worked in various positions at Eli Lilly & Co, the American pharmaceutical company. Some of his significant positions include General Manager in Belgium, General Manager in Mexico and Executive Officer in the Business Division covering central, northern and eastern European countries.

He was a member of the American Chamber of Commerce in Mexico and of the Association of Pharmaceutical Industries in a number of countries in Europe and Latin America.

Other positions currently held

He is currently a member of the Board of Directors of Laboratorio Pierre Fabre and its Strategic Committee.

JOSÉ SERNA

Proprietary Director

Education

He holds a degree in Law from Complutense University of Madrid. State Lawyer (on leave) and Notary (until 2013).

Career

In 1971, he joined the State Lawyer Corps until his leave of absence in 1983. Legal counsel to the Madrid Stock Exchange (1983-1987). Forex and Stock Market Broker in Barcelona (1987). Chairman of the Promoter of the new Barcelona Stock Exchange (1988) and Chairman of the Barcelona Stock Exchange (1989-1993).

Chairman of the Spanish Stock Market Body (1991-1992) and Deputy Chairman of MEFF (Spanish Financial Futures Market). He was also Deputy Chairman of Fundación Barcelona Centro Financiero and of Sociedad de Valores y Bolsa Interdealers, S.A.

In 1994, he became a Forex and Stock Market Broker in Barcelona.

Notary Public in Barcelona (2000-2013). He was also a member of the Board of Endesa (2000-2007) and its Group companies.

KORO USARRAGA

Independent Director

Education

She holds a degree and a master's in Business Administration from ESADE Business School.

She completed the PADE programme at IESE Business School. He is a qualified chartered accountant (Registro Oficial de Auditores de Cuentas).

Career

She worked at Arthur Andersen for 20 years, and she was appointed partner of the Audit Division in 1993.

In 2001, she assumed responsibility for the General Corporate Management of Occidental Hotels & Resorts. She was Managing Director of Renta Corporación and member of the Board of Directors of NH Hotel Group (2015-2017).

Other positions currently held

Independent Director of Vocento and Administrator of Vehicle Testing Equipment and of 2005 KP Inversiones.

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

ÓSCAR CALDERÓN

General Secretary and Secretary to the Board of Directors

Education

He holds a degree in Law from the University of Barcelona and he is a State Lawyer.

Career

He served as State Lawyer in Catalonia (1999-2003).

He has worked with "la Caixa" Group since 2004, as Lawyer to the General Secretary's Office of "la Caixa", Deputy Secretary to the Board of Directors of Inmobiliaria Colonial (2005-2006), Secretary to the Board of Banco de Valencia (2013) and Deputy Secretary to the Board of Directors of "la Caixa" until June 2014. He was also a Trustee and Deputy Secretary of "la Caixa" Foundation until its dissolution in 2014, as well as Secretary to the Board of Trustees of "la Caixa" Banking Foundation until 2017.

Other positions currently held

Trustee and Secretary to the Board of Trustees of Fundación del Museo de Arte Contemporáneo de Barcelona (MACBA). He is also Secretary of Fundación de Economía Aplicada (FEDEA).

ÓSCAR FIGUERES

First Deputy Secretary of the Board of Directors

Education

He holds a degree in Law from Pompeu Fabra University and he is a State Lawyer.

Career

He worked as a State Lawyer in Barcelona and Tarragona, responsible for the coordination, representation and defence of the State in civil, appeal, social and criminal cases. Coordinator of Legal Assistance Agreements with Corporación RTVE, the Barcelona Free Trade Association and the Tarragona Port Authority. Member of Board and Executive Committee of the Barcelona Free Trade Association. Member and Legal Counsel of the Board of Directors of the Tarragona Port Authority and Member of the Tarragona Provincial Compulsory Purchase Tribunal.

Prior to joining CaixaBank, he worked at EY Abogados.

Other positions currently held

Secretary to the Board of Directors of VidaCaixa.



37

2019 Consolidated Management Report The CaixaBank Board of Directors strives for an adequate balance in its composition at all times, with a large majority of non - executive directors and promoting diversity with regard to gender, experience and knowledge . Within this framework and in accordance with the verification of compliance with the policy for the selection of directors and the individual suitability re - evaluation undertaken for each director, the Appointments Committee has concluded that the structure, size and composition of the Board of Directors is adequate . Below is a breakdown of the number of Board members with knowledge and experience in specific fields, covering the whole spectrum of the Group’s activities : The Board assesses the quality and efficiency of its operation and that of its Committees on an annual basis. CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Corporate Gove rnance Corporate Gove rnance Structure EDUC A TION EXPERIENCE Law Economic / Business Other Science (mathematics, physics, engineering, etc.) 5 1 4 13 9 6 8 9 10 10 4 4 Alta dirección Banca/Sector financiero Alta dirección otros sectores Otra experiencia en Entidades de crédito Otra experiencia en resto sector financiero Gobierno Corporativo 16 Servicio público /Relaciones con Reguladores A u d i t o r i a Gestión de Riesgos / Cumplimiento Sector académico/investigación í a s / Innovación/ Nuevas tecnolog Transformación digital Annual Corporate Governance Report for 2019 Senior Management Banking / Financial sector 38 Senior Management other sectors Innovation / New technologies / Digital transformation Other exprience in 11 credit institucions Academic sector / Research Other experience in financial sector Risks management / Compliance Corporate governance Audit Public sector/ Public affairs

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Committees of the Board of Directors

As part of its self-governance activities, the Board of Directors of CaixaBank has a number of specialised committees, with supervisory and advisory powers, as well as an Executive Committee:

EXECUTIVE COMMITTEE

6 No. of members

3 Independent Directors

95.2 % Average attendance at sessions

Composition

The composition of the Executive Committee, which is made up of the Chairman and CEO, will reflect the composition of the Board.

Functions

The Executive Committee will be delegated all the responsibilities and powers available to it both legally and under the Bank's By-laws, and it will report back to the Board on the matters dealt with and the decisions made.

APPOINTMENTS COMMITTEE

3 No. of members

2 Independent Directors

100 % Average attendance at sessions

Composition

The Appointments Committee comprises a number of Non-executive directors determined by the Board of Directors, with a minimum of 3 and a maximum of 5 members. A majority of its directors must be independent.

Members of the Appointments Committee are appointed by the Board of Directors at the proposal of the Audit and Control Committee, and the Chair of the Committee will be appointed from among the independent Directors that form part thereof.

Functions

Its duties include:

- Evaluate and propose to the Board of Directors the assessment of skills, knowledge and experience required of Board members and key personnel at the Company.
- Submit to the Board of Directors suggested candidates for the positions of Independent Directors to be appointed by co-option or for submission to the decision of the General Shareholders' Meeting, as well as the proposals for the reappointment or removal of such Directors by the General Shareholders' Meeting.
- Report on the appointment and, as the case may be, dismissal of the Lead Director, the Secretary and the Deputy Secretaries for approval by the Board of Directors.
- Report on proposals for the appointment or removal of senior executives, with the capacity to carry out such proposals directly when the Committee deems this necessary in the case of senior executives as a result of to their control or support duties concerning the Board or its committees. Propose, if deemed appropriate, the basic terms, other than the remuneration conditions, of the contracts of senior executives, and report those terms once established.
- Examine and organise, with support from the Lead Director and with the collaboration of the Chairman of the Board of Directors, the succession of the latter and of the Company's chief executive and, as the case may be, send proposals to the Board of Directors to ensure the succession process is suitably planned and takes place in orderly fashion.
- Report to the Board on gender diversity issues, ensuring that the procedures for selecting its members favour a diversity of experience and knowledge, and facilitate the selection of female directors, whilst establishing a representation target for the less represented sex on the Board of Directors. It will also prepare guidelines on how this should be achieved. In any case, it shall ensure compliance with the diversity policy applied in relation to the Board of Directors, which will be specified in the Annual Corporate Governance Report.
- Periodically evaluate, at least once a year, the structure, size, composition and actions of the Board of Directors and of its committees, its Chair, CEO and Secretary, making recommendations regarding possible changes to these. Here, the Committee shall act under the direction of the Lead Director when assessing the performance of the Chair. Evaluate the composition of the Management Committee, as well as its replacement lists, to ensure adequate transition planning.
- Periodically review the Board of Directors' selection and appointment policy in relation to senior executives, and make recommendations in this regard.
- Supervise the Company's activities in relation to corporate social responsibility and submit to the Board any proposals it deems appropriate in this regard.

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2019 Consolidated Management Report

CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

RISKS COMMITTEE

3 No. of members

2 Independent Directors

100 % Average attendance at sessions

Composition

The Risk Committee is exclusively formed of Non-Executive Directors, with the relevant knowledge, skills and experience to fully understand and manage the Company's risk strategy and appetite, in the number determined by the Board of Directors, between a minimum of 3 and a maximum of 6 members, the majority of which being Independent Directors.

Functions

Its duties include:

- Advise the Board of Directors on the overall susceptibility to risk (current and future) of the bank and its strategy in this regard, reporting on the risk appetite framework, helping to monitor the implementation of this strategy, ensuring that the Group's actions are consistent with the level of risk tolerance previously decided and monitoring the suitability of the risks assumed and the profile established.
- Propose the Group's risk policy to the Board.
- Determine with the Board of Directors, the nature, quantity, format and frequency of the information concerning risks that the Board of Directors should receive and establish what the Committee should receive.
- Regularly review exposures with the main customers and business sectors, and by geographic region and type of risk.
- Examine the Group's risk reporting and control processes, as well as its information systems and indicators.
- Evaluate the regulatory compliance risk in its scope of its remit and decision-making authority. This is understood to be the risk management of legal or regulatory sanctions, financial loss, or material or reputational loss that the Bank may suffer as a result of non-compliance with laws, rules, regulation standards and codes of conduct. The Committee must detect any risk of non-compliance and carry out monitoring and examine possible deficiencies in the principles of professional conduct.
- Report on new products and services or significant changes to existing ones.

REMUNERATION COMMITTEE

3 No. of members

2 Independent Directors

100 % Average attendance at sessions

Composition

The Remuneration Committee is formed by Non-executive Directors, in the number determined by the Board of Directors, with a minimum of 3 and a maximum of 5 members, the majority of which being Independent Directors. The Chair of the Committee will be appointed from among the Independent Directors sitting on the Committee.

Functions

Its duties include:

- Draft the resolutions related to remuneration and, particularly, report and propose to the Board of Directors the remuneration policy, the system and amount of annual remuneration payable to Directors and Senior Managers, as well as the individual remuneration payable to Executive Directors and Senior Managers, and the other conditions of their contracts, particularly financial conditions, and without prejudice to the competencies of the Appointments Committee in relation to any conditions it may have proposed not related to remuneration.
- Ensure compliance with the remuneration policy for Directors and Senior Managers, and reporting on the basic conditions established in the contracts entered into and compliance with these contracts.
- Report on and prepare the Company's General remuneration policy, particularly the policies relating to the categories of staff whose activities have a significant impact on the Company's risk profile and those that are intended to prevent or manage conflicts of interest with the Company's customers.
- Analyse, formulate and periodically review the remuneration programmes, assessing their adequacy and performance and ensuring compliance.

The Appointments, Remuneration and Audit and Control committees prepare an annual report on their operations with regard to their respective duties. Furthermore, when considered appropriate, the committees will include improvement proposals in this report. These reports are made public on the website: www.caixabank.com.

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Corporate Governance Structure
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

AUDIT AND CONTROL COMMITTEE

3 No. of members

2 Independent Directors

100 % Average attendance at sessions

Composition

The Audit and Control Committee will be exclusively formed of Non-Executive Directors, in the number determined by the Board of Directors, between a minimum of 3 and a maximum of 7. Most of the members of the Audit and Control Committee shall be independent and 1 of them shall be appointed on the basis of their knowledge and experience of accounting or auditing, or both.

Furthermore, the Board of Directors will ensure that members of the Audit and Control Committee, particularly its Chair, have sufficient knowledge and experience in accounting, auditing or risk management, and in any other areas required for the Audit and Control Committee to fulfil all its duties. Overall, and notwithstanding the principle to foster diversity, the members of the Audit and Control Committee, who will be appointed in consideration of their capacity for dedication required to fulfil the duties assigned to them, shall have the required technical knowledge regarding the Bank's activities.

Functions

Its duties include:

- Report to the General Shareholders' Meeting on any matters put forward that are within the Committee's remit, particularly on the result of the audit, explaining how this has contributed to the integrity of the financial information and the Committee's role in this process.
- Oversee the process of preparing and presenting mandatory financial information regarding the Company and, where relevant, the Group, reviewing the Company accounts, compliance with regulatory requirements in this regard, the adequate definition of the consolidation perimeter, and the proper implementation of generally accepted accounting criteria.
- Ensure that the Board of Directors presents the annual Financial Statements to the General Shareholders' Meeting, without limitations or qualifications in the audit report. In the exceptional case of there being qualifications in the report, ensure that both the Chair of the Committee and the auditors clearly explain the content and scope of these limitations or qualifications.
- Report to the Board of Directors, in advance, on the financial information and related non-financial information that the Bank must periodically disclose to the markets and its supervisory bodies.
- Oversee the effectiveness of internal control systems, and discuss with the auditor any significant weaknesses identified in the internal control system during the audit, all without compromising its independence. For such purposes, and if appropriate, it may submit recommendations or proposals to the Board of Directors and the corresponding deadline for their follow-up.
- Supervise the efficiency of the internal audit, establish and oversee a mechanism which allows the employees of the Bank or of the Group to report, confidentially and, if appropriate, anonymously, irregularities of potential significance, especially financial and accounting irregularities, which they may observe within the Company. The Committee will also receive periodic information how the system is operating and it may propose any actions it deems suitable to improve and reduce the risk of irregularities in the future.

INNOVATION, TECHNOLOGY AND DIGITAL TRANSFORMATION COMMITTEE

5 No. of members

2 Independent Directors

100 % Average attendance at sessions

Composition

The Innovation, Technology and Digital Transformation Committee will be formed of a minimum of 3 and a maximum of 5 members. In all cases, the Chairman of the Board of Directors and the CEO shall sit on the Committee. The other members will be appointed by the Board of Directors, on the proposal of the Appointments Committee, taking into account in particular knowledge and experience of candidates on the subjects that fall within the Committee's remit, namely technology and innovation, information systems and cybersecurity.

Functions

Its duties include:

- Assist the Board of Directors in identifying, monitoring and analysing new competitors, new business models and the advances and main trends and initiatives relating to technological innovation, while studying the factors that make certain innovations more likely to succeed and increase their transformation capacity.
- Advise the Board of Directors on the implementation of the strategic plan in aspects relating to digital transformation and technological innovation (the digital strategy) and, in particular, reporting on plans and projects designed by CaixaBank in this field, as well as any new business models, products, customer relationships, etc. that may be developed.
- Foster a climate of debate and reflection to allow the Board of Directors to spot new business opportunities emerging from technological developments, as well as possible threats.
- Support the Board of Directors in analysing the impact of technological innovations on market structure, the provision of financial services and customer habits. Among other aspects, the committee shall analyse the potential disruption of new technologies, the possible regulatory implications of their development, the impact in terms of cybersecurity and matters relating to the protection of privacy and data usage.
- Stimulate discussion and debate on the ethical and social implications deriving from the use of new technologies in the banking and insurance businesses.
- Support the Risk Committee, when required, in monitoring technological risks and matters relating to cybersecurity.

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2019 Consolidated Management Report

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CaixaBank's DNA

Corporate Governance

Senior Management

Strategic lines

Non-financial information statement

Glossary

Independent Verification Report

Annual Corporate Governance Report for 2019

Senior Management

The CEO, the Management Board, and the main committees of the Bank are responsible for the daily management, implementation and development of the decisions made by the Corporate Governance Bodies.

Management Committee

The Management Board meets on a weekly basis to make decisions related to the Strategic Plan, Annual Operating Plan, and other areas that affect organisational life at CaixaBank. It also approves structural changes, appointments, expense lines and business strategies.



GONZALO GORTÁZAR

CEO

30/06/2011

Education

He holds a degree in Law and Business from Universidad Pontificia de Comillas (ICADE) and an MBA from the INSEAD Business School.

Career

Prior to his appointment as CEO in 2014, he was the Chief Financial Officer at CaixaBank and CEO of Criteria CaixaCorp (2009-2011).

He previously held various positions in the investment banking division of Morgan Stanley, as well as a number roles in corporate and investment banking in Bank of America.

He was also First Vice-Chairman of Repsol, Board Member of Inbursa, Erste Bank, SegurCaixa Adeslas, Abertis, Port Aventura and Saba.

Other positions currently held

Chairman of VidaCaixa and Board Member of Banco BPI.

Areas of direct responsibility

- Corporate Development
- Innovation and Digital Transformation
- Compliance
- Non-performing loans, recovery and foreclosed assets
- Technical Secretariat of the CEO

JUAN ALCARAZ

Chief Business Officer

30/06/2011

Education

He holds a degree in Business Management from Cunef (Complutense University in Madrid) and a master's in Business Administration from IESE Business School.

Career

He joined "la Caixa" in 2007, and he is currently Chief Business Officer, responsible for the following business units: Retail Banking, Global Customer Experience and Specialized Consumer Segments (Imaginbank, Family, Senior, Agrobank and Holabank). He is also responsible for: CaixaBank Digital Business and CaixaBank Business Intelligence. He has served as Managing Director of Banco Sabadell (2003-2007) and Deputy Managing Director of Santander and Central Hispano (1990-2003).

Other positions currently held

Chairman of CaixaBank Payments & Consumer and member of the Board of Directors of SegurCaixa Adeslas. Chairman of the Spanish Association of Directors, member of the Advisory Board of Foment del Treball, member of the Board of Trustees of Fundación Tervalis, member of the University Assessment Board of the Universitat Internacional de Catalunya, member of RICS.

Areas of direct responsibility

- Retail Banking
- Business Banking
- Private Banking
- Premier Banking
- Businesses
- Marketing Strategy
- Voice of the Customer & Quality Insights
- Contact Centers
- Real estate reputational risk
- Digital Business
- Regional management
- Business Control
- Technical Secretariat for Business
- Technical Secretariat of the Chairman's Office in Madrid
- Social Initiatives of the Network

Subsidiaries

- CaixaBank Digital Business
- imaginTech
- CaixaBank Business Intelligence
- CaixaBank Payments&Consumer

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2019 Consolidated Management Report

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Corporate Governance
Senior Management
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

XAVIER COLL

Chief Human Resources and Organisation Officer
30/06/2011

Education

He holds a degree in Medicine from the University of Barcelona, an MBA from the University of Chicago and a master's in Public Health from Johns Hopkins University. "la Caixa" Fullbright scholarship.

Career

In 2008, he joined "la Caixa" as HR Director and member of the Management Committee. He has over 30 years' experience working internationally, in the health sector, multilateral development banking and the financial sector.

He previously worked at the World Bank as the Director of the President's Office and Vice-President of Human resources, and at the European Investment Bank as the Director of Human Resources.

Areas of direct responsibility

- People
- Labour Relations, Culture and Development
- Talent
- Internal Communication
- Organisation and Productivity
- Employment Legal Advisory

JORDI MONDÉJAR

Chief Risks Officer
10/07/2014

Education

He holds a degree in Economics and Business Management from the University of Barcelona. He is a qualified chartered accountant (Registro Oficial de Auditores de Cuentas).

Career

He worked at Arthur Andersen from 1991 to 2000 in the field of accounts auditing for financial and regulated institutions.

He joined "la Caixa" in the year 2000 and he was the Head of Financial Accounting, Control and Capital before being appointed Chief Risks Officer for the Group in 2016.

Other positions currently held

Director of Sareb and Non-Executive Chairman of BuildingCenter.

Areas of direct responsibility

- Corporate Risk Management Function & Planning
- Retail Lending Office & Service Line (Retail Risk)
- Companies Lending Office (Companies Risk)
- Foreclosed Real Estate Assets –
- Non-performing Loans and Restructuring
- Environmental Risk Management
- Permanent Lending Committee

Subsidiaries

- Building Center
- Credifimo

JAVIER PANO

Chief Financial Officer
24/10/2013

Education

He holds a degree in Business Studies and a Master of Business Administration from the ESADE Business School.

Career

He has been CFO of CaixaBank since July 2014. He is Chair of ALCO and responsible for liquidity management and retail funding, having formerly held management positions in the field of capital markets.

Before joining "la Caixa" in 1993, he held senior positions at various companies.

Other positions currently held

Member of the Board of Directors of BPI and Cecabank.

Areas of direct responsibility

- Markets
- ALM, Treasury & Funding
- Balance Sheet Analysis and Monitoring
- Investor relations

Subsidiaries

- CaixaBank Titulización (Securitisation)

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CaixaBank

CaixaBank's DNA
Corporate Governance
Senior Management
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Annual Corporate Governance Report for 2019

MARÍA LUISA MARTÍNEZ

Head of Communication, Institutional Relations, Brand and CSR

27/05/2016

Education

She holds a degree in Modern History from the University of Barcelona and in Information Sciences from the Barcelona Autonomous University. She completed the PADE programme at IESE Business School.

Career

She joined "la Caixa" in 2001 to head up media relations. In 2008, she was appointed Head of Communication with responsibility for corporate communication and institutional management with the media. In 2014, she was appointed Head of Communication, Institutional Relations, Brand and CSR, and since 2016 she has been the Executive Director in charge of these areas.

Other positions currently held

Chair of Autocontrol, Dircom Cataluña and the Communications Committee of the Spanish Chamber of Commerce.

Areas of direct responsibility

- External Communication
- Corporate Responsibility
- Content and Brand Strategy
- Reputational Risk Management
- Sponsorships
- Institutional Agreements and Relations
- Media Relations and Budgetary Control

MATTHIAS BULACH

Head of Financial Accounting, Control and Capital

28/11/2016

Education

He holds a degree in Economic Science from the University of St. Gallen and an MBA from IESE Business School.

Career

He joined "la Caixa" in 2006 as Head of the Economic Analysis Office, working on strategic planning, analysis of the banking and regulatory system and support to the Chairman's Office in restructuring the financial sector. Before his appointment as Executive Director in 2016, he was Corporate Manager of Planning and Capital. He was previously Senior Associate at McKinsey & Company, specialising in the financial sector and international projects.

Other positions currently held

Member of the Supervisory Board at Erste Group Bank AG; Director of CaixaBank Asset Management, CaixaBank Payments & Consumer and BuildingCenter S.A.

Areas of direct responsibility

- Intervention and Accounting
- Corporate Reporting and Investee Control
- Costs and budget management
- Solvency and Results
- Forecasting and Balance Sheet Models
- Internal Financial Control

IÑAKI BADIOLA

Head of Corporate and Institucional Banking and International Banking

22/11/2018

Education

He holds a degree in Business Sciences from the Complutense University in Madrid and a master's in Business Administration from the IE.

Career

With a career spanning over 20 years in the world of finance, he has held a number of roles in various companies across different sectors: technology (EDS); distribution (ALCAMPO); public administration (GISA); transport (IFERCAT); and real estate (Harmonia).

He was Executive Director of CIB and Corporate Director of Structured Finance and Institutional Banking.

Areas of direct responsibility

- Corporate & Institutional Banking (CIB)
- International Network
- International Business Development
- CIB Business Control
- Structured Finance
- Institutional Banking
- Equities and Corporate Finance
- Corporate Banking
- Debt Capital Markets
- Technical Business Unit
- Research

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Senior Management
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

MARISA RETAMOSA

Head of Internal Audit
22/11/2018

Education

She holds a degree in Computer Science from the Polytechnic University of Catalonia. CISA (Certified Information System Auditor) and CISM (Certified Information Security Manager) certification accredited by ISACA.

Career

She has been Corporate Manager of Security and Resources Governance, and previously served as Head of Security and Service Control in IT Services. She also served as Head of Operations Audit.

Joined "la Caixa" in 2000. She previously worked in Arthur Andersen (1995-2000), working in roles relating to system and process audits and risk advisory.

Areas of direct responsibility

- Audit services
- Regional Audit and Business
- Audit Methodology and Reporting
- Financial, Investor and Regulatory Compliance Audit
- Audit of Systems and Process and Digital Banking
- Audit of Markets, Risks and International Banking

JAVIER VALLE

Head of Insurance
22/11/2018

Education

He holds a degree in Business Studies and a master's in Business Administration from the ESADE Business School. Community of European Management School (CEMS) at HEC Paris.

Career

Over the last ten years, he has been General Manager at Bansabadell Vida, Bansabadell Seguros Generales and Bansabadell Pensiones and CEO of Zurich Vida. He was CFO of the Zurich Group Spain and Director of Investments for Spain and Latin America.

Other positions currently held

He is CEO of VidaCaixa and Deputy Chair and member of the Executive Committee and Board of Directors of Unespa, as well as Director of the Consortium of Insurance Compensation and the ICEA.

Areas of direct responsibility

- Insurance Group

Subsidiaries

- VidaCaixa

LUIS JAVIER BLAS

Head of Resources
1/02/2020

Education

He holds a degree in Law from Universidad de Alcalá. AMP (Advanced Management Program) by ESE Business School (Universidad de los Andes-Chile), as well as other corporate management development programs by IESE and INSEAD.

Career

Until his appointment to the CaixaBank Management Committee, he was Head of Engineering & Data in Spain and Portugal and a member of the BBVA Management Committee in Spain (2015-2019). Previously, he had held several positions, mainly in BBVA Group's media department, both in Chile (2010-2015) and in Spain (2000-2010). Previously, he worked at Banco Central Hispano, Grupo Accenture and Abbey National Spain.

Other positions currently held

To date, he had been a member of the board of several companies representing BBVA, both in companies of the BBVA Group and in other affiliates (Redsys, Redbanc and Previred).

Areas of direct responsibility

- IT Services
- Banking Services
- Information Security and Governance
- Process Efficiency and Digitalisation
- Safety
- General Services Management

Subsidiaries

- Silk
- CaixaBank Facilities Management
- CaixaBank Operational Services

N.B. Until 1 February 2020, Mr Jorge Fontanals was Executive Director of Resources.
Mr Fontanals plans to take early retirements but will continue to be linked to the Bank to ensure the smooth transfer of his functions.

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Senior Management
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

ÓSCAR CALDERÓN

General Secretary and Secretary to the Board of Directors
29/5/2014

Education

He holds a degree in Law from the University of Barcelona and he is a State Lawyer.

Career

He served as State Lawyer in Catalonia (1999-2003).

He has worked with "la Caixa" Group since 2004, as Lawyer to the General Secretary's Office of "la Caixa", Deputy Secretary to the Board of Directors of Inmobiliaria Colonial (2005-2006), Secretary to the Board of Banco de Valencia (2013) and Deputy Secretary to the Board of Directors of "la Caixa" until June 2014. He was also a Trustee and Deputy Secretary of "la Caixa" Foundation until its dissolution in 2014, as well as Secretary to the Board of Trustees of "la Caixa" Banking Foundation until 2017.

Other positions currently held

Trustee and Secretary to the Board of Trustees of Fundación del Museo de Arte Contemporáneo de Barcelona (MACBA). He is also Secretary of Fundación de Economía Aplicada (FEDEA).

Areas of direct responsibility

- General Secretariat
- Legal Advice
- Governing Bodies Secretariat
- Investor and Corporate Governance Secretariat
- Corporate M&A


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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Corporate Governance
Senior Management
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Main Committees

The following is a description of the main committees in which CaixaBank's senior management is represented:

ALCO COMMITTEE (assets and liabilities)

The ALCO Committee is responsible for the management, monitoring and control of structural liquidity, interest rate and exchange rate risks relating to CaixaBank's balance sheet.

It is also responsible for optimising the financial structure of the CaixaBank Group's balance sheet and making it more profitable, including the net interest margin and the windfall profits in the Profit from Financing Operations; determining transfer rates with the various lines of business (IGC/MIS); monitoring prices, terms and volumes of the activities that generate assets and liabilities; and managing wholesale financing.

All of this falls under the policies of the risk appetite framework and the risk limits approved by the Board of Directors.

As a result, it will take the appropriate decisions and may make recommendations to the various operating areas.

Frequency **Monthly**
Sub-Committee of **Management Committee**

REGULATION COMMITTEE

The Regulation Committee is the body responsible for defining the Group's position on issues related to financial regulation. Its functions include spearheading the activity to represent the Bank's interests, as well as the systematisation of regulatory activities, regularly assessing the initiatives carried out in this field. In addition, this Committee approves and reviews the Interest Representation Map in order to coordinate the participation of the Bank's executives in associations and forums at the national and international level.

Frequency **Monthly**
Sub-Committee of **Management Committee**

INFORMATION AND DATA QUALITY COMMITTEE

Oversee the coherence, consistency and quality of the information reported to the regulator and to the Group's management, providing a comprehensive view at all times.

Frequency **Monthly**
Sub-Committee of **Management Committee**

RECOVERY AND RESOLUTION PLAN COMMITTEE

Preparing, approving, reviewing and updating plans to minimise the impact of future financial crises on contributors.

Frequency **Yearly**
Sub-Committee of **Management Committee**

GLOBAL RISK COMMITTEE

Responsible for the overall management, control and monitoring of risks affecting the Group's Corporate Risk Taxonomy, together with their implications for solvency management and capital consumption.

The Committee therefore analyses the Group's global risk position and establishes policies to optimise their management, monitoring and control within the framework of its strategic objectives.

The GRC is responsible for adapting risk strategy to the RAF set out by the Board of Directors, coordinating measures to mitigate any breaches and reactions to early warnings of the RAF, as well as keeping CaixaBank's Board of Directors informed (through its Risk Committee) of the main actions being carried out by the CaixaBank Group and the status of its risks.

The GRC is not responsible for the approval or rejection of new operations, renewals, renegotiations, refinancing or restructuring, reserved for the Permanent Committee, by express delegation of the Board of Directors.

Frequency **Monthly**
Sub-Committee of **Risks Committee**

CORPORATE RESPONSIBILITY AND REPUTATION COMMITTEE

CRRC is responsible for overseeing the corporate responsibility strategy and practices and proposing and presenting (for their approval by the corresponding governing bodies) general policies for managing corporate responsibility and reputation.

Its mission is to help CaixaBank gain recognition for its excellent reputation, strengthening the Bank's position through its socially responsible banking model.

Another of the CRRC's objectives is to monitor CaixaBank's strategy in terms of reputational risk as established by the Board of Directors in the Risk Appetite Framework (RAF). .

Frequency **Monthly**
Sub-Committee of **Management Committee**

Additionally, the CaixaBank Group Corporate Responsibility and Reputation Committee is responsible for coordinating responsible policies and positions and monitoring corporate responsibility strategies and practices within the Group. It meets quarterly.

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2019 Consolidated Management Report CaixaBank

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CORPORATE CRIMINAL MANAGEMENT COMMITTEE

Manage any observations or reports made through any channel regarding the prevention of and response to criminal conduct. The Committee's main functions are: Prevention, Detection, Response, Report and Monitoring of the Model.

Frequency **Monthly**
Sub-Committee of **Board of Directors**

PERMANENT LENDING COMMITTEE

The committee responsible for approving loan, credit and guarantee operations, as well as investment operations that are specific to the Bank's corporate objective. Its approval level is defined in the Bank's internal regulations. In September 2018, it was assigned new functions: "To officially approve loan, credit and guarantee operations, as well as investments operations in general that are specific to the Bank's corporate objectives, up to a limit of 200 million euros per operation. Exceptionally, for reasons of urgency, as determined by the committee itself, it may approve in collaboration with a Managing Director and for internal purposes, operations for greater amounts, up to a maximum limit, reporting on the operations approved by this means to the Executive Committee of the Board of Directors at the next meeting held by the Committee."

Frequency **Weekly**
Sub-Committee of **Executive Committee**

TRANSPARENCY COMMITTEE

This committee determines all transparency-related aspects of the design and marketing of financial instruments, banking products and investment and savings insurance plans.

It is tasked with ensuring the transparent marketing of the Bank's products by defining and approving policies covering marketing, the prevention of conflicts of interest, the safeguarding of customer assets and enhanced execution of transactions. It also validates the classification of new financial instruments, banking products and savings and investment plans on the basis of their risk and complexity, in accordance with the provisions of MiFID and banking and insurance transparency regulations.

Frequency **Monthly**
Sub-Committee of **Management Committee**

DIVERSITY COMMITTEE

Its mission is to create, promote, monitor, and recommend actions to the corresponding bodies to increase diversity, focusing on the representation of women in management, talent loss mitigation, and other areas of diversity that are a priority for the Bank. This includes functional, generational and cultural diversity.

Frequency **Quarterly**
Sub-Committee of **Management Committee**

ENVIRONMENTAL RISK COMMITTEE

This committee is responsible for analysing and, where appropriate, approving the proposals made by the various functional areas with regard to the strategic positioning of the Bank in relation to Environmental Risk Management, in addition to identifying, managing and controlling the risks associated with this area on the front line.

Frequency **Quarterly**
Sub-Committee of **Management Committee**

PRIVACY COMMITTEE

It reports directly to the Management Committee and it acts as the senior and decision-making body for all aspects relating to privacy and personal data protection within the CaixaBank Group.

Frequency **Bimonthly**
Sub-Committee of **Management Committee**

EFFICIENCY COMMITTEE

The mission of this committee is to improve the organisation efficiency. It is responsible for proposing and agreeing with the Divisions and Subsidiaries the proposed annual cost and investment budgets to be presented to the Management Committee for approval.

Frequency **Monthly**
Sub-Committee of **Management Committee**

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2019 Consolidated Management Report Remuneration CaixaBank establishes the Remuneration Policy for its Directors on the basis of general remuneration policies, committed to a market position that allows it to attract and retain the talent needed, and encourage behaviour that ensures long - term value generation and the sustai - nability of results over time . Market practices are periodically analysed with salary surveys and specific ad hoc studies carried out by top - le - vel specialists . Similar companies in the IBEX 35 and the financial sector provide a comparable sample of the neration of Directors, it is understood that shareholders market sector in which CaixaBank operates and that of widely support the Bank's Remuneration Policy. IBEX 35 companies. External experts are also consulted on certain issues. The nature of the remuneration received by the mem - bers of the Board of Directors of the Bank is described In 2019 , the r emuneration polic y for di r ecto r s , which was below: submitted by the Board to the General Shareholders' Meeting for a binding vote on 5 April 2019 was approved with 97 . 19 % of votes in favour . With this result and that of the advisory vote of the Annual Report on the Remu - DIRECTORS + EXECUTIVE POSITION (only applicable to the CEO) The system provided for in the Articles of As - sociation establishes that the remuneration of CaixaBank directorships should consist of a fixed annual amount to be determined by the General Meeting, which remains in force until the General Meeting agrees to modify it . In this regard, the remuneration of the members of the Board, in their capacity as such, consists solely of fixed components . Non - executive Directors (those that do not have executive functions) have a purely or - ganic relationship with CaixaBank and, conse - quently, they do not hold contracts with the Bank to perform their duties, nor are they en - titled to any form of payment should they be dismissed from their position as Director . In relation to members of the Board with executive duties, the Articles of Association recog - nise remuneration for their executive functions, in addition to the directorship itself. Therefore, the remuneration components of these functions are structured in due conside - ration of the economic context and results, and include the following: • Fixed remuneration according to the employee’s level of responsibility and professional career, constituting a significant part of the total compensation. • Variable remuneration in the form of an annual bonus linked to the achievement of pre - established targets and prudent risk management. • Social prevision and other social benefits. • A long - term share - based incentives plan linked to the strategic plan. CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Corporate Gove rnance Remuneration Annual Corporate Governance Report for 2019 49

2019 Consolidated Management Report

CaixaBank

CaixaBank's DNA
Corporate Governance
Remuneration
Strategic lines
Non-financial information statement
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Independent Verification Report
Annual Corporate Governance Report for 2019

In the case of Directors with executive functions, strictly referring to the Bank's CEO, the nature of the components received is described below:

Fixed component

The fixed remuneration, and any modifications thereto, of the Executive Director is largely based on his/her level of responsibility and professional career, combined with a market approach taking account of specific salary polls and ad hoc surveys undertaken by specialist companies, based on a peer group sample of comparable European banks.

Short-term variable component

The Executive Director is entitled to variable remuneration in the form on a bonus determined on the basis of a target remuneration with a degree of fulfilment that is adjusted according to risk and performance measurement:

- 50% based on corporate targets with a degree of fulfilment [80%-120%] and which is determined based on the following concepts in line with the strategic targets:

>> SHORT-TERM VARIABLE COMPONENT

Item Objectifiable	Weighting	Strategic Line
ROTE (Return on Tangible Equity)	10%	Generating an attractive return for shareholders while remaining financially sound
Core cost-to-income ratio	10%	Generating an attractive return for shareholders while remaining financially sound
Variation in problematic assets	10%	Generating an attractive return for shareholders while remaining financially sound
RAF (Risk Appetite Framework)	10%	Generating an attractive return for shareholders while remaining financially sound
Quality	5%	Offering the best customer experience
Conduct and compliance	5%	Setting the benchmark for responsible management and social commitment

- 50% based on individual targets, with a degree of fulfilment [60%-120%], is distributed globally among challenges linked to strategic objectives. The final valuation may fluctuate +/-25% to reflect the qualitative assessment and the exceptional challenges that may arise throughout the year.

In line with the objective to have a reasonable, prudent balance between fixed and variable remuneration components, the amounts of fixed remuneration paid to Executive Directors are sufficient and the percentage of variable remuneration in the form of a bonus in addition to annual fixed remuneration is low, not exceeding 40%.

Long-term variable component

On 5 April 2019, the General Meeting approved the implementation of an Annual Conditional Incentives Plan linked to the 2019-2021 Strategic Plan for a group of 90 recipients including the CEO, members of Senior Management and other key executives of the Group.

>> LONG-TERM VARIABLE COMPONENT

Target Item	Strategic Line
Core cost-to-income ratio	Generating an attractive return for shareholders while remaining financially sound
ROTE (Return on Tangible Equity)	Generating an attractive return for shareholders while remaining financially sound
CX (Customer Experience Index)	Offering the best customer experience
RAF (Risk Appetite Framework)	Generating an attractive return for shareholders while remaining financially sound
TSR (Total Shareholder Return)	Generating an attractive return for shareholders while remaining financially sound
GRI (Global Reputation Index)	Setting the benchmark for responsible management and social commitment

This programme allows a number of CaixaBank shares to be received after a certain period of time, provided the strategic targets are met and subject, among other things, to the evolution and positioning of certain strategic parameters.

Contributions to long-term savings schemes

Furthermore, as a fixed remuneration component, contracts of Executive Directors contain pre-established contributions to pension and savings plans.

15% of the contributions paid to complementary pension schemes will be considered a target amount (the remaining 85% is considered a fixed component). This amount is determined in accordance with the same principles established for variable remuneration in the form of a bonus, with eligibility to be determined solely on the basis of individual assessment parameters, and it is contributed to a Discretionary Pension Benefits Policy.

The remuneration of the Group's Senior Management, particularly that of a variable nature in relation to the corporate strategic challenges, is based on the remuneration of the CEO. The Annual Report on the Remuneration of Directors and note 9 to CaixaBank's 2019 consolidated financial statements provide further details on remuneration paid to the Executive Director and Senior Management.

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Context and outlook for 2020
Economic context
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Context and outlook for 2020

Economic context

Evolution of economic overview and markets

Decrease in the rate of economic growth: estimated growth rate of 2.9%, below the 2018 figure, due to the maturity of the global economic cycle, industrial shock and geopolitical factors.

- **China continues its gradual slowdown:** reported growth for 2019 is 6.1%, below the 6.6% of the previous year.
- **The trade dispute between the United States and China intensifies up until the summer and it starts to get back on track at the end of 2019:** trade flows and global activity are now feeling the effects of the trade tensions and, even if a deal is reached, it is unlikely to be sufficient to eliminate uncertainty in this context.
- **The US economy continues to perform well:** estimated growth rate of 2.3% for 2019, a solid pace given the trade tensions and the loss of momentum from the fiscal stimulus of 2017-18.
- **Greater trade tensions between the US and the European Union:** a ruling by the World Trade Organization in favour of the US concerning subsidies to Airbus from the EU results in tariffs imposed by the US on EU products. The extension of these tariffs to new products is not ruled out.
- **Weaker growth in the euro zone:** the slowing trend began in 2018 became more pronounced in 2019 (estimated growth of 1.1%), mainly due to a downturn in foreign dynamism and the difficulties faced in the manufacturing sector (particularly intense in the automobile industry).

2019 GLOBAL GDP GROWTH (EST.):

+2.9 %

WEAK MANUFACTURING AND GEOPOLITICAL VOLATILITY

- **Political uncertainty in Europe:** in 2019, concern about a possible disorderly Brexit has been a source of uncertainty. Following the exit agreement reached with the EU, which eliminated this possibility, there is now concern about the complexity of reaching a satisfactory agreement that regulates the new relationship between the UK and the EU.
- **Volatility persists in financial markets:** the slowdown in global growth combined with the escalation in trade tensions between the US and China are key factors in 2019. The alleviation of trade tensions allows for a reduction in volatility and supports the evolution of stock markets and sovereign interest rates towards the end of the year.
- **The Federal Reserve goes back to monetary normalisation:** against a backdrop of limited inflationary pressures and the prospect of an economic slowdown, the Fed has lowered rates three times and, in order to tackle possible liquidity problems in the market, it is starting a new round of asset purchases.
- **The ECB confirms a new monetary stimulus package in response to the economic slowdown:** interest rate cut (10 bp), new asset purchases, lower interest rates for TLROs (long-term refinancing operations that provide financing to credit institutions) and the package is expected to remain in place until inflation reaches its target.

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2019 Consolidated Management Report 2020 global outlook • Slight rally in global growth mainly thanks to emerging markets : estimated growth rate of 3 . 2% , although this is still below the historical average ( 3 . 8% ) . • US growth rate will slow : the late stage of the eco - nomic cycle and the uncertainties associated with the trade tensions will hang over economic activity . Nevertheless, extreme scenarios, like a recession, are unlikely . • Euro zone growth will remain very contained : the structural changes taking place in the automobi - le sector, the global risks to trade and uncertainties surrounding Brexit will continue to be apparent . • Very dovish monetary policy in the euro zone : no major changes to economic policy are expected in 2020 which will remain lax to support economic activity . CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Context and outlook for 2020 Economic context Annual Corporate Governance Report for 2019 52

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Context and outlook for 2020
Economic context
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Evolution of **Spain**

- **The economy is approaching more moderate levels of growth:** as the economy moves into a more mature phase of the cycle and the foreign sector is suffering from the deterioration of the global context, the pace of growth is slowing, although it remains substantial.
- **Spain continues to make positive progress:** in spite of the slowdown, growth remains above the majority of developed economies.
- **Consumers are more cautious:** the softening of the economic outlook and the slowdown in employment growth translates into an increase in savings and a reduction in consumer growth.
- **Contrast between the services and manufacturing sectors:** the manufacturing sector is suffering from the deterioration of global trade flows and difficulties in the automotive sector, while the services sector is holding a better position.
- **The real estate market stabilises:** after years of growth, both house prices and supply and demand are showing signs of stabilising.
- **New lending is slowing:** this trend was mainly due to the sharp slowdown in new mortgage lending operations, temporarily affected by the entry into force of the new mortgage law in the middle of last year. In this respect, the data relating to the last months of the year already show some recovery in the mortgage market.
- **The economy remains sound:** after six straight years of notable growth, the economy has not yet accumulated any macroeconomic imbalances. Private sector debt remains contained, the current account is in surplus and the competitive gains of recent years are maintained.
- **The political situation, a factor to keep an eye on:** after a year dominated by elections in 2019, the new coalition government is a stablising factor.

2019 GDP GROWTH
+2.0 %

GRADUAL SLOWDOWN IN GROWTH

2020 **outlook** for Spain

- **Shift towards more sustainable growth rates:** for 2020 the estimated growth rate is 1.5 %, a slower pace than in previous years, but more in line with the economy's growth potential.
- **Internal demand, a pillar of growth:** the positive dynamic in the labour market and the expected notable growth in income, boosted by the wage increase, will lead to a slight rally in consumption and support investment development.



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Evolution of **Portugal**

- **Positive rate of growth:** despite the slowdown, due to a certain decrease in investments and exports, the economy maintains a satisfactory rate of progress.
- **Employment growth, a key factor behind the good climate of confidence:** the labour market, which is already close to full employment, is a key factor behind the positive development of domestic demand.
- **Improved macroeconomic imbalances reflected in the country risk premium:** the positive evolution of the public deficit and good economic data have led to a lower country risk premium.
- **A new status quo government is formed:** the public accounts are expected to continue improving.

2019 GDP GROWTH (EST.):

+1.9 %

MODERATE SLOWDOWN RHYTHM OF ACTIVITY

2020 **outlook** for Portugal

- **Slight slowdown in growth:** economic activity is expected to grow at a slightly weaker rate of 1.7%, due to the lower rate of growth in domestic demand. The main sources of risk will be external, including the swing towards protectionism in the US and the slower growth of its main trading partners.



CAIXABANK IN THIS ENVIRONMENT

In the context of risks and opportunities arising from the macro-economic environment, the Group maintains robust levels of capital and liquidity, proven by compliance with internal and external stress tests and reported on in the capital and liquidity self-assessment processes (ICAAP and ILAAP, respectively).[1]

The Group also manages the effect of a persistently low interest rate environment through a strategy of diversifying income sources towards products that are less sensitive to interest rates, the development and improvement of the range of products and services more suited to this environment, and the continued improvement of the Group's efficiency and productivity.

[1] ICAAP, Internal capital adequacy assessment process. ILAAP, Internal liquidity adequacy assessment process.

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Regulatory **context**

CaixaBank is actively involved in the debate related to the development of regulatory and supervisory standards in the financial sector. In doing so, the Bank seeks to contribute to the establishment of a robust and coordinated legislative, regulatory and supervisory framework, which helps to preserve financial stability and benefit economic growth and well-being of consumers, customers, shareholders and employees.

Involvement in regulatory debate means ongoing dialogue with the relevant authorities and institutions, sharing views on consultations and regulatory proposals by means of position papers and impact analysis documents, either at the request of these public authorities or on CaixaBank's own initiative. CaixaBank generally shares its opinions in collaboration with different associations that represent the sector, in order to try to reach a consensus within the industry. To this end, CaixaBank is a member of a broad range of associations. In the field of banking, most of its activity is channelled through the Spanish Confederation of Savings Banks (CECA) at the national level, the European Savings and Retail Banking Group (ESBG) at a European level and the Institute of International Finance (IIF) at an international level. Additionally, Banco BPI is a member of the *Associação Potuguesa de Bancos* (APB), which in turn is a member of the *European Banking Federation* (EBF). In the field of insurance, VidaCaixa's participation at a national level in the Spanish Union of Insurance and Reinsurance Companies (UNESPA), through which it is represented in the European Insurance and Reinsurance Federation (Insurance Europe), and in the European Insurance CFO Forum (CFO Forum) at the European level.

At the regulatory level, there are increased efforts to minimise errors in the provision of advice on legal matters or regulatory interpretation, to reduce the lawsuit management shortcomings and to improve the management of the requirements from regulators/supervisors and of the penalty proceedings that may be brought. Greater concern is also placed on personal data privacy and protection and in compliance with regulations and standards related to the activities carried out by employees or agents that may harm the interests and rights of customers.

>> MAIN INITIATIVES MONITORED BY CAIXABANK DURING THE YEAR THAT HAVE AN IMPACT ON THE GROUP

SUSTAINABLE FINANCE

- Sustainability-related disclosures in the financial services sector
- EBA action plan on sustainable finance
- Regulation proposal for the establishment of a framework to facilitate sustainable investment
- Regulation on EU climate transition benchmarks, EU Paris-aligned benchmarks and sustainability-related disclosures for benchmarks

TAXATION

- Draft bill on Tax on Financial Transactions
- Tax on Specific Digital Services
- Measures to Prevent and Combat Tax Fraud
- Amendment to the General Tax Law to incorporate the DAC6 directive into Spanish law

INNOVATION AND DIGITALISATION

- EBA Guidelines on Cloud outsourcing
- EBA Guide on managing ICT and security risks
- Initiatives on crowdfunding service providers
- FinTech action plan
- Royal Decree-Law on payment services and other urgent financial measures (PSD 2)
- Spanish regulatory sandbox

FINANCIAL STABILITY AND STRENGTHENING OF THE FINANCIAL SECTOR

- European Covered Bonds
- Banking Recovery and Resolution Directive (BRRD 2)
- Capital Requirements Directive and Regulations (CRD 5/CRR 2)
- Directive on the prevention of money laundering and terrorism financing (AMLD 4)
- EBA Guide on loan origination.
- International Financial Reporting Standard
- Benchmarking Regulations
- Regulations on the minimum loss coverage for non-performing exposures.

CONSUMER PROTECTION AND TRANSPARENCY

- Markets in Financial Instruments Directive (MiFID2/MiFIR)
- Consumer Credit Directive (CCD)
- Organic Law on the Protection of Personal Data and guarantee of digital rights (LOPD)
- Regulatory law on real estate loan contracts (LCI)
- International Financial Reporting Standard
- Amendment to the Order on transparency and protection of customers of banking services.
- Royal Decree-Law on payment accounts, payment account switching and comparability of fees (PAD)

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Technological, social and competitive context

>> The **digital innovation** offers new opportunities to be a faster and more efficient organisation and to transform customer relations.

In turn, the technological revolution is significantly altering the competitive framework in which financial institutions operate. As such, digitalisation is leading to the appearance of new competitors such as *Fintechs* and digital platforms called *Bigtech*, with disruptive potential in terms of competition and services. Specifically, these new competitors tend to be more agile and flexible, have a light cost structure, and are able to take advantage of different technologies to offer the customer a comfortable and simple user experience at a lower cost. Likewise, for now, most of these new entrants have a highly specialised approach to specific financial services. This differs from the traditional model, characterised by the joint provision of financial services, and can lead to a fragmentation of the value chain, with impact on margins and cross-selling.

However, the Company believes the new entrants also represent an opportunity as a source of collaboration, learning and stimulus for the fulfilment of the digitalisation and business transformation objectives established in the Strategic Plan. CaixaBank regularly monitors the main new entrants and the movements of BigTech towards the banking industry. In addition, CaixaBank has Imagin as a top-level value proposal that it will continue to develop. With respect to the competition from Bigtech, CaixaBank is committed to improving the customer experience and modernising the relationship model with the added value of the responsible use of data.

>> **Demand for long-term savings products will continue growing** in the context of greater demands for household financial planning and the low rate environment. Since 2014, long-term savings products, which include pension plans, investment funds and savings insurance, have grown by around 45%. This is explained by the low interest rate environment that has led to the search for more attractive returns in a context where the return on deposits is zero. This growth has been reinforced by the banks' strategy of increasing fee income with the management and marketing of these products. In the coming years, the demand for these savings products will continue due to the growing need for financial planning, whether to obtain attractive returns on low-risk products or savings products that complement public pensions.

>> The **volume of cybercrime events and their severity has increased,** making this a higher regulatory priority on the supervisors' agenda.

CaixaBank is aware of the importance and existing threat level, and constantly monitors the technological environment and applications in terms of information integrity and confidentiality, system availability and business continuity, through planned reviews and continuous audit (with monitoring of defined risk indicators). CaixaBank also carries out the relevant analyses to adapt the security protocols to new challenges and has defined a new strategic information security plan to remain at the forefront of information protection, in accordance with the best market standards.

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>> The **Society is increasingly demanding socially responsible banks** that concern themselves with the social and environmental well-being of the territories in which they have a presence. Thus, it is expected that the areas of financial inclusion and education, of compliance culture and environmental risk management will become more relevant in the financial sector.

In this regard, measures related to the management of ESG risks have been given a greater focus throughout this year. One notable example is the far-reaching actions set out in the European Commission's Green New Deal, which will be translated into specific legislative initiatives. From the point of view of the business in the environmental area, these initiatives could materialise in elements such as potential exposure to sectors with intensive carbon emissions or high exposure to risks associated with the energy transition.

In anticipation, the principles and values that form the foundation of CaixaBank are closely aligned with ESG principles, although the increasing level of demand for sustainability in the sector leads to greater potential reputational impact.

Against this backdrop, CaixaBank actively monitors the developments and initiatives in the aforementioned fields, participating, for example, in the debate within the sector on the European directives in the Spanish legal system. CaixaBank is also a signatory and is committed to multiple initiatives and working groups to address, among other aspects, the improvement of management and reporting in these areas.

Similarly, within the framework of a rigorous, responsible and transparent decision-making process, the Group takes into account the ESG implications deriving from its admission and investment policy. In this sense it strives to optimise the risk/return ratio and avoid, minimise, mitigate or remedy, insofar as possible, those factors that could entail risk for the environment or community.



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Business model

A business model that covers all financial and insurance needs.

CaixaBank has a universal banking model, offering a wide range of products and services adapted to the customers' needs through a business platform that combines physical branches and the digital world.



Segmentation, key to better meeting our customers' needs

» CaixaBank is the only Spanish bank with six Aenor-certified business divisions


CIB[1] & International Banking
Private Banking
Specialised Centres
(200)
(0.5)
Business Banking
Premier Banking
(2)
(0.06)
Businesses[2] and Micro-Enterprises
Individuals
Retail Banking
Business activity (turnover range, millions of euros)
Individuals (assets under management, millions of euros)

[1] Corporate & Institutional Banking
[2] Includes the self-employed, professionals, farmers and shops

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2019 Consolidated Management Report 59 CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Business model Annual Corporate Governance Report for 2019 Main indicators Personal, business and microenterprise banking The value proposal of Retail Banking is based on an innovative and unique omnichannel service offer aimed at individuals, businesses and entrepre - neurs ; all this while constantly striving to improve the customer experience . The BusinessBank proposal is aimed at small businesses, entrepreneurs, self - employed workers and shops . It includes all the day - to - day solutions related to security, protection, internationalization and financing that they need, always with support form expert managers . 1 Includes all segments. 2 For business turnover < EUR 1 million Milestones in 2019 Development of value proposals through four life experiences, helping the customer, 8 million relational custome r s 1 85.5 (scale 0 - 100) retail banking experience index 27.1 % market share of direct payroll deposits (+30 bp en 2019) 33.4 % penetration of self - employed workers (+13 bp en 2019) 4.8 million omnichannel customers 1 (branch, ATMs and digital) 24.1 % market share of businesses 2 (+50 bp en 2019) to think about the day to day , with the best om - nichannel offer. to enjoy life , making financing easier to help their dreams and projects become a reality. to sleep soundly , with the most comprehensive protection solution on the market. to think about the future , with solutions to make systematic savings easier. Launch of a new branch concept, All in One , one of the largest flagship bank branches in Europe. Presenting a modern, transparent and personal bank with a fresh and innovative feel. We continued with the store branches model reaching 458 offices by 2019, with the goal of reaching more than 600 by 2020. Opening of 28 specialised BusinessBank centres, in addition to the 14 already in place in 2018, with the strategic goal of reaching 70 in 2020. Making the best deals with partners like Samsung, Arval, Securitas Direct, etc . In 2019 , we reached 15 , 000 renting cars for individual customers, 160 , 000 mobiles, 130 , 000 televisions, more than 50 , 000 security systems and 40 , 000 Protección Senior systems . Improvement of the omnichannel experience with: • the whole mortgage process through Casa Fácil • new 100 % digital customer registration process via mobile • new facial recognition method at ATMs

2019 Consolidated Management Report
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Independent Verification Report
Annual Corporate Governance Report for 2019

New products / services launched in 2019

MYBOX LAUNCH

a new proposal with protection solutions. MyBox products are designed for customers' piece of mind, with exclusive coverage and unique advantages.

+320,000 MyBox premiums

NEW *NÓMINA 15* SERVICE

through which 50% of a customer's salary is paid in to their account on the 15th of each month. This service is for civil service customers, an increasingly significant segment for whom we are striving to be the leading bank.

SOCIAL COMMERCE

an application that makes it possible to provide payment and product marketing solutions through social networks to businesses that do not have a website or virtual store and only operate on a face-to-face basis.

NEW PRE-APPROVAL MODELS

allowing our customers to access instant financing with personalised conditions.

+2million customers with consumer loans

+4 million customers with pre-approved loans

PoS TABLET LITE

a solution for small businesses with basic point of sale management needs that wish to digitalise their business (type of PoS).

Strategic challenges

- Continue improving the customers' experience
- Consolidate the customer omnichannel relationship
- Enhance customer relations


MyBox

Complete and competitive protection solutions | **Flat monthly rate** | **Fixed fee for 3 years** | **Exclusive coverage**

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CaixaBank Banca Premier

Premier Banking

The value proposal of Banking Premier is founded on three key pillars: a unique advisory model, certified professionals, and exclusive solutions for customers. This has enabled CaixaBank to reaffirm its leadership in the field of financial advice.

Main indicators

» **87.5** (scale 0-100)
premier banking experience index

» **67 %**
adviced customers

» **2,596**
specialised managers

» **€134,651 million**
in assets and securities under managed funds and securities

New products / services launched in 2019

Throughout 2019, we consolidated our offer by launching a new **range of discretionary management products: Master Portfolios** made up of direct investment funds which bring together the management, analysis and monitoring capabilities of CaixaBank Asset Management with the knowledge and expertise of the best international fund managers.

Milestones in 2019

- **New Premier Store branches:** exclusive branches for Premier Banking customers. These are spaces for offering advice tailored to out customers' needs. They employ highly qualified teams of professionals who are commercially proactive and specialised in advisory services.
- **Premier at inTouch centres:** Pilot schemes for remote advisory services for Premier Banking customers in all regional departments. Mainly aimed at customers with a digital profile or customers who already received InTouch management and have moved onto the Premier Business.



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2019 Consolidated Management Report CaixaBank ' s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Business model Annual Corporate Governance Report for 2019 Main indicators Private Banking Private Banking has specialised teams and more than 600 certified pro - fessionals with an average of over 15 years of experience working with the branch network to offer the best service . Private Banking has 53 exclusive centres to guarantee that customers always receive a personal service . Different service models are offered to customer, from traditional financial advice to independent advice and broker services . In addition, the Social Value Project provides solutions in the fields of Phi - lanthropy and Socially Responsible Investment (SRI) . Milestones in 2019 Consolidation of the customer base and growth of the Private Banking business . Driving advisory as a means of growth , thanks to the strengthening of our TIME objective advisory model . +€ 9 , 103 million in managed funds and securities compared with 2018 (+ 14 . 2% ) Consolidation of CaixaBank Wealth : the first independent advisory unit integrated into a banking organisation in Spain. €4,780 million wealth balance Ocean, the first online third - party fund platform with personalised information and conditions for each customer according to their profile . In the Ocean platform, customers can view the details of their service based on their profiles (rates, fund offers, custody services) . Access to nearly 2 , 000 funds with more than 140 managers . Driving the discretionary management model with the launch of a new range of Master portfolios, made up of direct investment funds which bring together the management, analysis and monitoring capabilities of CaixaBank Asset Management with the knowledge and expertise of international fund managers . It is a more effi - cient, flexible and transparent service . €12,077 million in discretionary portfolio management Market leaders in discretionary management in Spain Specialisation : specific value proposals and a team dedicated to groups that, by their nature, share the same asset management needs and objectives (non - profit organisations, religious institutions and professional athletes) . We have the broadest offer of alternative investments on the Spanish market in terms of both balances and options . Throughout 2019 , the Buy Out, Venture Capital, Debt, Infrastructures, Renewables, Circular Economy and Real Estate funds were distributed . 87.6 (scale 0 - 100) private banking experience index 94 % adviced customers €73,385 million managed funds and securities 100 % of managers with the CNMV financial advisory accreditation 62

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Socially responsible investment and Philanthropy

DONATIONS

+€1 million raised for various social causes by Private Banking customers throughout the year.

SRI FUNDS

501% increase in average balance of our Private Banking customers in this type of products.

SECOND EDITION OF THE PRIVATE BANKING CHARITY AWARDS

recognising our customers' contributions in the field of philanthropy in two categories: Best Track Record and Best Project. There were 68 nominations for the awards, which were presented in Madrid with great success and with significant media coverage for our customers.

TRAINING AND OUTREACH

12 sessions were held with customers.

2ND ANNUAL SOCIAL VALUE PROJECT REPORT

a document intended to take stock of the development of our service that also strives to contribute to the development of philanthropy and Socially Responsible Investment of our country.

CHARITY DINNER "A SPECTACULAR EVENING"

raised over €65,000 in contributions to the dinner and was attended by over 250 customers.

Strategic challenges

- Continue increasing the number of advisory customers.
- Consolidation of the new business models and independent advisory.
- Broaden the offer and marketing of SRI products.



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CaixaBank Empresas

Business Banking

CaixaBank Empresas has consolidated its position as the favourite bank of Spanish companies. It adds a value proposal that offers innovative solutions and a specialised service, through its 125 business centres distributed across Spain, providing expert advice via videoconference or by activating new communication channels between customers and managers, such as the Muro de Empresas and Go&Business.

Business Banking presents an exclusive service model whereby a team of experts responds to the needs of each company. The Bank strives to continually improve its customer relations while also expanding its base of company customers to keep on promoting lending with the best service.

Main indicators

» **86.6** (scale 0-100) **business banking experience index**

» **€40,969 million investment**

» **44.4%** **of Spanish companies are CaixaBank customers**[1]

» **15.1%** **companies loans market share** (+38 bp en 2019)

Milestones in 2019

- Opening of 5 new business centres.
- CaixaBank Hotels & Tourism
  Consolidation of company business by sector. **CaixaBank Hotels & Tourism** continues to contribute to boosting and stimulating the sector's commercial activity.
- In 2019, CaixaBank became a member of the World Tourism Organization (WTO) as an Associate Member.
- CaixaBank Real Estate & Homes
  Launch of **Real Estate & Homes** to offer products and services through a group of specialists in the real estate sector.
- Enhancing relationships by driving the commercial system with more visits and contacts through the digitalisation process.
- Launch of the platform **We.Trade** based on Blockchain technology.
- The **Company Customer Journey** is deployed to obtain an in-depth analysis of the omnichannel experience of Business customers.

» **125 branches** = **105** Companies + **14** Real estate business (CENIs) + **3** Large Companies + **3** DayOne for start-up *clients*

» **+25%** **of our customers' contributions to the GAVI programme for child vaccination, totalling more than €1 million**

[1] With turnover between 1-100 million euros. Source: FRS Inmark.

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2019 Consolidated Management Report Strategic lines Glossa r y Independent Verification Report Non - financial information statement CaixaBank ' s DNA Business model Annual Corporate Governance Report for 2019 Strategic challenges Focusing on innovation and customer service. Ensuring the maximum degree of activation of all the commercial figures. Capturing customers to continue to increase the market share. Synergies with other segments to provide a comprehensive service to the customer. Promoting the "la Caixa" Banking Foundation programmes: GAVI, the Vaccine Alliance (for child immunisation) and Incorpora ( jobs for vulnerable people) as part of corporate responsibility of companies. 65

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CaixaBank Corporate & Institutional Banking | CaixaBank International Banking

CIB & International Banking

The CIB & International Banking service integrates three business areas, Corporate Banking, Institutional Banking and International Banking, as well as several product areas that provide services to customers, such as Capital Markets, Cash Management, Project Finance, Asset Finance, and M&A.

Corporate Banking's value proposition offers a tailor-made service to corporate clients, seeking to become their main bank. This involves crafting personalised value propositions and working with clients in export markets.

Institutional Banking serves public and private-sector institutions, through specialized management of financial services and solutions.

International Banking offers support to customers of the branch network, CIB, and Business Banking operating abroad, as well as local large corporations through 27 international locations throughout the world and 175 professionals.

Main indicators

» **1** corporate Banking Centre

» **€34,369 million** investment

» **15** institutional Banking Centres

» Agreements with **1,600** correspondent banks

» **23.3 %** market share in trade

International presence

» **18** Representation offices

Milan, Beijing, Shanghai, Dubai, New Delhi, Istanbul, Singapore, Cairo, Santiago de Chile, Bogotá, New York, Johannesburg, Sao Paulo, Hong Kong, Lima, Algiers, Sydney, Toronto.

» **5** International branches (7 offices)

Warsaw
Morocco with three branches:
- Casablanca
- Tangier
- Agadir

London
Frankfurt
Paris

» **2** Spanish Desks

Mexico City
Vienna

Milestones in 2019

- Creation of synergies following the integration of International Banking into CIB that have made it possible to **double the turnover in international branches** and to promote opportunities originating in countries covered by representative branches.
- Progress of international business with the development of our international Corporate Banking platform and commercial offer.

  +€2,914 million in investment in 2019 (+ 9.3%).
- Redefinition of the commercial strategy of international branches to align them with the CIB sector strategy.
- Prizes GTF London 2019 and The Airline Economics Dubai 2019, in recognition of the most complex and innovative operations in the global aviation industry, for the financing of 4 Royal Air Maroc aircraft.
- **External sessions.** Two sessions have been held in 10 countries, attended by 228 customers.

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New products / services launched in 2019

STRENGTHENING COMMERCIAL OFFER

with new confirming, factoring and guarantee capacities.

CONTINUED GROWTH IN THE TRANSPORT SECTOR

Automotive, aviation, rail and maritime, including new international investment customers.

> €1,500 MILLION GRANTED IN 2019

RENEWABLE ENERGY

Financing of several national and international projects during 2019.

NEW WORKING CAPITAL PRODUCTS

NEW BOOKING MODEL POLICY

which will allow for optimum flexibility in product developments in the future.

See section **Environmental strategy - Promoting "green" business**

Strategic challenges

- Consolidating the international presence by attracting new customers and projects.
- Strengthening the relationship with existing customers for the development of new products.
- Positioning CaixaBank as the benchmark in socially responsible banking.



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BPI

BPI is a financial institution focused on commercial and retail banking operations in Portugal, where it is the fifth largest bank in terms of assets, with market shares of 10% in loans and deposits.

BPI's business is distributed into Personal Banking, Premier and Private Banking, Business and Institutional Banking and Corporate and Investment Banking. BPI offers a complete range of financial products and services, adapted to the specific needs of every sector, through a specialised, omnichannel and fully integrated distribution network.

BPI's product range is complemented with investment and savings solutions from CaixaBank's Asset and Insurance Management department and with the distribution of non-life and life risk insurance policies through Allianz Portugal, in which BPI holds a 35% stake. Since the beginning of 2020, BPI has been marketing life risk insurance policies for CaixaBank, following the conclusion of the distribution agreement for these insurance policies with Allianz Portugal.

Five strategic priorities guide BPI's activity: i. Sustainable growth in profitability; ii. Boosting the customer experience transformation; iii. Developing the bank's human resources; iv. Improving operational and organisational efficiency; v. Consolidating the bank's reputation based on the quality of customer service and social commitment.

Main indicators

» **1.9 million** customers

» **€31,444 million** total assets

» **477** branches

» **€24,303 million** in loans and advances to customers (+4.4% compared in 2018)

» **4,840** employees

» **€34,344 million** total customer funds (+3.4% compared with 2018)

Milestones in 2019

- Launch of the BPI Family and BPI Commerce value propositions that cover all communications regarding the products and services aimed at these segments.
- Expansion of the value proposition for customers in the strategic segments of agriculture and tourism and new international trade solutions.
- Strengthening Business Banking:
  - 2 new large company units
  - 2 new real estate business centres
- Redesign of the BPI App, now simpler and more intuitive
- Improvements in customer experience: commitment to the omnichannel network, the simplification of the main processes, new functionalities, and commitment to more efficient contact with managers through the digital channels
  - 100% of commercial managers have SmartPCs
- Reduction of the time spent on administrative processes in branches for commercial activity by centralising and digitalising processes
- Recognition:
  - Best large bank in Portugal 2020
  - Best large bank in Portugal 2020
  - Most trusted bank in Portugal 2019
- Digital innovation awards:
  - Financial Innovation Awards 2019 (Change team of the year, Best Technology Initiative Europe)
  - PayTech Awards 2019 (PayTech Team of the year)
  - Portugal Digital Awards 2019 (Best Digital Strategic Tool)
  - PWM Wealth Tech Awards 2019 (Best Private Bank, Digitally, Empowering, RMs, Europe)

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New products / services launched in 2019

BPI APP

- The first bank in Portugal to allow its customers to consult balances and movements and initiate account transfers with other banks through *BPI Net* and its mobile application.
- Availability of the insurance catalogue.
- Possibility of making purchases and withdrawals without a physical card.

LAUNCH OF CONTA VALOR *COMMERCE, TPA COMMERCE AND SMART PoS*

for the business segment.

OFFER OF NEW SAVINGS SOLUTIONS

in the form of capitalisation insurance, depending on the investment time horizon and composition of the asset portfolios.

iFACTORING BPI

digital solution launched at the end of the year for the factoring product that allows online access and consultation on digital BPI channels.



Presence

Holding events aimed at reinforcing support and proximity to companies: *Encontros BPI com empresas, Negócios com o Mundo*, BPI Innovation Summit.

Launch of awards to support agriculture, tourism, innovation and entrepreneurship: first edition of the *Prémio Nacional do Turismo*, in association with *Jornal Expresso*, eighth edition of the *Prémio Nacional de Agricultura*, , in association with *Cofina; Prémio PME Inovação COTEC-BPI* 2019; second edition in Portugal of the *Premios Emprendedor XXI*.

Sponsorship of the main national agricultural and tourism fairs: *Feira Nacional de Agricultura, Ovibeja* and *Bolsa de Turismo de Lisboa*.

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Risk management

CaixaBank maintains a low average risk profile, comfortable capital adequacy and comfortable liquidity metrics, in line with its business model and the risk appetite defined by the Board of Directors.

The risk management systems implemented are adequate in relation to the approved risk profile and risk appetite and consist of the following elements:

>> CORE ELEMENTS OF RISK MANAGEMENT AND CONTROL


GOVERNANCE AND ORGANISATION
RISK MANAGEMENT STRATEGIC PROCESSES
RISK CULTURE
INTERNAL CONTROL FRAMEWORK

GOVERNANCE AND ORGANISATION

This is done through internal policies, rules and procedures that ensure the adequate supervision by the governing bodies, steering committees, and CaixaBank's specialised human resources.

RISK CULTURE

The Risk Culture is based, among other things, on general risk management principles, employee training and performance-based evaluation/ variable remuneration of employees.

STRATEGIC RISK MANAGEMENT SYSTEM

Identification and assessment of risks. Risk Assessment: A six-monthly risk self-assessment, covering all the risks included in the Risk Taxonomy. This involves the process of identifying the strategic events that relate to one or more of the risks which, based on their potential mid- to long-term impact in the context of the Strategic Plan, may require specific monitoring.

Classification and definition of Risks. Risk Taxonomy: List and description of the material risks identified in the Risk Assessment and reviewed annually. Facilitates monitoring and internal and external monitoring of risks.

Risk Appetite Framework (RAF): A comprehensive and forward-looking tool used by the Board of Directors to determine the types and thresholds of risk it is willing to assume in achieving the Group's strategic objectives concerning the risks included in the Risk Taxonomy.

Risk planning: Assessment, from a risk perspective, of the current, future and hypothetical balance sheet in stress scenarios.

INTERNAL CONTROL FRAMEWORK

A structure based on the Three Lines of Defence model that provides a reasonable degree of assurance that the Group will achieve its objectives.

Note 3 of the 2019 consolidated annual financial statements provides additional information on risk management and the Group's internal control model.

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The following is a summary of the most relevant aspects of management and intervention for the different risks identified in the Corporate Risk Taxonomy in 2019:

>> BUSINESS MODEL RISKS

	Business	Eligible own funds/Capital adequacy	Liquidity and funding
DEFINITION	Obtaining results below market expectations or Group targets that, ultimately, prevent the company from reaching a level of sustainable returns that exceeds the of capital.	Risk caused by a restriction of the CaixaBank Group's ability to adapt its level of capital to regulatory requirements or to a change in its risk profile.	Risk of insufficient liquid assets or limited access to market financing to meet contractual maturities of liabilities, regulatory requirements, or the investment needs of the Group.
RISK MANAGEMENT	The management of this risk is supported by the strategic financial planning process, which is continually monitored to assess the fulfilment of the strategy and budget. After quantifying the number of deviations and identifying their cause, conclusions are presented to the management and governing bodies to evaluate the benefits of making adjustments to ensure that the internal objectives are fulfilled.	Management focuses on maintaining a comfortable capital situation in accordance with a medium-low risk profile to cover any unexpected losses. The objective of the new 2019-21 Strategic Plan is to reach a CET1 level of approximately 12 % of RWAs and to obtain one additional percentage point (temporary) to cover any potential regulatory impacts forecasted over the next few years (such as the completion of Basel III and other regulatory modifications).	The management approach is based on a decentralised system (CaixaBank and BPI) with the segregation of functions aiming to maintain an efficient level of liquid assets; the active management of liquidity and the sustainability and stability of funding sources in both normal and stress scenarios.
KEY MILESTONES IN 2019	In 2019, the return on tangible equity (ROTE) has exceeded the cost of capital, excluding the impact of the Labour Agreement. In a persistent low-rate environment, we have continued to promote the digital transformation and strengthen the CaixaBank business model, which has proved to be resilient in this context. The focus is on the insurance and asset management business, on business segments less sensitive to the interest rate (consumer credit) and on adapting the management of the liabilities and liquidity of customers. All of this while pursuing a cost containment policy compatible with a continuous investment in technology and in the transformation of the distribution model.	The CET1 is 12.0 %, meeting the minimum requirements with ease, and the MDA buffer *(Maximum Distributable Amount)* is €4,805 million. During 2019, active management has been carried out to prepare for the coverage of future MREL requirements (Minimum Required Eligible Liabilities): 5 issues of senior non-preferred debt (SNP) for an amount of €3,382 million and 1 issue of senior preferred debt (SP) for €1,000 million.	The positive evolution of the commercial gap, in addition to bond issues (€5,382 million) which exceed the maturities for the year (€2,135 million), total liquid assets have amounted to €89,427 million, with a LCR (liquidity coverage ratio, 12-month average) of 186 %. Institutional financing amounts to €32,716 million and has performed very well in 2019 due to the success in accessing markets with different debt instruments.

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>> RISKS AFFECTING FINANCIAL ACTIVITY

Credit

DEFINITION

Risk of a decrease in the value of the CaixaBank Group's assets due to uncertainty about a customer's or counterparts to meet its obligations to the Group.

RISK MANAGEMENT

This is the most significant risk for the Group's balance sheet. It is derived from its banking and insurance activity, cash flow operations, and its investee portfolio, encompassing the entire management cycle of the operations. The principles and policies that underpin the credit risk management are:

- A prudent approvals policy based on: (i) an appropriate relationship between income and the expenses borne by consumers; (ii) documentary proof of the information provided by the borrower and the borrower's solvency; (iii) Pre-contractual information and information protocols that are appropriate to the personal circumstances and characteristics of each customer and operation.
- Monitoring the quality of assets throughout their life cycle based on preventive management and early recognition of impairment.
- Up-to-date and accurate assessments of the impairment at any given time and diligent management of non-performing loans and recoveries.

KEY MILESTONES IN 2019

In 2019, we enhanced the monitoring and control processes, continuing with the effectiveness of the recovery process, which has translated into continuous and sustained improvements in the credit quality metrics of the balance sheet, as has been the case in recent years.

The NPL ratio has fallen to 3.6% (compared to 4.7% as at 31 December 2018).

Impairment of other assets

DEFINITION

Reduction of the carrying amount of shareholdings and non-financial assets (tangible, intangible, tax assets and other assets) of the CaixaBank Group.

RISK MANAGEMENT

The management approach is based on monitoring the processes for evaluating asset impairment and write-down tests, in addition to compliance with the optimisation policies of shareholdings and real estate holdings in accordance with the strategic objectives.

Market

DEFINITION

The value decrease of the assets or value increase of the liabilities included in the trading portfolio, due to fluctuations in rates, exchange rates, credit spreads, external factors or prices on the markets where those assets/liabilities are traded.

RISK MANAGEMENT

Its management is focused on maintaining a low and stable risk below the established appetite limits.

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Risk management
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

>> RISKS AFFECTING FINANCIAL ACTIVITY

	Structural rates	Actuarial
DEFINITION	Negative impact on the economic value of the balance sheet's items or on the financial margin due to changes in the temporary structure of interest rates and its impact on asset and liability instruments and those outside of the Group's balance sheet not recorded in financial assets held for trading.	Risk of a loss or adverse change to the value of the commitment assumed through insurance or pension contracts with customers or employees due to the differences between the estimate for the actuarial variables used in the tariff model and reserves and the actual performance of these.
RISK MANAGEMENT	This risk is managed by optimising the net interest margin and keeping the economic value of the balance sheet within the limits established in the risk appetite. CaixaBank actively manages risk by arranging additional hedging transactions on financial markets to supplement the natural hedges generated on its own balance sheet by its deposits and lending transactions with customers.	The management principles and policies aim for long-term stability of the main actuarial factors that affect the technical development of the marketed insurance, classified into homogenous risk groups. This is achieved through controlled management of the liabilities through reinsurance in order to mitigate the risk taken up to the tolerance limits.
KEY MILESTONES IN 2019	In 2019, CaixaBank held its balance-sheet position to increases in interest rates. The reasons for this positioning are of a structural and managerial nature. Specifically, from a structural point of view, exceptionally low interest rates have continued to drive the movement of deposits from fixed-term accounts to on-demand accounts.	



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Risk management
Strategic lines
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

>> REPUTATIONAL AND OPERATIONAL RISKS

	Legal/Regulatory	Conduct	Technological
DEFINITION	The potential loss or decrease in the profitability of the CaixaBank Group as a result of changes in the legislation, of the incorrect implementation of this legislation in the Caixabank Group's processes, of the inappropriate interpretation of the same in various operations, of the incorrect management of a court or administrative injunctions, or of the claims or complaints received.	The application of conduct criteria that run contrary to the interests of customers and stakeholders, or acts or omissions that are not compliant with the legal or regulatory framework, or with internal codes and rules, or with codes of conduct and ethical and good practice standards.	Risks of losses due to hardware or software inadequades or failures in technical infrastructure, due to cyberattacks or other circumstances that could compromise the availability, integrity, accessibility and security of the infrastructures and data.
RISK MANAGEMENT	The aim of legal and regulatory risk management is to safeguard to Group's legal integrity, on the one hand, by monitoring, interpreting and implementing regulatory changes and, on the other, by managing the case-by-case defence of the Group in judicial and extrajudicial proceedings, and monitoring the impact of such proceedings on the Group's assets.	Conduct and compliance risk management is not just the responsibility of a single department, but of the entire CaixaBank Group. All employees must strive to ensure compliance with current legislation and to implement procedures to translate this legislation into their day-to-day work.	The management involves the identification, implementation and monitoring of the indicators linked to the various areas of Technological Risk. CaixaBank is also aligned with the highest international standards with regard to information technologies (IT).
KEY MILESTONES IN 2019	In 2019, the Group participated in relevant consultative processes at European and national level –the finalisation of the Basel III agreements; the Consumer Credit Directive; the Distance Marketing of Financial Services Directive; the Benchmark Regulation (BMR); and other legislative amendments concerning transparency– as well as the implementation of standards such as Regulatory Act 5/2019 on real estate credit contracts and Royal Decree-Law 19/2018 on payment services and other urgent financial measures (PSD2), and others concerning technological risks.	• Fostering a culture of good conduct, with two main levers: • Linking good conduct criteria to the variable remuneration by: 1) including indicators in the corporate objectives, such as customer due diligence and the correct formalisation of operations, and 2) undertaking and passing certain regulatory training courses. In both cases, the 2019 compliance targets were achieved. • Awareness-raising of good conduct through specific sessions with the network and the publication of communications on corporate channels. • Strengthening anti-corruption and conflict of interest policies, procedures and controls.	Deployment of the Technological Risk control framework in accordance with a new advanced control and monitoring methodology. This methodology is aligned with the supervisor's guidelines on IT risk, including scenarios associated with cyber security such as cyber attacks, cyber espionage or information leaks, among others.

74

2019 Consolidated Management Report CaixaBank ' s DNA Glossa r y Independent Verification Report Non - financial information statement Risk management Strategi c lines Annual Corporate Governance Report for 2019 Other operational risks Reputational Reliability of the financial information Losses or damages caused by errors or faults in processes, due to external events, or actions of third parties outside the Group, whether accidentally or intentionally. It includes, among others, risk factors related to outsourcing, the use of quantitative models, the custody of securities or external fraud. Deficiencies in the accuracy, integrity and criteria of the process used when preparing the data necessary to evaluate the financial and equity position of the CaixaBank Group. The possibility that the CaixaBank Group’s competitive edge could be blunted by loss of trust by some of its stakeholders, based on their assessment of real or purported actions or omissions carried out by the Group, its Senior Management or Governing Bodies, or due to the bankruptury of related unconsolidated entities (step - in risk). The management and control of this risk seeks to avoid or mitigate negative impacts on the Group, either directly or indirectly due to the impact on relevant stakeholders (e.g. customers), arising from internal processes and systems or from the actions of third parties. The management approach involves monthly monitoring of the accounting close and the existence and monitoring of the adequate functioning of the Internal Control over Financial Reporting System (ICFRS), in addition to other metrics and policies related to financial information. This management approach aims to achieve a satisfactory level on the main CaixaBank reputation indicators and to make progress in the monitoring of preventative measures and control. In 2019, several developments were made on different initiatives related to the aim of providing greater assurances about the reliability of financial information, with a special focus on the creation and update of controls regarding the Corporate Policy on the disclosure and verification of financial information. Furthermore, activities have been undertaken to further advance the degree of corporatisation and governance of the information and quality of the data. In 2019, the crises communication management protocols were updated, with the implementation of procedures according to the severity of the crisis events and the creation of a Crises Communication Committee. Likewise, the CaixaBank Global Reputation Index has also been thoroughly reviewed to ensure that the perceptions and weightings of its stakeholders are aligned with the expectations and reputational attributes of the new 2019 - 2021 Strategic Plan. During 2019, the Corporate Policy on outsource management was updated and implemented, in line with the new EBA Guide and best practices, strengthening corporate governance and control of risks in the contracting of services from third parties. Furthermore, the Digital Transformation of the Business and the entry into force of new regulations and supervisory standards (e . g . PSD 2 ) are requiring a greater focus on the prevention of external fraud and on operational resilience . REPUTATIONAL AND OPERATIONAL RISKS DEFINITION 75 RISK MANAGEMENT KEY MILES T ONES IN 2019

2019 Consolidated Management Report 02 86 87 90 Strategic lines 76 Offer the best customer experience 78 Customer solutions 83 Customer experience and quality 85 Accelerate digital transformation to boost efficiency and flexibility Cybersecurity Efficiency and Digitalisation Foster a people - centric, agile and collaborative culture 93 Corporate Culture 98 Diversity and equal opportunities 103 Professional development and remuneration 106 Employee experience 110 Attractive shareholder returns and solid financials 110 Evolution of results and business activity 124 Liquidity and financing structure 125 Capital Management 129 Ratings 129 Dividend policy 130 A benchmark in responsible banking and social commitment 135 Responsible practices 144 Transparency 155 Financial inclusion 161 Environmental strategy 172 Social action and volunteering CaixaBank's DNA S trategic lines Glossa r y Independent Verification Report Corporate Governance Report for 2019 Non - financial information statement 76

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Offer the best customer experience
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Offer the **best customer** experience

Trends changing customer behaviour include service customization; enhanced user experience; an increased importance of financial advice; increased interaction through mobile channels and other innovations.

One of the Group's strategic priorities is to offer the best customer experience. That is, to place the customer at the centre and build a more emotional relationship between the customer and the company. To do so, the Group has defined the following levers:

Strategic priorities

- To be a benchmark
- Relationships based on closeness and trust
- Service excellence
- A value proposition for each segment
- A commitment to innovation

Levers

- Continue to transform the distribution network to offer greater value to customers
- Strengthen the remote digital customer service model
- Agreements to expand the service offer and build an ecosystem that goes "beyond" banking
- Segmentation and a focus on customer journeys

Main monitoring metrics 2019-2021 Strategic Plan

2019	Objective 2021
>> 86.3 Experience Index (IEX, scale 0-100)	>> 86.3 (2019) Experience Index (IEX)
>> 61.7 % Digital clients	>> ≈70 % Digital clients
>> 11.9 % Consumer credit on credit to individuals	>> ≥12 % Consumer credit on credit to individuals
>> €1,643 million Insurance and pension income	>> ≈€2,050 million Insurance and pension income


CaixaBank
Corporate information

77

2019 Consolidated Management Report 2 Businesses: companies with a turnover of €1 - 100 M Latest data for 2019 (bi - annual survey). 3 September 2019. Premier b anking Individuals Com p anies Asset management Health P ayment system 1 November 2019 Penetration among companies 2 Preferred bank for companies 2 Pension plans Investment funds Credit card turnover PoS turnover Direct payroll deposits Direct pension deposits Mortgage credit Savings insurance 3 Life - risk insurance 3 Health insurance Deposits 1 Loans 1 15.5% 15.7% 27.1% 20.0% 15.9% 44.4% 17.8% 17.1% 28.0% 20.3% 30.1% 23.5% 27.5% 25.5 % Customer loyalty and satisfaction leads to sustained growth in market share 27.8 % Penetration among individual customers (Spain) 24.4 % Primary bank for retail customers (Spain) CUSTOMER CONFIDENCE TRANSLATES INTO HIGH MARKET SHARES FOR MAJOR FINANCIAL AND INSURANCE PRODUCTS AND SERVICES BPI INSTALMENTS Loans 10.2 % Consume r lendin g 14. 0 % Deposit s 10. 2 % Direct payroll deposits 9.4 % Investment funds 20.3 % Insurance 11.1 % CaixaBank's DNA S trategic lines Non - financial information statement Offer the best customer experience Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 78

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Offer the best customer experience
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

A powerful platform on which value can be created through alliances

Today, CaixaBank is a financial supermarket with a competitive and extensive range of products and services to cover 100% of its customers' financial and insurance needs. With a view to offering customers the best value proposal while also prioritising efficiency, CaixaBank establishes strategic agreements with other leading companies from different sectors, sharing knowledge and creating synergies.

Daily Banking

Accounts, payments, transfers, bills, cards, donations, etc.

CaixaBank · Comercia Global Payments · #1 Payment methods

€53,465 million cards turnover

477,651 PoS

Alliances to improve the value proposition with new services

VISA · GARMIN · Apple Pay · Samsung Pay

Financing

Mortgages and personal loans, consumer loans, guarantees, working capital lines, microloans, etc.

CaixaBank · MicroBank

11.9 % consumer lending on credit to individuals

€725 million microloans and other loans with social impact

40,000 senior protection

Agreements with manufacturers to finance and distribute

SAMSUNG · MediaMarkt · Direct

Insurance and protection

Life insurance, non-life insurance (health, home, car, funerals, etc.), Home and personal protection services, etc.

VidaCaixa · #1 Life insurance · SegurCaixa Adeslas · #1 Health insurance

€93,011 million managed customer funds

€12,060 million premiums

Long term savings

Savings and insurance, investment funds, pension plans, life annuities, *Unit Linked*, managed portfolios, securities and other financial instruments

CaixaBank Asset Management · #1 Investment funds · VidaCaixa · Savings insurance

€159,762 million insurance and assets under management

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Strategic lines
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Customer solutions
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Customer solutions

To continue to transform the distribution network to offer greater value to customers

The growth of digital channels, especially the mobile channel, is one of the main changes in the financial sector in recent years, yet the key importance of branches remains. Despite the sustained growth of digital customers, the relevance and added-value of in-branch transactions/advisory services have increased. Customers continue to value the sense of proximity at their bank of choice (according to the 2018 FRS Inmark study for Spain).

The last decade has been an intense period of optimisation of the distribution network for CaixaBank, reducing the number of branches and increasing their efficiency, continuing a commitment to specialisation while developing digital and remote channels. Between 2019-2021, a reduction of more than 800 branches (508 in 2019) is predicted, mainly in urban areas, with the rural network remaining stable.

With a rating of 48 % the proximity of the branch network is the main reason for the choice of main bank.

(FRS Inmark, study 2019)

Resizing the network - retail branches

do not include specialised branches


7,661
2,365
5,296
4,324
406
3,918
Pro-forma acquisitions
BPI
CaixaBank
2008[1]
2019

[1] Pro-forma acquisitions: Banca Cívica, Barclays Spain, Banco de Valencia and Caixa Girona

The largest physical network in Spain

4,118 branches

9,111 ATMs

91 % of citizens have a branch in their municipality

... and in Portugal

477 branches

1,380 ATMs

At the forefront of banking transformation

2 All in One branches

Innovative experiences beyond banking, with specialised attention to all value proposals in the same space

458 Store branches

Advice centres that enable a more efficient and proximate organisation

PE 2019-2021 Goals

<3,640 Spanish retail network

>600 Store branches in 2020

80

2019 Consolidated Management Report A close and specialised network Our mission to provide the best customer experience has led to an increased level of specialisation and cus - tomisation, and, as a result, the creation of specialised businesses/branches where expert managers offer the specific and customised financial advice services that our customers deserve . AgroBank's proposal is based on 3 axes : the most complete offer of products and services in the sector, the speciali - sation of branches and equipment and a series of actions to boost the sector . It is aimed at all customers belonging to the agri - food sector, covering all links in the value chain, i . e . production, processing and marketing (excluding distribution) . AgroBank has signed agreements with Agro - food Cooperatives, the Spanish Wine Federation, the Spanish Wine Interprofessional Organisation and the Wine Technology Platform, among others . New pre - approval templates allowing our cus - tomers to access instant financing with persona - lised conditions . Launch of Renewable energy agro - invest - ment : loans to finance investment in renewable energies for self - consumption in agricultural ope - rations and processing industries . Improvements in the Common Agricultural Policy assistance service (carried out in our branches by external firms) . Presentation of the first study of the agri - food sector . Carrying out of 6 AgroBank technical semi - nars, with more than 2 , 500 attendees . The AgroBank Professorship, in collaboration with the University of Lleida, with the aim of pro - moting the transmission of scientific and technical knowledge between the academic institution and professionals in the sector . AgroBank magazine ( 65 , 000 copies per year) . Collaboration with the Incorpora programme . Training of rural women to access the governing bodies of cooperatives and to participate in the congress of rural women in Spain . +350,000 clients 919 Agrobank branches located in towns where the agricultural sector is the main or one of the main activities 27.7 % penetration rate for self - employed farmers (+53 bp vs. 2018) €1,000 million of new loans in the agricultural sector Customer solutions CaixaBank's DNA S trategic lines Non - financial information statement Offer the best customer experience Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Milestones in 2019 Commitment and drive to the sector 81

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Offer the best customer experience
Customer solutions
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

dayone

DayOne is a new concept in financial services, exclusively created to accompany both nationally and *scale-ups* active in Spain and with high growth potential. The Company has physical spaces that function as hubs for capturing talent and capital in Barcelona, Madrid and Valencia. It also has a client portfolio in Bilbao and Malaga.

The hubsserve as meeting points between founders of technology companies, partners helping them to grow, and investors interested in innovative companies with growth potential.

In addition to offering a specialised line of products and services for these clients, CaixaBank offers its network of contacts to attract investors in the search for capital for funding rounds. In addition, *DayOne* has designed a training and networking programme tailored to entrepreneurs.

HolaBank

This is the specialised programme aimed at international customers who spend long periods of time in Spain or want to settle here. Our value proposition consists of offering international customers comprehensive financial services. To do this, we have specialised centres and managers located in the main tourist areas.

9



ENTREPRENEUR XXI AWARDS

To contribute to the development of innovative young companies with high growth potential. These awards are a recognised measure and reference for startups both nationally and, as of 2018, in Portugal.

In 2019

- **€0.8 million** awarded in prizes
- **854** participants in Spain
- **139** participants in Portugal

Awards for the best companies in 6 sectors:

- **Agri-food**
- **Health**
- **Senior services**
- **Mobility solutions**
- **PropTech** (services for the real estate sector)
- **Impact** (Projects linked to the SDGs). Solutions to climate change, reducing inequalities and hunger, promoting access to clean water and sanitation and sustainable cities, among others.

The impact sector has received the highest number of applications (241 applications, 24% of the total), followed by Health and Agri-food.

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Strategic lines
Offer the best customer experience
Customer solutions
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

CaixaBank customers require omnichannel services (digital and physical)[1]

>> +6.5 MILLION DIGITAL CUSTOMERS (+7 % IN 2019)


26 %
100% digital
Omnichannel
74 %


12 %
38 %
Mobile
Mobile + Web
Website
50 %

112 % greater margin of omnichannel customers with respect to physical customers

71 % greater average integration of omnichannel customers with respect to physical customers

To strengthen the remote digital customer service model[1]

The digital channel is becoming one that generates sales and has undergone sustained growth in recent years.

Commercialisation through digital channels

38.3 % Savings insurance

36.7 % Consumer financing

CaixaBankNow

CaixaBank Now brings all the bank's digital services together in one place. ***Now Mobile*** is an app featuring customisation and artificial intelligence which allows transactions to be initiated from a mobile phone.

The highest level of digital penetration

30 % penetration among digital customers (Spain)[2]

≈1.8 million customers connecting daily (+21% compared to 2018)

The mobile *channel* is key

+79.0 million purchases through mobile (+170% compared to 2018)

+1.9 million credit cards stored in mobiles

The Banker Tech Projects Awards 2019

Incorporation of digital biometrics and facial recognition at ATMs.

Best technological project of the year for ATMs with facial recognition - The Banker

inTouch

Remote service with personal managers, created for clients with a digital profile, low branch use and reduced time availability. Based on a remote service model with the advantage of having a personal manager. The InTouch model is an opportunity to grow a hybrid service model, generating efficiencies. The number of customers of the InTouch manager is 2.5 times that of physical branches.


InTouch Customers (MM)
0.7
1.3
2.6
2018 Launch
2019
Objective 2019-2021 SP

imagin

4.6 ★★★★★ 4.6 ★★★★★

The first mobile-only bank in Spain, aimed at young people, CaixaBank is committed to compete with new banks and new market entrants. It has innovative functionalities, such as the chatbot Gina and a constant evolution of service.


Imagin Customers (MM)
1.2
1.4
2018
2019

9

[1] All data refers to CaixaBank Spain (13.7 MM customers).
[2] Source: ComScore.

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Strategic lines
Offer the best customer experience
Customer experience and quality
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Customer experience and quality

In 2019, CaixaBank deployed its VOZ360° programme, which is designed to ensure that the voices of customers and employees are integrated throughout the value chain. The objective is to obtain insights and recommendations to design high-impact action plans that improve the experience of both.

VOZ360
PALANCA DE TRANSFORMACIÓN

Radar 360°
Understanding how **customers, non-customers and employees relate** to CaixaBank's products, services and channels, taking into account the external context and its variables.

Knowledge
Using **agile methods of empathy and analysis to gain insights** adapted to the needs of each business.

Action
Ensuring the **implementation of actions inspired by insights** that improve the experience of the customer and/or employee.

Before
To understand the opinions of customers in their relationship with CaixaBank

Now
To design products and services that meet the needs of customers and employees, to test them together and measure the experience immediately in the most important moments of interaction with CaixaBank.



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Strategic lines
Offer the best customer experience
Customer experience and quality
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

THE VOZ360º MODEL HAS BEEN DEPLOYED IN 2019 THROUGH 3 LINES OF WORK:

01 Constant listening to the customer

- **Touchpoint** - An increase in the number of automated surveys at key times of interaction for customers and employees.
- **Listening dynamics** - Promoting different activities (workshops, interviews, etc.) that allow the voice of the customer and employee to be heard to produce qualitative information and to co-create and improve products, services and processes.
- **360º Customer Journey** - Identification of key customer and employee interactions in new segments, profiles and products that facilitate the analysis of emotions at these key moments.

02 Immediate action

- **360º transversal immersion** - Creation of agile, transversal and multidisciplinary working groups for different projects which take into account insights from customer and employee voices as a lever of transformation.
- ***Close the loop* (actions with clients)** - Beginning the process of managing experiences that customers have transmitted to us through surveys at different key times.
- **Aproximat-T Programme** - Employees of central services and subsidiaries visit branches to learn about their situation and customer needs on the ground and speed up changes.

03 Dissemination of VOZ to the entire organisation

- **VOZ360º Platform** - Development of an internal portal to spread the voice of the customer and to promote employee participation in activities and feedback.
- **Monitoring of Voz indicators** - Publication of the main indicators to reveal what customers and employees think in order to speed up changes.

414,555
users contacted in 2019

396
through *Voz* dynamics

97,085
through touchpoints

317,074
through surveys

MEASURING CUSTOMER EXPERIENCE

CAIXABANK SPAIN

86.3
Customer Experience Index
(86.3 Objective 2019)
(Scale 0-100)

71.5 %
NPS Star purchase financing

35 %
Committed customers[1]

59.8 %
NPS Personal loan financing

29.8 %
NPS - Net Promoter Score Retail[2]

48.8 %
NPS New customer registration

BPI

87.7
Service Quality Index (IQS individuals)

89.6
IQS Premier

[1] % of the total number of customers surveyed who assess experience, loyalty and recommendation with ratings of 9 or 10 across the board.

[2] The NPS measures recommendations by CaixaBank customers on a scale of 0 to 10. The Index is the result of the difference between % Promoter customers (ratings 9-10) and Detractor customers (ratings 0-6).

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Strategic lines
Accelerating the digital transformation in search of efficiency and flexibility
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Accelerate digital transformation to boost efficiency and flexibility

In recent years, the increasing use of digital channels by customers and the digitalisation of processes has led to an exponential rise in the number of transactions.

98,963 In 2019 million **transactions processed**

CaixaBank works to offer services that generates added value for our clients, placing them at the cutting edge of business technology to achieve maximum efficiency through high-quality services.

CaixaBank continues to focus on improving the flexibility, scalability, and efficiency of its IT infrastructure, an approach which enables us to improve cost efficiency, potentially diversify outsourcing, reduce time-to-market, increase the number of versions and have greater resilience.

Main monitoring metrics 2019-2021 Strategic Plan

2019	Objective 2021
>> 78% of fully automated regulatory reports	>> 100% of fully automated regulatory reports
>> 30% transactions processed through the mainframe	>> 25% transactions processed through the mainframe
>> 20% of IT personnel working in agile	>> 33% of IT personnel working in agile



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CaixaBank's DNA
Strategic lines
Accelerating the digital transformation in search of efficiency and flexibility
Cybersecurity
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Cybersecurity

CaixaBank considers cybersecurity as one of the main priorities for the Group and a crucial component in protecting the information of the company, customers and employees against all types of internal and external threats.

In this regard, cybercrime and data protection are one of the risks identified in the risk self-assessment exercise carried out by the Group.

In order to correctly monitor and control risks related to cybersecurity, the Group carries out various actions to constantly review the technological environment and applications, including the integrity and confidentiality of information, systems availability and business continuity, to planned reviews and continuous auditing through the monitoring of risk indicators defined.

CaixaBank has:

A highly qualified team trained in an environment which involves multi-localisation

36 Employees

+50 Certifications

24 hours x 7 days External Soc[1]

60 % Outsourcing

[1] Security Operations Center

An advanced and certified model of cybersecurity

With **ISO 27001 certification** and set up as an official CERT, the bank has a team of trained specialists ready to act **24 hours a day.**

Robust governance

Information security policy

In order to develop corporate principles on which to base actions in the field of information security.

Latest update: November 2018

INFOPROTECT: A brand that has integrated all safety awareness initiatives aimed at employees and customers since 2015.

>> DURING 2019, WE CONTINUED TO DEVELOP INITIATIVES TO IMPROVE CYBERSECURITY IN ALL AREAS. A STRONG COMMITMENT TO:

Maintaining a team with sufficient resources

+35 % compared to 2018
Increase in Information Security staff

+€50 million
Invested in Information Security in 2019

A fortnightly newsletter sent to employees and a quarterly one to customers

98 % of employees have completed the security course

12 Phishing simulations per employee

48 % 0-clickers in phishing simulations

An active defence to prevent, detect and act on any threat

Framework TIBER-E

6 SIMULATIONS/YEAR (Network Team)
The robustness of our systems is tested with real controlled attacks

9
16

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2019 Consolidated Management Report
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CaixaBank's DNA
Strategic lines
Accelerating the digital transformation in search of efficiency and flexibility
Cybersecurity
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

>> DURING 2020, WE WILL CONTINUE TO INVEST AND PROMOTE INITIATIVES THAT HELP US IMPROVE IN THIS AREA:

I-BIDaaS
European Big Data Infrastructure & Cloud Analytics

CONCORDIA
Pan-European X-sector Cyber Centre

EU-SEC
Certification and continuous auditing framework Analytics

>> ALL THIS MAKES IT POSSIBLE FOR CAIXABANK TO GAIN THE MOST IMPORTANT ACCREDITATIONS AND BE AMONG THE MOST HIGHLY VALUED IN THE SECTOR IN TERMS OF SECURITY:

Benchmarks

	CNPIC[1]	DJSI[2]	INCIBE[3]	BITSIGHT[4]
CABK	7.4	9.2	7.5	7.9
PEERS	7.2[5]	7.2	6.8	7.9

(All securities in base 10)
[1] Cyber resilience report 2019
[2] Dow Jones Sustainability Index 2019
[3] Cyber exercises National Cybersecurity Institute '18
[4] Rating for Spanish financial institutions
[5] Financial institutions

Certifications


Targeta Tarjet

88

2019 Consolidated Management Report CaixaBank's DNA S trategic lines Non - financial information statement Accelerating the digital transformation in search of efficiency and flexibility Efficiency and Digitalisation Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Efficiency and Digitalisation Technological infrastructure The continuous improvement of IT infrastructure is a pillar of the Group's manage - ment . The Group has two high quality operational Data Processing Centres (DPCs) and one under construction, each connected to one another to support and develop the Group's activities . We also continue our focus on continuous migration to cloud solutions and processing, which allow us to significantly reduce operating costs by more than 50 % and provide greater agility in the development of applications . In this sense, the continuous improvement of IT infrastructure allows: >14,000 transactions per second 400 applications managed in the internal cloud 88. 7 % relevant incidents resolved in less than 4 hours In addition, the: €931 million of investment in development and technology in 2019 89

2019 Consolidated Management Report CaixaBank

CaixaBank's DNA
Strategic lines
Accelerating the digital transformation in search of efficiency and flexibility
Efficiency and Digitalisation
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Big data

In an era marked by the mass data revolution, CaixaBank continues to evolve its Big Data model to ensure greater reliability and productivity in data processing.

>> A BIG DATA MODEL THAT ALLOWS FOR GREATER ADAPTABILITY

Internal Sources

External Sources

Big data

Structured information

Unstructured information

- SmartBanking
- Sentiment Analysis
- Customer Behaviour Patterns
- Online Marketing Automation
- Client Profile Enrichment
- Artificial Intelligence



CaixaBank has a single informational repository called *Datapool*, ensuring Information Governance and Data Quality and a significant increase in the use of information and knowledge.

77.52 %	Regulatory reports generated based on *Datapool*
93 %	of the areas are in big data projects
650 TB	of data managed daily

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Accelerating the digital transformation in search of efficiency and flexibility
Efficiency and Digitalisation
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Implementation of new technologies

Initiated in recent years, CaixaBank continues to promote the digitalisation of its processes through various projects and initiatives. Digital transformation and technological development are a strategic pillar of CaixaBank, which aims to improve efficiency and flexibility.

Digital transformation must allow for greater capacity to identify and adapt to the needs of customers and an improvement in processes, ensuring greater productivity and reliability.

In recent years, CaixaBank has been implementing robotics and artificial intelligence in its processes with the aim of automating back-office tasks and improving administrative processes in branches.

>> FOR CAIXABANK, THE ADOPTION OF THE LAST TECHNOLOGIES IS KEY TO THE IMPROVEMENT OF PRODUCTIVITY

Robotics

144 cases of robotics implemented

66 robots in operation

Artificial intelligence

3 cognitive assistants for administrative processes

81 automated responses by virtual assistants with employees - Branch Channel

4,782,790 conversations initiated by virtual assistant with employees - Branch Channel

>> THE IMPLEMENTATION OF NEW TECHNOLOGIES IS KEY TO OPERATIONAL EFFICIENCY

At CaixaBank, the implementation of new technologies has made it possible to reduce the time spent on administrative processes in branches, such as the automatic management of incidents in the charging of bills.

18.5 % time dedicated to administrative processes in branches

-1.5 % in time spent on office administrative processes compared to 2018

A partnership with Salesforce to boost the digital transformation of banking services

CaixaBank continues to promote the creation of a network of strategic alliances that will contribute to the advancement of the technological transformation process. This agreement allows us to study how technological innovation allows us to better understand the needs of our customers. With this objective, a state-of-the-art CRM will be implemented and integrated into the international R&D programme "Salesforce Financial Services Cloud Design Partner Program" to experiment with new forms of knowledge and approach to banking customers.

Pioneers in the application of artificial intelligence

The combination of several technologies such as artificial intelligence, big data, natural voice processing and automatic learning has allowed the development of both chatbots and virtual assistants in different areas of the organisation, such as the customer and employee service phones.

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2019 Consolidated Management Report Foster a people - centric, agile and collaborative culture Our strategic objective is to strengthen the corporate culture and keep people at the centre of the organisation, based on the following three axes : • Promoting talent, ensuring that people can develop their potential with equal opportunities, based on meritocracy, diversity and empowerment . • Defining and offering the best value proposition by improving employee experience. • Promoting the attributes of agility and collaboration. 1 Metrics relating to CaixaBank, S.A. 2 Branch A and B 45 % Objective 2021 % of employees with flexibility measures 39. 6% 2019 55 % Objective 2021 % of professionals certified above and beyond compulsory MIFID II training 47. 3% 2019 43% 41. 3% 2019 Objective 2021 7 2% 2019 75 % Objective 2021 Assessment of employee perception of empowerment 7 3% 2018 45. 9% 2018 CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Main monitoring metrics 2019 - 2021 Strategic Plan¹ % of women in management positions from large branch sub - managers and up 2 39. 1% 39. 9% 2017 2018 92

2019 Consolidated Management Report BPI 4,840 Employees 43. 9 % Male 8. 5 % Directors 13. 4 % Middle management 78. 1 % Rest of employees 56.1 % Female 97.6 % Permanent contracts Average age 44.5 years Average length of service 16.9 years 35,736 Employees 45. 6 % Male 54. 4 % Female Average age 42.6 years Average length of service 15.5 years CaixaBank, S.A. CaixaBank Group 27,572 Employees 45. 0 % Male 17. 8 % Directors 21. 2 % Middle management 55.0 % Female 98.5 % Permanent contracts Average age 43.3 years 61.0 % Rest of employees Average length of service 16.3 years CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 32 Africa 30,583 Spain 13 South America 4,984 Portugal 9 North America 96 Rest of Europe 19 Asia and Oceania GEOGRAPHICAL DISTRIBUTION OF STAFF 93

2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Foster a people-centric agile and collaborative culture
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Managing a value proposal to contribute to the objectives of the 2019-2021 Strategic Plan, through six lines of action that define the road map.

>> STRATEGIC LINES	VALUE PROPOSAL	LINES OF ACTION
① **Offer the best customer experience**	Accompanying the **transformation of the commercial model, reinforcing cultural, structural and training aspects**	Supporting the new distribution model with highly trained professionals and the most efficient organisational structure
② **Accelerate digital transformation to boost efficiency and flexibility**	**Promoting digitisation,** implementing new agile forms of work	Digital transformation, implementing agile and collaborative forms of work and systems, focusing on new customer behaviours
	Adopting **efficient organisational** models aligned with **the Group's vision.**	Organisational transformation through organisational and corporate governance models that simplify the structure and improve efficiency with a customer vision at its centre
③ **Foster a people-centric, agile and collaborative culture**	Deploying the **Corporate Culture Plan** throughout the group	Strengthening the behaviours that define how we act at CaixaBank and that will ensure future success and the best experience for our employees
④ **Attractive shareholder returns and solid financials**	**Restructuring the workforce** and implementing **a new labour agreement**	Contributing to the bank's profitability and efficiency with new labour agreements and the relaxation of the employment framework in the future
⑤ **A benchmark in responsible banking and social commitment**	Ensuring that **we have a diverse and skilled team**	Guaranteeing the best professional team, adjusted to the leadership model

Under the provisions of the 2019-2021 Strategic Plan, the policies and processes described are of a corporate nature.



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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Foster a people-centric agile and collaborative culture
Corporate culture
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Corporate Culture

Culture determines how an organisation works and the way people act. The world moves fast and therefore we must advance and adapt permanently to continue being a leading entity. It is necessary to strengthen those aspects that have led CaixaBank to success and adapt a series of behaviours that ensure the company maintains its leading position in a changing environment.

The Culture Plan prepares the organisation to respond to new challenges, business developments and the expectations and needs of customers and professionals that make up CaixaBank in 4 lines of action:

- COMMUNICATION
- TRAINING
- CULTURE INITIATIVES FOR THE DEVELOPMENT OF IMPROVEMENT PROPOSALS
- EMPLOYEE EXPERIENCE



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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Foster a people-centric agile and collaborative culture
Corporate culture
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

The Culture Plan facilitates behaviours that are in line with CaixaBank culture and are included in the concept **"We are CaixaBank"**.



People first

Committed: we encourage actions that have a positive effect on people and society as a whole.

Close: we listen and support everyone, providing solutions to their current and future needs.

Responsible and Demanding: we act guided by criteria of excellence, thoroughness and empowerment with the aim of adding value to others.

Honest and Transparent: we build trust by being upright, honest and coherent.



Collaboration is our strength

Collaborative: we think, share and work transversely as a single team.



Agility is our attitude

Agile and Innovative: we promote change with foresight, swiftness and flexibility.

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Foster a people-centric agile and collaborative culture
Corporate culture
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

To strengthen the transmission of this plan, the following actions were carried out in 2019:

a. Communication

- **The Culture and Leadership Book,** which defines each of the behaviours and accompanies thinking about them through quotes from famous people (1,200 copies distributed).
- **Redesign of the Culture site**, incorporating videos that allow us to understand how we see ourselves and how to apply our behaviours in our daily lives.
- **CaixaBank Talks** (spaces for debate and reflection) in the Territorial Directorates.
- **Culture Speech**, a support tool for managers to reinforce and share with teams and to help them be an example of the kinds of behaviours that define us.

b. Commercial Culture Training

Face-to-face workshop for managers of retail banking and Central Services branches which integrates culture within the Leadership Model and the Commercial Model, developing knowledge and skills in a practical way for their day-to-day application in the office.

c. Culture initiatives for the development of improvement proposals

35 initiatives have been identified by the work teams and presented to the Culture Committee (made up of various members of the Management Committee). In 2019, we worked on developing improvements along four lines of work focused on promoting culture, adapting the way we work at CaixaBank and turning the points of improvement identified in the Commitment Study into major opportunities. The most noteworthy initiatives being:

- **Giving autonomy to branch management**
- **Promoting more efficient ways of working at the branch**
- **Promoting cross-cutting projects and agility in decision-making and implementation**
- **Encouraging participation and innovation**


CaixaBank

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Foster a people-centric agile and collaborative culture
Corporate culture
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019



d. Employee experience

In 2019, the employee's value proposal was defined, identifying key moments in the relationship between the Company and its employees to detect gap in relation to the desired experience and in accordance with the Corporate Culture Plan. We have worked proactively to generate an experience that sets us apart.

ATTRACTING AND SELECTING
1. I am interested
2. I apply for offers
3. Selection process

WELCOMING
4. I am hired
5. On boarding

LINK
6. Day-to-day with my manager
7. My physical environment - relationship with colleagues
8. I develop as a professional
9. I am assessed
10. I am compensated
11. Vital moments
12. I seek out/receive communication
13. Changing of position
14. Areas as a customer

FINISH
15. Disengagement

The active listening process, which aims to carry out an action plan and which is based on feedback received from employees on the factors that most influence their experience, has been carried out through:

- An annual commitment study
- A focus group with people from different areas of the organisation
- Touchpoints for more recurrent and specific interactions
- An external examination has developed a benchmark of best practices in the market

The 2019 action plan is focused on the **areas of onboarding** (contracting), **crossboarding,** (changing of position) and **evaluation.**

In the area of crossboarding, which involves **the changing of position,** we have worked on a predictive selection model, which provides more agile and proactive candidates suitable for each position, generating personalised opportunities and building a more attractive digital experience for candidates and managers. This project will increase transparency and comprehensive information of the process, in turn redesigning the communication model, favouring internal mobility and the development of professionals.

Just start with "To attract" the best external talent, a project of *Employer Branding* (RPO Digit & IT HUB) has been undertaken, positioning CaixaBank as an attractive brand for digital and tech profiles to generate a disruptive ecosystem of learning and talent.

With regard to **evaluation,** the Company is committed to a 360º evaluation model and to recurring feedback throughout the year. The Company is moving from a model with a single assessor, annual frequency and individual manager recognition. In its place it is one that features multiple evaluators (transversal inputs), which generate regular conversations throughout the year that incorporates informal acknowledgements.

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Foster a people-centric agile and collaborative culture
Corporate culture
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

The objectives of the 2019-2021 Strategic Plan and CaixaBank's corporate culture give rise to the following people management policies and principles.

CaixaBank promotes its policy of people management with respect for diversity, equal opportunities and non-discrimination on the basis of gender, age, disability or any other factor. The Group believes it is essential to ensure transparency in the selection and internal promotion of its professionals.



To ensure that talented individuals can develop their potential based on meritocracy, diversity, transversality and empowerment.

To offer the best value proposition for employees and renew it (new environments and spaces, methodologies and applications, evaluation and recognition systems...), **improving their experience to increase commitment and promote well-being in a healthy and sustainable environment.**

To promote the attributes of agility and collaboration, adapting structures and processes towards more agile and transversal work models.

To develop communication channels to encourage participation and collaboration.

All of this serves to achieve the satisfaction and motivation of staff in a positive work environment.

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2019 Consolidated Management Report
CaixaBank

CaixaBank's DNA
Strategic lines
Foster a people-centric agile and collaborative culture
Diversity and equal opportunities
Non-financial information statement
Glossary
Independent Verification Report
Annual Corporate Governance Report for 2019

Diversity and equal opportunities

Wengage
Empowering diversity

CaixaBank is committed and works to promote diversity in all its dimensions as part of its corporate culture, by creating diverse, transversal and inclusive teams, recognising people's individuality and differences and eliminating any exclusionary and discriminatory conduct.

To this end, the company has a solid framework of effective policies that guarantee equal access for women to management positions (internal promotion), and ensures fairness in recruitment, training and professional development, promoting policies of flexibility and conciliation and reinforcing an inclusive culture with principles set out in the **Diversity Manifesto**. To promote and disseminate gender, functional and generational diversity, the Company has developed the Wengage programme.

Gender diversity

The **gender diversity programme** seeks to increase representation of women in management positions at CaixaBank, promoting the value of diversity and raising awareness of gender biases and stereotypes. Externally, we want to contribute to raising awareness of the value of diversity in society.

46.8%
of women who access a management position for the first time (54.4% in 2018)

44.6%
of women who gain a higher managerial position (42.2% in 2018)

35.2%
of women in strategic managerial positions (32.2% in 2018)

N.B. Information from CaixaBank, S.A.

At the internal level, the following objectives and the main initiatives implemented include:

AIMS	INITIATIVES
Strengthening the role of women in the Group	• Programmes of **female mentoring** (430 participants). • **Women and Leadership**: a training programme carried out jointly with IESE (40 managers). • **A programme promoted by** ESADE for management training. • The inclusion of diversity modules in all development programmes.
Involving and raising awareness among all	• Publication and dissemination of the book *"**Equal Communication:** the challenges of interpersonal relationships, gender stereotypes in communication and socio-professional relationships"* • Creation of audiovisual content in the form of **the "De Cerca" videos** and others of an informative nature with regard to diversity and equality.
Contribute from Human Resources processes	• Ensuring gender diversity in the pre-retirement programmes. • Incorporating diversity into the internal processes of management promotion and into the talent committee. • Extension of the Wengage programme to Group companies.
Visualising diversity	• **Networking** with the programme **"Breakfast with Talent"** (focused on submanagement positions). • Dissemination of audiovisual content through the corporate intranet related to the Wengage diversity programme. • The **"Think Tank"** meetings with **promoters of equality** and regional teams.

At the external level, equal opportunities and the value of diversity are promoted in three areas:

AREAS	INITIATIVES
Leadership and entrepreneurship	• **CaixaBank Talks,** spaces for discussion on equality issues organised in the Bank's branches with more than 1,000 attendees. • Organisation of the **Women Business Award** and collaboration with the international **IWEC** prize to support women entrepreneurs. • Sponsorship of women's events and congresses, businesses and leadership: **Global Mentoring Walk** organised with **Vital Voices, International Women's Forum** Barcelona, **Meeting of Managers** in Valencia, the prizes **e-Woman** and **Womanthon** for female development.
Innovation and education	• **2nd edition of the WONNOW Awards** organised together with Microsoft to support and strengthen the presence of women in STEM (Science, Technology, Engineering and Mathematics) careers. • Workshops to raise interest in STEM careers for female audiences, together with GSMA. • External events that promote diversity: travelling **Disney exhibition** at CaixaForum and a forum with the Aspen Institute for inclusive reflection.
Sport	• Support for women's sport through **sponsorships** of the Spanish women's football and basketball teams and other sports events (e.g. careers for equality).

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